UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
Check the appropriate box:
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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

ProSight Global, Inc.

(Name of Registrant as Specified in Its Charter)
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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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Title of each class of securities to which transaction applies:

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(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ProSight Global, Inc.
412 Mt. Kemble Avenue, Suite 300
Morristown, New Jersey 07960
NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS
AND
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.
To our Stockholders:
This notice of written consent and appraisal rights and the accompanying information statement is being furnished to the holders of common stock, par value $0.01 per share (such shares collectively “Company Common Stock” and each a “Share”), of ProSight Global, Inc. (the “Company”), in connection with the Agreement and Plan of Merger, dated as of January 14, 2021 (the “Merger Agreement”), a copy of which is attached as Annex A to the accompanying information statement, among Pedal Parent Inc., a Delaware corporation (“Parent”), Pedal Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. Upon the completion of the merger of Merger Sub with and into the Company (the “Merger”), each Share, outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be canceled and converted automatically into the right to receive $12.85 in cash (the “Merger Consideration”), without interest and less any applicable withholding taxes. However, the Merger Consideration will not be paid in respect of (a) any Shares owned directly by the Company or any of its subsidiaries, Parent or Merger Sub immediately prior to the Effective Time and (b) those Shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than the Shares to be canceled under preceding clause (a)) with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn.
On January 14, 2021, upon the recommendation of an independent special committee of the board of directors of the Company, the board of directors of the Company: (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, for the Company to enter into the Merger Agreement, (b) approved the execution, delivery and performance of the Merger Agreement and (c) resolved to recommend adoption of the Merger Agreement by the stockholders of the Company.
The adoption of the Merger Agreement by the Company stockholders required the affirmative vote or written consent of stockholders holding in the aggregate a majority of the outstanding shares of Company Common Stock. There were 43,657,099 shares of Company Common Stock outstanding and entitled to vote on January 14, 2020, the record date for determining stockholders of the Company entitled to act by written consent with respect to the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger. On January 14, 2021, certain affiliates of the Goldman Sachs Group, Inc. and certain affiliates of TPG Advisors VI, Inc., holding, in aggregate, 33,366,125 Shares as of such date, representing a majority of the outstanding Shares and a majority of all votes entitled to be cast with respect to the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including Merger (collectively, the “Major Stockholders”), delivered a joint written consent adopting the Merger Agreement and the transactions contemplated thereby, including the Merger. As a result, no further action by any stockholder of the Company is required under applicable law or the terms of the Merger Agreement (or otherwise) to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Company will not be soliciting your vote to approve the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. This notice and the accompanying information statement shall constitute notice to the persons (other than the Major Stockholders) who were stockholders of the Company on January 14, 2021 from the Company of the foregoing joint written consent contemplated by Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY. NO ACTION IN CONNECTION WITH THE ACCOMPANYING INFORMATION
STATEMENT IS REQUIRED BY YOU.
Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, certain holders of shares of Company Common Stock, other than the Major Stockholders, will have the right to seek an appraisal for, and be paid the “fair value” of, their shares of Company Common Stock (as determined by the Court of Chancery of the State of Delaware) instead of receiving the Merger Consideration. To exercise such appraisal rights, such holders must submit a written demand for an appraisal no later than 20 days after the mailing of this notice and the accompanying information statement, or March 24, 2021, and comply precisely with the other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. The summary of Section 262 of the DGCL set forth in the accompanying information statement is qualified in its entirety by reference to the full text of Section 262 of the DGCL. You are encouraged to read the entirety of Section 262 of the DGCL, a copy of which is attached to the accompanying information statement as Annex D. This notice and the accompanying information statement shall constitute notice to the persons (other than the Major Stockholders) who were stockholders of the Company as of the close of business on March 3, 2021 from the Company of the availability of appraisal rights under Section 262 of the DGCL.
We urge you to read the entire information statement carefully. Please do not send in your Company Common Stock certificates at this time. If the Merger is completed, you will receive instructions regarding the surrender of your Company Common Stock certificates and payment for your shares of Company Common Stock.
BY ORDER OF THE BOARD OF DIRECTORS,
Lawrence Hannon
President and Chief Executive Officer
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.
The accompanying information statement is dated March 4, 2021 and is first being mailed to stockholders on or about March 4, 2021.

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SUMMARY TERM SHEET
This summary highlights selected information from this information statement and may not contain all of the information that is important to you. To fully understand the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of January 14, 2021 (the “Merger Agreement”), among Pedal Parent, Inc. (“Parent”), Pedal Merger Sub, Inc. (“Merger Sub”) and ProSight Global, Inc. (the “Company”), and for a more complete description of the legal terms of the Merger, you should carefully read this entire information statement, the annexes attached to this information statement and the documents referred to or incorporated by reference in this information statement. Any document or agreement referred to in this information statement is qualified in its entirety by reference to the full text of such document or agreement insofar as such document is filed an annex hereto. In this information statement, the terms “ProSight,” “Company,” “we,” “us” and “our” refer to ProSight Global, Inc. All references in this information statement to terms defined in the notice to which this information statement is attached have the meanings provided in that notice. The Company, following the consummation of the Merger, is sometimes referred to in this information statement as the “surviving corporation.”
The Parties to the Merger Agreement (page 16)
The Company.   Founded in 2009, the Company, incorporated in the state of Delaware, is a property and casualty insurance company with a focus on underwriting specialty risks by partnering with a select number of distributors, often on an exclusive basis. The Company has a diverse business mix covering specialty niches in eight customer segments. The Company markets and distributes its insurance product offerings in all 50 states within the United States of America, on both an admitted and non-admitted basis. The Company’s principal executive offices are located at 412 Mt. Kemble Avenue, Suite 300, Morristown, New Jersey and its telephone number is (973) 532-1900. The Company’s website is www.prosightspecialty.com.
Parent.   Parent is a Delaware corporation that is owned by certain affiliates of TowerBrook Capital Partners L.P. (“TowerBrook”) and certain affiliates of Further Global Capital Management (“Further Global”). Parent was formed specifically for the Merger and conducts no other business. After the closing of the Merger, Parent will be the parent company of the Company. Parent’s principal executive offices are located at 65 East 55th Street, 19th Fl., New York, New York 10022 and its telephone number is (212) 699-2200.
Merger Sub.   Merger Sub is a Delaware corporation that is a wholly-owned subsidiary of Parent. Merger Sub was formed specifically for the Merger and conducts no other business. At the closing of the Merger, Merger Sub will be merged with and into the Company, with the Company surviving. Merger Sub’s principal executive offices are located at 65 East 55th Street, 19th Fl., New York, New York 10022 and its telephone number is (212) 699-2200.
The Merger (page 17)
On January 14, 2021, the Company entered into the Merger Agreement with Parent and Merger Sub. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with Delaware law, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation. As a result, the Company will become a direct, wholly owned subsidiary of Parent. The Merger will become effective upon the filing of a properly executed certificate of merger with the Secretary of State of the State of Delaware or at such later date and time as may be agreed by the parties and set forth in the certificate of merger (the “Effective Time”). The closing of the Merger will occur on the date (the “Closing Date”) that is the fifth business day after the satisfaction or waiver of the conditions to consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions).
Consideration to Be Received in the Merger (page 58)
Upon consummation of the Merger, each share of common stock of the Company, par value $0.01 per share (collectively, the “Company Common Stock,” and each share of Company Common Stock, a “Share”), outstanding immediately prior to the consummation of the Merger, other than (i) Shares owned by the Company or any of its subsidiaries, Parent or Merger Sub immediately prior to the Effective Time and (ii) Shares that are owned by stockholders who have perfected and not withdrawn a demand for appraisal rights, will automatically be converted into the right to receive $12.85 in cash (the “Merger Consideration”), without interest and less any applicable withholding taxes, upon surrender of each respective share certificate to the paying agent and automatically in the case of non-certificated Shares represented by book-entry (“Book-Entry Shares”). Because the Merger Consideration will be paid in cash, you will receive no equity interest in Parent, and after the Effective Time you will have no equity interest in the Company.
We encourage you to read the Merger Agreement, which is attached as Annex A to this information statement, as it is the legal document that governs the Merger.
Reasons for the Merger (page 34)
After consideration of various factors as discussed in the section entitled “The Merger — Reasons for the Merger” beginning on page 34, the board of directors of the Company (the “Board”): (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, for the Company to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and (iii) resolved to recommend the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger by the stockholders of the Company. In respect of the foregoing determination, the Board relied on the recommendation of the independent special committee of the Board (the “Special Committee”), which made its recommendation based on the various factors also discussed in the section entitled “The Merger — Reasons for the Merger” beginning on page 34.
Required Stockholder Approval for the Merger; Record Date (page 45)
The adoption of the Merger Agreement by our stockholders required the affirmative vote of stockholders of the Company holding in the aggregate at least a majority of the outstanding Shares. On January 14, 2021, the record date for determining stockholders of the Company entitled to consent to corporate action in writing without a meeting (the “Record Date”), there were 43,657,099 shares of Company Common Stock outstanding and entitled to vote.
On January 14, 2021, concurrently with the execution and delivery of the Merger Agreement, certain affiliates of the Goldman Sachs Group, Inc. and certain affiliates of TPG Advisors VI, Inc., holding, as of such date, in aggregate, Shares representing a majority of the outstanding Shares and a majority of all votes entitled to be cast with respect to the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger (collectively, the “Major Stockholders”), entered into a voting and support agreement with Parent (the “Stockholder Support Agreement”), a copy of which is attached to this information statement as Annex B. Pursuant to the Stockholder Support Agreement, the Major Stockholders agreed to, among other things, at any meeting of the Company’s stockholders and at every adjournment or postponement thereof, vote the Shares owned by them (i) in favor of the adoption of the Merger Agreement and approving the transactions contemplated thereby, and (ii) prior to the termination of the Merger Agreement by the Company in order to accept a Superior Proposal (as defined in the section entitled “The Merger Agreement — Acquisition Proposals” beginning on page 69) received prior to February 13, 2021 in accordance with the terms of the Merger Agreement including the Company’s compliance with certain notice provisions and subject to Parent’s right to renegotiate the terms of the Merger Agreement (a “Fiduciary Out Termination”), against the adoption or approval of any alternative transaction. The Company has not received a Superior Proposal prior to February 13, 2021 and a Fiduciary Out Termination is no longer permitted under the terms of the Merger Agreement. In accordance with the terms of the Stockholder Support Agreement, immediately following the execution and delivery of the Merger Agreement, the Major Stockholders executed and delivered to the Company a joint written consent (the “Joint Written Consent”), adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger. The Joint Written Consent became effective on the Record Date.
As a result, the stockholders approval required to consummate the Merger has been obtained, and no further action by the Company’s stockholders in connection with the Merger is required. As a result, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger. Nothing in the Stockholder Support Agreement prohibits or impedes either of the Major Stockholders from voting in favor of a Superior Proposal, provided that the Company has terminated the Merger Agreement pursuant to a Fiduciary Out Termination.

When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action to those stockholders as of the Record Date who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This information statement and the notice attached hereto constitute notice to the persons (other than the Major Stockholders) who were stockholders of the Company on January 14, 2021 from the Company of action by the foregoing Joint Written Consent as required by Delaware law.
Legacy Transfer Transaction (page 66)
In connection with the Merger Agreement, the Company has entered into a binder agreement with Cavello Bay Reinsurance Limited (the “Reinsurer”), a Bermuda reinsurer owned and controlled by Enstar Group Limited, in connection with an adverse development cover and loss portfolio transfer transaction with respect to the Company’s current excess workers’ compensation, primary workers’ compensation, commercial automobile liability, commercial general liability (claims made and occurrence), employers’ liability, marine (property and liability), umbrella and other short-tail lines reserves relating to 2019 and prior years (the “Loss Portfolio Binder” and such related transactions as contemplated by the Loss Portfolio Binder and the Merger Agreement, the “Legacy Transfer Transaction”). The Loss Portfolio Binder contemplates that the Company’s insurance subsidiaries and the Reinsurer will execute and deliver certain definitive documentation, including the adverse development cover and loss portfolio transfer reinsurance contract, the form of which is attached to the Loss Portfolio Binder (the “Loss Portfolio Contract”), with respect to the Legacy Transfer Transaction upon the satisfaction of certain conditions, including (i) the receipt of applicable regulatory approvals therefor (the “LPT Approvals”), (ii) the absence of (A) conditions or requirements imposed by regulatory authorities in connection with the LPT Approvals or the insurance regulatory approvals required in connection with the Merger Agreement that would have a material adverse effect for the Reinsurer on the business to be ceded to the Reinsurer and (B) certain other material and adverse regulatory conditions imposed by regulatory authorities on the Reinsurer in connection with such approvals (such regulatory conditions in clauses (A) and (B), an “LPT Burdensome Condition”) and (iii) the consummation of the Merger. The Loss Portfolio Contract will be entered into immediately after the Effective Time.
Opinion of the Financial Advisor to the Special Committee (page 37 and Annex C)
On January 14, 2021, Barclays Capital Inc. (“Barclays”) rendered its oral opinion (which was subsequently confirmed in writing) to the Special Committee, to the effect that, as of such date and based upon and subject to the assumptions, limitations, qualifications and other matters stated in its opinion, the Merger Consideration to be offered to the holders of common stock of the Company in the Merger is fair, from a financial point of view, to such stockholders.
The full text of Barclays’ written opinion, dated as of January 14, 2021, is attached as Annex C to this information statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are urged to read the opinion carefully in its entirety.
For a further discussion of Barclays’ opinion, see the section entitled “The Merger — Opinion of the Financial Advisor to the Special Committee.”
The Merger Agreement (page 58 and Annex A)
Conditions to Consummation of the Merger (page 73)
The obligations of each of the parties to consummate the Merger are subject to the fulfillment (or, to the extent permitted by applicable law, waiver) at or prior to the Effective Time of the following conditions:
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the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger by a majority of the outstanding Shares (which condition has been satisfied as described above);

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the absence of any injunction or similar order by any court of competent jurisdiction or law enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that prohibits or makes illegal or otherwise restrains the consummation of the Merger;

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the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”);

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the receipt of approvals from the Arizona Department of Insurance and Financial Institutions and the New York State Department of Financial Services with respect to Parent’s applications for the acquisition of control with respect to the Company’s insurance subsidiaries domiciled in the relevant state;

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the receipt of certain regulatory approvals or non-disapprovals, expirations of applicable waiting periods or filings of Form E exemption request letters, as applicable, with respect to relevant U.S. insurance regulators in Alaska, Arkansas, Maryland, Missouri and Texas;

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the conclusion of a review by the Committee on Foreign Investment in the United States (“CFIUS”) pursuant to Section 721 of Title VII of the Defense Production Act of 1950, as amended, including the regulations promulgated thereunder, codified at 31 C.F.R. Part 800, et seq.; and

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this information statement will have been mailed to the Company’s stockholders at least 20 days prior to the Closing Date.

The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment or waiver of the following conditions:
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the representations and warranties of the Company with respect to (i) the Company’s authorized, issued and outstanding capital stock (other than de minimis inaccuracies) and (ii) finders and brokers fees will be true and correct in all respects both when made and at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

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the Company’s representation and warranty that, since the date of the Merger Agreement, no event or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in the section entitled “The Merger Agreement — Representations and Warranties” beginning on page 60) will be true and correct in all respects both when made and at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

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other than the representations and warranties mentioned in the two bullets directly above, all of the Company’s other representations and warranties will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifiers) both when made and at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where such failure to be true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect;

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the Company having performed in all material respects all obligations and complied with all covenants required to be performed or complied with by it prior to the Effective Time;

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the Company having delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that each of the conditions specified above has been satisfied;

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in connection with the Legacy Transfer Transaction, the completion of certain specified actions with respect to the Legacy Transfer Transaction, the completion of all actions necessary to consummate the Legacy Transfer Transaction with effect immediately following the closing of the Merger, the obtaining of all LPT Approvals and the parties’ receipt of written confirmation from the Reinsurer that it is ready, willing and able to execute the Loss Portfolio Contract immediately following the closing of the Merger;

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the making of certain payments by the Company with respect to transaction expenses and the Company’s existing credit facility balances and the satisfaction of the Company’s and its subsidiaries’ outstanding debt obligations, subject to certain exceptions; and

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the absence of any event, change, occurrence, or effect that would have, or would reasonably be expected to have, a Company Material Adverse Effect.

The obligations of the Company to effect the Merger are also subject to the fulfillment or waiver of the following conditions:
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all of Parent and Merger Sub’s representations and warranties will be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifiers) both when made and at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which cases as of such earlier date) except where such failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (as defined in the section entitled “The Merger Agreement — Representations and Warranties” beginning on page 60);

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Parent and Merger Sub having performed in all material respects all obligations and complied with all covenants required to be performed or complied with by them prior to the Effective Time; and

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Parent having delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that each of the conditions specified above has been satisfied.

Acquisition Proposals (page 69)
The Merger Agreement provides that the Company and its subsidiaries will not, and the Company will use reasonable best efforts to cause its representatives not to, directly or indirectly:
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solicit, initiate or knowingly encourage any inquiries regarding, or the making of, any Acquisition Proposal (as defined in the section entitled “The Merger Agreement — Acquisition Proposals” beginning on page 69);

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participate in any negotiations regarding an Acquisition Proposal with, or furnish any nonpublic information regarding an Acquisition Proposal to, any person with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

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engage in discussions regarding an Acquisition Proposal with any person that has made or, to the Company’s knowledge, is considering making an Acquisition Proposal, except to notify such person as to the existence of the Merger Agreement;

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approve, endorse or recommend any Acquisition Proposal; or

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enter into any letter of intent or agreement in principle or any agreement providing for any Acquisition Proposal.

Notwithstanding the foregoing, prior to February 13, 2021, if the Company had received an Acquisition Proposal that did not result from a breach of the non-solicitation restrictions described above and the Board had determined in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Acquisition Proposal constituted or may reasonably have been expected to lead to a Superior Proposal and that the failure to take such action would have been inconsistent with its fiduciary duties under applicable law, the Company would have been permitted to furnish information to participate in discussions and negotiations with the party making such Acquisition Proposal.
If the Board had determined in good faith after consultation with its financial advisors and outside legal counsel that such Acquisition Proposal was a Superior Proposal (taking into account any adjustment to the terms and conditions of the Merger proposed by Parent in response to such Acquisition Proposal), the Board would have been permitted to terminate the Merger Agreement if the failure to take such action would have been inconsistent with the Board’s fiduciary duties under applicable law, and the Company had paid to Parent the Company Termination Fee (as described in the section entitled “The Merger Agreement — Termination Fees and Expenses” beginning on page 75) prior to or concurrently with such action.
The Company has not received a Superior Proposal prior to February 13, 2021 and a Fiduciary Out Termination is no longer permitted under the terms of the Merger Agreement.

Termination of the Merger Agreement (page 74)
The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time by the mutual written consent of the Company and Parent.
In addition, the Merger Agreement may be terminated and abandoned by either Parent or the Company if:
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the Merger is not consummated on or prior to January 12, 2022 (the “End Date”) and the party seeking to terminate the Merger Agreement has not breached in any material respect its obligations under the Merger Agreement in any manner that would have primarily contributed to the failure to consummate the Merger on or before such date, including if such breach has caused any closing condition to not be satisfied; or

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any court of competent jurisdiction has issued or entered a final and non-appealable injunction or a similar order has been entered permanently enjoining or otherwise prohibiting the consummation of the Merger, provided that the party seeking to terminate the Merger Agreement has used such efforts as required under the Merger Agreement to prevent, oppose and remove such injunction or similar order.

The Merger Agreement also may be terminated and abandoned by the Company:
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if Parent or Merger Sub has breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in the Merger Agreement, which (i) would result in a failure of a condition to the consummation of the Merger to be satisfied or a failure of the closing to occur and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate the Merger Agreement and the basis for such termination, provided that the Company is not then in material breach of any representation, warranty, agreement or covenant contained in the Merger Agreement;

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if the Board had determined in good faith after consultation with its financial advisors and outside legal counsel that an Acquisition Proposal received prior to February 13, 2021 was a Superior Proposal (taking into account any adjustment to the terms and conditions of the Merger proposed by Parent in response to such Acquisition Proposal), failure to take such action would have been inconsistent with the Board’s fiduciary duties under applicable law and the Company had paid the Company Termination Fee (as defined in the section entitled “Summary Term Sheet — The MergerAgreement — Termination Fees and Expenses” beginning on page 7) to Parent prior to or concurrently with such termination from immediately available funds (the Company did not received a Superior Proposal prior to February 13, 2021); or

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if (i) certain conditions to the consummation of the Merger have been and remain fully satisfied or waived in writing, including, among other things, the requisite approval of the Merger by Company stockholders, the expiration of the HSR Act waiting period and receipt of all necessary insurance regulatory approvals (as described in the section entitled “The Merger — Regulatory Approvals” beginning on page 55) and confirmation that the representations and warranties of the Company set forth in the Merger Agreement are true and correct as of the Closing Date, excluding those conditions that by their nature are to be satisfied by actions to be taken at the closing, but subject to such conditions being capable of being satisfied at the closing as of such date, and Parent fails to consummate the transactions contemplated on the fifth business day after the satisfaction or waiver of the closing conditions; (ii) the Company has thereafter confirmed by written and irrevocable notice delivered to Parent (x) its intention to terminate the Merger Agreement if Parent does not consummate the closing within five business days of receipt of such notice, and (y) that the Company will consummate the closing in accordance with the terms of the Merger Agreement; and (iii) Parent fails to consummate the transactions contemplated hereby within five business days after receipt of such notice.

The Merger Agreement also may be terminated and abandoned by Parent if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which (i) would result in a failure of a condition to the consummation of the Merger to be satisfied and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate the Merger Agreement and the basis for such termination, provided that Parent or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in the Merger Agreement.
Termination Fees and Expenses (page 75)
In connection with the termination of the Merger Agreement, the Company may be required to pay Parent a termination fee (the “Company Termination Fee”) of $23,435,669 plus enforcement costs and up to $5,000,000 of transaction expenses of Parent and Merger Sub:
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if the Merger Agreement is terminated and abandoned on account of having reached the End Date and within six months of such termination the Company enters into or consummates an acquisition proposal for 50% or more of the Company’s assets or equity that was publicly known before the termination;

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if the Merger Agreement is terminated and abandoned by Parent because the Company has breached or failed to perform any of its representations, warranties or covenants or other agreements contained in the Merger Agreement, which (i) would result in a failure of a condition to the consummation of the Merger to be satisfied and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate the Merger Agreement and the basis for such termination; or

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a Fiduciary Out Termination.

Parent may be required to pay the Company a reverse termination fee (the “Parent Termination Fee”) in certain circumstances, which may be:
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a fee of $41,512,421 in cash plus enforcement costs if the Company terminates the Merger Agreement for: (i) a failure by Parent to close when required under the Merger Agreement and Parent has already secured debt financing, or (ii) Parent’s willful breach that resulted in the facts giving rise to the termination; or

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a fee of $29,794,586 in cash plus enforcement costs if the Company terminates the Merger Agreement for: (i) Parent’s breach of its covenants and other agreements contained in the Merger Agreement resulting in the failure of the parties to receive required insurance regulatory approvals or (ii) Parent’s failure to close when required by the Merger Agreement that did not result from a willful breach by Parent.

Interests of Our Directors and Executive Officers in the Merger (page 48)
You should be aware that the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company stockholders generally. These interests are described in more detail in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 48. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement. These interests may include the following, among others:
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the accelerated vesting, cancellation and cash-out of outstanding equity-based awards, provided that with respect to certain executive officers, such treatment is subject to their agreement to terminate their existing employment agreements and participate in the Company’s go-forward management incentive program, which program will require their agreement to certain award agreements that will include restrictive covenants in favor of Parent;

•
for certain executive officers, the payment of severance benefits under their employment agreements, unless such executive officer agrees to terminate his employment agreement;

•
Eric Leathers is a partner of Further Global and serves as a member of Further Global’s investment committee and Steven Carlsen is a director of Orchid Underwriters Agency, LLC, a portfolio company of TowerBrook; and

•
the continued indemnification of directors and officers and the provision by the surviving corporation of the directors’ and officers’ liability insurance.

Treatment of Outstanding Equity Awards (page 59)
The Merger Agreement provides that:
•
each vested and unvested time-vesting restricted stock unit award (“Company RSU Award”) that is outstanding immediately prior to the Effective Time will be canceled in exchange for an amount in cash equal to the product of (i) the total number of Shares subject to such award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration;

•
each vested and unvested performance-based restricted stock unit award (“Company PSU Award”) that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash equal to the product of (i) the number of Shares subject to such award immediately prior to the Effective Time that would become vested based on the higher of target performance and actual performance through the Effective Time as reasonably determined in good faith by the Human Resources Committee of the Board (the “Human Resources Committee”), multiplied by (ii) the Merger Consideration;

•
each vested and unvested award of Shares subject to time-based vesting conditions (“Company Restricted Stock Award”) that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash equal to the product of (i) the total number of Shares subject to such award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration; and

•
each vested and unvested award of Shares subject to performance-based vesting conditions (“Company Performance Share Award”) that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash equal to the product of (i) the number of shares subject to such award immediately prior to the Effective Time that would become vested based on the higher of target performance and actual performance through the Effective Time as reasonably determined in good faith by the Human Resources Committee multiplied by (ii) the Merger Consideration; provided that the foregoing treatment for certain employees (including certain executive officers) is contingent upon such employees agreeing to (A) terminate their existing employment agreements with the Company (if applicable) and (B) participate in the Company’s go-forward management incentive program, which will require their agreement to certain award agreements that will include restrictive covenants in favor of Parent.

In the event that any such employee does not agree to the foregoing, the equity awards of such employee will be converted into the right to receive an amount in cash equal to (i) for Company RSU Awards and Company Restricted Stock Awards, the total number of Shares subject to such award immediately prior to the Effective Time multiplied by the Merger Consideration and (ii) for Company PSU Awards and Company Performance Share Awards, the number of Shares subject to such award immediately prior to the Effective Time that would become vested based on the higher of target performance and actual performance multiplied by the Merger Consideration, which cash amounts will be paid by the surviving corporation, in each case in accordance with the vesting schedule and terms and conditions applicable to such award immediately prior to the Effective Time.
U.S. Federal Income Tax Consequences of the Merger (page 54)
The exchange of shares of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder (as defined in the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 54) will recognize gain or loss equal to the difference between (i) the amount of cash received and (ii) such U.S. Holder’s adjusted tax basis in its shares of Company Common Stock.
For a more complete discussion of the material U.S. federal income tax consequences of the merger, see the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 54.

Regulatory Approvals (page 55)
Consummation of the Merger is subject to the completion of certain governmental and regulatory clearance procedures, including the receipt of approvals or non-disapprovals from certain U.S. state insurance regulators in connection with the Merger, early termination or expiration of the waiting period under the HSR Act, and the receipt of CFIUS Approval (as defined in the section entitled “The Merger — Regulatory Approvals — CFIUS” beginning on page 56). On February 24, 2021, Parent submitted acquisition of control applications to New York and Arizona state insurance regulators. The parties filed the required notifications with the Antitrust Division and the Federal Trade Commission on January 29, 2021, and the waiting period under the HSR Act expired on March 1, 2021. The CFIUS Declaration (as defined in the section entitled “The Merger — Regulatory Approvals — CFIUS” beginning on page 56) was submitted on January 29, 2021 and accepted on February 4, 2021.
The parties are required under the Merger agreement to make all of these governmental and regulatory filings and use reasonable best efforts to obtain any required regulatory approvals as promptly as practicable. The Merger Agreement provides that neither its terms nor this “reasonable best efforts” standard will require Parent or its affiliates to agree to or accept any Burdensome Condition (as defined in the section entitled “The Merger Agreement — Efforts to Complete the Merger” beginning on page 68) in order to obtain any of the requisite governmental approvals. For a more complete discussion of Burdensome Conditions, see the section entitled “The Merger Agreement — Efforts to Complete the Merger” beginning on page 68.
Equity Commitment Letter and Limited Guaranties (page 71)
Concurrently with the execution of the Merger Agreement, and as a condition to the Company’s willingness to enter into the Merger Agreement, certain affiliated funds of TowerBrook and certain affiliated funds of Further Global (the “Equity Investors”) executed and delivered (i) an equity commitment letter (the “Equity Commitment Letter”), pursuant to which, such funds have committed to provide capital to Parent with an aggregate equity contribution of up to approximately $600,000,000, subject to the terms and conditions set forth therein and (ii) limited guaranties in favor of the Company guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any Parent Termination Fee that may become payable by Parent.
Debt Financing (page 71)
In connection with its entry into the Merger Agreement, Parent has entered into a commitment letter dated January 14, 2021 (the “Debt Commitment Letter”, and, together with the Equity Commitment Letter, the “Commitment Letters”), with Truist Bank and Truist Securities, Inc. (together with Truist Bank, the “Commitment Parties”) pursuant to which and subject to the terms and conditions set forth therein, the Commitment Parties have agreed to provide a $165 million term loan credit facility (the “Term Loan Facility”) and a $65 million revolving credit facility (the “Revolving Loan Facility” and, together with the Term Loan Facility, the “Credit Facilities”) for the purpose of, among other things, providing the financing necessary to fund the consideration to be paid pursuant to the terms of the Merger Agreement. The funding of the Credit Facilities is contingent on the satisfaction of certain customary conditions. The obligations of Parent and Merger Sub to complete the Merger are not subject to any financing condition.
Specific Performance (page 76)
The parties have agreed that irreparable damage would occur in the event that any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the parties have agreed that, in addition to any other remedy available to the parties at law or in equity, each of the parties will be entitled to seek an order of specific performance and an injunction. The Company is entitled to seek specific performance to cause Parent to draw down the full proceeds of cash equity committed pursuant to the Equity Commitment Letter or cause Parent to effect the closing, in each case, if (i) all of Parent’s and Merger Sub’s conditions to closing have been satisfied, (ii) the Debt Financing has been or is ready to be funded, (iii) Parent and/or Merger Sub fails to complete the closing by the Closing Date and (iv) the Company has confirmed in writing to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Company is ready, willing and able to effect the closing.

Appraisal Rights (page 80 and Annex D)
Pursuant to Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), our stockholders who held Company Common Stock (other than the Major Stockholders) as of the close of business on March 3, 2021 have the right to dissent from the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, to exercise appraisal rights and to receive payment in cash for the fair value of their shares of Company Common Stock determined in accordance with Delaware law. The judicially determined fair value under Section 262 could be greater than, equal to or less than the $12.85 per share that our stockholders are entitled to receive in the Merger. The fair value of shares of Company Common Stock, as determined in accordance with Delaware law, may be more or less than the Merger Consideration to be paid to non-dissenting stockholders in the Merger. To preserve their rights, stockholders who wish to exercise appraisal rights must follow specific procedures. Dissenting stockholders must precisely follow these specific procedures set forth in Section 262 of the DGCL to exercise appraisal rights, or their appraisal rights will be lost. For a more complete discussion of these procedures, see the section entitled “Appraisal Rights” beginning on page 80 and the provisions of Delaware law that grant appraisal rights and govern such procedures attached as Annex D.
Market Price of Our Stock (page 79)
Company Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “PROS.” The closing sale price of Company Common Stock on the NYSE on January 14, 2021, which was the last trading day before we announced the Merger, was $14.19. The closing sale price of the Company Common Stock on the NYSE on September 23, 2020, the last trading day before the publication of an article reporting that TowerBrook was in discussions to acquire the Company, was $9.05. On March 1, 2021, the most recent practicable date before the date of this information statement, the closing price of Company Common Stock on the NYSE was $12.63.

QUESTIONS AND ANSWERS ABOUT THE MERGER
The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the section entitled “Summary Term Sheet” beginning on page 1 and the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement, each of which you should read carefully. You may obtain information incorporated by reference in this information statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 87.
Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition, pursuant to the terms of the Merger Agreement, of the Company by Parent, owned by certain affiliates of TowerBrook and certain affiliates of Further Global. Once the closing conditions under the Merger Agreement have been satisfied or waived and subject to the other terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Parent.

Q:
What will I receive in the Merger?

A:
If the Merger is completed and you hold your shares through the Effective Time, you will receive $12.85 in cash, without interest and less any applicable withholding taxes, for each share of Company Common Stock that you own, unless you properly exercise, and do not withdraw or fail to perfect, your appraisal rights under Section 262 of the DGCL. For example, if you own 100 shares of Company Common Stock, you will receive $1,285 in cash in exchange for your shares of Company Common Stock, less any applicable withholding taxes. After the completion of the Merger, you will not own shares in the surviving corporation.

Q:
When do you expect the Merger to be completed?

A:
We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement. Completion of the Merger is currently expected to occur in the third quarter of calendar year 2021, although the Company cannot assure completion by any particular date, if at all.

Q:
What happens if the Merger is not completed?

A:
If the Merger is not completed for any reason, the Company’s stockholders will not receive any payment for their Shares in connection with the Merger. Instead, the Company will remain a publicly traded company, and shares of Company Common Stock will continue to be traded on the NYSE. Under specified circumstances, if the Merger Agreement is terminated, the Company may be required to pay Parent a termination fee of $23,435,669 plus enforcement costs and up to $5,000,000 of transaction expenses.

Q:
What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A:
As a result of the execution and delivery of the Joint Written Consent on January 14, 2021, the stockholders approval required to consummate the Merger has been obtained, and no further action by the Company’s stockholders in connection with the Merger is required. However, notwithstanding the foregoing, prior to February 13, 2021, under certain circumstances, if the Company had received an unsolicited Acquisition Proposal from a third party and the Board had determined that it constituted a Superior Proposal, the Board would have been permitted to terminate the Merger Agreement provided that the Company pays to Parent the Company Termination Fee (as described in the section entitled “The Merger Agreement — Termination Fees and Expenses” beginning on page 75). The Company has not received a Superior Proposal prior to February 13, 2021 and at this time, the Company has no further ability to negotiate unsolicited Acquisition Proposals or to terminate the Merger Agreement to enter into a Superior Proposal.

Q:
Why am I not being asked to vote on the Merger?

A:
Applicable Delaware law and the Merger Agreement require the adoption of the Merger Agreement by the holders in the aggregate of a majority of the outstanding shares of Company Common Stock in order for the Company to effect the Merger. As of the Record Date of January 14, 2021, there were 43,657,099 shares of Company Common Stock outstanding and entitled to vote. The requisite stockholder approval was obtained following the execution of the Merger Agreement on January 14, 2021, when the Joint Written Consent was delivered by the Major Stockholders, which collectively own shares of Company Common Stock constituting approximately 76.82% of the issued and outstanding shares of Company Common Stock on that date. The Joint Written Consent became effective on the applicable Record Date of January 14, 2021. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:
Why did I receive this information statement?

A:
If you owned shares of Company Common Stock on the close of business on January 14, 2021, which is the date of the Joint Written Consent and the record date for determining stockholders to receive this information statement, you are receiving this information statement because applicable laws and securities regulations require us to provide you with notice of the Joint Written Consent, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement and the transactions contemplated thereby, including the Merger, or complete the Merger. If you owned shares of the Company Common Stock as of the close of business on March 3, 2021, this information statement also constitutes notice to you of the availability of appraisal rights under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex D. Upon completion of the Merger, the Company will send a second notice to the persons entitled thereto setting forth the effective date of the Merger as may be required by Section 262(d)(2) of the DGCL.

Q:
Did the Board approve and recommend the Merger Agreement?

A:
Yes. On June 23, 2020, the Board established the Special Committee to evaluate and explore a potential transaction proposed by TowerBrook and review potential strategic alternatives available to the Company. The Board carefully considered and evaluated the Merger, including, among other things, the recommendation of the Special Committee that the Board adopt resolutions approving and declaring advisable the Merger Agreement, the opinion of the Special Committee’s financial advisor, Barclays, to the effect that, based upon and subject to the assumptions,limitations, qualifications and other matters stated in its opinion, from a financial point of view, the Merger Consideration to be offered to the holders of Company Common Stock in the Merger is fair to such holders, as further described in the section entitled “The Merger — Opinion of the Financial Advisor to the Special Committee.” After such consideration, the Board: (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, for the Company to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and (iii) resolved to recommend adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger by the stockholders of the Company.

Q:
What happens if I sell or otherwise transfer my shares before completion of the Merger?

A:
If you sell or otherwise transfer your shares of Company Common Stock, you will have transferred to the person that acquires your shares of Company Common Stock the right to receive the Merger Consideration and lose your appraisal rights. To receive the Merger Consideration or exercise your appraisal rights, you must hold your shares through completion of the Merger.

Q:
Should I send in my Company Common Stock certificates now?

A:
No. You will be sent a letter of transmittal with related instructions by a paying agent after completion of the Merger, describing how you may exchange your shares of Company Common Stock for the Merger Consideration. Please do NOT return your Company Common Stock certificate(s) to the Company. Holders of uncertificated shares of Company Common Stock (i.e., holders of Book-Entry Shares) will automatically receive the Merger Consideration, without interest and less any applicable withholding taxes, as promptly as practicable after the Effective Time without any further action required on the part of those holders.
Q:
Is the Merger subject to the fulfillment of certain conditions?

A:
Yes. Before the Merger can be completed, the Company, Parent and Merger Sub must fulfill or, if permissible, waive several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See the section entitled “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 73 for more information.

Q:
What is the market price of Company Common Stock?

A:
The closing sale price of the Shares on March 1, 2021, the most recent practicable date before the date of this information statement, was $12.63 per share. You are encouraged to obtain current market quotations for Shares of the Company.

Q:
Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares?

A:
Yes. If you were a holder of Company Common Stock as of the close of business on March 3, 2021, you are entitled to appraisal rights under Delaware law in connection with the Merger if you meet certain conditions, which conditions are described in this information statement in the section entitled “The Merger — Appraisal Rights” beginning on page 54.

Q:
What effect will the Merger have on the Company?

A:
If the Merger is completed, Merger Sub will be merged with and into the Company, and the Company will continue to exist immediately following the Merger as a wholly owned subsidiary of Parent. Following the consummation of the Merger, Shares will be delisted and will no longer be traded on the NYSE or any other public market and the registration of Shares under the Exchange Act will be terminated.

Q:
What are the U.S. federal income tax consequences of exchanging my shares of Company Common Stock for cash pursuant to the Merger?

A:
Your exchange of shares of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss equal to the difference between (i) the amount of cash received and (ii) such U.S. Holder’s adjusted tax basis in its shares of Company Common Stock. You are urged to consult your own tax advisor regarding the tax consequences to you of exchanging your shares of Company Common Stock for cash pursuant to the Merger in light of your own particular circumstances. See the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 54 for more information.

Q:
Do any of the Company’s directors or executive officers have interests in the Merger that may differ from those of Company stockholders generally?

A:
You should be aware that the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company stockholders generally. These interests are described in more detail in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 48. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement.

Q:
Where can I find more information about the Company?

A:
We file periodic reports and other information with the U.S. Securities and Exchange Commission (the “SEC”). You may access this information on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to the section entitled “Where You Can Find More Information” beginning on page 87.

Q:
Who can help answer my other questions?

A:
The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this information statement. We urge you to carefully read this entire information statement, including the documents we refer to in this information statement. If you have any questions, or need additional material, please feel free to contact our investor relations department at (973) 532-1900 or by email at investor.relations@prosightspecialty.com. If your broker holds your shares, you should call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This information statement and the other documents referenced herein may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995) with respect to the Merger, financial condition, results of operations and business of the Company and certain plans and objectives of the Board. All statements other than statements of historical or current facts included in this information statement are forward-looking statements. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “will,” “may,” “should,” “would,” “could,” ‘“seek,” “continue” or other words or terms of similar meaning. Such statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements. Although the Company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. Such risks and uncertainties include:
•
the expected timing and likelihood of completion of the pending Merger or the Legacy Transfer Transaction;

•
the timing, receipt and terms and conditions of any required governmental approvals of the pending Merger that may impose materially burdensome or adverse regulatory conditions, delay the transaction or cause the parties to abandon the transaction;

•
potential legal proceedings that may be instituted against the Company following announcement of the transaction;

•
the state of the credit markets generally and the availability of financing;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•
the risk that the parties may not be able to satisfy the conditions to the pending Merger in a timely manner or at all;

•
risks related to disruption of management time from ongoing business operations due to the proposed Merger;

•
the risk that the Merger Agreement and the Company’s announcement of the transactions contemplated thereby could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, agents or business counterparties and on its operating results and businesses generally;

•
the risk that any announcements relating to the pending Merger could have adverse effects on the market price of the Company Common Stock; and

•
other risks detailed in our filings with the SEC, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2020. See the section entitled “Where You Can Find More Information” beginning on page 87.

All forward-looking statements described herein are qualified by these cautionary statements, and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information on factors that may affect the business and financial results of the Company can be found in the filings of the Company made from time to time with the SEC.

THE PARTIES TO THE MERGER AGREEMENT
The Company
ProSight Global, Inc.
412 Mt. Kemble Avenue
Suite 300
Morristown, NJ 07960
Phone: (973) 532-1900
Founded in 2009, the Company, incorporated in the state of Delaware, is a property and casualty insurance company with a focus on underwriting specialty risks by partnering with a select number of distributors, often on an exclusive basis. The Company has a diverse business mix covering specialty niches in eight customer segments. The Company markets and distributes its insurance product offerings in all 50 states within the United States of America, on both an admitted and non-admitted basis. Additional information regarding the Company is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 87.
The Company’s Shares trade on the NYSE under the symbol “PROS.”
Parent
Pedal Parent Inc.
c/o TowerBrook Capital Partners L.P.
Park Avenue Tower
65 East 55th Street, 19th Fl.
New York, New York 10022
Attention:
Glenn Miller, General Counsel, North America

Facsimile:
(917) 591-4789

Email:
glenn.miller@towerbrook.com

Parent is a Delaware corporation that is owned by certain affiliates of TowerBrook and certain affiliates of Further Global. Parent was formed specifically for the Merger and conducts no other business. After the closing of the Merger, Parent will be the parent company of the Company.
Merger Sub
Pedal Merger Sub, Inc.
c/o TowerBrook Capital Partners L.P.
Park Avenue Tower
65 East 55th Street, 19th Fl.
New York, New York 10022
Attention:
Glenn Miller, General Counsel, North America

Facsimile:
(917) 591-4789

Email:
glenn.miller@towerbrook.com

Merger Sub is a Delaware corporation that is a wholly owned subsidiary of Parent. Merger Sub was formed specifically for the Merger and conducts no other business. At the closing of the Merger, Merger Sub will be merged with and into the Company, with the Company surviving.

THE MERGER
Background of the Merger
The following chronology summarizes the communications and events that led to the signing of the Merger Agreement. This chronology is not, and does not purport to be, a catalogue of every interaction among the Company and any applicable parties.
ProSight was founded in 2009 and funds affiliated with the Goldman Sachs Group Inc. (“Goldman Sachs”) and TPG Capital (“TPG”) invested in the Company.
The Board, together with members of the Company’s senior management team, regularly reviews and assesses the performance, future growth prospects, business plans and overall strategic direction of the Company, and considers a variety of strategic alternatives that may be available to the Company, including continuing to pursue the Company’s strategy as a standalone company or pursuing potential strategic or financing transactions with third parties, in each case with the goal of maximizing stockholder value.
In 2016, in order to allow its initial investors to realize proceeds from the sale of at least a portion of their investments in shares of the Company and potentially enhance the Company’s access to additional equity and debt capital, the Company considered a potential initial public offering (“IPO”) of its shares and concurrently commenced a potential sale process. The Company’s financial advisors at Goldman Sachs’s investment banking division (“Goldman Sachs IBD”) reached out to approximately 50 parties and received six first-round bids but were unable to find a buyer who was willing to acquire the Company at an acceptable valuation.
In late 2018 and early 2019, the Company undertook a “dual track” strategic process, pursuant to which the Company simultaneously explored a potential sale of the Company and an IPO. The purpose of this “dual track” process was to determine whether maximum value could be achieved for the Company’s existing stockholders by either a sale of the Company or an IPO. In connection with the sale component of this process, the Company and its representatives initially engaged with 22 strategic and financial potential buyers. Of these potential buyers, 13 signed non-disclosure agreements with the Company to receive a confidential information memorandum. After review of the confidential information memorandum, only one party, a strategic buyer, submitted a proposal to acquire ProSight. The proposal contemplated a total purchase price of approximately $426,000,000.00, which the Board decided was not attractive enough to be a desirable alternative to pursuing an IPO.
On July 29, 2019, the Company closed its IPO of 7,857,145 shares of common stock at a price to the public of $14.00 per share (the “IPO Price”). Following the IPO, the Company was 39.5% owned by Goldman Sachs and 38.0% owned by TPG. Pursuant to a Stockholders’ Agreement, dated as of July 29, 2019, TPG and Goldman Sachs each had the right to appoint two directors to the Board following the IPO. The $14.00 per share IPO price implied a valuation of approximately $488,889,000 for the Company. After a brief period immediately following the IPO during which the Company’s shares traded above $19.00 per share in secondary market trading, the price of the Company’s shares trended steadily downwards for the rest of 2019 and during the first quarter of 2020. This occurred notwithstanding the fact that the book value per share of the Company, a common valuation metric employed in valuing shares of insurance companies, remained stable or increased during this period.
Beginning in the first quarter of 2020 and continuing throughout 2020, the COVID-19 pandemic led to an increase in the rates charged by insurance companies in some segments of the insurance market — a so-called “hardening” of the insurance market. The domestic business segments that the Company and the Board believed to be best positioned to respond to these changed market conditions were assumed reinsurance and dedicated surplus lines capabilities. In order to be positioned to capture the anticipated upside of this hardening of the insurance market, a number of insurance companies undertook to raise new capital and expand or establish new divisions with the purpose of expanding their operations. However, ProSight’s stock price declined by approximately 40 % between February 2020 and June 2020, including an all-time low of $7.49 on April 22, 2020. As in earlier periods, this decline in the market price of the Company’s common shares occurred notwithstanding that the Company’s book value per common share remained stable or increased. As a result, the Company’s shares were trading in the public market at a substantially steeper discount to book value per share than insurance holding companies that the Company evaluated as comparable in light of their insurance coverage lines and similar characteristics. During this period ProSight’s management and the Company’s Board had discussions regarding the Company’s stock decline and concluded that the underperformance of ProSight’s stock was based to a significant degree upon negative market reaction to the fact that it had not raised additional capital, and that unless the Company could raise additional capital in order to launch new business lines and take advantage of the hardening market and rising rates in certain segments of the market, it would be at a significant competitive disadvantage and continue to lose value relative to its peers. Management and the Board discussed the possibility that, despite the Company’s focus on niche lines of business, the public investor base had a preference for the Company to reposition itself as a larger and more diversified specialty insurer with a greater focus on surplus lines writings — an expansion that would require raising substantial additional capital. In light of this view, the Company began considering ways in which it could raise capital.
In early 2020, the Company was approached by and engaged in initial discussions about a potential strategic transaction with a large insurance company (“Strategic Buyer A”). The Company executed a confidentiality agreement with Strategic Buyer A in March of 2020 which proceeded with initial due diligence. The discussions ended in April principally due to Strategic Buyer A’s concerns about potential exposure of the Company (and more broadly the property and casualty insurers) to business interruption claims relating to COVID if courts or legislatures were to challenge policy wordings and applicable exclusions.
In early June 2020, Rick Schifter, a director of the Company, received an unsolicited outreach from a group of two private equity investors (together, “Financial Buyer A”). The purpose of this outreach from Financial Buyer A was to assess the Company’s receptivity to a potential equity investment. After follow-up communication, Financial Buyer A made an unsolicited initial proposal by telephone to the Company (the “Financial Buyer A Initial Proposal”). This proposal called for a private investment in public equity (“PIPE”) investment of $1-1.5 billion at a proposed purchase price equal to 1x the Company’s tangible book value. The stated goal of the Financial Buyer A Initial Proposal was to position the Company to expand its operations into new insurance and reinsurance lines. The Financial Buyer A Initial Proposal contemplated a PIPE investment that would have resulted in Financial Buyer A being a majority owner of the Company.
Also in early June 2020, representatives of another private equity firm, TowerBrook, contacted Steven Carlsen, in his capacity as a director of the Company, to discuss whether the Company would be interested in exploring a potential investment in the Company by funds affiliated with TowerBrook. TowerBrook’s initial proposal (the “TowerBrook Initial Proposal”) called for a PIPE investment of $250-400 million in ProSight at a proposed purchase price equal to 1x the Company’s book value, or what the Company estimated to be approximately $12.25 per share. The TowerBrook Initial Proposal would have resulted in TowerBrook being a majority owner of the Company. While Mr. Carlsen served as an independent director of another company in which funds affiliated with TowerBrook owned a controlling interest (as discussed below), in light of his role at the Company he was not involved in TowerBrook’s investment process and the representatives of TowerBrook did not discuss the potential investment in the Company with him, other than in his capacity as a representative of the Company.
On June 22, 2020, the Board met, joined by members of management, the Company’s outside legal counsel at Sullivan & Cromwell LLP (“Sullivan & Cromwell”), and representatives of Barclays, the latter of which had been invited to participate in the meeting as a potential financial advisor to the Company in light of Barclays’ familiarity with the Company, including as a result of its role as joint lead bookrunner on the Company’s IPO and its industry experience. The discussion focused on the two recently-received unsolicited investment proposals from Financial Buyer A and TowerBrook, with a particular emphasis on the pricing of these proposals. The Board further considered these proposals in light of developments in the property and casualty insurance industry, the Company’s recent performance and the advantages of raising additional capital in order to capitalize on the hardening insurance markets in certain segments on a timely basis. Sullivan & Cromwell gave the Board a presentation regarding fiduciary duties. During this discussion, the Board was informed that Goldman Sachs, which held a minority equity position in the Company, and Further Global, an investment firm with whom one of the Company’s directors, Eric Leathers, was affiliated, were potentially interested in participating as investors with Financial Buyer A in a potential strategic transaction involving the Company and Financial Buyer A. In addition, the Board was informed that TPG would not have interest in participating as an investor in any potential strategic transaction. The

Board discussed that, given the potential interest of Goldman Sachs and Further Global in participating as investors in a strategic transaction with Financial Buyer A, it would be prudent to establish an independent transaction committee to address any perceived conflicts of interest in considering the proposals by Financial Buyer A and TowerBrook as well as any other strategic alternatives considered by the Company. Sullivan & Cromwell provided advice to and discussed with the Board the disinterestedness and independence of the Special Committee members and the appropriate process for requesting from the prospective members of the Special Committee information pertaining to any potential conflicts of interest. The directors discussed, among other things, the recusal of Messrs. Anthony Arnold and Magnus Helgason, directors who are affiliated with Goldman Sachs, and Mr. Leathers from further proceedings related to the investment proposals and Messrs. Arnold, Helgason and Leathers left the meeting thereafter. The remaining directors had further discussions and authorized Mr. Schifter to go back to Financial Buyer A to express interest in obtaining additional information about its proposal, and to express the view that the proposed valuation would not be of interest to the Company. The remaining directors also authorized Mr. Carlsen to consider and consult with counsel concerning the composition of the Special Committee, and determined to address its formation by written consent following Mr. Carlsen’s discussion with potential Special Committee members.
Following this Board meeting and further confirmation by the relevant directors of their independence, disinterestedness and willingness to serve on the Special Committee, the Board appointed, by unanimous written consent, Steve Carlsen, Anne Waleski, Bruce Schnitzer, Sheila Hooda and Rick Schifter as the members of the Special Committee with Mr. Carlsen being the chairman of the Special Committee. Each of the members of the Special Committee was determined by the Board to be independent, disinterested and qualified to serve on the Special Committee. Pursuant to instructions from the Board, Mr. Schifter communicated to Financial Buyer A that the Board would expect a higher valuation if it were to move forward. He also requested a written proposal.
On June 24, 2020, the Special Committee met for the first time, joined by members of management and Sullivan & Cromwell. Sullivan & Cromwell gave a presentation regarding fiduciary duties. The Special Committee discussed its role in evaluating and negotiating strategic transactions involving the Company, including retaining its own independent legal and financial advisors. The Special Committee discussed retaining Barclays as a financial advisor to the Special Committee as well as potential alternate financial advisors given Barclays’ previous relationship with the Company, ultimately deciding to reach out to Barclays and to a potential second financial advisor to evaluate the retention of a financial advisor for the Special Committee. The Special Committee also discussed retaining independent legal counsel given Sullivan & Cromwell’s relationship with Goldman Sachs. The Special Committee members discussed retaining potential independent legal counsel with appropriate experience with public company mergers and acquisitions, including Ropes & Gray LLP (“Ropes & Gray”). Following the discussion, the Special Committee resolved to contact Ropes & Gray. The Special Committee also discussed and agreed on the scope of the work that would be required from its financial advisor in evaluating the proposals from Financial Buyer A and TowerBrook.
On June 26, 2020, the Special Committee met, joined by members of management, and representative of Barclays and Sullivan & Cromwell. Representatives of Barclays provided an overview and evaluation of the proposals by Financial Buyer A and TowerBrook. Representatives of Barclays discussed with the Special Committee other parties that might also have interest in a strategic investment in or acquisition of the Company. The Special Committee discussed with representatives of Barclays and considered the possibility of a sale of the Company for cash in light of the Company’s earlier explorations of a sale of the Company. The Special Committee also resolved to engage Ropes & Gray as its independent legal counsel and further discussed engaging Barclays as an independent financial adviser.
On June 26, 2020, the Special Committee received a written proposal from Financial Buyer A. The proposal contemplated a purchase of $1 billion of the Company’s common stock at $10.50 per share (the “Financial Buyer A First Revised Proposal”).
On June 28, 2020, representatives of Barclays spoke with Financial Buyer A and its representatives regarding the Financial Buyer A First Revised Proposal and Financial Buyer A’s expectations regarding due diligence. On the same day, at the direction of the Special Committee, Sullivan & Cromwell sent a draft confidentiality agreement to each of the consortium members of Financial Buyer A and TowerBrook to facilitate further discussions about a possible transaction with the Company. Over the course of the next ten days, the Company and Sullivan & Cromwell negotiated the terms of these confidentiality agreements, including the terms of customary standstill provisions.
On June 30, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Sullivan & Cromwell and Ropes & Gray. Ropes & Gray reviewed its assessment of its independence for purposes of representing the Special Committee. The representatives of Barclays provided an update of their discussions with Financial Buyer A. The representatives of Barclays also indicated that Barclays had also spoken with TowerBrook and that TowerBrook remained interested in a transaction with the Company and expected to update the TowerBrook Initial Proposal. The Special Committee also discussed the two proposals further with the representatives of Barclays and discussed with management the Company’s standalone business plan.
On July 2, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Sullivan & Cromwell and Ropes & Gray, to consider further the proposals from Financial Buyer A and TowerBrook. Subsequently the Special Committee discussed conflicts disclosure that had been provided by Barclays, concluding that all of the disclosed potential conflicts were immaterial and involved Barclays performing unrelated work for portfolio companies of the consortium members of Financial Buyer A and TowerBrook and unrelated work for affiliates of Goldman Sachs. Subsequently, the Special Committee decided to engage Barclays as its financial advisor and instructed Ropes & Gray to negotiate an engagement letter with Barclays. Also at this meeting, the Special Committee further discussed and reviewed with counsel the independence and disinterestedness of the members of the Special Committee. As part of this discussion, the Special Committee further evaluated and reviewed the fact that TowerBrook owned a controlling interest in an insurance underwriting agency of which Mr. Carlsen is an independent director and in which he has a minority equity investment, Mr. Carlsen’s compensation for his service as a director in this underwriting agency, his equity investment in the entity and the approximate percentage of his net worth this investment constituted, that Mr. Carlsen did not own any direct interest in any fund affiliated with TowerBrook and was not directly employed or compensated by TowerBrook and Mr. Carlsen’s belief that he would be able to serve on the Special Committee in an independent and disinterested manner. Based on this information and after receiving advice from counsel, the Special Committee confirmed that Mr. Carlsen did not have a disabling conflict of interest and could continue to serve on the Special Committee, especially given his very high level of expertise in the industry and in mergers and acquisitions of insurance businesses. At this meeting the Special Committee also discussed with representatives of Barclays the advisability of reaching out to other potential parties that might be interested in a strategic transaction with the Company. Based on this discussion the Special Committee authorized Barclays to contact seven potential financial sponsor buyers discussed with the Special Committee. Subsequently, between July 8, 2020 and July 12, 2020 representatives of Barclays reached out on an anonymous basis to seven potential buyers to gauge interest in a transaction with the Company.
On July 3, 2020, representatives of Barclays followed up with Strategic Buyer A to ascertain whether it continued to have any interest in a transaction with the Company. The representatives of Barclays also had a follow-up discussion with Financial Buyer A, during which representatives of Barclays communicated that the Special Committee expected Financial Buyer A to increase its offer price.
On July 7, 2020, the Special Committee met, joined by members of management and representatives of Barclays and Ropes & Gray. The representatives of Barclays provided an update on their discussions with Financial Buyer A. The representatives of Barclays also reviewed for the Special Committee Barclays’ outreach to other potential counterparties on a no-name basis, noting that of the parties with whom conversations had been held as of that date, none had expressed significant interest in exploring a potential transaction with the Company in response to such conversations.
On July 7, 2020, the Company executed a confidentiality agreement with TowerBrook. The confidentiality agreement contained a customary standstill provision.
On July 8, 2020, the Company executed a confidentiality agreement with the consortium members of Financial Buyer A. The confidentiality agreement contained a customary standstill provision and a customary “fall away” provision terminating the standstill provision with respect to the consortium members of Financial Buyer A under certain circumstances including in the event the Company enters into an agreement with a third party contemplating a change of control transaction.

On July 9, 2020, the Special Committee met, joined by members of management and representatives of Barclays and Ropes & Gray. The Special Committee received an update from the representatives of Barclays with respect to their communications with representatives of Financial Buyer A and TowerBrook, including with respect to a discussion with Financial Buyer A regarding valuation that was expected to take place on July 10, 2020. The representatives of Barclays also provided an update for the Special Committee regarding its outreach to other potential counterparties, noting that, as of that date, none of the solicited parties had expressed significant interest in exploring a potential transaction in response to such solicitation.
On July 10, 2020, at the direction of the Special Committee, the Company sent a response letter to Financial Buyer A indicating that it was expecting any investment by Financial Buyer A in the Company to be at a price equal to at least $14.00 per share.
On July 10, 2020, representatives of Barclays held discussions regarding valuation with representatives of Financial Buyer A. During this discussion, Financial Buyer A reported to the representatives of Barclays that a tax assumption that it had made related to its proposal was incorrect, resulting in a substantial negative tax impact on Financial Buyer A’s financial model regarding the proposed investment in the Company. Financial Buyer A informed the representatives of Barclays that, based on these higher tax costs, it was re-evaluating its investment proposal to determine alternatives. Financial Buyer A also indicated it might be interested in a potential acquisition transaction in lieu of a PIPE investment and indicated that pursuing such a transaction would require more substantial due diligence than it had previously planned to conduct.
On July 10, 2020, after a number of communications with representatives of Barclays and the Company, Strategic Buyer A communicated to representatives of Barclays that it was no longer interested in pursuing a transaction with the Company. It did not provide an explanation for this decision.
On July 11, 2020, the Special Committee received a formal proposal from TowerBrook (the “TowerBrook First Revised Proposal”). This proposal included two potential investment structures. Under the first structure, TowerBrook would purchase $250-$300 million of convertible preferred stock, resulting in TowerBrook owning approximately 30% of the Company on a pro forma, as-converted basis. Under the second structure, TowerBrook would purchase $450-$500 million of common stock, resulting in TowerBrook owning greater than 50% of the Company on a pro forma basis. The TowerBrook First Revised Proposal also included a preliminary business plan with respect to the Company post-closing outlining the underwriting strategy, targeted lines of business, reinsurance strategy and other topics.
On July 13, 2020, representatives of Barclays spoke with TowerBrook regarding the TowerBrook First Revised Proposal.
On July 15, 2020, the Special Committee met, joined by members of management and representatives of Barclays and Ropes & Gray. The representatives of Barclays summarized the July 10, 2020 discussion with Financial Buyer A and the tax issue raised during the course of this discussion, including the possibility of Financial Buyer A proposing an acquisition transaction. The Special Committee requested that its advisors and the Company undertake an independent analysis of the tax issue identified by Financial Buyer A. The representatives of Barclays then provided the Special Committee with an analysis of the Financial Buyer A First Revised Proposal and the TowerBrook First Revised Proposal.
On July 15, 2020, representatives of Barclays spoke with Financial Buyer A regarding valuation issues and related tax issues. Financial Buyer A informed the representatives of Barclays that the tax structuring issue it had identified would result in the need to reduce its proposed investment price by approximately $3.00 per share for a PIPE investment.
On July 21, 2020, the Company executed its engagement letter with Barclays.
On July 21, 2020, the Special Committee met, joined by members of management and representatives of Barclays and Ropes & Gray. The representatives of Barclays informed the Special Committee of Financial Buyer A’s view that the tax structuring issue it had identified would lead to a reduction of approximately $3.00 per share of the purchase price of a PIPE transaction. Management also reported that it agreed with Financial Buyer A’s analysis of the tax structuring issue after consultation with the Company’s tax counsel at Sullivan & Cromwell. The Special Committee then turned to consider the TowerBrook First Revised

Proposal and concluded that further engagement on the proposal was warranted. The Special Committee also concluded that the smaller, preferred stock investment contemplated by the TowerBrook First Revised Proposal would be less desirable than the larger investment, based on, among other things, the scope of governance rights TowerBrook would be expected to require in the preferred stock investment despite owning only 30% of the Company on a pro forma, as-converted basis, the valuation, the coupon and the Special Committee’s belief that such an investment may not be sufficient to capture the market opportunity presented by the hardening insurance markets. The Special Committee requested that Barclays continue to engage with TowerBrook and to communicate this preference.
During the week of July 20, 2020, representatives of Barclays spoke with representatives of each of Financial Buyer A and TowerBrook regarding their proposals, providing the Special Committee’s feedback on each of these proposals. During the course of these conversations, Financial Buyer A informed the representatives of Barclays that it no longer believed that an investment transaction would be viable and instead was interested in pursuing an acquisition transaction at $12.50 per share, subject to further due diligence of the Company (the “Financial Buyer A Second Revised Proposal”).
On July 28, 2020, the Special Committee met, joined by members of management and representatives of Barclays and Ropes & Gray. The representatives of Barclays updated the Special Committee on the Financial Buyer A Second Revised Proposal, noting that the $12.50 share price contemplated by this proposal represented a valuation of approximately 1.0x the Company’s tangible book value as of June 30, 2020. Subsequent discussion focused on potential ways to negotiate an increased valuation as compared with that proposed in the Financial Buyer A Second Revised Proposal, and the possibility of using a warrant structure or other type of contingent consideration as a way of increasing value to the Company’s shareholders. The representatives of Barclays also separately provided an update on discussions with TowerBrook, including initial discussions regarding due diligence and TowerBrook’s preliminary business plan for the Company. The Special Committee went on to discuss the basis on which to seek a higher valuation from TowerBrook.
On July 30, 2020, the Special Committee met, joined by members of management and representatives of Barclays and Ropes & Gray. The representatives of Barclays updated the Special Committee on their analysis of a potential warrant structure as part of a transaction with Financial Buyer A and the means by which a warrant could be used to increase the value of a proposal from Financial Buyer A. The representatives of Barclays then reviewed the potential methodologies that could be used to value warrants and similar derivative instruments, including the possibility of, and associated challenges with, using a warrant to measure positive or negative developments related to the Company’s loss reserves and the potential complications of offering derivatives in the public market. Further discussion of warrants and their legal and economic implications ensued and the Special Committee authorized a counterproposal for an acquisition transaction that included a warrant component to increase value to the Company’s stockholders.
On August 4, 2020, representatives of Barclays provided Financial Buyer A with a counterproposal to the Financial Buyer A Second Revised Proposal that provided for an acquisition transaction at $14.00 per share plus warrants representing 5% of the common equity in the pro forma company.
On August 6, 2020, the Board met, joined by representatives of Barclays and Ropes & Gray. Mr. Leathers did not join the meeting given Further Global’s previously-expressed interest in potentially participating with a third party in a transaction with the Company. However, the Board had been informed before the meeting that Goldman Sachs had confirmed that it was no longer interested in participating in a strategic transaction with the Company. Accordingly, Anthony Arnold and Magnus Helgason, the members of the Board affiliated with Goldman Sachs, were invited to and attended the meeting. The representatives of Barclays provided a general update to the Board regarding their engagement with Financial Buyer A, TowerBrook and the other potential counterparties to which representatives of Barclays had reached out. The representatives of Barclays summarized the negotiations with Financial Buyer A and TowerBrook and also provided preliminary views regarding the Company’s stock performance and the industry and market conditions more generally. During the meeting, based on Goldman Sachs’s stated decision not to participate in any strategic transaction with the Company, the Board determined, in light of his experience on the Board and significant experience in evaluating and negotiating strategic transactions generally, to appoint director Mr. Arnold as a member of the Special Committee.

On August 10, 2020, representatives of Barclays spoke with representatives of Financial Buyer A and Financial Buyer A communicated a revised proposal for an acquisition transaction at $13.25 per share plus warrants representing 4.9% of common equity in the pro forma company (the “Financial Buyer A Third Revised Proposal”), subject to further due diligence.
During the weeks of August 10, 2020 and August 17, 2020, representatives of Barclays subsequently had a number of follow-up discussions with Financial Buyer A regarding the Financial Buyer A Third Revised Proposal and related issues of transaction structuring.
On August 12, 2020, representatives of Barclays spoke with representatives of TowerBrook and requested further information on TowerBrook’s proposed business plan and the valuation work TowerBrook had done on the Company.
On August 13, 2020, the Special Committee met, joined by members of management and representatives of Barclays and Ropes & Gray as well as representatives of Goldman Sachs IBD, who began joining the Special Committee meetings at the Special Committee’s request to advise the Special Committee based on Goldman Sachs IBD’s relevant industry expertise and knowledge of the Company arising out of its pre-existing relationship with the Company as the lead underwriter in the Company’s IPO. Goldman Sachs IBD had previously been precluded from advising the Special Committee due to Goldman Sachs’ potential interest in participating in a strategic transaction with the Company, but, given that Goldman Sachs had confirmed that it was no longer interested in participating as an investor or buyer in any potential strategic transaction, the Special Committee determined that it would be advisable to engage Goldman Sachs as an additional financial advisor to assist the Special Committee in considering strategic alternatives and engaging with potential counterparties from this point forward. The meeting began with representatives of Barclays providing an update on discussions with Financial Buyer A in connection with the Financial Buyer A Third Revised Proposal. The representatives of Barclays noted that Financial Buyer A had indicated that the $13.25 per share price in the Financial Buyer A Third Revised Proposal was the maximum amount that Financial Buyer A would be willing to pay in upfront consideration, and remained subject to further due diligence. The representatives of Barclays then provided an update on its discussions with TowerBrook.
On August 17, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The representatives of Barclays provided an update on their discussion with Financial Buyer A regarding the Financial Buyer A Third Revised Proposal.
On August 18, 2020, representatives of Barclays spoke again with Financial Buyer A. Financial Buyer A raised the possibility of including in the transaction a contingent value right (“CVR”) to bridge the existing valuation gap. On the same day, Financial Buyer A provided an updated proposal to Barclays that included a CVR structure for a payout of up to $2.50 per share to the Company’s stockholders two years after closing, with the payout tied to the status of the Company’s loss reserves at the potential payout date, in lieu of the warrants as had been previously proposed (the “Financial Buyer A Fourth Revised Proposal”).
On August 19, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The representatives of Barclays provided an update on their discussions with Financial Buyer A and the possibility of including a CVR in the transaction. Ropes & Gray provided context on the legal and regulatory implications of using a CVR. The representatives of Barclays and Goldman Sachs IBD also discussed the possibility of the CVR including a cushion through which the risk of any potential future adverse development of the Company’s loss reserves could be shared between the Company’s stockholders and Financial Buyer A. The representatives of Barclays and Goldman Sachs IBD also reviewed the difficulty inherent in a CVR to be measured based on the Company’s loss reserves, which are valued using substantial actuarial judgment, and how the parties’ different perspectives regarding the valuation of the Company’s loss reserves could lead to future disputes regarding the payout of the CVR at a fixed future date based on development of the reserves. During the ensuing discussion, management gave its perspective on the loss reserves, noting that management and the Company’s actuarial advisors remained comfortable with the Company’s assessment of its loss reserve position. This assessment was based on comprehensive reviews of the Company’s gross, ceded and net loss reserve positions by the Company’s internal actuarial team, the Company’s independent auditor and an independent third-party actuarial firm. Full reviews had been conducted at year-end 2019 and updated for the first and second quarters of 2020. In addition, actual claim emergence in 2020 continued in line with expected emergence from the year-end 2019 reviews, further increasing confidence in the established reserves. The Special Committee authorized Barclays to engage in further discussions with Financial Buyer A regarding the CVR to explore ways in which the CVR could be structured with more certainty of delivering value to the Company’s stockholders. At this meeting, without the representatives of Barclays and Goldman Sachs IBD present, the Special Committee also discussed formally engaging Goldman Sachs IBD to provide additional financial advisory services to the Special Committee and considered a proposal that Goldman Sachs IBD had provided regarding its fees. The Special Committee discussed what fee arrangement with Goldman Sachs IBD would be reasonable for an engagement of this nature in light of the fact that Barclays had also been engaged and was serving as a financial advisor for the potential transaction. In the course of this discussion the Special Committee considered, among other things, the value to the Company of having the benefit of two financial advisors with deep experience in the industry and deep knowledge of the Company and the importance of negotiating a reasonable fee with Goldman Sachs IBD in light of the Company’s existing arrangement with Barclays.
On August 23, 2020, Financial Buyer A submitted a due diligence request list to the Company. During the weeks of August 24, 2020 and August 31, 2020, Financial Buyer A conducted a series of due diligence calls with the Company.
On August 24, 2020, TowerBrook submitted a revised term sheet (the “TowerBrook Second Revised Proposal”). This proposal contemplated a $450 million PIPE investment with a purchase price of $13.43 per share of underlying common stock, which TowerBrook stated represented a multiple of 1.1x to tangible book value. The TowerBrook Second Revised Proposal also included an exclusivity agreement with a proposed 45-day exclusivity window, and was subject to further due diligence.
On August 24, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The representatives of Barclays provided an update on discussions with Financial Buyer A, including providing a summary of the Financial Buyer A Fourth Revised Proposal and related discussions between representatives of Barclays and of Financial Buyer A. The representatives of Barclays reviewed the terms of the proposed CVR, noting the value of the CVR was tied to any development of the Company’s loss reserves and that the proposal did not include any risk-sharing mechanism with respect to any such development in the Company’s loss reserves. The Special Committee discussed the value of the CVR, the risks associated with a CVR tied to any development of loss reserves and the inherent uncertainty and judgment involved in establishing and adjusting reserves, while management reiterated its and its actuarial advisors’ comfort with the Company’s existing assessment of its loss reserve position. The Special Committee then directed Barclays to communicate to Financial Buyer A the importance of including a cushion in the CVR to provide more certainty to the Company’s stockholders regarding the value of the CVR in light of the uncertainty and subjectivity inherent in valuing or assessing loss reserves. The representatives of Barclays then updated the Special Committee on its separate discussions with TowerBrook, reporting that TowerBrook was continuing to work on refining its business model and had shortly before the meeting submitted the TowerBrook Second Revised Proposal. The representatives of Barclays provided preliminary feedback on the TowerBrook Second Revised Proposal. The Special Committee discussed with the representatives of Barclays the possibility of pursuing an acquisition structure with TowerBrook, after which the Special Committee requested that Barclays inquire as to whether TowerBrook would be interested in an acquisition transaction in lieu of a PIPE transaction as an alternative with a potentially greater valuation.
On August 25, 2020, representatives of Barclays spoke with representatives of TowerBrook and indicated that the Special Committee would potentially be interested in considering an acquisition transaction as an alternative to, but in addition to continuing to discuss, a PIPE transaction. Later that day, TowerBrook communicated to representatives of Barclays that it would be interested in pursuing an acquisition transaction at $13.43 per share (the “TowerBrook Third Revised Proposal”).
On August 25, 2020, representatives of Barclays spoke with Financial Buyer A regarding the Financial Buyer A Fourth Revised Proposal. Financial Buyer A indicated that to continue to negotiate financial terms it would need to conduct additional due diligence.
On August 26, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The representatives of Barclays provided an update on discussions with Financial Buyer A and reported that Financial Buyer A had advised them that it needed to conduct additional due diligence before being in a position to negotiate further on price and the potential for a CVR. The representatives of Barclays also informed the Special Committee of the TowerBrook Third Revised Proposal for an acquisition transaction. The Special Committee also further discussed the engagement of Goldman Sachs IBD as an additional financial advisor, without the representatives of Barclays and Goldman Sachs IBD present, and for Mr. Carlsen to negotiate the terms of this engagement.
On August 27, 2020, Financial Buyer A received access to the electronic data room for the transaction.
On August 28, 2020, representatives of Barclays spoke with TowerBrook and TowerBrook again requested exclusivity. When the representatives of Barclays communicated the Special Committee’s view that exclusivity was premature, TowerBrook proposed an expense reimbursement agreement pursuant to which the Company would share with TowerBrook a portion of the costs incurred by TowerBrook in connection with its due diligence and other work related to a potential transaction. TowerBrook requested an expense reimbursement arrangement to provide itself with additional assurance in continuing its due diligence and evaluation of the Company given the absence of an exclusivity agreement. After discussion, the Special Committee concluded this was a reasonable request and directed Barclays and Ropes & Gray to negotiate such an agreement.
On August 28, 2020, a potential strategic investor (“Strategic Buyer B”) reached out to representatives of the Company and indicated that it might be interested in investing capital in the Company to pursue market opportunities and that the invested capital would be in the $50-100 million range (the “Strategic Buyer B Outreach”).
On September 1, 2020, TowerBrook received access to the electronic data room for the transaction and began conducting further due diligence on the Company. Between September 1, 2020 and September 10, 2020, the Company, representatives of Barclays and Financial Buyer A engaged in numerous discussions, calls and meetings regarding due diligence.
In early September 2020, a potential financial investor (“Financial Buyer B”) spoke to representatives of Barclays about the hardening of prices in the sector and indicated that it might be interested in investing capital in the Company, but Financial Buyer B indicated it would not be in a position to make any proposal in excess of the Company’s then-current trading price (the “Financial Buyer B Outreach”). At the time, the trading price was approximately $9.00-$9.45 per share. Financial Buyer B indicated that it would get back to Barclays if it wished to further pursue the Financial Buyer B Outreach. Barclays did not hear back from Financial Buyer B.
On September 4, 2020, on behalf of the Special Committee, Steven Carlsen reached out to Eric Leathers of Further Global to ask whether Further Global was potentially interested in investing alongside TowerBrook. Eric Leathers responded that Further Global might be interested, depending on terms.
On September 4, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The representatives of Barclays provided an update on discussions and negotiations with TowerBrook, including its request for an expense reimbursement agreement. Following this, the Special Committee and the representatives of Barclays, Goldman Sachs IBD and members of management discussed the Company’s current business outlook, strategy, plan and associated risks as well as potential interest from other strategic counterparties. The representatives of Barclays and Goldman Sachs IBD discussed the potential risks and benefits from further outreach, reviewing the thorough efforts that the Company had undertaken in soliciting market interest prior to the IPO, the lack of interested third party buyers during such solicitation of market interest, the recent outreach to seven potential counterparties on a no-names basis, the risk of leaks posed by further outreach and the potential impact of a leak on the Company and its employees and potential bidders, the potential to include a fiduciary out in the event that the Company executed a definitive transaction agreement and the fact that in a hardening market any potential transaction partners would likely need to be willing to invest substantial capital in the Company in order to take advantage of any market opportunity, which necessity would have the likely impact of limiting the number of potential partners. The Special Committee also discussed with the representatives of Barclays and Goldman Sachs IBD the Strategic Buyer B Outreach, noting that the proposed investment size range of $50-100 million would not be sufficient to allow the business to meaningfully grow and thus deciding not to pursue a transaction with Strategic Buyer B. After further discussion, the Special Committee determined that it would continue to evaluate proposals from strategic and financial investors, but would not engage in additional affirmative outreach to potential partners. At this meeting, the Special Committee also decided it would notify Further Global, in light of the fact that Further Global had previously expressed a potential interest in participating as an investor in a potential transaction with the Company, that it would be permissible for Further Global, if it decided to do so, to engage with TowerBrook as a potential co-investor in a transaction with the Company.
During the weeks of August 31, 2020 and September 7, 2020, at the direction of the Special Committee, representatives of Barclays, Ropes & Gray and TowerBrook negotiated the expense reimbursement agreement.
On September 11, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. Members of management provided an update on ongoing due diligence meetings with TowerBrook. The representatives of Barclays then provided an update on discussions with Financial Buyer A and noted that Financial Buyer A’s due diligence was focused on the Company’s loss reserves. Discussion followed and management noted that it and the Company’s actuarial advisors remained confident in the Company’s assessment of its loss reserve position. The representatives of Barclays and Ropes & Gray then updated the Special Committee on negotiations with TowerBrook regarding the expense reimbursement agreement.
On September 12, 2020, the Company and TowerBrook executed an expense reimbursement agreement (the “Expense Reimbursement Agreement”). The Expense Reimbursement Agreement ultimately provided for the Company to reimburse 50% (up to a maximum of $500,000) of the documented due diligence related expenses incurred by TowerBrook in connection with exploring a potential transaction with the Company.
On or about September 15, 2020, Financial Buyer A communicated to representatives of Barclays that, based on its perspectives of value and its views regarding uncertainties with respect to the Company’s loss reserves, it would no longer be able to move forward with the Financial Buyer A Fourth Revised Proposal. In subsequent discussions, Financial Buyer A indicated that it would only be able to move forward with an acquisition of the Company if it were to simultaneously pursue a reinsurance transaction with respect to the Company’s loss reserves, which it anticipated would likely reduce the per share merger consideration for such a transaction to the $10.00-$11.00 per share range. Alternatively, Financial Buyer A proposed seeking a full loss portfolio transfer of all the Company’s losses and related reserves as a means for eliminating the reserve uncertainties.
On September 18, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The representatives of Barclays reported to the Special Committee Financial Buyer A’s feedback from its September 15th discussion. The Special Committee discussed and resolved that there was no basis to continue working on a potential transaction with Financial Buyer A. The Special Committee, management, and representatives of Barclays, Goldman Sachs IBD and Ropes & Gray discussed this outcome and the potential for loss reserve due diligence to impact negotiations with TowerBrook to the extent that it developed similar concerns as Financial Buyer A as a result of its due diligence. During this discussion, management expressed its perspective on the Company’s loss reserves, noting that management and the Company’s actuarial advisors remained confident in the Company’s assessment of its loss reserve position. The Company noted that in their due diligence discussions with Financial Buyer A, it was challenging to adequately communicate the nuances and benefits of its customized coverages for some of its specialty classes of business. These benefits could only be understood with considerable effort and research, something the Company and its advisors have done, but which were not quickly understood or appreciated by third parties.
On September 21, 2020, representatives of Barclays communicated the Special Committee’s decision to Financial Buyer A. On the same day, representatives of Barclays spoke to TowerBrook regarding the potential transaction and, among other things, suggested that TowerBrook reach out to Further Global to discuss the potential for Further Global to participate as an equity investor in a potential transaction.
On September 22, 2020, representatives of Barclays spoke to TowerBrook and discussed next steps with respect to due diligence.

On September 24, 2020, TowerBrook and Eric Leathers, in his capacity as a representative of Further Global, had an initial call to discuss the potential for Further Global to participate as an equity investor in a potential transaction.
On September 24, 2020, a news media outlet publically reported that the Company and TowerBrook were engaged in negotiations regarding a potential strategic transaction (the “September 24 Leak”). The Company’s stock price, based on the closing price on September 23, 2020 and September 25, 2020, increased by approximately 28% in the two trading days following the September 24 Leak from $9.05 per share to $11.55 per share.
On September 25, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. Management provided an update on due diligence discussions with TowerBrook. The Special Committee also discussed the September 24 Leak and its potential implications for negotiations with TowerBrook and the overall process in which the Special Committee was engaged.
On September 27, 2020, TowerBrook and Further Global entered into a non-disclosure agreement relating to the potential participation by Further Global as an equity investor in a potential transaction involving the Company.
On September 29, 2020 the Expense Reimbursement Agreement was amended to extend its term to October 13, 2020.
In early October 2020, representatives of a potential financial investor (“Financial Buyer C”) that had been contacted by Barclays on a no-names basis in July 2020 reached out to representatives of Barclays. Financial Buyer C indicated that it was unsure if it had any interest in the Company but that it would be in touch with Barclays if it determined that it did. Financial Buyer C did not subsequently contact Barclays or the Company concerning a strategic transaction.
On October 2, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The representatives of Barclays provided the Special Committee with an update on the due diligence process with TowerBrook. The Special Committee and the representatives of Barclays discussed details regarding TowerBrook’s updated business plan, assessing it against the Company’s existing standalone business plan.
On October 8, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. Barclays noted that TowerBrook had communicated various issues raised by its actuarial advisers’ regarding the Company’s loss reserves and that additional due diligence would be required in respect of these reserves. The Special Committee and management discussed these issues and management gave its perspective on them, noting that management and the Company’s advisors remained confident in the Company’s assessment of its loss reserve position.
Subsequently, the representatives of Barclays and Goldman Sachs IBD reviewed the inbound inquiry received in response to the September 24 Leak from Financial Buyer C. The Special Committee also discussed a request from TowerBrook to again amend the Expense Reimbursement Agreement between the Company and TowerBrook to extend the period during which TowerBrook could conduct due diligence to October 30, 2020. The Special Committee authorized the representatives of Barclays and Ropes & Gray to negotiate an extension of the Expense Reimbursement Agreement.
On October 9, 2020, TowerBrook discussed with representatives of Barclays certain of its due diligence findings with respect to the Company’s loss reserves and communicated its view that these loss reserves could develop adversely.
On October 12, 2020, the Company and TowerBrook amended the Expense Reimbursement Agreement to extend the term to October 30, 2020.
On October 20, 2020, TowerBrook and Further Global agreed to participate jointly in a potential transaction with the Company and submitted a written proposal on joint TowerBrook and Further Global letterhead stating that both parties remained interested in pursuing a deal with the Company.

On October 20, 2020, TowerBrook and Further Global sent the Company an updated letter of intent containing a proposal for a tentative acquisition transaction at $13.43 per share (the “TowerBrook Fourth Revised Proposal”). This price represented a 1.1x multiple to tangible book value per diluted share and 43.6% premium to the 30-day volume weighted average price as of September 24, 2020 (the day of the September 24 Leak). The TowerBrook Fourth Revised Proposal contemplated that the Company would enter into an adverse development cover and loss portfolio transfer transaction with a third party to transfer certain risks related to the Company’s loss reserves to a third party (the “Loss Portfolio Transaction”), and proposed to reduce the $13.43 per share value on a dollar-for-dollar basis to reflect any negative balance sheet impact that would result from the Loss Portfolio Transaction. Subsequent to receipt of the TowerBrook Fourth Revised Proposal by the Company, representatives of Barclays spoke with TowerBrook regarding the proposal.
On October 20, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The representatives of Barclays and Goldman Sachs IBD provided their perspectives on the TowerBrook Fourth Revised Proposal and the Loss Portfolio Transaction it contemplated. Discussion followed, focusing on the potential size of the Loss Portfolio Transaction, the potential costs associated with such transactions and therefore, the potential reduction to the proposed per share price to be paid to the Company’s stockholders, the timeline for effectuating such a transaction, the substantial due diligence that would need to be conducted by potential third parties interested in the transaction, and the risks of implementing the Loss Portfolio Transaction if an acquisition transaction with TowerBrook and Further Global did not occur. The Special Committee also evaluated and discussed the potential value impact of the Loss Portfolio Transaction, noting that the transfer of some or all of the assets corresponding with the loss reserves would have the effect of reducing the Company’s investment income, which may be offset by the fact that a balance sheet with lower risk may increase the perceived value by a potential acquirer. The Special Committee discussed ways of potentially shortening the timeline to implement the Loss Portfolio Transaction if the Special Committee decided to move forward with this approach, noting in particular the importance of finalizing the pricing and terms of any Loss Portfolio Transaction before the Special Committee could agree on the price of a potential transaction or execute any contract that required the Loss Portfolio Transaction as a condition to closing.
On or about October 26, 2020, representatives of Barclays discussed the Loss Portfolio Transaction with TowerBrook as well as the TowerBrook Fourth Revised Proposal more generally. At the direction of the Special Committee, the representatives of Barclays conveyed to TowerBrook that the Company was seeking a higher valuation, particularly in light of the position conveyed in the TowerBrook Fourth Revised Proposal regarding the reduction in the per-share price for the cost of any Loss Portfolio Transaction. TowerBrook communicated during this discussion that it would not be willing to move forward without exclusivity and that the Expense Reimbursement Agreement had served its purpose of having TowerBrook invest additional time and resources to explore a potential transaction.
On or about October 29, 2020, Goldman Sachs IBD received an unsolicited inquiry regarding the Company from a potential strategic investor (“Strategic Buyer C”). In light of the non-committal and information-seeking nature of this inquiry, Goldman Sachs IBD did not provide any information to Strategic Buyer C before or after the execution of the Exclusivity Agreement executed on November 13, 2020, as defined and described below.
On October 30, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The Special Committee first received an update from Mr. Carlsen regarding the Loss Portfolio Transaction. Mr. Carlsen reported he had engaged in initial discussions with Guy Carpenter & Company, LLC (“Guy Carpenter”), a potential broker for the Loss Portfolio Transaction with significant expertise in this area, and reviewed the complexity of the potential transaction, the time required to negotiate such a transaction, the potential costs of such coverage and the expected limits to the coverage that would be available. After such discussion, the Special Committee resolved to further discuss the Loss Portfolio Transaction and its implementation with TowerBrook. The Special Committee also discussed TowerBrook and Further Global’s recent request for exclusivity in light of the uncertainty regarding the value of TowerBrook and Further Global’s proposed offer (particularly in light of the potential Loss Portfolio Transaction), the risks and benefits of conditioning exclusivity on particular terms and the fact that there were no other parties actively expressing interest in the Company. Ropes & Gray reviewed potential terms that could be included in a term sheet tied to the grant of exclusivity, including a firm price per share and the inclusion of a “go-shop” provision in any definitive transaction agreement, and the potential for a “fiduciary out” in the exclusivity arrangement that would allow the Company and the Special Committee to review unsolicited bids during the exclusivity period. After this discussion the Special Committee authorized Barclays and Ropes & Gray to negotiate potential terms of exclusivity with TowerBrook and Further Global, including by presenting a term sheet to include terms of a potential transaction as part of the grant of exclusivity, including a firm price per share and the inclusion of a go-shop provision in any definitive transaction agreement.
On November 4, 2020, the Special Committee sent a draft exclusivity agreement to TowerBrook contemplating a term sheet, which was subsequently sent to TowerBrook. Over the following days the Special Committee and representatives of Barclays and Ropes & Gray negotiated this document with TowerBrook and Further Global. During these negotiations TowerBrook and Further Global conveyed their preference not to attach a term sheet to such agreement and also communicated their expectation that TPG and Goldman Sachs would deliver written stockholder consents in connection with the signing of a merger agreement and following the delivery of such written stockholder consents the Board would not have the right to terminate the merger agreement in response to any third party acquisition proposals.
On November 5 2020, the Board met, joined by members of management, and Mr. Carlsen provided an update on the progress of discussions with TowerBrook.
On November 10, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The representatives of Barclays provided an update to the Special Committee on their discussions with TowerBrook and Further Global, noting they had conveyed to TowerBrook and Further Global that the Special Committee was looking for a higher valuation and that the Special Committee believed TowerBrook and Further Global should value the Company based on the Company’s book value at closing. The Special Committee discussed the initial response from TowerBrook and Further Global, which asserted that only a recently closed fiscal period would be an acceptable measure of book value, and alternatives to continue to seek an increase in the value of the proposal from TowerBrook and Further Global. The Special Committee also discussed the exclusivity agreement, including TowerBrook and Further Global’s rejection of certain terms proposed in the Company’s term sheet attached to the exclusivity agreement and TowerBrook and Further Global’s view that they would not continue discussions without some sort of exclusivity agreement in place. Given that Financial Buyer A had dropped out of the process and no other potential counterparties were in active discussions with the Company or had come forward following the September 24 Leak, the Special Committee decided to enter into an exclusivity agreement without a term sheet, deferring agreement of the terms until further clarity was available regarding the terms of the Loss Portfolio Transaction. During the course of these discussions the Special Committee considered TowerBrook and Further Global’s rejection of the proposal for a “go-shop” provision and decided that such a provision would not be necessary in light of the lack of apparent interest in the Company from other potential buyers both since the September 24 Leak and in the 2018-19 dual track process that had occurred in tandem with the IPO, as well as the fact that a fiduciary out would allow the Company to evaluate unsolicited proposals in the event that the Company executed a definitive agreement with TowerBrook, and that the Special Committee would not continue to negotiate for a “go-shop” but would push for a fiduciary out provision in any definitive transaction agreement. At the end of these discussions, the Special Committee authorized Ropes & Gray to negotiate and finalize an exclusivity agreement.
On November 13, 2020, the Company entered into a 30-day exclusivity agreement with TowerBrook and Further Global (the “Exclusivity Agreement”). TowerBrook and Further Global also entered into an expense sharing agreement with each other on November 13, 2020.
During the week of November 16, 2020, Goldman Sachs IBD received an unsolicited inquiry regarding the Company from a potential financial investor that had been contacted by Barclays on a no-names basis in Jul 2020 (“Financial Buyer D”). Pursuant to the Company’s obligations under the Exclusivity Agreement (including, for the avoidance of doubt, the fiduciary out provisions contained in the Exclusivity Agreement), Goldman Sachs IBD did not provide any information to Financial Buyer D.

From the week of November 16, 2020, through the signing of the Merger Agreement, TowerBrook, Further Global and their representatives held various due diligence calls with the Company and representatives of Barclays and Goldman Sachs IBD and requested a number of documents and confirmations related to due diligence. As part of these discussions, the representatives of TowerBrook and Further Global committed to the Special Committee that TowerBrook and Further Global would not have any substantive discussions regarding the terms of any potential future management arrangements, including the amount of any potential equity participation or awards, with the Company’s management until such time as the Special Committee expressly authorized such discussions.
Starting in mid-November, 2020, ProSight, Guy Carpenter, Mr. Carlsen and representatives of Barclays engaged in an active dialogue regarding the terms, structure and pricing of the reinsurance transaction.
On November 24, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The Special Committee discussed the status of the Loss Portfolio Transaction process, with Mr. Carlsen providing an update on Guy Carpenter’s outreach to potential counterparties. The Special Committee also received an update on the progress of TowerBrook’s and Further Global’s due diligence, and Ropes & Gray updated the Special Committee on the draft merger agreement it had prepared for circulation to TowerBrook. The Special Committee also discussed the post-closing employment retention arrangements with key employees described in more detail in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” and authorized Mr. Carlsen and Mr. Hannon to engage with TowerBrook further on this issue and to report back to the Special Committee on such engagement. The Special Committee was also updated on the unsolicited inbound calls from Financial Buyer D and Strategic Buyer C.
In early December 2020, members of management discussed the Company’s management projections (the “Management Projections”) with representatives of Barclays. During the course of these discussions, members of management and Barclays discussed certain sensitivity cases, which were subsequently discussed with the Special Committee, and concluded that it would be appropriate for Barclays to utilize the set of sensitized projections, based on the ProSight Management Projections, as described in more detail in the section entitled “The Merger — Certain Company Forecasts,” for purposes of certain of its financial analyses described under the section entitled “The Merger — Opinion of the Financial Advisor to the Special Committee.”
On December 3, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. An update was provided on the Loss Portfolio Transaction process as well as discussions between TowerBrook, Further Global and Larry Hannon regarding proposed key employee retention arrangements after the closing of the transaction which discussions and their outcome are described in more detail in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger.” The Special Committee also discussed the potential timing on further price discussions with TowerBrook and Further Global, noting that the Company’s stock trading price neared $13.43 per share, the upper bound of the most recent offer price from TowerBrook and Further Global taking into account potential adjustment related to the Loss Portfolio Transaction. The representatives of Barclays reported that they had not engaged in further discussion on price with TowerBrook and Further Global given the uncertainty regarding the cost of any Loss Portfolio Transaction and that further price discussions in advance of the information on the Loss Portfolio Transaction were unlikely to lead to progress or substantive negotiation. Ropes & Gray subsequently provided the Special Committee with an overview of the key provisions of the draft merger agreement, The Special Committee discussed the possibility of negotiating for a “go-shop,” with the discussion including an assessment of the marketing efforts conducted by the Company in the last two years, the process undertaken with other interested bidders, the expectation that an announced transaction with TowerBrook and Further Global would result in significant press coverage and the fact that a non-solicit period that included a fiduciary out would allow the Company to evaluate unsolicited proposals in the event that the Company executed a definitive agreement with TowerBrook and Further Global. Ultimately the Special Committee decided to include a fiduciary out in the draft merger agreement.
On December 4, 2020, Ropes & Gray sent a draft merger agreement to TowerBrook’s counsel at Sidley Austin LLP (“Sidley Austin”).

On December 5, 2020, Sidley Austin requested an extension of the Exclusivity Agreement to December 24, 2020.
On December 8, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The Special Committee first received an update on the Loss Portfolio Transaction, during which it was noted that initial indications suggested that the net cost of the transaction may be in the range of $50-60 million dollars. Ropes & Gray provided additional background and a summary regarding negotiations regarding the draft merger agreement, and the Special Committee also discussed TowerBrook and Further Global’s request to extend the Exclusivity Agreement’s term to December 24, 2020, which the Special Committee approved based on ongoing progress in negotiations with TowerBrook. The Special Committee also discussed the impact of the September 24 Leak on the Company’s trading price.
On December 9, 2020, the term of the Exclusivity Agreement was extended to December 24, 2020.
On or about December 10, 2020, Rick Schifter of the Special Committee spoke with TowerBrook and Further Global regarding valuation issues. TowerBrook and Further Global reiterated their view that the merger consideration should be based off previously reported tangible book value.
On December 11, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. Mr. Schifter summarized his discussion with TowerBrook and Further Global on or about December 10, 2020 and the Special Committee discussed the impact of this position, the recent trading price of the Company’s stock and further ways in which the Special Committee could improve the pricing proposal from TowerBrook and Further Global. After further discussion, the Special Committee discussed a potential counterproposal to TowerBrook and Further Global’s most recent valuation offer of $13.43 per share, less the cost of any reinsurance transaction, which was estimated to be approximately $1.00 to $1.50 per share, resulting in an effective offer of between $11.93 and $12.43 per share. The Special Committee then determined to present a counteroffer at a price of $13.10 per share that assumed the cost of the reinsurance transaction would not exceed $60 million, authorizing Mr. Schifter and Mr. Arnold to communicate the counteroffer to TowerBrook and Further Global.
On December 11, 2020, Mr. Schifter and Mr. Arnold spoke with TowerBrook and Further Global and communicated the Special Committee’s perspective on valuation.
On or about December 12, 2020, TowerBrook and Further Global proposed $12.50 as a per share price without any further adjustments related to the Loss Portfolio Transaction.
On December 12, 2020, Ropes & Gray received a revised draft of the merger agreement from Sidley Austin, which revised draft eliminated any fiduciary out structure from the transaction. On that same date Sidley Austin also circulated drafts of related ancillary documents to the merger agreement, including a limited guarantee, equity commitment letter and support agreement (together with the Loss Portfolio Binder, the “Ancillary Transaction Documents”). The terms of the support agreement provided that immediately following the execution and delivery of the definitive transaction agreement among the parties, the Major Stockholders will execute and deliver to the Company the Joint Written Consent approving the transactions contemplated thereby.
On December 14, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The Special Committee received an update on the Loss Portfolio Transaction process, including that progress was being made on engaging with Enstar Group Limited, a known and highly reputable participant in the market, which was expected to submit a proposal with preliminary pricing of $57 million subject to further due diligence. The representatives of Barclays discussed with the Special Committee a preliminary assessment of the $12.50 per share proposal that TowerBrook and Further Global had made and the Special Committee determined to reject the $12.50 per share offer as inadequate and provide a $13.00 per share counteroffer, which counteroffer it instructed Barclays to communicate to TowerBrook. Ropes & Gray also provided an update on the most recent revised draft of the merger agreement received from Sidley Austin and identified key issues that would need to be resolved. The Special Committee subsequently proposed $13.00 as a per share price to TowerBrook.

On December 16, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The Special Committee was provided with an update on discussions with TowerBrook and Further Global. An update was also provided regarding the Loss Portfolio Transaction negotiations as well as discussions with the Lenders in respect of the debt acquisition financing. Ropes & Gray also updated the Special Committee on its progress in negotiating the Merger Agreement with Sidley Austin. The Special Committee formally approved the engagement of Goldman Sachs IBD as a financial advisor and approved of the terms of Goldman Sachs IBD’s engagement letter.
On or about December 17, 2020, TowerBrook and Further Global proposed $12.70 as a per share price without any further adjustments related to the Loss Portfolio Transaction.
On December 17, 2020, Mr. Arnold and Mr. Schifter spoke with representatives of TowerBrook and Further Global. Mr. Arnold and Mr. Schifter proposed a potential price of $12.85 per share without any further adjustments related to the Loss Portfolio Transaction, representing a midpoint between TowerBrook and Further Global’s most recent proposal of $12.70 per share and the Company’s most recent proposal of $13.00 per share, subject to further discussions and confirmation with the Special Committee, the completion of negotiations with the Reinsurer with respect to the Loss Portfolio Transaction and the final terms of the definitive transaction agreements. Mr. Arnold and Mr. Schifter made it clear to TowerBrook that this price would need to be considered and authorized by the Special Committee and indicated they would propose it to the Special Committee for discussion.
On December 18, 2020, Ropes & Gray sent a revised draft of the merger agreement to Sidley Austin. Among other things, this draft reinserted a fiduciary out structure. On December 20, 2020, Ropes & Gray received a revised draft of the draft Merger Agreement from Sidley Austin.
On December 21, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. Discussion focused on the price negotiations with TowerBrook and Further Global, and Mr. Arnold and Mr. Schifter’s discussion with TowerBrook and their proposal of a price of $12.85 per share. After discussion, noting that the funds affiliated both with Goldman Sachs and TPG would support the price of $12.85 and subject to further analysis of the price from Barclays, the Special Committee agreed to continue negotiating price and the terms of the definitive transaction agreements with TowerBrook and Further Global.
On December 23, 2020, Ropes & Gray sent a revised draft of the merger agreement to Sidley Austin.
On December 24, 2020, Ropes & Gray sent a draft of the disclosure schedules for the Company in connection with the merger agreement (the “Company Disclosure Schedules”) to Sidley Austin.
During the weeks of December 28, 2020, January 1, 2021 and January 8, 2021, Ropes & Gray subsequently discussed the fiduciary out with Sidley Austin as well as other transaction terms. Ropes & Gray and Sidley Austin exchanged drafts of the merger agreement dealing with this point and other points during the weeks of December 21, 2020, December 28, 2020, January 1, 2021 and January 8, 2021. As described below, the principal focus of the merger agreement negotiations was on the fiduciary out. Ropes & Gray and Sidley Austin had a number of discussions of this issue, and Ropes & Gray frequently discussed the issue with the Special Committee at the meetings that occurred during this time period. Ultimately, TowerBrook and Further Global agreed to a 30 day fiduciary out, as described more fully in the section entitled “The Merger Agreement — Acquisition Proposals” beginning on page 69. Simultaneously with the negotiation of the fiduciary out, Ropes & Gray and Sidley Austin negotiated the Ancillary Transaction Documents.
On December 29, 2020, the Company executed its engagement letter with Goldman Sachs IBD.
On December 29, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. The Special Committee received an update on the negotiation of the Loss Portfolio Transaction. Ropes & Gray also updated the Special Committee on the negotiation of the merger agreement, focusing in particular on provisions that had the potential of increasing the risk that the closing conditions for the transaction would not be met, including proposed closing conditions related to the implementation of the Loss Portfolio Transaction and the scope of the definition of Burdensome Condition (as such term is defined in the section entitled “The Merger Agreement — Efforts to Complete the Merger” beginning on page 68).

On December 31, 2020, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD and discussed the potential transaction with TowerBrook and Further Global. Discussion focused on the open negotiation points with respect to the draft merger agreement. In particular, the Special Committee discussed with Ropes & Gray the counterproposal from TowerBrook and Further Global to the Special Committee’s proposal on the fiduciary out provisions that would permit the Company to review and negotiate potentially superior proposals from other potential interested parties after the execution of the Merger Agreement. Ropes & Gray reviewed the terms of the counterproposal, noting that it would permit the Company a period of 30 days to entertain potentially superior proposals, provided that the fee payable to TowerBrook and Further Global in the event of a termination of the merger agreement to accept a superior proposal would be at least 4%, plus an amount equal to the fees incurred by TowerBrook and Further Global in engaging with the Company in connection with the proposed transaction subject to a $5,000,000 cap. Ropes & Gray also reviewed the most recent proposal from TowerBrook and Further Global with respect to the scope of the definition of Burdensome Condition in connection with their obligations in the obtaining the required regulatory approvals for the proposed transaction. Ropes & Gray then reviewed a proposed closing condition from TowerBrook and Further Global that would effectively require a substantial dividend from the Company’s subsidiaries to the Company to permit the Company to reduce its outstanding balance under its revolving credit facility. The Special Committee then discussed the proposed closing condition in the merger agreement related to the implementation of the Loss Portfolio Transaction and the means by which the Special Committee could reduce the conditionality to ensure that the closing condition would be satisfied. In light of ongoing progress in discussions with TowerBrook, the Special Committee also approved the extension of exclusivity with TowerBrook and Further Global through January 15, 2021.
On January 2, 2021, the Special Committee agreed to extend the term of the Exclusivity Agreement through January 15, 2021.
During the week of January 4, 2021, Ropes & Gray and Sidley Austin continued to negotiate the merger agreement and respective representatives of the Company and TowerBrook continued to negotiate the definitive agreements with respect to the Loss Portfolio Transaction with the Reinsurer and its representatives.
On January 11, 2021, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. Ropes & Gray provided an overview of the open issues in the merger agreement, noting that the negotiation of the definitive agreements with respect to the Loss Portfolio Transaction was near completion and therefore the related closing condition in the merger agreement was likely to be acceptable.
On January 14, 2021, respective representatives of the Company, TowerBrook and the Reinsurer finalized the definitive agreements with respect to the Loss Portfolio Transaction.
On January 14, 2021, the Special Committee met, joined by members of management and representatives of Barclays, Ropes & Gray and Goldman Sachs IBD. Ropes & Gray gave a presentation regarding the Special Committee’s fiduciary duties. Representatives of Barclays reviewed for the Special Committee Barclays’ financial analysis of the $12.85 per share Merger Consideration that had been agreed upon with TowerBrook and Further Global and described the methodologies underlying that analysis. Barclays provided the Special Committee with updated relationship disclosure information, including with respect to its relationships with ProSight, Goldman Sachs, TPG, TowerBrook and Further Global.Barclays then rendered to the Special Committee, which was subsequently confirmed by delivery of a written opinion dated as of January 14, 2021, its opinion to the effect that, based upon and subject to the assumptions, limitations, qualifications and other matters stated in its opinion, from a financial point of view, the Merger Consideration to be offered to the holders of Company Common Stock in the Merger is fair to such holders (the “Barclays Opinion”). The Special Committee discussed these matters and considered the reasons and factors described in the section entitled “The Merger — Reasons for the Merger.” At the conclusion of these discussions, after consideration of the matters presented, the Special Committee subsequently (a) determined that the Merger Agreement and the transaction are fair to, and in the best interest of, the Company and its stockholders, (b) declared it advisable for the Company to enter into the Merger Agreement and (c) recommended to the Board the execution, delivery and performance by the Company of the Merger

Agreement and the further authorization and approval of all other matters reasonably required to consummate the transactions contemplated by the Merger Agreement.
On January 14, 2021, immediately following the meeting of the Special Committee, the Board met with Mr. Leathers recusing himself from the meeting. After discussing and considering the recommendation of the Special Committee and the basis of that recommendation, including the Barclays Opinion, the Board (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, for the Company to enter into the Merger Agreement, (b) approved the execution, delivery and performance of the Merger Agreement, and (c) resolved to recommend adoption of the Merger Agreement by the stockholders of the Company.
On January 14, 2021, the parties executed the Merger Agreement and the applicable Ancillary Transaction Documents. Immediately thereafter, TPG and Goldman Sachs delivered the Joint Written Consent adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger.
On January 15, 2021, the transaction was announced by way of a joint press release by the Company and TowerBrook before the markets opened.
On February 13, 2021 the fiduciary out period under the Merger Agreement expired without any acquisition proposals being delivered to the Company or its representatives.
Reasons for the Merger
Special Committee
In the course of making the determinations described above in the section entitled “The Merger — Background of the Merger,” and issuing its recommendation to the Board as described therein, the Special Committee consulted with the management of the Company and with its financial and legal advisors and considered the following factors. These factors are not intended to be exhaustive and are not presented in any relative order of importance. The Special Committee views its positions and recommendations as being based on the totality of the information presented to and considered by it.
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Attractive Price:   The Special Committee considered the Merger Consideration in relation to (i) estimates of the current and future value of the Company as an independent entity, (ii) the Company’s tangible book value, and the range of historic multiples of the trading price of the Company Common Stock to tangible book value of the Company, as compared to such multiples for companies considered by the Company to be in its peer group, and (iii) the market price of the Company Common Stock on September 23, 2020, the last trading day prior to the September 24 Leak, to which the Merger Consideration represented a premium of approximately 42%.

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Risks of Continued Operations as an Independent Public Company:   The Special Committee considered the execution risk associated with the Company’s standalone strategic plan, and the potential risks associated with the possibility that, even if such strategic plan is successfully executed, the market may not reflect such execution in the trading price of the Company Common Stock in the near-, medium- or long-term and the multiples of such trading price will continue to lag behind its peer group.

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Limited Ability to Benefit from Hardening Insurance Markets in Absence of a Strategic Transaction:   The Special Committee considered the existing trends in the insurance markets, including:

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the limited opportunity to benefit from potential premium increases if the Company were able to expand beyond its existing admitted insurance lines, segments or niches;

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the Company’s limited capabilities in the assumed reinsurance and dedicated surplus lines segments of the insurance markets, the segments believed by management to be best positioned to respond to the current market;

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the need to raise additional capital in order to finance such an expansion;

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the increased competition among the Company’s peers to raise capital in order to finance similar expansions of their product offerings;

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the Company’s limited access to additional capital at a reasonable cost to execute on market repositioning;

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the risks to the Company and to its profitability, equity value and trading price should it take or fail to take such actions in light of hardening market conditions; and

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the potential extent and duration of such conditions.

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Knowledge of the Company’s Business and Financial Condition:   The Special Committee’s knowledge of the Company’s business, operations, financial condition and prospects.

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Strategic Alternatives:   The Special Committee considered the likelihood and potential benefits of other potential strategic or other business combination transactions (including with several alternative acquirers) as well as continuing as an independent company. In connection, the Special Committee also considered the following related factors:

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the fact that, as described in “The Merger — Background of the Merger,” the Company did not receive adequate interest in a potential sale of the Company prior to the Company’s IPO;

•
the fact that, as described in “The Merger — Background of the Merger,” since the IPO no third parties had come forward as credible sources of third-party capitalization or as buyers for the Company, including after the September 24 Leak; and

•
the risk that prolonging the sale process further could have resulted in the loss of an opportunity to consummate a transaction with Parent, the potential for deterioration in the Company’s business and attrition in its workforce and business relationships due to uncertainty regarding the Company’s strategic plans, and distraction of senior management from implementing the Company’s business plan.

Based on the value, risk allocation, timing and other terms and conditions negotiated with Parent, the Special Committee ultimately determined that the acquisition by Parent is more favorable to the Company’s stockholders than any other strategic alternative reasonably available to the Company, including continuing as an independent public company.
•
Results of 2020 Market Check Process:   The Special Committee considered the facts that (i) prior to July 2020, the Company held preliminary discussions and/or negotiations with representatives of Financial Buyer A, Financial Buyer B and Strategic Buyer A, none of which resulted in a proposal to engage in a transaction with the Company that was attractive to the Special Committee, (ii) representatives of Barclays contacted seven potential counterparties in July 2020 on a no-name basis, none of which expressed significant interest in exploring the potential opportunity described by Barclays, and (iii) following the September 24 Leak, only three potential counterparties made unsolicited inquiries to the Company (two of which had been contacted by Barclays in July 2020), none of which made a formal proposal or expressed credible interest in pursuing a transaction with the Company.

•
Cash Consideration:   The Special Committee considered the fact that the Merger Consideration is all cash, which provides certainty and immediate liquidity and value to the Company’s stockholders, enabling the Company’s stockholders to realize the value of the Company while eliminating long-term business and execution risk.

•
Support of Majority Stockholders:   The Special Committee considered the support of Goldman Sachs and TPG, who, through affiliated funds, collectively controlled approximately 76.82% of the aggregate outstanding shares of Company Common Stock as of January 14, 2021, and who will be receiving the same form and amount of Merger Consideration for their shares of Company Common Stock as all other stockholders of the Company.

•
Fairness Opinion:   The Special Committee considered the financial analyses and opinion of Barclays, rendered to the Special Committee on January 14, 2021, which was subsequently confirmed by delivery of a written opinion dated as of January 14, 2021, to the effect that, based upon and subject to the assumptions, limitations, qualifications and other matters stated in its opinion, from a financial point of view, the Merger Consideration to be offered to the holders of Company Common Stock in the Merger is fair to such holders (it being understood and agreed that such written opinion is for the benefit of the Special Committee and may not be relied upon by Parent or Merger Sub). For a further discussion of Barclays’ opinion, see the section entitled “The Merger—Opinion of the Financial Advisor to the Special Committee.”
•
Merger Agreement:   The Special Committee considered, in consultation with its outside legal counsel, the terms of the Merger Agreement, which were the product of extensive arm’s-length negotiations and contained terms and conditions that were, in the Special Committee’s view, advisable and favorable to the Company and its stockholders.

•
Opportunity to Accept a Superior Proposal:   The Special Committee considered the fact that the terms of the Merger Agreement permit the Company, for the 30 days following the execution of the Merger Agreement and subject to certain terms and conditions as described in the section entitled “The Merger Agreement — Acquisition Proposals,” to respond to unsolicited Acquisition Proposals, and that the provisions of the Merger Agreement permit the Board in certain circumstances to terminate the Merger Agreement in order to enter into a definitive agreement with respect to an unsolicited Superior Proposal, notwithstanding the requirement to pay the acquiror a termination fee, the amount of which the Special Committee believes to be reasonable under the circumstances and unlikely to serve as a meaningful deterrent to other acquisition proposals.

•
High Likelihood of Closing:   The belief of the Special Committee that the likelihood of completing the Merger is high, particularly in light of the terms of the Merger Agreement, including (i) the conditions to the Merger being specific and limited, (ii) the exceptions contained within the “Company Material Adverse Effect” definition, which generally defines the standard for closing risk, (iii) the likelihood of obtaining required regulatory approvals and (iv) Parent’s ability to obtain the requisite financing and its history of completing transactions.

•
Appraisal Rights:   The Special Committee considered the fact that appraisal rights are available to the Company’s stockholders who properly exercise their statutory rights under Section 262 of the DGCL.

The Special Committee also considered and balanced the factors described above against certain factors and potential risks associated with the Merger, including the following factors, which are not intended to be exhaustive and are not presented in any relative order of importance.
•
Participation in Future Gains:   The Special Committee considered the fact that following the completion of the Merger, the Company will no longer exist as an independent public company and that the Company’s existing stockholders will not be able to participate in any future earnings or growth of the Company, or in any future appreciation in value of shares of Company Common Stock.

•
Risks Associated with Announcement of the Merger: The Special Committee considered the possibility of disruption to the Company’s business that could result from the announcement of the Merger, including disruptions of the Company’s operations, stock price, business ventures, employees, and business partners and the resulting distraction of management’s attention from day-to-day operations of the business and its ability to attract and retain key employees during the pendency of the Merger.

•
Risks Associated with a Failure to Consummate the Merger:   The Special Committee considered the fact that, while the Merger is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the Merger will be satisfied or waived, and as a result, it is possible that the Merger may not be completed. The Special Committee noted the fact that, if the Merger is not completed, (i) the Company will have incurred significant risk, transaction expenses and opportunity costs, including certain fees to be paid to the Reinsurer if the Loss Portfolio Binder is terminated under certain scenarios, (ii) depending on the circumstances that caused the Merger not to be completed, it is likely that the trading price of the Company Common Stock will decline, potentially significantly, and (iii) the market’s perception of the Company’s prospects could be adversely affected.

•
Restrictions on the Operation of the Company’s Business:   The Special Committee considered the fact that the Merger Agreement and the Loss Portfolio Binder prohibit the Company from taking a number of actions relating to the conduct of its business prior to the closing of the Merger without the prior written consent of Parent, which may delay or prevent the Company from undertaking business opportunities that may arise during the pendency of the Merger, whether or not the Merger is completed.

•
Non-Solicitation Provision:   The Special Committee considered the fact that the Merger Agreement restricts the Company’s ability to actively solicit Acquisition Proposals and only allows the Company 30 days to accept Superior Proposals, subject to certain terms and conditions as described in the section entitled “The Merger Agreement — Acquisition Proposals.”

•
Termination Fees:   The Special Committee considered the possibility that the payment of a termination fee in an amount equal to approximately 4% of the aggregate Merger Consideration plus fees capped at $5,000,000 to Parent if the Board accepts a Superior Proposal might have the effect of discouraging Acquisition Proposals.

Board of Directors
In the course of making the determinations described above in the section entitled “The Merger — Background of the Merger,” the Board consulted with the management of the Company, its financial and legal advisors and the Special Committee, and considered the positive and negative factors considered by the Special Committee. In addition, the Board considered the unanimous recommendation of the Special Committee that the Board adopt the Merger Agreement and authorize and approve all other matters reasonably required to consummate the transactions contemplated by the Merger Agreement.
Opinion of the Financial Advisor to the Special Committee
The Special Committee engaged Barclays to act as its financial advisor with respect to pursuing strategic alternatives for ProSight, including a possible sale of ProSight, pursuant to an engagement letter dated July 21, 2020. On January 14, 2021, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Special Committee that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be offered to the stockholders of ProSight in the Merger is fair, from a financial point of view, to such stockholders.
The full text of Barclays’ written opinion, dated as of January 14, 2021, is attached as Annex C to this information statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.
Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to the Special Committee, addresses only the fairness, from a financial point of view, of the consideration to be offered to the stockholders of ProSight in the Merger and does not constitute a recommendation to any stockholder of ProSight as to how such stockholder should vote or act with respect to the Merger or any other matter. The terms of the Merger were determined through arm’s-length negotiations between ProSight and Parent and were recommended by the Special Committee and approved by the Board. Barclays did not recommend any specific form of consideration to ProSight or that any specific form of consideration constituted the only appropriate consideration for the Merger. Barclays was not requested to address, and its opinion does not in any manner address, ProSight’s, the Special Committee’s or the Board’s underlying business decision to proceed with or effect the Merger, the likelihood of the consummation of the Merger, or the relative merits of the Merger as compared to any other transaction or business strategy in which ProSight may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the consideration to be offered to the stockholders of ProSight in the Merger. No limitations were imposed by the Special Committee upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays, among other things:
•
reviewed and analyzed the Merger agreement and the specific terms of the Merger;

•
reviewed and analyzed publicly available information concerning ProSight that Barclays believed to be relevant to its analysis, including ProSight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

•
reviewed and analyzed financial and operating information with respect to the business, operations and prospects of ProSight furnished to Barclays by ProSight, including financial projections of ProSight prepared by ProSight management (the “ProSight Management Projections”);

•
reviewed and analyzed certain sensitivities discussed with ProSight management and the Special Committee which resulted in adjustments to the ProSight Management Projections (the “Sensitivities”) that were reviewed and approved by ProSight management and the Special Committee for use in Barclays’ analyses; the Sensitivities were incorporated into the ProSight Management Sensitized Projections, as defined and more fully described under the section entitled “The Merger — Certain Company Forecasts”;

•
reviewed and analyzed a trading history of Company Common Stock from July 25, 2019 (the closing date of ProSight’s initial public offering of its common stock (the “ProSight IPO”) through January 13, 2021 and a comparison of such trading history with those of other companies that Barclays deemed relevant;

•
reviewed and analyzed a comparison of the historical financial results and present financial condition of ProSight with those of other companies that Barclays deemed relevant;

•
reviewed and analyzed a comparison of the financial terms of the Merger with the financial terms of certain other transactions that Barclays deemed relevant;

•
reviewed and analyzed the Loss Portfolio Binder and the form of Loss Portfolio Contract;

•
reviewed and analyzed the results of efforts to solicit indications of interest from third parties with respect to a sale of ProSight both before and after the ProSight IPO;

•
reviewed and analyzed published estimates of independent research analysts with respect to the future financial performance and price targets of ProSight;

•
had discussions with ProSight management, as well as with members of the Special Committee, concerning ProSight’s business, operations, assets, liabilities, financial condition and prospects; and

•
has undertaken such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of the Special Committee and ProSight management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the ProSight Management Projections, upon the advice of the Special Committee and ProSight, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of ProSight management as to ProSight’s future financial performance. In addition, Barclays discussed the Sensitivities with ProSight management and the Special Committee, and both ProSight and the Special Committee agreed with the appropriateness of the use of the Sensitivities in performing Barclays’ analysis and approved them for such use and, at ProSight’s and the Special Committee’s direction, Barclays relied upon the Sensitivities in arriving at its opinion and assumed that the Sensitivities are reasonable. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of ProSight and did not make or obtain any evaluations or appraisals of the assets or liabilities of ProSight. Barclays is not an actuarial firm and Barclays’ services did not include actuarial determinations or evaluations by Barclays or an attempt to evaluate actuarial assumptions. Barclays expressed no opinion or view as to the potential effects of volatility experienced in the credit, financial and stock markets on ProSight or on the Merger. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, January 14, 2021. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after January 14, 2021.
Barclays assumed the accuracy of the representations and warranties contained in the Merger agreement and all the agreements related thereto. Barclays also assumed, upon the advice of the Special Committee and ProSight, that all material governmental, regulatory and third-party approvals, consents and releases for the Merger would be obtained within the constraints contemplated by the Merger agreement and that the Merger will be consummated in accordance with the terms of the Merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the Merger, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood that the Company and the Special Committee had each obtained such advice as it deemed necessary from qualified professionals. Barclays did not express any opinion on the Loss Portfolio Binder, the form of Loss Portfolio Contract or any of the terms and conditions of either thereof.
In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of Company Common Stock but rather made its determination as to fairness, from a financial point of view, to ProSight’s stockholders of the consideration to be offered to such stockholders in the Merger on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.
In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of this particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Special Committee. The summary of Barclays’ analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.
For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of ProSight or any other parties to the Merger. No company, business or transaction considered in Barclays’ analyses and reviews is identical to ProSight or the Merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Barclays’ analyses and reviews. None of the Company, Parent, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays’ analyses and reviews are inherently subject to substantial uncertainty.

The summary of the financial analyses and reviews summarized below include information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays’ analyses and reviews.
Selected Comparable Company Analysis
In order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values per share of ProSight by reference to those companies, Barclays reviewed and compared specific financial and operating data relating to ProSight with selected companies that Barclays, based on its experience in the specialty property and casualty insurance industry, deemed comparable to ProSight. The selected comparable companies with respect to ProSight were:
Selected Comparable Companies
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Hartford Financial Services

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Cincinnati Financial Corp.

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CNA Financial Corp.

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American Financial Group Inc.

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Hanover Insurance Group Inc.

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Selective Insurance Group Inc.

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Argo Group International

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United Fire Group Inc.

Barclays calculated and compared various financial multiples and ratios of ProSight and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed each company’s multiple of its current stock price to its projected earnings per share for calendar years 2020 and 2021, respectively (“P/E 2020E” and “P/E 2021E”, respectively), and each company’s ratio of its current stock price to its tangible book value per share (“P/TBVPS”), excluding accumulated other comprehensive income (“AOCI”), as of September 30, 2020. All of these calculations were performed, and based on publicly available financial data and closing prices, as of January 13, 2021, the last trading date prior to the date of delivery of Barclays’ opinion. The results of this selected comparable company analysis are summarized below:
Selected Comparable Company Analysis
	Low	Median	Mean	High
P/E 2020E	9.7x	15.1x	17.3x	32.0x
P/E 2021E	9.4x	13.0x	13.9x	24.2x
P/TBVPS(1)	0.94x	1.48x	1.40x	1.87x

(1)
Tangible book value per share (excluding AOCI) as of September 30, 2020.

Barclays selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to that of ProSight. However, because of the inherent differences between the business, operations and prospects of ProSight and those of the selected comparable companies, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of ProSight and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between ProSight and the companies included in the selected company analysis. Based upon these judgments, Barclays selected a range of P/E 2020E multiples of 12.0x to 16.0x, a range of P/E 2021E multiples of 10.0x to 13.0x, and a range of P/TBVPS (excluding AOCI) multiples of 1.05x to 1.30x for ProSight, and applied such ranges to the ProSight Management Projections for ProSight’s estimated earnings per share for calendar year 2020, estimated earnings per share for calendar year 2021, and estimated tangible book value per share (excluding AOCI) as of September 30, 2020, to calculate a range of implied prices per share of ProSight. The following summarizes the result of these calculations:
Implied Value Per Share
Based on P/E 2020E	$9.54 – $12.72
Based on P/E 2021E	$11.88 – $15.44
Based on P/TBVPS(1)	$11.70 – $14.48

(1)
Tangible book value per share (excluding AOCI) as of September 30, 2020.

Barclays noted that on the basis of the selected comparable company analysis, the Merger Consideration of $12.85 per share was above the range of implied values per share calculated based on P/E 2020E and within the range of implied values per share calculated based on P/E 2021E and P/TBVPS (excluding AOCI).
Selected Precedent Transaction Analysis
Barclays reviewed and compared the purchase prices and financial multiples paid in selected precedent transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to ProSight with respect to the business and operating profiles, relative sizes and overall market conditions, as well as other characteristics of their businesses. The selected transactions were:
Selected Precedent Transactions
Date Announced	Acquirer	Target
August 28, 2018	Apollo Global Management, LLC	Aspen Insurance Holdings Limited
August 22, 2018	The Hartford Financial Services Group, Inc.	The Navigators Group, Inc.
May 2, 2017	Intact Financial Corporation	OneBeacon Insurance Group, Ltd.
December 5, 2016	Liberty Mutual Insurance	Ironshore Inc.
March 16, 2016	The Hartford Financial Services Group, Inc.	Maxum Specialty Insurance Group
March 7, 2016	American Financial Group, Inc.	National Interstate Corporation
May 3, 2015	Fosun International Limited	Ironshore Inc.
December 30, 2014	Fosun International Limited	Meadowbrook Insurance Group, Inc.
June 3, 2013	Fairfax Financial Holdings Limited	American Safety Insurance Holdings, Ltd.
Based on publicly available information, Barclays calculated and analyzed (i) multiples of price represented by the prices paid in the above selected precedent transactions to current year estimated earnings of the target companies in the selected transactions for the year in which the relevant transaction was announced (or, where current year estimates were not available, last twelve months’ (“LTM”) earnings) and (ii) multiples of price represented by the price paid in the selected precedent transaction to tangible book value of the target companies for the selected transactions as of the most recent quarter available prior to transaction announcement. The results of the foregoing analysis are summarized below:
Selected Precedent Transactions
	Low	Median	Mean	High
P/E(1)	17.9x	20.2x	23.1x	31.1x
P/TBVPS(2)	0.95x	1.45x	1.42x	1.88x

(1)
P/E calculated using current year EPS estimates at the date of deal announcement or LTM where unavailable.

(2)
Tangible book value per share from the most recent period available as of the announcement date.

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse, and there are inherent differences in the business, operations, financial conditions and prospects of ProSight and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the Merger. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Merger which would affect the acquisition values of the selected target companies and ProSight.
Based upon these judgments, Barclays selected a range of P/E multiples of 17.5x to 20.0x, and a range of P/TBVPS multiples of 1.00x to 1.45x, and applied such ranges to the ProSight Management Projections for ProSight’s estimated earnings per share for calendar year 2020 and tangible book value per share as of September 30, 2020 to calculate a range of implied prices per share of Company Common Stock for each analysis. The following table sets forth the results of such analyses. Based on the results of such analyses, and its professional judgment and expertise and its experience in merger and acquisition transactions, Barclays selected a relevant range of implied values per share of Company Common Stock of $12.50 to $17.00.
Selected Precedent Transactions
Implied Value Per Share
Based on P/E 2020E	$13.91 – $15.90
Based on P/TBVPS	$12.70 – $18.41
Selected Range	$12.50 – $17.00
Barclays noted that on the basis of the selected precedent transaction analysis, the Merger Consideration of $12.85 per share was within the range of implied values per share calculated using the ProSight Management Projections.
Present Value of Future Stock Price Analysis
Barclays estimated the present value of future share price of Company Common Stock over a five-year period in the absence of a transaction, taking into account the ProSight Management Projections, and a range of terminal valuation multiples and discount rates. “Present value” refers to the implied current value of estimated future share price using a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns on equity and other appropriate factors.
Using the ProSight Management Projections, Barclays calculated estimated year-end tangible book value (excluding AOCI) for ProSight for each of the fiscal years from 2021 to 2025, assuming no annual distributions to stockholders and no change in intangibles during each of such fiscal years. Barclays then calculated an estimated tangible book value (excluding AOCI) per share by dividing the estimated tangible book value (excluding AOCI) as of December 31, 2025 by the fully diluted number of shares of Company Common Stock outstanding as of such date based on data and information provided by ProSight management. Barclays, utilizing its professional judgment and experience, taking into account ProSight’s expected returns on equity and other appropriate factors as well as an appropriate discount rate range, selected a range of hypothetical multiples of estimated future terminal price to tangible book value (excluding AOCI) ranging from 1.00x to 1.30x. Based on such hypothetical multiples, and using discount rates ranging from 11.0% to 14.0%, reflecting estimates of the cost of equity for ProSight and selected comparable companies identified above under the section entitled “— Selected Comparable Companies Analysis,” Barclays derived a range of implied present values of future terminal value per share for ProSight as of December 31, 2020 as a stand-alone entity. The foregoing analysis yielded the range of implied present values per share of Company Common Stock of $10.30 to $15.29.
Barclays noted that on the basis of the illustrative present value of future share price analysis, the Merger Consideration of $12.85 per share was within the range of implied values per share calculated above.
Present Value of Future Stock Price Sensitivity Analysis
At the direction of the Special Committee, Barclays also performed a sensitivity case present value of future stock price analysis using the same methodology and assumptions as described above in the section entitled “— Present Value of Future Stock Price Analysis,” and substituting the ProSight Management Sensitized Projections for the ProSight Management Projections, and derived an illustrative range of implied present values per share of Company Common Stock of $9.63 to $14.30.
Barclays noted that on the basis of the illustrative present value of future share price sensitivity analysis, the Merger Consideration of $12.85 per share was within the range of implied values per share calculated above.
Discounted Cash Flow Analysis
Barclays estimated and analyzed the net present value of cash flows of ProSight attributable to holders of Company Common Stock (collectively) over a five-year period in the absence of a transaction. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns on equity and other appropriate factors.
As part of the analysis, Barclays added (i) the present values of ProSight’s projected hypothetical distributions of capital in excess of minimum target capital levels established by ProSight management for each of the fiscal years ending December 31, 2021 through December 31, 2025 based on the ProSight Management Projections, and (ii) the “terminal value” of ProSight as of December 31, 2025, discounted to present value using a range of selected discount rates. Barclays calculated estimated year-end tangible book value (excluding AOCI) for ProSight for each of the fiscal years from 2021 to 2025. The residual value of ProSight at the end of the forecast period, or “terminal value”, was estimated by applying to the estimated tangible book value (excluding AOCI) as of December 31, 2025 a range of hypothetical multiples of estimated terminal price to tangible book value (excluding AOCI) ranging from 1.10x to 1.40x taking into account ProSight’s expected returns on equity and other appropriate factors as well as an appropriate discount rate range. The range of discount rates of 11.0% to 14.0% was selected based on estimates of the cost of equity for ProSight and selected comparable companies identified above under the section entitled “— Selected Comparable Companies Analysis.”
Barclays then calculated a range of implied price per share of ProSight by dividing such amount by the fully diluted number of shares of Company Common Stock outstanding as of December 31, 2020 based on data and information provided by ProSight management. The foregoing analysis yielded a range of implied present values per share of Company Common Stock of $12.11 to $16.85.
Barclays noted that on the basis of the discounted cash flow analysis, the Merger Consideration of $12.85 per share was within the range of implied values per share calculated above.
Discounted Cash Flow Sensitivity Analysis
At the direction of the Special Committee, Barclays also performed a sensitivity case discounted cash flow analysis using the same methodology and assumptions described above in the section entitled

“— Discounted Cash Flow Analysis” and substituting the ProSight Management Sensitized Projections for the ProSight Management Projections, and derived an illustrative range of implied present values per share of Company Common Stock of $11.35 to $15.73.
Barclays noted that on the basis of the discounted cash flow sensitivity analysis, the Merger Consideration of $12.85 per share was within the range of implied values per share calculated above.
Other Factors
Barclays also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were references for informational purposes, including, among other things, the Historical Share Price Analysis and the Equity Analyst Target Prices Analysis described below.
Historical Share Price Analysis
To illustrate the trend in the historical trading prices of Company Common Stock, Barclays considered historical data with regard to the trading prices of Company Common Stock for the period from July 25, 2019 to January 13, 2021. Barclays noted that during the period from July 25, 2019 to January 13, 2021, the closing price of Company Common Stock ranged from $7.49 to $20.85. The Historical Share Price Analysis was used for informational purposes only and was not included in Barclays’ financial analyses.
Equity Analyst Target Prices Analysis
Barclays reviewed the target prices, as of January 13, 2021, published by equity research analysts covering ProSight. The per share price target range for Company Common Stock ranged from $13.00 to $16.00. Equity analyst target prices were used for informational purposes only and were not included in Barclays’ financial analyses.
General
Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Special Committee selected Barclays because of Barclays’ familiarity with ProSight and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the Merger.
Barclays is acting as financial advisor to the Special Committee in connection with the Merger. As compensation for its services in connection with the Merger, a fee of $1 million became due to Barclays upon the delivery of Barclays’ opinion (the “Opinion Fee”). The Opinion Fee was not contingent upon the conclusion of Barclays’ opinion or the consummation of the Merger. Additional compensation in an amount to be determined of between $6 million to 8 million will be payable on completion of the Merger against which the amounts paid for the opinion will be credited. In addition, ProSight has agreed to reimburse Barclays for a portion of its reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Barclays for certain liabilities that may arise out of its engagement by the Special Committee and the rendering of Barclays’ opinion. Barclays has performed various investment banking and financial services for ProSight and its affiliates in the past, and expect to perform such services in the future, and has received, and expect to receive, customary fees for such services. Specifically, in the past two years, Barclays has acted as an active bookrunner on the ProSight IPO. In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to GS Capital Partners VI LP (“GS Capital”), TPG Capital, LP (“TPG Capital”), Towerbrook, Further Global and certain of their respective affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to GS Capital, TPG Capital, Towerbrook, Further Global and certain of their respective portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for GS Capital, TPG Capital, Towerbrook, Further Global and certain of their respective portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by GS Capital, TPG Capital, Towerbrook, Further Global and certain of their respective portfolio companies and affiliates.
Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of ProSight, GS Capital, TPG Capital, Towerbrook and Further Global and certain of the portfolio companies and/or affiliates of GS, TPG, Towerbrook and Further Global for their own account and for the accounts of their customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.
Required Stockholder Approval for the Merger; Record Date
The adoption of the Merger Agreement by our stockholders required the affirmative vote of stockholders of the Company holding in the aggregate at least a majority of the outstanding Shares. On January 14, 2021, the Record Date, there were 43,657,099 shares of Company Common Stock outstanding and entitled to vote.
On January 14, 2021, concurrently with the execution and delivery of the Merger Agreement, the Major Stockholders entered into the Stockholder Support Agreement, a copy of which is attached to this information statement as Annex B. Pursuant to the Stockholder Support Agreement, the Major Stockholders agreed to, among other things, at any meeting of the Company’s stockholders and at every adjournment or postponement thereof, vote the Shares owned by them (i) in favor of the adoption of the Merger Agreement and approving the transactions contemplated thereby, and (ii) prior to a Fiduciary Out Termination, against the adoption or approval of any alternative transaction. The Company has not received a Superior Proposal prior to February 13, 2021 and a Fiduciary Out Termination is no longer permitted under the terms of the Merger Agreement. In accordance with the terms of the Stockholder Support Agreement, immediately following the execution and delivery of the Merger Agreement, the Major Stockholders executed and delivered the Joint Written Consent, adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger. As a result, the stockholder approval required to consummate the Merger has been obtained, and no further action by the Company’s stockholders in connection with the Merger is required. As a result, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Nothing in the Stockholder Support Agreement prohibits or impedes either of the Major Stockholders from voting in favor of a Superior Proposal, provided that the Company has terminated the Merger Agreement pursuant to a Fiduciary Out Termination. The Joint Written Consent became effective on the Record Date.
When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action to those stockholders as of the Record Date who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This information statement and the notice attached hereto constitute notice to the persons (other than the Major Stockholders) who were stockholders of the Company on January 14, 2021 from the Company of action by the foregoing Joint Written Consent as required by Delaware law.
Certain Company Forecasts
ProSight does not, as a matter of general practice, publicly disclose detailed internal projections of its future financial performance. ProSight has, however, as part of its ordinary course strategic and business planning efforts prepared forecasts and projections for internal use. The ProSight Management Projections were prepared by ProSight’s management in December of 2020. The ProSight Management Projections were provided to Barclays for use in connection with performing its respective financial analyses summarized under the section entitled “The Merger — Opinion of the Financial Advisor to the Special Committee” above. A summary of certain elements of the ProSight Management Projections is set forth below.
	ProSight Management Projections
($mm)	12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2025
Gross Written Premiums	$941.4	$1,025.1	$1,111.8	$1,196.3	$1,287.2
Net Written Premiums	790.7	857.0	911.6	969.0	1,029.7
Net Premiums Earned	712.0	850.0	884.3	940.3	999.4
Underwriting Income	12.7	42.3	54.6	64.5	71.7
Investment Income	67.3	67.5	69.3	74.6	80.4
Interest Expense	10.4	10.2	9.9	9.7	9.4
Pre-tax Earnings	$64.7	$97.4	$113.9	$129.4	$142.7
Taxes	13.9	20.9	24.5	27.8	30.7
After Tax Earnings	$50.8	$76.4	$89.4	$101.6	$112.0
Adjusted Operating Earnings	54.5	78.1	89.4	101.6	112.0
Key Metrics
Loss and LAE Expense Ratio	61.0%	60.5%	60.0%	59.8%	60.0%
Acquisition Expense Ratio	23.7%	23.0%	22.5%	22.2%	22.2%
G&A Expense Ratio	13.5%	11.5%	11.4%	11.1%	10.6%
Combined Ratio	98.2%	95.0%	93.8%	93.1%	92.8%
Dil. Shares Outstanding	45.915	46.455	46.963	47.413	47.674
Dil. Earnings Per Share	$1.19	$1.68	$1.90	$2.14	$2.35
Dil. Tangible Book Value (ex. AOCI)	$565.6	$641.9	$731.4	$833.0	$945.1
Dil. Tangible BVPS (ex. AOCI)	$12.32	$13.82	$15.57	$17.57	$19.82
Adj. Operating ROATE (ex. AOCI)	10.1%(1)	12.9%(1)	13.0%	13.0%	12.6%

(1)
Includes after-tax operating adjustments of $3.8 million and $1.7 million to 2021E and 2022E net income, respectively that reflects scheduled vesting of restricted stock units (supplemental and founders) granted on the date of the ProSight IPO.

At the direction of the Special Committee, in order to undertake the analyses described above under the sections entitled “The Merger — Opinion of the Financial Advisor to the Special Committee — Present Value of Future Share Price Sensitivity Analysis” and “The Merger — Opinion of the Financial Advisor to the Special Committee — Discounted Cash Flow Sensitivity Analysis,” in December 2020, Barclays utilized a set of certain sensitized projections based on the ProSight Management Projections (the “ProSight Management Sensitized Projections”), assuming for such purpose, with input from ProSight’s management and the Special Committee, a 2% increase in forecasted combined ratios starting 2022 and taking into account the resulting impact on underwriting margins and investment income. The Special Committee and ProSight advised Barclays as to the appropriateness of the use of the Sensitivities in performing its analyses, approved them for such use and directed Barclays to rely upon them and assume their reasonableness in connection with arriving at its opinion and performing its respective financial analyses summarized under the section entitled “The Merger — Opinion of the Financial Advisor to the Special Committee” above. A summary of certain elements of the ProSight Management Sensitized Projections is provided below.

Projections Sensitivity
($mm)	12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2025
Net Premiums Earned	$712.0	$850.0	$884.3	$940.3	$999.4
Adj. Operating Earnings(1)
Base Plan	$54.5	$78.1	$89.4	$101.6	112.0
+ 200bps Increase in 2022E — 2025E CR	54.5	64.4	74.9	85.8	94.9
Average Tangible BV (ex. AOCI)
Base Plan	$540.1	$603.7	$686.7	$782.2	$889.0
+ 200bps Increase in 2022E — 2025E CR	540.1	596.9	665.7	746.0	836.3
Adj. Operating ROATE (ex. AOCI )(1)
Base Plan	10.1%	12.9%	13.0%	13.0%	12.6%
+ 200bps Increase in 2022E — 2025E CR	10.1%	10.8%	11.2%	11.5%	11.3%

(1)
Per ProSight Management Projections, includes after-tax operating adjustments of $3.8 million and $1.7 million to 2021E and 2022E net income, respectively that reflects scheduled vesting of restricted stock units (supplemental and founders) granted on the date of the ProSight IPO.

Neither the ProSight Management Projections nor the ProSight Management Sensitized Projections were prepared with a view to public disclosure and are included in this information statement only because such ProSight Management Projections were made available to Parent, Merger Sub and certain of their representatives in connection with their due diligence review of ProSight, and because the ProSight Management Projections and the ProSight Management Sensitized Projections were made available to Barclays for use in connection with its financial analyses. The ProSight Management Projections and the ProSight Management Sensitized Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither ProSight’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, examined or performed any procedures with respect to the ProSight Management Projections or the ProSight Management Sensitized Projections included above, nor have they expressed any opinion or any other form of assurance on such information, and they assume no responsibility for, and express no opinion on, the ProSight Management Projections or the ProSight Management Sensitized Projections.
The ProSight Management Projections included in this information statement have been prepared by ProSight’s management and the ProSight Management Sensitized Projections included in this information statement have been prepared at the direction of the Special Committee with input from, and have been approved by, ProSight’s management and the Special Committee and are subjective in many respects. Furthermore, neither the ProSight Management Projections nor the ProSight Management Sensitized Projections take into account any circumstances or events occurring after the date they were prepared. Neither the ProSight Management Projections nor the ProSight Management Sensitized Projections are fact and should not be relied upon as being indicative of future results, and readers of this information statement are cautioned not to place undue reliance on this information. The inclusion of the ProSight Management Projections and the ProSight Management Sensitized Projections herein should not be deemed an admission or representation by ProSight, its advisors or any other person that it is viewed as material information of ProSight, particularly in light of the inherent risks and uncertainties associated with such forecasts. Although this summary of the ProSight Management Projections and the ProSight Management Sensitized Projections is presented with numerical specificity, the projections reflect numerous variables, assumptions and estimates as to future events made by our management (or in the case of the ProSight Management Sensitized Projections, the Special Committee) that our management (and/or the Special Committee, as applicable) believed were reasonable at the time the ProSight Management Projections or the ProSight Management Sensitized Projections, as applicable, were prepared, taking into account the relevant information available to ProSight’s management and/or the Special Committee at the time. However, such variables, assumptions and estimates are inherently uncertain and many of which are beyond the control of our management. Because the ProSight Management Projections and the ProSight Management Sensitized Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The ProSight Management Projections and the ProSight Management Sensitized Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to ProSight’s business, all of which are difficult to predict and many of which are beyond ProSight’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The ProSight Management Projections and the ProSight Management Sensitized Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the ProSight Management Projections and the ProSight Management Sensitized Projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in ProSight’s Form 10-K for the year ended December 31, 2019 and any subsequent Quarterly Reports on Form 10-Q and the other reports filed by ProSight with the SEC. For information on factors that may cause ProSight’s future results to materially vary, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
There can be no assurance that the ProSight Management Projections or the ProSight Management Sensitized Projections will be realized, and actual results may be materially better or worse than those contained in the ProSight Management Projections or the ProSight Management Sensitized Projections. The inclusion of this information should not be regarded as an indication that the Board, ProSight, Barclays, Parent, Parent’s representatives and affiliates or any other recipient of this information considered, or now considers, the ProSight Management Projections or the ProSight Management Sensitized Projections to be predictive of actual future results, nor should it be construed as financial guidance, and it should not be relied upon as such.
Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the ProSight Management Projections or the ProSight Management Sensitized Projections to reflect circumstances existing after the date when the ProSight Management Projections or the ProSight Management Sensitized Projections, as applicable, were prepared or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the ProSight Management Projections or the ProSight Management Sensitized Projections are shown to be in error. By including in this document a summary of certain ProSight Management Projections and the ProSight Management Sensitized Projections, neither ProSight nor any of its representatives or advisors (including Barclays) nor Parent, Parent’s representatives and affiliates makes any representation to any person regarding the ultimate performance of ProSight or the surviving corporation compared to the information contained in such financial forecasts and should not be read to do so.
Interests of Our Directors and Executive Officers in the Merger
The Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below.
For purposes of each of the plans and agreements described below, the completion of the Merger will constitute a “change in control,” “change of control” or term of similar meaning with respect to the Company.
Directors of the Company
Eric Leathers is a partner of Further Global and serves as a member of Further Global’s investment committee and Steven Carlsen is a director of Orchid Underwriters Agency, LLC, a portfolio company of TowerBrook.

Management of TowerBrook, Further Global, Parent and the Company Following the Merger
Following the closing of the Merger, the current directors of the Company are expected to resign and the Company will continue to be led by certain members of its current management team. Messrs. Hannon, Piszel and Bailey, each a current member of the Company’s management team, are expected to continue as management employees of the Company following the closing of the Merger, with Mr. Hannon serving as the Company’s President.
Treatment of Outstanding Equity Awards
Accelerated Vesting, Cancellation and Cash-Out of Equity and Equity-Based Awards Granted by the Company
Certain of the Company’s directors and executive officers hold equity-based awards. Upon the Effective Time, these awards will be treated as follows:
•
each vested and unvested Company RSU Award that is outstanding immediately prior to the Effective Time will be canceled in exchange for an amount in cash equal to the product of (i) the total number of Shares subject to such award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration;

•
each vested and unvested Company PSU Award that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash equal to the product of (i) the number of Shares subject to such award immediately prior to the Effective Time that would become vested based on the higher of target performance and actual performance through the Effective Time as reasonably determined in good faith by the Human Resources Committee, multiplied by (ii) the Merger Consideration;

•
each vested and unvested Company Restricted Stock Award that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash equal to the product of (i) the total number of Shares subject to such award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration; and

•
each vested and unvested Company Performance Share Award that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash equal to the product of (i) the number of shares subject to such award immediately prior to the Effective Time that would become vested based on the higher of target performance and actual performance through the Effective Time as reasonably determined in good faith by the Human Resources Committee multiplied by (ii) the Merger Consideration;

provided that the foregoing treatment for certain employees (including certain executive officers) is contingent upon such employees agreeing to (A) terminate their existing employment agreements with the Company (if applicable) and (B) participate in the Company’s go-forward management incentive program, which will require their agreement to certain award agreements that will include restrictive covenants in favor of Parent.
In the event that any such employee does not agree to the foregoing, the equity awards of such employee will be converted into the right to receive an amount in cash equal to (i) for Company RSU Awards and Company Restricted Stock Awards, the total number of Shares subject to such award immediately prior to the Effective Time multiplied by the Merger Consideration and (ii) for Company PSU Awards and Company Performance Share Awards, the number of Shares subject to such award immediately prior to the Effective Time that would become vested based on the higher of target performance and actual performance multiplied by the Merger Consideration, which cash amounts will be paid by the surviving corporation, in each case in accordance with the vesting schedule and terms and conditions applicable to such award immediately prior to the Effective Time.
Quantification of Outstanding Equity Awards
The table below sets forth the estimated amounts that each director and executive officer of the Company would be eligible to receive (without subtraction of applicable withholding taxes) in connection with the Merger with regard to each outstanding and unvested Company RSU Award, Company PSU Award

(based on target performance), Company Restricted Stock Award and Company Performance Share Award (based on target performance) held by the director or executive officer, assuming that the completion of the Merger occurs on March 1, 2021. Depending on when the Merger is completed, certain outstanding awards shown in the table below may become vested in accordance with their terms prior to the completion of the Merger. Further information regarding the named executive officers may be found in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger — Payments to Executives upon Termination Following Change in Control — Quantification of Potential Payments to Named Executive Officers in Connection with the Merger” beginning on page 53.
Name	Company RSU Awards(1)(2)		Company Performance RSUs		Company Restricted Stock Awards		Company Performance Share Awards
	Shares (#)	Value ($)	Shares (#)	Value ($)	Shares (#)	Value ($)	Shares (#)	Value ($)	Total Value ($)
Named Executive Officers
Mr. Hannon	304,453	3,912,221	17,857	229,462	29,925	384,536	44,664	573,932	5,289,547
Mr. Piszel	146,235	1,879,120	16,369	210,342	21,588	277,406	32,220	414,027	2,917,516
Mr. Bailey	281,009	3,610,966	7,441	95,617	12,501	160,638	18,657	239,742	4,186,067
Other Executive Officers
Mr. Papalia	2,792	35,877	4,167	53,546	10,000	128,500	14,925	191,786	409,709
Non-Employee Directors
Mr. Dwyer	—	—	—	—	—	—	—	—	—
Mr. Arnold	—	—	—	—	—	—	—	—	—
Mr. Leathers	—	—	—	—	—	—	—	—	—
Mr. Carlsen	—	—	—	—	—	—	—	—	—
Mr. Schnitzer(3)	—	—	—	—	—	—	—	—	—
Mr. Schifter	—	—	—	—	—	—	—	—	—
Mr. Spriggs	—	—	—	—	—	—	—	—	—
Ms. Hooda	—	—	—	—	—	—	—	—	—
Mr. Helgason(4)	—	—	—	—	—	—	—	—	—
Ms. Waleski	—	—	—	—	—	—	—	—	—

(1)
Each of the executive officers also holds vested Company RSU Awards as follows, which will be cashed out for the Merger Consideration: (i) Mr. Hannon, 29,206 Company RSU Awards; (ii) Mr. Piszel, 12,816 Company RSU Awards; (iii) Mr. Bailey, 17,319 Company RSU Awards; and (iv) Mr. Papalia, 114,333 Company RSU Awards.

(2)
Company RSU Awards held by non-employee directors are fully vested on grant, and none will be accelerated upon the closing of the Merger. However, each such director holds the following amount of vested Company RSU Awards, which will be cashed out for the Merger Consideration upon closing: (i) Mr. Dwyer, 63,149 Company RSU Awards; (ii) Mr. Arnold, 11,043 Company RSU Awards; (iii) Mr. Leathers, 11,043 Company RSU Awards; (iv) Mr. Carlsen, 66,531 Company RSU Awards; (v) Mr. Schnitzer, 71,521 Company RSU Awards; (vi) Mr. Schifter, 11,043 Company RSU Awards; (vii) Mr. Spriggs, 16,429 Company RSU Awards; (viii) Ms. Hooda, 17,311 Company RSU Awards; (ix) Mr. Helgason, 9,183 Company RSU Awards; and (x) Ms. Waleski, 8,947 Company RSU Awards.

(3)
Mr. Schnitzer retired as a director of the Company on February 18, 2021. Mr. Schnitzer’s vested Company RSU Awards will be settled for shares of Company Common Stock within 30 days of his retirement, and such shares will be eligible to receive the Merger Consideration upon closing.

(4)
Mr. Helgason resigned as a director of the Company on March 1, 2021. Mr. Helgason’s vested Company RSU Awards will be settled for shares of Company Common Stock within 30 days of his resignation, and such shares will be eligible to receive the Merger Consideration upon closing.

Payments to Executives upon Termination Following Change in Control
Executive Officer Employment Agreements
Other than Mr. Papalia, each of the Company’s executive officers is currently party to an existing employment agreement with the Company, pursuant to which he is eligible to receive severance payments and benefits upon a qualifying termination of employment that occurs during a specified period before or after a change in control. The existing employment agreements between the Company and each of Messrs. Hannon, Bailey and Piszel provide that, if within six months prior to or 24 months following a change in control, the executive’s employment is terminated without “cause” or the executive resigns with “good reason,” he will be entitled to receive, subject to a general release of claims in favor of the Company, an amount equal to (i) one times the sum of his (A) base salary plus (B) target annual bonus and (ii) a prorated bonus for the year of termination based on target performance.
Each employment agreement defines “cause” as the executive’s (i) willful refusal to substantially perform, or the willful failure to make good faith efforts to substantially perform, material duties for the Company as lawfully directed by the Company’s Board, which refusal or failure remains uncured for 15 days after the executive receives written notice from the Board demanding cure, (ii) engaging in gross misconduct or gross neglect that is materially injurious to the Company, (iii) indictment for, conviction of, or entrance of a plea of guilty or nolo contendere to, a felony or a misdemeanor involving moral turpitude or (iv) material breach of certain provisions of the employment agreement.
Each employment agreement defines “good reason” as the occurrence of any of the following events without either the executive’s prior express written consent or cure by the Company within 30 days after the executive gives written notice to the Company within 30 days of the occurrence of the event describing such event and requesting cure: (i) a material reduction in base salary or target annual bonus opportunity, (ii) a material diminution in position, authority, duties or responsibilities, (iii) the breach in any material respect by the Company of any of its obligations set forth in the employment agreement or any equity award agreement or (iv) a relocation of the executive’s primary place of employment by more than 30 miles from that in effect on the effective date of the employment agreement.
Notwithstanding the foregoing, the Merger Agreement contemplates that the right of certain employees (including Mr. Bailey) to receive accelerated vesting and cash-out of their outstanding equity awards and participate in the Company’s go-forward management equity program is contingent upon an agreement to terminate their existing employment agreements with the Company, in which case the above-described severance rights will no longer apply. In addition, to the extent Mr. Piszel is offered an opportunity to participate in the Company’s go-forward management incentive program, it is expected that such participation will be contingent upon his agreement to terminate his existing employment agreement, including the severance rights thereunder.
New Employment Agreement with Parent
In connection with the Merger, Mr. Hannon has entered into a new employment agreement with Parent that will become effective upon the consummation of the transactions contemplated by the Merger Agreement and will supersede his existing employment agreement. The new employment agreement provides that Mr. Hannon will serve as President of the Company, reporting to the Chief Executive Officer of the Company. He will be paid an annual base salary of $750,000, compared to his current annual base salary of $900,000. Mr. Hannon will continue to have a target annual incentive opportunity equal to no less than 100% of his base salary. In addition, Mr. Hannon will be granted certain equity interests pursuant to the Equity Plan (as defined and described below) and an opportunity to co-invest in Pedal Topco, L.P. the sole owner of Parent. The equity interests granted under the Equity Plan will be subject to time-based vesting over a period of five years, with 20% vesting on the one-year anniversary of grant and the remainder vesting quarterly thereafter in equal amounts until the awards are fully vested.
Mr. Hannon’s new employment agreement provides that, if Mr. Hannon’s employment is terminated without “cause” or if he resigns for “good reason,” he will be eligible to receive, subject to a general release of claims in favor of the Company, (i) one year of installment payments equal to (A) one times his base salary plus (B) if the termination occurs within two years following the effective date of the new employment agreement, Mr. Hannon’s target annual bonus, (ii) a prorated bonus for the year in which termination occurs based on target performance, and (iii) any bonus earned but not yet paid for calendar years completed prior to the termination date.
Mr. Hannon’s new employment agreement defines “cause” as Mr. Hannon’s (i) willful refusal to substantially perform, or willful failure to make good faith efforts to substantially perform, material duties for the Company as lawfully directed by the Board; (ii) engaging in gross misconduct or gross neglect that is materially injurious to the Company; (iii) indictment for, conviction of, or entrance of a plea of guilty or nolo contendere to, a felony or a misdemeanor involving moral turpitude; (iv) abuse of illegal drugs (including cannabis) or abuse of prescription drugs or alcohol if such abuse (A) has a materially adverse impact on Mr. Hannon’s performance of his responsibilities and duties to any ProSight Company (as defined below), (B) has been, or is reasonably likely to be, injurious to the financial condition or reputation of any ProSight Company or (C) impedes in any material respect the ability of Mr. Hannon to carry out his duties and responsibilities under the agreement; (v) engaging in (A) any requests for sexual favors or verbal or physical sexual harassment or other abuse of a sexual nature or (B) any non-sexual verbal or physical harassment; or (vi) breach or material breach of certain representations or covenants in the employment agreement. A purported termination of Mr. Hannon’s employment for cause pursuant to clauses (i), (ii) or (v)(B) of the foregoing definition will not be effective unless (x) the Company provides written notice to Mr. Hannon of the facts alleged by the Company to constitute cause and such notice is delivered to Mr. Hannon no more than 90 days after the Company has actual knowledge of such facts, (y) Mr. Hannon has been given an opportunity of at least 15 days after receipt of such notice to cure the circumstances alleged to give rise to cause and the Company has cooperated in good faith with Mr. Hannon’s efforts to cure such condition or circumstance, but only to the extent that such circumstances are reasonably curable, and (z) the final decision to terminate Mr. Hannon’s employment for cause is approved at a special meeting of the Board called specifically for such purpose at which Mr. Hannon and his counsel are given an opportunity to speak.
Mr. Hannon’s new employment agreement defines “good reason” as the occurrence of any of the following events without either Mr. Hannon’s prior express written consent or cure by the Company within 30 days after Mr. Hannon gives written notice to the Company within 30 days of the occurrence of the event describing such event and requesting cure: (i) a material reduction in base salary or target annual bonus opportunity, (ii) a material diminution in position, authority, duties or responsibilities, (iii) the breach in any material respect by the Company of any of its obligations set forth in the employment agreement or any equity award agreement or (iv) a relocation of Mr. Hannon’s primary place of employment by more than 30 miles from Morristown, New Jersey (or outside of New Jersey); provided that no event occurring solely in connection with and substantially related to, or as a result of, the transactions contemplated by the Merger Agreement will constitute good reason.
Mr. Hannon’s new employment agreement also provides for certain restrictive covenants in favor of the ProSight Companies, including covenants prohibiting Mr. Hannon from (i) competing with any ProSight Companies or soliciting their customers for one year after his termination of employment, (ii) soliciting any ProSight Company’s service providers for two years after his termination of employment and (iii) disparaging any ProSight Company for four years after his termination of employment.
New Management Incentive Plan
Following the Merger, certain directors, senior executives, individual consultants, and key employees of Pedal Topco, L.P., Pedal Topco GP, LLC, the Company, and their respective subsidiaries (collectively, the “ProSight Companies”) will be eligible to participate in the Pedal Topco, L.P. 2021 Incentive Equity Plan (the “Equity Plan”). The Equity Plan will provide for the grant of Class A Common Units and Series B Participating Preferred Units of Pedal Topco, L.P., all of which are intended to constitute “profits interests” in accordance with Revenue Procedures 93-27 and 2001-43 (all such grants, “Incentive Units”). In accordance with the terms of the Amended and Restated Limited Partnership Agreement of Pedal Topco, L.P. (the “Partnership Agreement”), the Incentive Units will entitle participants to receive distributions at the discretion of Pedal Topco GP, LLC at the time that holders of other units receive distributions and upon certain events such as a sale of the Partnership, in any case subject to applicable thresholds in the Partnership Agreement. Specific terms and conditions of the Incentive Units, including vesting conditions, will be set forth in award agreements between each participant and Pedal Topco, L.P.

New Management Arrangements.
As of the date of this information statement, except as otherwise set forth above, no other executive officer of the Company has entered into any agreement with Parent, the Company or any of their respective affiliates regarding employment with Parent, the Company or their respective affiliates after the Effective Time, although it is possible that Parent, Company or their respective affiliates may enter into new or amended employment or other arrangements with the Company’s executive officers in the future.
Quantification of Potential Payments to Named Executive Officers in Connection with the Merger
In accordance with Item 402(t) of Regulation S-K under the Securities Act of 1933, the table below sets forth the estimated amount of compensation that is based on or otherwise relates to the Merger that may become payable or realized by each of the Company’s named executive officers, assuming that the completion of the Merger occurs on March 1, 2021 and that each executive officer experiences a simultaneous qualifying termination of employment.
The Company’s named executive officers for purposes of the table below are (i) Mr. Hannon, Chief Executive Officer, (ii) Mr. Piszel, Chief Financial Officer and (iii) Mr. Bailey, Chief Underwriting and Risk Officer.
The amounts indicated below are estimates of amounts that would be payable to the named executive officers, and the estimates are based on multiple assumptions that may not prove correct, including assumptions described in this information statement. Accordingly, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. In addition, the amounts any named executive officer may be eligible to receive under the Company’s go-forward management incentive plan have been excluded from the golden parachute table as bona fide post-closing arrangements. Further information regarding the go-forward management incentive plan may be found in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger — New Management Incentive Plan” beginning on page 52.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Total ($)
Mr. Hannon	1,947,945	5,289,548	7,237,493
Mr. Piszel	1,190,411	2,917,515	4,107,926
Mr. Bailey	936,644	4,186,067	5,122,711

(1)
Cash.   Represents the value of the cash severance payments pursuant to the named executive officers’ employment agreements. The severance amount consists of a cash payment equal to the sum of (i) one times the executive’s annual base salary, (ii) one times the executive’s target annual bonus and (iii) the executive’s pro rata target annual bonus for the year of termination based on target performance. The severance amount, including the pro rata target annual bonus, has been calculated based on the assumption that each named executive officer experienced a qualifying termination of employment on February 12, 2021 and using annual base salary and annual target bonus amounts as of such date. The severance amounts payable are “double trigger” in nature, which means that payment of these amounts is conditioned upon continued employment or a qualifying termination of employment within six months prior to or 24 months following the completion of the Merger.

Officer	Salary ($)	Target Bonus ($)	Pro Rata Target Bonus ($)	Total ($)
Mr. Hannon	900,000	900,000	147,945	1,947,945
Mr. Piszel	550,000	550,000	90,411	1,190,411
Mr. Bailey	500,000	375,000	61,644	936,644

(2)
Equity.   Represents the aggregate payments to be made in respect of unvested Company RSU Awards, Company PSU Awards (based on target performance), Company Restricted Stock Awards and Company Performance Share Awards (based on target performance) based on equity awards holdings as of March 1, 2021. The amounts in this column are “single trigger” in nature, which means that they will be payable to the named executive officers as of the completion of the Merger, subject to section 409A of the Code. Additional information regarding the treatment of such awards may be found in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger — Treatment of Outstanding Equity Awards” beginning on page 49.

Appraisal Rights
Our stockholders who held Company Common Stock (other than the Major Stockholders) as of the close of business on March 3, 2021 have the right under Section 262 of the DGCL to dissent from the adoption of the Merger Agreement, to exercise appraisal rights and to receive payment in cash for the fair value of their shares of Company Common Stock determined in accordance with Delaware law. The fair value of shares of Company Common Stock, as determined in accordance with Delaware law, may be more or less than the Merger Consideration to be paid to non-dissenting stockholders in the Merger. To preserve their rights, stockholders who wish to exercise appraisal rights must follow specific procedures. Dissenting stockholders must precisely follow these specific procedures set forth in Section 262 of the DGCL to exercise appraisal rights, or their appraisal rights will be lost. These procedures are described in this information statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex D. For a more detailed discussion on appraisal rights, see the section entitled “The Merger — Appraisal Rights” beginning on page 54.
Delisting and Deregistration of Company Common Stock
If the Merger is completed, the shares of Company Common Stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will no longer file periodic reports with the SEC on account of the Company Common Stock.
U.S. Federal Income Tax Consequences of the Merger
The following is a general summary of the anticipated U.S. federal income tax consequences to U.S. Holders of the exchange of shares of Company Common Stock for cash pursuant to the Merger. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements or practices and judicial decisions, all as in effect as of the date hereof. Future legislative, judicial or administrative modifications, revocations or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those summarized herein. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (the “IRS”) or any other taxing authority with respect to any of the U.S. federal income tax consequences summarized herein, and there can be no assurance that the IRS will not challenge any of the consequences summarized herein, or that a court will not sustain any such challenge by the IRS.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of shares of Company Common Stock that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust which is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds shares of Company Common Stock, you should consult your own tax advisor regarding the tax consequences of the exchange of shares of Company Common Stock for cash pursuant to the Merger.
This summary is for general information only and does not constitute tax advice. This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances. In addition, this discussion does not apply to certain categories of holders that are subject to special treatment under the U.S. federal income tax laws, such as (i) banks, financial institutions or insurance companies, (ii) regulated investment companies or real estate investment trusts, (iii) brokers or dealers in securities or currencies or traders in securities that elect mark-to-market treatment, (iv) tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, (v) holders that exercise appraisal rights in connection with the Merger, (vi) holders that acquired shares of common stock in connection with the exercise of employee stock options or otherwise as compensation for services, (vii) holders that own shares of common stock as part of a straddle, hedge, constructive sale, conversion transaction or other integrated investment, (viii) holders that are liable for the “alternative minimum tax” under the Code, (ix) U.S. Holders whose functional currency is not the United States dollar, or (x) holders who are not U.S. Holders. This discussion does not address any tax consequences arising under any state, local or non-U.S. tax laws or U.S. federal estate or gift tax laws. In addition, this discussion applies only to holders that hold their shares of Company Common Stock as capital assets (generally, property held for investment).
STOCKHOLDERS OF THE COMPANY ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION.
The Merger will be a Taxable Event
The exchange of shares of Company Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss equal to the difference between (i) the amount of cash received and (ii) such U.S. Holder’s adjusted tax basis in its shares of Company Common Stock. Generally, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shares of common stock exchanged were held for more than one year as of the date of exchange. Long-term capital gains of non-corporate U.S. Holders generally are subject to U.S. federal income tax at preferential rates. The deduction of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of shares of Company Common Stock (i.e., shares of common stock acquired for the same cost in the same transaction) exchanged for cash pursuant to the Merger.
Backup Withholding
Certain non-corporate stockholders may be subject to backup withholding at a rate of 24% on cash payments received in exchange for Company Common Stock in the Merger. To prevent backup withholding, a Company stockholder must either provide a correct taxpayer identification number and certify that the stockholder is not subject to backup withholding under the Code by properly completing Form W-9, which is included with the Letter of Transmittal, or establish a basis for exemption from backup withholding. Company stockholders who fail to provide their correct taxpayer identification numbers and the appropriate certifications or to establish an exemption as described above will be subject to backup withholding on cash amounts received in connection with the Merger and may be subject to penalties imposed by the IRS. Amounts withheld pursuant to backup withholding are not an additional tax and may be refunded or credited against a Company stockholder’s federal income tax liability, provided that the stockholder furnishes the information outlined above to the IRS and other applicable requirements are satisfied.
Regulatory Approvals
Insurance Laws and Regulations
The insurance laws and regulations of the states of New York and Arizona, jurisdictions where insurance subsidiaries of the Company are domiciled, generally require that, prior to the acquisition of control of an insurance company domiciled in those jurisdictions, the acquiring person obtain the approval of the insurance regulator of such jurisdictions. The Merger cannot be completed before the parties have obtained these approvals. Parent filed acquisition of control applications with each of these U.S. state insurance regulators on February 24, 2021.
In addition, it is a condition to the obligations of Parent to consummate the Merger that the parties have received the LPT Approvals with respect to the Legacy Transfer Transaction.
United States Antitrust Filing
Under the HSR Act, the merger may not be completed until certain information and materials have been provided by Parent and the Company to the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”), and the applicable waiting period under the HSR Act has expired or been terminated. The parties filed the required notifications with the Antitrust Division and the FTC on January 29, 2021. The waiting period under the HSR Act expired on March 1, 2021.
The Antitrust Division and the FTC frequently scrutinize the legality of transactions, such as the Merger, under the antitrust laws. At any time before or after the Merger, the Antitrust Division, the FTC or a state attorney general could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial businesses or assets of Parent, the Company or their respective affiliates. Private parties may also bring legal actions under the antitrust laws in certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, of the result.
CFIUS
In the Merger Agreement, the parties agreed to (i) submit to CFIUS a declaration (a “CFIUS Declaration”) with respect to the Merger pursuant to 31 C.F.R. Part 800 Subpart D and (ii) in the event that CFIUS requests that Parent and the Company submit a joint notice with respect to the Merger pursuant to 31 C.F.R. Part 800 Subpart E (a “CFIUS Notice”), promptly prepare and submit to CFIUS a pre-filing draft of the CFIUS Notice and, as promptly as practicable after the resolution of all questions and comments received from CFIUS staff on the draft CFIUS Notice (or receipt of confirmation that the CFIUS staff have no such questions or comments), submit the final CFIUS Notice to CFIUS pursuant to 31 C.F.R. Part 800 Subpart E. The parties submitted the CFIUS Declaration to CFIUS on January 29, 2021, which was accepted on February 4, 2021.
Under the terms of the Merger Agreement, completion of the Merger is subject to the condition that one of the following will have occurred (“CFIUS Approval”): (i) Parent and the Company have received written notice from CFIUS that CFIUS has determined that the Merger is not a “covered transaction” and is not subject to review under Section 721 of Title VII of the Defense Production Act of 1950, as amended, including the regulations promulgated thereunder, codified at 31 C.F.R. Part 800, et seq. (the “DPA”), (ii) Parent and the Company have received a written notice from CFIUS that it has concluded all action under the DPA with respect to the Merger, (iii) Parent and the Company have received a written notice from CFIUS that it has determined that it is not able to conclude action pursuant to the CFIUS Declaration but has not requested the submission of a CFIUS Notice or (iv) if Parent and the Company have submitted a CFIUS Notice and CFIUS has sent a report to the President of the United States requesting the President’s decision, then the President has (A) announced a decision not to take any action to suspend or prohibit the Merger or (B) not taken any action to suspend or prohibit the Merger after 15 days from the date of receipt of such report.
Other Filings
In addition to the foregoing, the parties are required to make certain other filings and obtain other approvals from governmental entities in connection with the Merger. For more a more detailed discussion on other filings, see the section entitled “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 73.

Other Considerations
Under the terms of the Merger Agreement, each of the Company, Parent and Merger Sub will cooperate and use their reasonable best efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement in the most expeditious manner reasonably practicable, including by making all necessary registrations and filings with governmental entities in connection with the Merger and the other transactions contemplated by the Merger Agreement. The Merger Agreement provides that Parent will not be obligated to (i) take, or refrain from taking, and no party will agree to Parent, any of TowerBrook or any of its affiliates, Further Global or any of its affiliates, any other direct or indirect investor in Parent, the Company or any of its subsidiaries or any of their respective controlled affiliates taking or refraining from taking, any action, or (ii) permit or suffer to exist any Burdensome Condition.
Under the terms of the Loss Portfolio Binder, the execution and delivery by the Company’s insurance subsidiaries and the Reinsurer of the Loss Portfolio Contract is conditioned upon (i) the receipt of the LPT Approvals, (ii) the absence of an LPT Burdensome Condition and (iii) the consummation of the Merger.
Although the Company and Parent expect to make all of these governmental and regulatory filings and notices and obtain all required regulatory approvals, there is no assurance that they will obtain all required regulatory approvals or obtain them in a timely manner, or that those approvals will not include any term, condition or restriction that would constitute a Burdensome Condition or LPT Burdensome Condition.

THE MERGER AGREEMENT
This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this information statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this information statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. Such information can be found elsewhere in this information statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 87.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional nonpublic information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Form of Merger
Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent.
Consummation and Effectiveness of the Merger
The Merger will become effective upon Parent filing the certificate of merger with the Secretary of State of Delaware. The closing of the Merger will occur on the date that is the fifth business day after the satisfaction or waiver of the conditions to consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions).
Consideration to Be Received in the Merger
Upon consummation of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Shares owned by the Company or any of its subsidiaries, Parent or Merger Sub (which will be canceled and retired and cease to exist and no payment or distribution will be made with respect thereto) and Shares that are owned by stockholders who have perfected and not withdrawn a demand for appraisal rights, will automatically be canceled and converted into the right to receive $12.85 in cash, without interest and less any applicable withholding taxes, upon surrender of each respective share certificate to the paying agent (and automatically in the case of Book-Entry Shares).
Appraisal Shares
Appraisal shares will not be converted into the right to receive the Merger Consideration, but, instead, holders of appraisal shares will be entitled to payment of the fair value of such shares in accordance with

Section 262 of the DGCL. If any such holder of appraisal shares fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s appraisal shares under the DGCL will cease and such appraisal shares will be deemed to have been converted at the Effective Time into, and will have become, the right to receive the Merger Consideration without interest or any other payments. The Company will serve prompt notice to Parent, TowerBrook and Further Global of any demands for appraisal, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company, and Parent will have the right to participate in all negotiations and proceedings with respect to such demands. The Company will not, without the prior written consent of Parent, TowerBrook and Further Global (which consent will not be unreasonably withheld, conditioned or delayed) or as otherwise required under the DGCL, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.
Treatment of Outstanding Equity Awards
The Merger Agreement provides that:
•
each vested and unvested Company RSU Award that is outstanding immediately prior to the Effective Time will be canceled in exchange for an amount in cash equal to the product of (i) the total number of Shares subject to such award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration;

•
each vested and unvested Company PSU Award that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash equal to the product of (i) the number of Shares subject to such award immediately prior to the Effective Time that would become vested based on the higher of target performance and actual performance through the Effective Time as reasonably determined in good faith by the Human Resources Committee, multiplied by (ii) the Merger Consideration;

•
each vested and unvested Company Restricted Stock Award that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash equal to the product of (i) the total number of Shares subject to such award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration; and

•
each vested and unvested Company Performance Share Award that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash equal to the product of (i) the number of shares subject to such award immediately prior to the Effective Time that would become vested based on the higher of target performance and actual performance through the Effective Time as reasonably determined in good faith by the Human Resources Committee multiplied by (ii) the Merger Consideration;

provided that the foregoing treatment for certain employees (including certain executive officers) is contingent upon such employees agreeing to (A) terminate their existing employment agreements with the Company (if applicable) and (B) participate in the Company’s go-forward management incentive program, which program will require their agreement to certain award agreements that will include restrictive covenants in favor of Parent.
In the event that any such employee does not agree to the foregoing, the equity awards of such employee will be converted into the right to receive the following:
•
with respect to Company RSU Awards, the right to receive an amount in cash equal to (A) the total number of Shares subject to such award immediately prior to the Effective Time multiplied by (B) the Merger Consideration, with such amount to be paid by the surviving corporation in accordance with the vesting schedule and terms and conditions (including accelerated vesting provisions) applicable to such award immediately prior to the Effective Time.

•
with respect to Company PSU Awards, the right to receive an amount in cash equal to (A) the total number of Shares subject to such award immediately prior to the Effective Time that would become vested based on the higher of target performance and actual performance through the Effective

Time as reasonably determined by the Human Resources Committee, multiplied by (B) the Merger Consideration, with such amount paid by the surviving corporation in accordance with the vesting schedule and terms and conditions (including accelerated vesting provisions) applicable to such award immediately prior to the Effective Time;
•
with respect to Company Restricted Stock Awards, the right to receive an amount in cash equal to (A) the total number of Shares subject to such awards immediately prior to the Effective Time multiplied by (B) the Merger Consideration, with such amount paid by the surviving corporation in accordance with the vesting schedule and terms and conditions (including accelerated vesting provisions) applicable to such award immediately prior to the Effective Time; and

•
with respect to Company Performance Share Awards, the right to receive an amount in cash equal to (A) the total number of Shares subject to such award immediately prior to the Effective Time that would become vested based on the higher of target performance and actual performance through the Effective Time, as determined by the Human Resources Committee, multiplied by (B) the Merger Consideration, with such amount paid by the surviving corporation in accordance with the vesting schedule and terms and conditions (including accelerated vesting provisions) applicable to such award immediately prior to the Effective Time.

Exchange Procedures
Prior to the Effective Time, Parent will have deposited, or caused to be deposited, with a U.S. bank or trust company appointed to act as a paying agent and approved in advance by the Company in writing, in trust for the benefit of holders of the Shares (other Shares owned directly by the Company or any of its subsidiaries, Parent or Merger Sub immediately prior to the Effective Time), the amount of cash in U.S. dollars sufficient to pay the aggregate Merger Consideration.
Shortly after the Effective Time and not later than five business days after the Closing Date, the paying agent will mail to each holder of record of Shares (other Shares owned directly by the Company or any of its subsidiaries, Parent or Merger Sub immediately prior to the Effective Time) whose Shares were converted into the right to receive Merger Consideration, a letter of transmittal and instructions for use in effecting the surrender of certificates that formerly represented Shares of the Company Common Stock in exchange for the Merger Consideration. Holders of Book-Entry Shares will automatically receive the Merger Consideration, without interest and less any applicable withholding taxes, as promptly as practicable after the Effective Time without any further action required on the part of those holders.
Representations and Warranties
The Merger Agreement contains the following representations and warranties of the Company relating to, among other things:
•
due organization, valid existence, good standing, corporate power and authority to carry on its business and qualification to do business, including with respect to the subsidiaries of the Company;

•
capitalization of the Company, including in particular the number of shares of preferred stock, Company Restricted Stock Awards, Company Performance Share Awards, Shares underlying Company RSU Awards and Shares underlying Company PSU Awards;

•
corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement (subject to the requisite Company stockholder vote);

•
approval of the execution, delivery and performance of the Merger Agreement and the consummation of other transactions contemplated by the Merger Agreement, including the merger, by the Board and the recommendation of the Board to the holders of Company Common Stock to vote for the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement;

•
governmental consents, approvals, authorizations or permits, actions filings or notices required to be obtained or made by Company in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the Merger;

•
absence of conflict, violation or default under the organizational or governing documents, applicable laws and contracts of the Company or its subsidiaries;

•
filing or furnishing of all forms, reports, statements, certificates and other documents required to be filed or furnished since July 29, 2019 by the Company with the SEC, compliance with applicable SEC filing requirements and accuracy of information contained in such documents;

•
compliance of financial statements with applicable accounting requirements and SEC rules and regulations and preparation in accordance with U.S. generally accepted accounting principles (“GAAP”) or as to any insurance subsidiary, the statutory accounting practices and procedures prescribed or permitted by the applicable insurance regulators in the relevant jurisdictions (“SAP”);

•
establishment and maintenance of disclosure controls and procedures and internal controls over financial reporting as required by rules under the Exchange Act, and the absence of material complaints regarding accounting, or auditing matters since January 1, 2019;

•
absence of undisclosed liabilities except as (i) disclosed, (ii) incurred in the ordinary course of business, (iii) required by the Merger Agreement and (iv) for liabilities or obligations that have been discharged or paid in full in the ordinary course of business, required by GAAP or applicable SAP to be reflected in a consolidated balance sheet of the Company and its subsidiaries;

•
compliance by the Company and its subsidiaries with applicable law;

•
possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, orders, qualifications, waivers, concessions, registrations or other similar governmental authorizations to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted, including applicable authorizations to write excess and surplus lines of insurance as a non-admitted or unlicensed insurance carrier;

•
compliance with environmental laws and other environmental matters;

•
matters related to employee benefit plans and other plans and policies;

•
absence of any change or event that has had or would reasonably be expected to have a Company Material Adverse Effect since December 31, 2019 and conduct of business in the ordinary course since September 30, 2020;

•
absence of pending or, to the knowledge of the Company, threatened investigation or litigation with respect to or against the Company or its subsidiaries that would reasonably be expected to be material to the Company and its subsidiaries, taken as a whole;

•
filing of tax returns, payment of taxes and other tax matters;

•
matters related to labor;

•
ownership or valid leasehold interest in assets of the Company;

•
ownership and use of intellectual property;

•
matters related to data privacy and security;

•
matters related to real property;

•
receipt of a fairness opinion from Barclays (which fairness opinion is more fully described under the section entitled “The Merger—Opinion of the Financial Advisor to the Special Committee” beginning on page 37);

•
required vote of the Company’s stockholders;

•
material contracts and the absence of breach of or default under material contracts;

•
absence of government loans pursuant to COVID-19 measures, including but not limited to any “Paycheck Protection Program” loan, “Economic Stabilization Fund” loan or United States Small Business Administration loan;

•
absence of any undisclosed broker’s or finder’s fees;

•
timely filing of all material reports, annual and quarterly statements, registrations, notices, submissions or other insurance regulatory filings of the Company’s insurance subsidiaries since January 1, 2019 and absence of any material deficiency or violation asserted by an insurance governmental entity;

•
matters related to the Company’s insurance subsidiaries, regulatory examination and filings, reserves and compliance with SAP and insurance laws;

•
matters related to reinsurance contracts;

•
absence of violations by the Company or its subsidiaries or affiliates of any anti-bribery or anti-corruption law, including the U.S. Foreign Corrupt Practices Act of 1977 and the Bribery Act 2010 of the United Kingdom, and anti-money laundering laws, including the Bank Secrecy Act of 1970, to the knowledge of the Company since July 29, 2019;

•
entry of the Company, and certain subsidiaries of the Company, into the Loss Portfolio Binder immediately prior to the execution of the Merger Agreement;

•
matters related to investment assets;

•
matters related to insurance producers and third-party administrators;

•
matters related to ratings; and

•
the solvency of the Company.

The Merger Agreement also contains the following representations and warranties of Parent and Merger Sub:
•
due organization, valid existence, good standing, corporate power and authority to carry on its business and qualification to do business;

•
corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•
governmental consents, approvals, authorizations or permits, actions filings or notices required to be obtained or made by Parent and Merger Sub in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the Merger;

•
absence of conflict, violation or default under the organizational or governing documents, applicable laws and contracts of the Company or its subsidiaries;

•
absence of pending or, to the knowledge of Parent, threatened investigation or litigation with respect to or against the Parent or its subsidiaries that would reasonably be expected to have a Parent Material Adverse Effect;

•
accuracy of information supplied by Parent in connection with this information statement;

•
receipt and acceptance of an executed Debt Commitment Letter from the Commitment Parties, an Equity Commitment Letter from the Equity Investors and the sufficiency of the cash proceeds contemplated under the Commitment Letters;

•
delivery of limited guaranties by Parent to the Company;

•
the solvency of Parent, the Company and its subsidiaries;

•
capitalization of Merger Sub;

•
absence of required votes of the stockholders of Parent;

•
absence of any undisclosed broker’s or finder’s fees;

•
absence of any greater than 5% interest in a U.S. business that derives a substantial portion of its revenues from a line of business within the Company’s principal lines of business that is held by Parent or any of its subsidiaries’ or controlled affiliates; and

•
matters related to ownership of Company Common Stock.

Certain of the representations and warranties in the Merger Agreement are qualified as to “materiality,” “Company Material Adverse Effect” or “Parent Material Adverse Effect.”

The Merger Agreement provides that a “Company Material Adverse Effect” means any event, change, development, circumstance, act or effect that, individually or in the aggregate (i) has a materially adverse effect on the business, financial condition, properties, assets, liabilities (contingent or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, and, in each case, whether known or unknown as of the date of the Merger Agreement or (ii) would prevent, materially delay or materially impair the ability of the Company or any of its subsidiaries to complete the closing or consummate or satisfy the conditions precedent to the Merger on a timely basis. With respect to the preceding clause (i), no event, change, development, circumstance, fact or effect relating to or resulting from any of the following, either individually or in the aggregate, will be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:
•
global or national economic, monetary, financial or political conditions or the securities, credit or financial markets, including prevailing interest rates or exchange rates;

•
any changes in the market price or trading volume of the Company Common Stock, any changes in the ratings or ratings outlook for the Company and its subsidiaries or any changes in any analyst recommendations or ratings with respect to the Company and its subsidiaries (but not the underlying event, change, development, circumstance, fact or effect);

•
events, changes or developments generally affecting the industries in which the Company or any of its subsidiaries operate;

•
changes in law or regulation or the interpretation thereof by any governmental entities after the date of the Merger Agreement;

•
any loss of, or adverse event, change, development, circumstance, fact or effect caused by the execution and delivery of the Merger Agreement or the public announcement or pendency of the Merger or other transactions contemplated by the Merger Agreement or the identity of Parent or any of its affiliates as the acquiror of the Company, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its subsidiaries with employees, customers, advisors, suppliers, business partners or regulators;

•
any actions required to be taken by the Company or any of its subsidiaries or its or their respective representatives pursuant the Merger Agreement, the Loss Portfolio Binder or Loss Portfolio Contract (except for any obligation to operate in the ordinary course of business under the interim operating covenants) or any actions taken by the Company or any of its subsidiaries or its or their respective representatives at Parent’s written request or any action required not to be taken by the Company or any of its subsidiaries or its or their respective representatives pursuant to the Merger Agreement, the Loss Portfolio Binder or Loss Portfolio Contract or any action not taken by the Company or any of its subsidiaries or its or their respective representatives at Parent’s written request;

•
the commencement, occurrence, continuation or escalation of any armed hostilities, war or acts of terrorism, any hurricane, tornado, flood, earthquake or other weather events, natural disasters, pandemics or epidemics (including COVID-19 and any variants/mutations thereof) or any COVID-19 measures (which includes any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive or guideline promulgated by any governmental entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or any variants/mutations thereof), acts of God or other comparable events;

•
changes in GAAP, any SAP or other applicable accounting principles, or changes to the enforcement or interpretation thereof by any governmental entities after the date of the Merger Agreement;

•
any loss of investment income as a result of the consummation of the Legacy Transfer Transaction;

•
any litigation brought by one or more stockholders of the Company (including any derivative suits brought on behalf of the Company) relating to the Merger Agreement or the transactions contemplated thereby; or

•
any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (but not the facts or events underlying such failure).

With respect to certain items listed above, such events, changes, developments, circumstances, facts or effects (as the case may be) will be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur if they disproportionately affect the Company and its subsidiaries (taken as a whole) relative to other companies of similar size operating in the geographic markets or industries in which the Company or any of its subsidiaries operate or their products or services are sold (but only the incremental disproportionate effect will be taken into account).
The Merger Agreement also provides that a “Parent Material Adverse Effect” means, with respect to Parent or Merger Sub, any change, event or effect that prevents or materially delays the closing or prevents or materially delays or materially impairs the ability of Parent or Merger Sub to satisfy the conditions precedent to the Merger, to obtain financing for the Merger or to consummate the Merger and the other transactions contemplated by the Merger Agreement.
Conduct of Business by the Company Prior to Consummation of the Merger
Upon the terms of the Merger Agreement, the Company agrees that during the period from the date of the Merger Agreement until the closing or earlier termination of the Merger Agreement, except as required by law, with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), as required by the Merger Agreement, the Loss Portfolio Binder or Loss Portfolio Contract, as reasonably necessary to protect the health and safety of the Company’s or its subsidiaries’ employees, customers or suppliers or to respond to service disruptions caused by COVID-19 or any COVID-19 measures in response, or as set forth in the confidential disclosures the Company delivered in connection with the Merger Agreement, the Company will: (i) conduct the business of the Company and its subsidiaries in all material respects in the ordinary course of business, and (ii) use and cause each of its subsidiaries to use its reasonable best efforts to maintain its and its subsidiaries’ respective relations and goodwill with governmental entities, customers, suppliers, licensors, licensees, distributors, creditors, lessors, employees, agents and business associates.
Further, the Company agrees that during the period from the date of the Merger Agreement until the closing, except as otherwise expressly contemplated by the Merger Agreement, as set forth in the confidential disclosures the Company delivered in connection therewith, or with the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned), the Company and its subsidiaries will not:
•
authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, or stock), other than dividends or distributions by wholly owned subsidiaries to the Company or between wholly owned subsidiaries;

•
split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned subsidiary of the Company which remains a wholly owned subsidiary after consummation of such transaction;

•
except as required by any Company benefit plan or as otherwise required by applicable Law, (i) increase the compensation or other benefits payable or provided to the Company’s directors, executive officers, employees or independent contractors (except with respect to increases in base salary in the ordinary course of business), (ii) hire or retain the services of, or offer to hire or retain the services of, any individual to be an employee or independent contractor with an annual base salary or fees in excess of $150,000, (iii) terminate the employment or services of any employee or independent contractor who is a natural person with an annual base salary or fees in excess of $150,000 (except for cause), (iv) enter into any employment, change of control, severance or retention agreement (which agreement will for this purpose include becoming a participant in any change of control, severance or retention plan) with any individual (except for employment agreements terminable without notice or penalty) or (v) establish, adopt, enter into, terminate, amend or provide discretionary benefits under any Company benefit plan or any arrangement that would have been a Company benefit plan had it been in effect as of the date of the Merger Agreement (except as otherwise permitted pursuant to the preceding clause (iv));

•
materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by concurrent changes in GAAP, SAP, applicable law or guidelines or policies of any governmental entity;

•
adopt any amendments to its certificate of incorporation or bylaws or similar applicable charter documents;

•
except for transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, purchase, redeem, acquire, issue, sell, pledge, dispose of or encumber, or authorize the purchase, redemption, acquisition, issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in the Company or any subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities, other than (i) issuances of shares of Company Common Stock in respect of any settlement of any Company equity awards outstanding on the date of the Merger Agreement and disclosed or as may be granted after the date of the Merger Agreement to the extent permitted under the interim operating covenants, (ii) the acquisition of shares of Company Common Stock from a holder of a Company equity award in satisfaction of withholding obligations or due to the forfeiture of a Company Equity Award pursuant to the terms of such Company equity award and (iii) the pledging or encumbrance of any shares of capital stock or other ownership interest in the subsidiaries or any securities convertible into or exchangeable for such shares or ownership interests, or any other rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities, in each case to secure indebtedness of the Company or any of its subsidiaries in existence on the date of the Merger Agreement or not prohibited by the covenant on capital expenditures below;

•
incur, assume, guarantee, or otherwise become liable for, or repay or prepay any indebtedness for borrowed money (including capitalized lease obligations and/or purchase money indebtedness), other than (i) indebtedness incurred under a certain credit agreement of the Company in the ordinary course of business, (ii) any indebtedness among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, and (iii) guarantees by the Company or any of its subsidiaries of indebtedness of the Company or any of its wholly owned subsidiaries which is (a) in existence on the date of the Merger Agreement or (b) incurred in compliance with this clause;

•
except for transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber, or subject to any lien (other than permitted liens under the Merger Agreement) or otherwise dispose of any material portion of its material properties or assets, including the capital stock of subsidiaries, except (i) pursuant to existing agreements in effect prior to the execution of the Merger Agreement and that have been disclosed in the confidential disclosures the Company delivered in connection with the Merger Agreement or (ii) investment portfolio transactions in the ordinary course of business;

•
except for transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, sell, license, transfer, mortgage or otherwise encumber any material intellectual property, except for non-exclusive licenses granted in the ordinary course of business;

•
authorize any material capital expenditures except as expressly provided for in the Company’s capital expenditure budget set forth in the confidential disclosures delivered by the Company;

•
enter into any material contract other than in the ordinary course of business or modify, amend, terminate or waive any rights under any material contract in any material respect in a manner which is or would reasonably be expected to be adverse to the Company;

•
compromise, settle or agree to settle any action (including any action relating to the Merger Agreement or the transactions contemplated under the Merger Agreement), or consent to the same, other than compromises, settlements or agreements (i) with respect to the Company’s claims activity in the ordinary course of business or (ii) that involve only the payment of money damages by the Company or any of its subsidiaries (a) not in excess of $1,000,000 individually or in the aggregate or (b) consistent with the reserves reflected in the Company’s balance sheet at September 30, 2020;
•
adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or convert or otherwise change its form of legal entity;

•
(i) prepare or file any material tax return inconsistent with past practice, (ii) make, change or revoke any material tax election, (iii) file any amended tax return with respect to any material tax, (iv) make a material change in any method of tax accounting, (v) settle or compromise any material tax proceeding, (vi) enter into any closing agreement or voluntary disclosure agreement with any governmental authority relating to taxes, (vii) surrender any right to claim a material tax refund, offset or other reduction in tax liability or (viii) request any ruling with respect to taxes;

•
amend, modify or terminate any reinsurance contract in such a way as to materially reduce the expected business or economic benefits thereof, or, other than in the ordinary course of business, enter into any contract that would constitute a reinsurance contract, other than the Loss Portfolio Contract;

•
enter into any material contract or material commitment with any insurance regulator;

•
change in any material respect any material products or any material operating or enterprise risk management policies, in each case, except (i) as required by law or by policies imposed by a governmental entity and (ii) for ordinary course modifications to product coverage;

•
enter into any new lines of business or withdraw from, or put into “run off,” any existing material lines of business;

•
make any filing with any governmental entity relating to (i) the withdrawal or surrender of any material permit held by the Company or any of its subsidiaries or (ii) the withdrawal by any of the Companies or its subsidiaries from any lines of business;

•
seek approval from the applicable governmental entity for the use of any accounting practices in connection with the SAP statements that depart from the accounting practices prescribed or permitted by applicable insurance laws of the applicable domiciliary jurisdiction;

•
reduce or strengthen any reserves, provisions for losses, or other liability amounts in respect of insurance contracts or reinsurance contracts, except in the ordinary course of business or as may be required by SAP or GAAP, or as required by law or by policies imposed by a governmental entity;

•
materially alter or materially amend any existing (i) insurance or reinsurance underwriting, reserving, claims handling, loss control, policy retention or conservation, except as required by law or by policies imposed by a governmental entity, (ii) business lines and (iii) actuarial practice guidelines or policies of the Company or the insurance subsidiaries or any material assumption underlying any reserves or actuarial practice or policy, except as may be required under GAAP or SAP or as required by law or by policies imposed by a governmental entity; and

•
agree, in writing or otherwise, to take any of the actions in the bullets above.

Legacy Transfer Transaction
In connection with the Merger Agreement, the Company has entered into the Loss Portfolio Binder with the Reinsurer, in connection with an adverse development cover and loss portfolio transfer transaction with respect to the Company’s current excess workers’ compensation, primary workers’ compensation, commercial automobile liability, commercial general liability (claims made and occurrence), employers’ liability, marine (property and liability), umbrella and other short-tail lines reserves relating to 2019 and prior years. The Loss Portfolio Binder contemplates that the Company’s insurance subsidiaries and the Reinsurer will execute and deliver certain definitive documentation, including the Loss Portfolio Contract, with respect to the Legacy Transfer Transaction upon the satisfaction of certain conditions, including the (i) receipt of the LPT Approvals, (ii) the absence of an LPT Burdensome Condition and (iii) the consummation of the Merger. The Loss Portfolio Contract will be entered into immediately after the Effective Time.

Under the terms of the Merger Agreement, the Company is obligated to, and is obligated to cause its applicable subsidiaries to, use reasonable best efforts to: (i) comply with their obligations under the Loss Portfolio Binder and certain agreed-upon preliminary steps in connection with implementing the Legacy Transfer Transaction and (ii) not waive any of their respective rights or the counterparty’s obligations under the Loss Portfolio Binder without the consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Company is also obligated to promptly provide to Parent any notice or communication relating to the Loss Portfolio Binder, the Loss Portfolio Contract or the agreed-upon preliminary steps in connection with implementing the Legacy Transfer Transaction. The Company is obligated to, and is obligated to cause its applicable subsidiaries to, use their respective reasonable best efforts to consummate the Legacy Transfer Transaction with effect as of immediately after the closing. Furthermore, the Company is obligated not to, and is obligated to cause its applicable subsidiaries not to, terminate, amend or otherwise modify the Loss Portfolio Binder without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).
Until the effectiveness of the Legacy Transfer Transaction (which shall take place immediately after the effective time of the Merger), (i) except as (A) required by applicable law or the Loss Portfolio Binder, (B) as consented to in writing by the Reinsurer (which consent shall not be unreasonably withheld, conditioned or delayed), (C) as required in connection with any captive restructuring implemented in connection with the Legacy Transfer Transaction or (D) as reasonably necessary to protect the health and safety of the Company’s insurance subsidiaries’ employees, customers or suppliers or respond to services disruptions caused by COVID-19 or any associated laws, directives or guidance promulgated by government entities (after consultation with the Reinsurer to the extent reasonably practicable), the Company will operate the Ceded Business in the ordinary course, in good faith and using the degree of skill, diligence and expertise that would reasonably be expected from experienced and qualified personnel operating similar businesses, and in a manner consistent in all material respects with the standard of care and policies and procedures employed by the Company in administering its other businesses, and the Company will use commercially reasonable efforts to preserve such business’s current relationships with employees, policyholders, insurance regulators, third-party administrators, reinsurers and others, and (ii) with respect to any of the Company’s third-party reinsurance that reinsures both the Ceded Business and its other insurance businesses, the Company will (and will cause its affiliates to) allocate reinsurance recoverables and recoveries thereunder equitably, taking into account the extent to which such recoverables and recoveries relate to the Ceded Business, in the ordinary course of business.
Without limiting the above, until the effectiveness of the Legacy Transfer Transaction, the Company will not (and will cause its respective affiliates not to) engage in the following actions without the Reinsurer’s written consent (which consent shall not be unreasonably withheld, conditioned, or delayed):
•
except in the ordinary course of business, make any material change in its reinsurance, claims administration, reserving or accounting practices or policies;

•
subject to certain exceptions, amend or terminate any (i) reinsured policy, (ii) third-party reinsurance or (iii) material agreement with a third-party administrator, or waive any material rights or settle any material disputes under such policies and agreements;

•
enter into any agreement that would constitute third-party reinsurance; or

•
take, or agree or otherwise commit to take, any of the foregoing actions.

From January 14, 2020 until the closing of the Legacy Transfer Transaction (or the termination of the Loss Portfolio Binder), the Reinsurer or its designated affiliate will provide certain services, and be entitled to certain rights, in respect of claims oversight and other matters with respect to a subset of the Ceded Business, as set forth in a schedule to the Loss Portfolio Binder. The Reinsurer will not charge the Company for such services, but an amount may be payable in respect of such services upon termination of the Loss Portfolio Binder or the failure of the Legacy Transfer Transaction to close, subject to certain terms and conditions (as described in the section entitled “Other Agreements — Loss Portfolio Binder” beginning on page 77).
In connection with the Legacy Transfer Transaction, the following are conditions precedent to Parent and Merger Sub’s obligations to consummate the Merger: (i) the completion of certain preliminary steps with respect to the Legacy Transfer Transaction, (ii) the completion of all actions necessary to consummate the Legacy Transfer Transaction with effect immediately after the closing of the Merger, (iii) the obtaining of all LPT Approvals, and (iv) the parties’ receipt of written confirmation from the Reinsurer that it is ready, willing and able to execute the definitive documentation with respect to the Legacy Transfer Transaction immediately following the closing of the Merger (as described in the section entitled “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 73).
Efforts to Complete the Merger
Under the terms of the Merger Agreement, the Company, Parent and Merger Sub are obligated to, and are obligated to cause their respective subsidiaries and controlled affiliates to, use reasonable best efforts to fulfill all conditions to closing applicable to such party pursuant to the Merger Agreement and to consummate the Merger and other transactions contemplated in the Merger Agreement including:
•
obtain all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods from applicable governmental entities and self-regulatory organizations, including with respect to (i) the certificate of merger filing, (ii) the filing of the pre-merger notification report form and clearance under the HSR Act, (iii) compliance with the applicable requirements of the Exchange Act, including the filing of this information statement, (iv) compliance with the rules and regulations of the NYSE, (v) compliance with any applicable foreign or state securities or blue sky laws, (vi) the applicable insurance regulatory approvals, (vii) the LPT Approvals and (viii) the filings necessary to receive CFIUS Approval;

•
make all necessary registrations and filings and use reasonable best efforts to take all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action by, any governmental entity or self-regulatory organization;

•
cooperate with each other in (i) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals and expirations or terminations of waiting periods are required to be obtained from, any third parties or other governmental entities or self-regulatory organizations in connection with the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby and (ii) as promptly as reasonably practicable making all such filings and timely obtaining all such consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods;

•
supply to the relevant governmental entity or self-regulatory organization any additional information or documents that may be required by any law or reasonably requested by such governmental entity or self-regulatory organization and in the case of Parent, promptly as reasonably practicable provide, or cause to be provided, all information that may be required or reasonably requested by any governmental entity relating to Parent (including any of its directors, officers, employees, partners, members or stockholders) and all persons who will “control” Parent or Merger Sub within the meaning of applicable insurance laws;

•
take all actions that are necessary or reasonably advisable or as may be required by any governmental entity to consummate the transactions contemplated by the Merger Agreement as soon as reasonably possible, including the prompt use of its reasonable best efforts to avoid the entry of, or to effect the dissolution of, any permanent, preliminary or temporary injunction or other order that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the Merger Agreement;

•
obtain all necessary consents, approvals or waivers from third parties (other than governmental entities or self-regulatory organizations);

•
execute and deliver any additional instruments reasonably necessary to consummate the transactions contemplated by the Merger Agreement; and

•
reasonably cooperate and consult with each other and keep each other apprised of the status of matters relating to the completion of the Merger and the other transactions contemplated by the Merger Agreement.

Parent is obligated not to, and is obligated to cause its controlled affiliates not to make any acquisitions of any business or other assets if doing so would reasonably be expected to materially increase the probability of any governmental entity entering an order prohibiting the consummation of the Merger or otherwise impair or delay the ability of Parent and Merger Sub to perform their material obligations under the Merger Agreement.
However, in connection with the foregoing, Parent is not required to agree to any “Burdensome Condition,” which means any condition or restriction imposed in connection with the regulatory approval process that would individually or in the aggregate, and together with all other such conditions or restrictions would or would reasonably be expected to: (i) require the contribution of capital or the provision of any guarantee, pledge of assets or similar arrangement by Parent or its investors (other than any capital requirements set forth in that certain Parent summary business plan with respect to the Company and its insurance subsidiaries after the closing (the “Summary Business Plan”)); (ii) restrict the payment or declaration of ordinary dividends or distributions by any of the Company’s insurance subsidiaries (other than restrictions or conditions on extraordinary dividends set forth in the applicable laws in the state of domicile of the relevant insurance subsidiary that are generally applicable to similarly situated insurance companies domiciled in the relevant state) for a period of greater than two years from the Closing Date; (iii) be adverse to a material extent to Parent and its subsidiaries’ (including the Company’s) business, assets, liabilities, results of operations or condition taken as a whole, after the closing; (iv) materially increase the amount of capital required to implement the Summary Business Plan as compared to the capital set forth in the Summary Business Plan; (v) require any modification, amendment or termination of the Loss Portfolio Binder, the Loss Portfolio Contract and the reinsurance agreements related thereto that would have a non-de minimis adverse impact on Parent and its subsidiaries; (vi) require any modification or amendment of, or any adverse deviation, in each case, in any material respect from the Summary Business Plan; or (vii)(A) restrict the operations of business or use of properties of Parent or any of its investors after the Closing Date, other than restrictions on the businesses or assets of the Company, Parent, or their respective subsidiaries, (B) prohibit any Investors (as defined in the Merger Agreement) from engaging in, investing in or acquiring any type or line of business or (C) require any Investor to divest or dispose of any business or assets.
Joint Written Consent
Immediately after the execution of the Merger Agreement, the Company must, in accordance with the DGCL, take all actions necessary to seek and obtain the irrevocable Joint Written Consent of the Major Stockholders. Following the execution of the Merger Agreement, the Joint Written Consent was delivered on January 14, 2021.
Acquisition Proposals
The Merger Agreement provides that the Company and its subsidiaries will not, and the Company will use reasonable best efforts to cause its representatives not to, directly or indirectly:
•
solicit, initiate or knowingly encourage any inquiries regarding, or the making of, any Acquisition Proposal;

•
participate in any negotiations regarding an Acquisition Proposal with, or furnish any nonpublic information regarding an Acquisition Proposal to, any person with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

•
engage in discussions regarding an Acquisition Proposal with any person that has made or, to the Company’s knowledge, is considering making an Acquisition Proposal, except to notify such person as to the existence of the Merger Agreement;

•
approve, endorse or recommend any Acquisition Proposal; or

•
enter into any letter of intent or agreement in principle or any agreement providing for any Acquisition Proposal.

Notwithstanding the foregoing, prior to February 13, 2021, if the Company had received an Acquisition Proposal that did not result from a breach of the non-solicitation restrictions described above and the Board had determined in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Acquisition Proposal constituted or may reasonably have been expected to lead to a Superior Proposal and that the failure to take such action would have been inconsistent with its fiduciary duties under applicable law, the Company would have been permitted to furnish information to participate in discussions and negotiations with the party making such Acquisition Proposal.
If the Board had determined in good faith after consultation with its financial advisors and outside legal counsel that such Acquisition Proposal was a Superior Proposal (taking into account any adjustment to the terms and conditions of the Merger proposed by Parent in response to such Acquisition Proposal), the Board would have been permitted to terminate the Merger Agreement if the failure to take such action would have been inconsistent with the Board’s fiduciary duties under applicable law, and the Company had paid to Parent the Company Termination Fee prior to or concurrently with such action.
The Company did not received a Superior Proposal prior to February 13, 2021 and the Company is no longer permitted to furnish information to participate in discussions and negotiations with any party making an Acquisition Proposal.
An “Acquisition Proposal” is defined as any offer, inquiry, indication of interest or proposal from a third party concerning (i) a merger, consolidation or other business combination transaction or series of related transactions involving the Company, (ii) any direct or indirect sale, lease or other disposition by merger, consolidation, business combination, share exchange, joint venture, recapitalization, spin-off or otherwise, of assets of the Company (including equity interests of any subsidiary of the Company) or its subsidiaries representing 25% or more of the consolidated assets of the Company and its subsidiaries, based on their fair market value as determined in good faith by the Board, (iii) any acquisition by any person or group (as defined under Section 13 of the Exchange Act), resulting in, or any proposal, offer, inquiry or indication of interest that if consummated would result in, any person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, any class of equity securities of the Company representing 25% or more of the voting power or Shares of the Company or (iv) any combination of the foregoing (in each case, other than the Merger).
A “Superior Proposal” is defined as a bona fide written Acquisition Proposal (except the references therein to “25%” will be replaced by “50%”) that did not result from a breach by the Company of its non-solicitation obligations in the Merger Agreement and described above, provides for per Share consideration to the Company’s stockholders of at least $14.13 and the Board determines in good faith, after consultation with its financial advisors and outside counsel, is reasonably likely to be consummated in accordance with its terms taking into account all legal, regulatory and financing aspects of the proposal and, if consummated, would be more favorable from a financial point of view to the Company’s stockholders than the Merger (taking into account (i) any proposed changes to the Merger Agreement made or proposed in writing by Parent and (ii) all legal, regulatory, financial (including any termination fee amounts and conditions), timing, financing and other aspects of such proposal).
Financing
The Merger Agreement obligates Parent to use its reasonable best efforts to take, or cause to be taken, all actions and to do all things necessary, proper or advisable to obtain, no later than the Closing Date, the proceeds of the debt financing pursuant to the Debt Commitment Letters (the “Debt Financing”) described below and the cash equity committed pursuant to the Equity Commitment Letter (the “Equity Financing,” and, together with the Debt Financing, the “Financing”) described below, including (i) maintaining in effect the Commitment Letters, (ii) negotiating definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) substantially consistent with the terms and conditions contained in the Debt Commitment Letter (as described above), (iii) satisfying on a timely basis all conditions in the Debt Commitment Letter and the Definitive Agreements applicable to Parent or its affiliates that are within its control and (iv) complying with the covenants applicable to it in the Commitment Letters and in the Definitive Agreements for the Financings that are within its control to the extent the failure to comply with such covenants could adversely impact the amount, certainty or timing of the Financing or the availability of the Financing at the closing. To the extent all conditions to the Commitment Letters have been satisfied,

Parent is obligated to use its reasonable best efforts to cause the Commitment Parties and Equity Investors to fund the Financing at closing (including promptly taking enforcement action in the event of a material breach by the Commitment Parties or Equity Investors under the Commitment Letters or Definitive Agreement).
Parent has also agreed not to permit certain amendments, modifications, waivers or substitutions under the Commitment Letters without the Company’s prior written consent. In addition, if any portion of the Debt Financing becomes unavailable (or the Parent reasonably expects it may become unavailable), other than where the Equity Financing is increased by a corresponding amount, Parent will (i) use reasonable best efforts to obtain alternative debt financing, from the same or other sources on terms that are not materially less favorable in the aggregate to the Parent than those contained in the Debt Commitment Letter, in an amount sufficient to consummate the transactions contemplated by the Merger Agreement and (ii) promptly notify the Company of such unavailability and the reason therefor.
The Company will, and will cause its subsidiaries to, use reasonable best efforts to, and are required to use reasonable best efforts to cause their respective representatives to, cooperate with Parent as necessary in connection with the Debt Financing as may be reasonably requested by Parent.
Equity Commitment Letter and Limited Guaranties
Concurrently with the execution of the Merger Agreement, the Equity Investors executed and delivered the Equity Commitment Letter. Under the Equity Commitment Letter, the Equity Investors committed to provide capital to Parent with an aggregate equity contribution of up to approximately $600,000,000, subject to customary terms and conditions. In connection with the Equity Commitment Letter, the Equity Investors provided the Company with the Limited Guaranties in favor of the Company, guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any and all Parent Termination Fees. The obligations under the Equity Commitment Letter and the Limited Guaranties are subject to customary terms and conditions.
Debt Financing
In connection with its entry into the Merger Agreement, Parent has entered into the Debt Commitment Letter with the Commitment Parties. Pursuant to and subject to the terms and conditions set forth in the Debt Commitment Letter, the Commitment Parties have agreed to provide the Credit Facilities for the purpose of providing the financing necessary to, among other things, fund the consideration to be paid pursuant to the terms of the Merger Agreement. The funding of the Credit Facilities is contingent on the satisfaction of certain customary conditions. The obligations of Parent and Merger Sub to complete the Merger are not subject to any financing condition.
Employee Matters
For a period of one year following the Effective Time, Parent will provide, or will cause to be provided, to each employee of the Company or its subsidiaries who continues to remain employed with the Company or its subsidiaries immediately after the Effective Time (each, a “Company Employee”) with:
•
an annual base salary or wage rate that is no less favorable than the annual base salary or wage rate provided to the Company Employee immediately prior to the Effective Time;

•
target annual cash incentive compensation opportunities that are no less favorable than those provided to the Company Employee immediately before the Effective Time;

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all other compensation and benefits (excluding defined benefit pension plan benefits, severance, nonqualified deferred compensation, retiree welfare benefits and equity or equity-based compensation) that are substantially similar in the aggregate to those provided to the Company Employee immediately before the Effective Time; and

•
severance benefits as set forth in the confidential disclosures the Company delivered in connection with the Merger Agreement.

For all purposes under the employee benefit plans of Parent and its subsidiaries in which Company Employees are eligible to participate immediately after the Effective Time (each such plan, a “New Plan”), Company Employees will be credited with their years of service with the Company and its subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employees were entitled, before the Effective Time, to credit for such service under any similar Company benefit plan in which such Company Employees were eligible to participate immediately prior to the Effective Time (provided that such credit does not result in a duplication of benefits). Subject to the terms of the applicable New Plans, Parent will cause (i) each Company Employee to be immediately eligible to participate in each New Plan to the extent such Company Employee was eligible to participate immediately prior to the Effective Time in a Company benefit plan providing analogous benefits (each such plan, an “Old Plan”), (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for each Company Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plans and (iii) any eligible expenses incurred by each Company Employee and his or her covered dependents during the portion of the plan year of each Old Plan ending on the date such Company Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
If the Company has not paid annual bonuses in respect of calendar year 2020 (the “2020 Annual Bonuses”) prior to the Effective Time, then, no later than the Closing Date of the Merger, the Company will pay, or will cause to be paid such bonuses, to each Company Employee who is employed by the Company or any of its subsidiaries immediately prior to the Effective Time and who participates in a Company benefit plan that provides the opportunity to earn an annual bonus or other incentive payment in respect of calendar year 2020. The 2020 Annual Bonuses will be determined prior to the Effective Time by the Company in accordance with past practice and based on the performance of the Company and each Company Employee, provided that the aggregate pool for 2020 Annual Bonuses will be funded at a level that is not less than 75% of target.
Indemnification and Insurance
The Merger Agreement provides that, from and after the Effective Time, the surviving corporation will and Parent will cause the surviving corporation to indemnify and hold harmless to the fullest extent permitted by applicable law or provided under the Company’s certificate of incorporation and bylaws in effect on the date of the Merger Agreement and permitted by the applicable law all past and present directors and officers of the Company and its subsidiaries for any costs or expenses, judgments, fines, losses or claims in connection with any actual or threatened claim or action arising out of, relating to or in connection with such person’s role as a director or officer of the Company or its subsidiaries.
In addition, for a period of six years after the Effective Time, Parent will cause to be maintained in effect by the Company and its subsidiaries directors’ and officers’ liability insurance and fiduciary liability insurance covering acts or omissions occurring at or prior to the Effective Time provided, however, that after the Effective Time, Parent will not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to January 14, 2021 in respect of the coverage required to be obtained pursuant to the Merger Agreement, but in such case will purchase as much coverage as reasonably practicable for such amount.
Other Covenants and Agreements
The Merger Agreement also contains additional covenants of the Company, including covenants relating to (i) Parent’s reasonable access to the Company’s records and representatives, subject to certain restrictions and in compliance with applicable law, (ii) the filing of this information statement, (iii) other actions related to takeover defenses and statutes, (iv) public announcements with respect the transactions contemplated by the Merger Agreement, (v) third-party consents, (vi) the Company’s use of its reasonable best effort to repay its borrowings under the current Revolving Credit Facility and (vii) the Company’s delivery to Parent of customary payoff letters in connection with the repayment of indebtedness under the existing Credit Agreement and any related definitive documents.

Conditions to Consummation of the Merger
The obligations of each of the parties to consummate the Merger are subject to the fulfillment (or, to the extent permitted by applicable law, waiver) at or prior to the Effective Time of the following conditions:
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the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger by a majority of the outstanding Shares (which condition has been satisfied as described above);

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the absence of any injunction or similar order by any court of competent jurisdiction or law enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that prohibits or makes illegal or otherwise restrains the consummation of the Merger;

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the expiration or early termination of the applicable waiting period under the HSR Act;

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the receipt of approvals from the Arizona Department of Insurance and Financial Institutions and the New York State Department of Financial Services with respect to Parent’s applications for the acquisition of control with respect to the Company’s insurance subsidiaries domiciled in the relevant state;

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the receipt of certain regulatory approvals or non-disapprovals, expirations of applicable waiting periods or filings of Form E exemption request letters, as applicable, with respect to relevant U.S. insurance regulators in Alaska, Arkansas, Maryland, Missouri and Texas;

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the receipt of CFIUS Approval; and

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this information statement will have been mailed to the Company’s stockholders at least 20 days prior to the Closing Date.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the fulfillment or waiver of the following additional conditions:
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the representations and warranties of the Company with respect to (i) the Company’s authorized, issued and outstanding capital stock (other than de minimis inaccuracies) and (ii) finders and brokers fees will be true and correct in all respects both when made and at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

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the Company’s representation and warranty that, since the date of the Merger Agreement, no event or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect will be true and correct in all respects both when made and at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

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other than the representations and warranties mentioned in the two bullets directly above, all of the Company’s other representations and warranties will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifiers) both when made and at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where such failure to be true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect;

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the Company having performed in all material respects all obligations and complied with all covenants required to be performed or complied with by it prior to the Effective Time;

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the Company having delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that each of the conditions specified above has been satisfied;

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in connection with the Legacy Transfer Transaction, the completion of certain specified actions with respect to the Legacy Transfer Transaction, the completion of all actions necessary to consummate the Legacy Transfer Transaction with effect immediately following the closing of the Merger, the obtaining of all LPT Approvals, and the parties’ receipt of written confirmation from the Reinsurer that it is ready, willing and able to execute the Loss Portfolio Contract immediately following the closing of the Merger;

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the making of certain payments by the Company with respect to transaction expenses and the Company’s existing credit facility balances and the satisfaction of the Company’s and its subsidiaries’ outstanding debt obligations, subject to certain exceptions; and

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the absence of any event, change, occurrence, or effect that would have, or would reasonably be expected to have, a Company Material Adverse Effect.

The obligations of the Company to effect the Merger are also subject to the fulfillment or waiver of the following additional conditions:
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all of Parent and Merger Sub’s representations and warranties will be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifiers) both when made and at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which cases as of such earlier date) except where such failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

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Parent and Merger Sub having performed in all material respects all obligations and complied with all covenants required to be performed or complied with by them prior to the Effective Time; and

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Parent having delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that each of the conditions specified above has been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time by the mutual written consent of the Company and Parent.
In addition, the Merger Agreement may be terminated and abandoned by either Parent or the Company if:
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the Merger is not consummated on or prior to the End Date and the party seeking to terminate the Merger Agreement has not breached in any material respect its obligations under the Merger Agreement in any manner that would have primarily contributed to the failure to consummate the Merger on or before such date, including if such breach has caused any closing condition to not be satisfied; or

•
any court of competent jurisdiction has issued or entered a final and non-appealable injunction or a similar order has been entered permanently enjoining or otherwise prohibiting the consummation of the Merger, provided that the party seeking to terminate the Merger Agreement has used such efforts as required under the Merger Agreement to prevent, oppose and remove such injunction or similar order.

The Merger Agreement also may be terminated and abandoned by the Company:
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if Parent or Merger Sub has breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in the Merger Agreement, which (i) would result in a failure of a condition to the consummation of the Merger to be satisfied or a failure of the closing to occur and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate the Merger Agreement and the basis for such termination, provided that the Company is not then in material breach of any representation, warranty, agreement or covenant contained in the Merger Agreement;

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if the Board had determined in good faith after consultation with its financial advisors and outside legal counsel that an Acquisition Proposal received prior to February 13, 2021 was a Superior Proposal (taking into account any adjustment to the terms and conditions of the Merger proposed by Parent in response to such Acquisition Proposal), failure to take such action would have been inconsistent with the Board’s fiduciary duties under applicable law and the Company had paid the Company Termination Fee to Parent prior to or concurrently with such termination from immediately available funds (the Company did not received a Superior Proposal prior to February 13, 2021); or

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if (i) certain conditions to the consummation of the Merger have been and remain fully satisfied or waived in writing, including, among other things, the requisite approval of the Merger by Company stockholders, the expiration of the HSR Act waiting period and receipt of all necessary insurance regulatory approvals and confirmation that the representations and warranties of the Company set forth in the Merger Agreement are true and correct as of the Closing Date, excluding those conditions that by their nature are to be satisfied by actions to be taken at the closing, but subject to such conditions being capable of being satisfied at the closing as of such date, and Parent fails to consummate the transactions contemplated on the fifth business day after the satisfaction or waiver of the closing conditions; (ii) the Company has thereafter confirmed by written and irrevocable notice delivered to Parent (x) its intention to terminate the Merger Agreement if Parent does not consummate the closing within five business days of receipt of such notice, and (y) that the Company will consummate the closing in accordance with the terms of the Merger Agreement; and (iii) Parent fails to consummate the transactions contemplated hereby within five business days after receipt of such notice.

The Merger Agreement also may be terminated and abandoned by Parent if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which (i) would result in a failure of a condition to the consummation of the Merger to be satisfied and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate the Merger Agreement and the basis for such termination, provided that Parent or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in the Merger Agreement.
Termination Fees and Expenses
In connection with the termination of the Merger Agreement, the Company may be required to pay Parent the Company Termination Fee, a fee of $23,435,669 plus enforcement costs and up to $5,000,000 of transaction expenses of Parent and Merger Sub:
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if the Merger Agreement is terminated and abandoned on account of having reached the End Date and within six months of termination the Company enters into or consummates an acquisition proposal for 50% or more of the Company’s assets or equity that was publicly known before the termination;

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if the Merger Agreement is terminated and abandoned by Parent because the Company has breached or failed to perform any of its representations, warranties or covenants or other agreements contained in the Merger Agreement, which (i) would result in a failure of a condition to the consummation of the Merger to be satisfied and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate the Merger Agreement and the basis for such termination; or

•
a Fiduciary Out Termination.

Parent may be required to pay the Company the Parent Termination Fee in certain circumstances, which may be:
•
a fee of $41,512,421 in cash plus enforcement costs if the Company terminates the Merger Agreement for: (i) a failure by Parent to close when required under the Merger Agreement and Parent has already secured debt financing, or (ii) Parent’s willful breach that resulted in the facts giving rise to the termination; or

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a fee of $29,794,586 in cash plus enforcement costs if the Company terminates the Merger Agreement for: (i) Parent’s breach of its covenants and other agreements contained in the Merger Agreement resulting in the failure of the parties to receive required insurance regulatory approvals, or (ii) Parent’s failure to close when required by the Merger Agreement that did not result from a willful breach by Parent.

Amendment and Waiver
The Merger Agreement may be amended or waived by the parties in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of waiver, by the party against whom the waiver is to be effective. However, if, and only if, such amendment or waiver requires further approval of the Company’s stockholders by law or the regulations of NYSE, the effectiveness of such amendment or waiver will be subject to the requisite approval of the stockholders of the Company. In addition, any amendment or waiver that is adverse to any Commitment Party must also have the prior written consent of the Commitment Parties.
Specific Performance
The parties have agreed that irreparable damage would occur in the event that any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the parties have agreed that, in addition to any other remedy available to the parties at law or in equity, each of the parties will be entitled to seek an order of specific performance and an injunction. The Company is entitled to seek specific performance to cause Parent to draw down the full proceeds of cash equity committed pursuant to the Equity Commitment Letter or cause Parent to effect the closing, in each case, if (i) all of Parent’s and Merger Sub’s conditions to closing have been satisfied, (ii) the Debt Financing has been or is ready to be funded, (iii) Parent and/or Merger Sub fails to complete the closing by the Closing Date and (iv) the Company has confirmed in writing to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Company is ready, willing and able to effect the closing.
Governing Law
The Merger Agreement will be governed by and construed in accordance with the laws of the state of Delaware, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction or the conflicts of laws principles of Delaware.

OTHER AGREEMENTS
This section describes the material terms of certain additional agreements entered into pursuant to the Merger Agreement or in connection with the Merger, but this summary does not purport to be complete and may not contain all of the information about such agreements that is important to you. Such information can be found elsewhere in this information statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 87.
Loss Portfolio Binder
In connection with the Merger Agreement, the Company has entered into the Loss Portfolio Binder with the Reinsurer, in connection with an adverse development cover and loss portfolio transfer transaction with respect to the Company’s current excess workers’ compensation, primary workers’ compensation, commercial automobile liability, commercial general liability (claims made and occurrence), employers’ liability, marine (property and liability), umbrella and other short-tail lines reserves relating to 2019 and prior years. The Loss Portfolio Binder contemplates that the Company’s insurance subsidiaries and the Reinsurer will execute and deliver certain definitive documentation, including the Loss Portfolio Contract, with respect to the Legacy Transfer Transaction upon the satisfaction of certain conditions, including the (i) receipt of the LPT Approvals, (ii) the absence of an LPT Burdensome Condition and (iii) the consummation of the Merger. The Loss Portfolio Contract will be entered into immediately after the Effective Time.
In the event that the Loss Portfolio Binder is terminated under certain circumstances specified therein or the transactions contemplated thereunder fail to close as a result of the failure of certain conditions set forth therein, the Company shall pay the Reinsurer, as liquidated damages for the expenses incurred by the Reinsurer in connection with the transactions and certain services performed by the Reinsurer, $3 million plus $15,000 per month during the period beginning on January 14, 2021 and ending on the date of such termination or failure to close. The Company is not required to pay Reinsurer the foregoing amounts if the Company’s insurance subsidiaries have entered into with the Reinsurer or one or more of its affiliates a reinsurance arrangement similar to the arrangements contemplated by the Loss Portfolio Binder or are in substantially final stages of negotiating such reinsurance arrangement, provided the Company’s insurance subsidiaries enter into definitive agreements with respect to such reinsurance arrangements within 30 days following the termination of the Loss Portfolio Binder.
Stockholder Support Agreement (Annex B)
On January 14, 2021, in connection with the Merger Agreement, the Company entered into the Stockholder Support Agreement with Parent and the Major Stockholders, holding a majority of the outstanding Shares of the Company, pursuant to which each of the parties to the Stockholder Support Agreement agreed to, among other things, at any meeting of the Company’s stockholders and at every adjournment or postponement thereof, vote the Shares owned by them (i) in favor of the adoption of the Merger Agreement and approving the transactions contemplated thereby, including the Merger and (ii) prior to the termination of the Merger Agreement by the Company pursuant to the Fiduciary Out Termination Right, against the adoption or approval of any alternative transaction. In accordance with the terms of the Stockholder Support Agreement, immediately following the execution and delivery of the Merger Agreement, the Major Stockholders executed and delivered to the Company the Joint Written Consent adopting the Merger Agreement and the transactions contemplated thereby, including the Merger. As a result, no action by any other Company stockholder is required to adopt the Merger Agreement. Nothing in the Stockholder Support Agreement prohibited or impeded either of the Major Stockholders from voting in favor of a Superior Proposal, provided that the Company had terminated the Merger Agreement in order to accept such Superior Proposal in accordance with the terms of the Merger Agreement (the Company did not received a Superior Proposal prior to February 13, 2021).
A copy of the Stockholder Support Agreement is attached hereto as Annex B.
Efforts Covenant Side Letter
In furtherance of Parent and Merger Sub’s obligations to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to Parent and Merger Sub pursuant to the Merger Agreement, the Company entered into a letter agreement with TowerBrook and Further Global (the “Efforts Covenant Side Letter”), pursuant to which TowerBrook and Further Global agreed to, among other things, (i) reasonably cooperate with Parent and Merger Sub, including by providing any necessary information and documents in its possession or under its control (including those relating to them and their affiliates or with respect to all related persons who will “control” Parent or Merger Sub within the meaning of applicable insurance laws) in making all applications and filings, delivering all notices and providing all information on a timely basis, as required for Parent and Merger Sub to comply with their respective obligations set forth in the Merger Agreement and (ii) promptly following a written request by the Company, furnish the Company with all information (other than biographical affidavits, nonpublic personal or financial information regarding any individuals), including copies of all agreements, documents and instruments or other information, that may be required or reasonably requested by any governmental entity relating to Parent (including any of its directors, officers, employees, partners, members or stockholders) and all persons who will “control” Parent or Merger Sub within the meaning of applicable insurance laws, as may be reasonably necessary in connection with the Company’s obligations under the Merger Agreement.

MARKET PRICE OF OUR STOCK
Shares of Company Common Stock are listed for trading on the NYSE under the symbol “PROS.” The following table sets forth, for the fiscal quarters indicated, on a per-share basis, the high and low sale prices for Company Common Stock for the periods indicated as reported on the NYSE composite transactions reporting system.
	High	Low
Fiscal Year Ended December 31, 2019
Third Quarter (from July 26, 2019)	$21.00	$15.82
Fourth Quarter	19.65	15.02
Fiscal Year Ended December 31, 2020
First Quarter	17.10	8.52
Second Quarter	14.22	7.26
Third Quarter	11.36	7.75
Fourth Quarter	13.86	8.55
Fiscal Year Ended December 31, 2021
First Quarter (through March 1, 2021)	14.25	12.40
The closing price of the shares of Company Common Stock on the NYSE on January 14, 2021, the last full trading day prior to the announcement of the Merger, was $14.19 per Share. The closing sale price of the Company Common Stock on the NYSE on September 23, 2020, the last trading day before the publication of an article reporting that TowerBrook was in discussions to acquire the Company, was $9.05. On March 1, 2021, the most recent practicable date before this information statement was printed, the closing price for the shares of Company Common Stock on the NYSE was $12.63 per Share.
In connection with the Merger, the Company agreed not to declare or pay any dividend or other distribution with respect to its capital stock.
Following the Merger, there will be no further market for Company Common Stock.

APPRAISAL RIGHTS
The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to Section 262 of the DGCL, which is attached to this information statement as Annex D. Stockholders intending to exercise appraisal rights should carefully review Annex D in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL will result in a termination or waiver of these rights. This summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to demand appraisal under Section 262 of the DGCL.
If you were a stockholder of the Company (other than the Major Stockholders) as of the close of business on March 3, 2021 and comply with the applicable statutory procedures of Section 262 of the DGCL, you may be entitled to appraisal rights under Section 262 of the DGCL. To exercise and perfect appraisal rights, a record holder of shares of Company Common Stock as of the close of business on March 3, 2021 must follow precisely the statutory procedures pursuant to Section 262 of the DGCL required to be followed by a stockholder to perfect appraisal rights.
Section 262 of the DGCL is reprinted in its entirety as Annex D to this information statement. Set forth below is a summary description of Section 262 of the DGCL. The following is intended as a brief summary of the material provisions of statutory procedures pursuant to Section 262 of the DGCL required to be followed by a stockholder to perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements or considerations and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which appears in Annex D to this information statement. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of Company Common Stock immediately prior to the Effective Time as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.
Under the DGCL, holders of shares of Company Common Stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware, or the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of those shares, together with interest but exclusive of any element of value arising from the accomplishment or expectation of the Merger.
Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, the corporation must notify each of its stockholders who was a stockholder on the record date (which may be fixed in advance by the corporation not more than 10 days prior to the date of the notice and for purposes of the Merger, or if not fixed in advance, will either be the day before the notice is given (if sent prior to the Effective Time) or will be the date of the Effective Time (if sent following the Effective Time) that appraisal rights are available, and must include in each such notice a copy of Section 262 of the DGCL. This information statement constitutes such notice to the holders of shares of Company Common Stock, and Section 262 of the DGCL is attached to this information statement as Annex D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex D carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.
Holders of shares of Company Common Stock who desire to exercise their appraisal rights must submit to the Company a written demand for appraisal of their shares of Company Common Stock no later than 20 days after the date of mailing of the information statement (which includes the notice of written consent and appraisal rights), or March 24, 2021. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Company Common Stock. If you wish to exercise your appraisal rights, you must be the record holder of such shares of Company Common Stock on the date the written demand for appraisal is made and you must continue to hold such shares of Company Common Stock through the Effective Time. Accordingly, a stockholder who is the record holder of shares of Company Common Stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the Effective Time, will lose any right to appraisal in respect of such shares.

All written demands for appraisal of shares of Company Common Stock must be mailed or delivered to: ProSight Global, Inc., 412 Mt. Kemble Avenue, Suite 300, Morristown, NJ 07960, Attention: General Counsel. Only a holder of record of shares of Company Common Stock is entitled to demand an appraisal of the shares registered in that holder’s name. Accordingly, to be effective, a demand for appraisal by a stockholder of shares of Company Common Stock (a) must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares, (b) should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name, and (c) must state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the Merger. The demand cannot be made by the beneficial owner if he or she is not the record holder of the shares of Company Common Stock. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm, trust or other nominee, submit the required demand in respect of those shares of Company Common Stock. If you hold your shares of Company Common Stock through a bank, brokerage firm, trust or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm, trust or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. A person having a beneficial interest in shares held of record in the name of another person, such as a broker, bank, trust or other nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights in accordance with Section 262 of the DGCL.
If shares of Company Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by the fiduciary in that capacity. If the shares of Company Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a bank, brokerage firm, trust or other nominee, who holds shares of Company Common Stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Company Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company Common Stock as to which appraisal is sought. If you hold shares of Company Common Stock through a broker who, in turn, holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares of Company Common Stock must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Where no number of shares of Company Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Company Common Stock held in the name of the record owner.
Within 10 days after the Effective Time, the surviving corporation in the Merger must give written notice that the Merger has become effective to each of the Company stockholders who properly asserted appraisal rights under Section 262 of the DGCL. At any time within 60 days after the Effective Time, any stockholder who has demanded an appraisal, but has not commenced an appraisal proceeding or joined a proceeding as a named party, may withdraw the demand and accept the consideration specified by the Merger Agreement for that stockholder’s shares of Company Common Stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the Effective Time, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of such stockholder’s shares as determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the Merger Agreement.

Within 120 days after the Effective Time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company Common Stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, has no present intention to file a petition and holders of shares of Company Common Stock should not assume that the surviving corporation will file a petition.
Accordingly, it is the obligation of the holders of shares of Company Common Stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Company Common Stock within the time prescribed in Section 262, and the failure of a stockholder to file such a petition within the period specified in Section 262 could result in a loss of such stockholder’s appraisal rights. In addition, within 120 days after the Effective Time, any stockholder who has properly complied with the requirements of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Company Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement. If a petition for appraisal is not timely filed, then the right to appraisal will cease.
If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Company Common Stock and with whom agreements as to the value of their shares of Company Common Stock have not been reached by the surviving corporation. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of Company Common Stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. After determination of the stockholders entitled to appraisal of their shares of Company Common Stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery will determine the fair value of the shares of Company Common Stock, as of the Effective Time, after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of Company Common Stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment.
You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the Merger, is not an opinion as to fair value under Section 262. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, we do not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Merger Consideration. In determining “fair value,” the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.
Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the parties participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Company Common Stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the Effective Time, be entitled to vote shares of Company Common Stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Company Common Stock, other than with respect to payment as of a record date prior to the Effective Time. If no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes. A stockholder will fail to perfect, or effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 at any time within 60 days after the Effective Time (or thereafter with the written approval of the Company) and accept the Merger Consideration, without interest and less any applicable withholding taxes, offered pursuant to the Merger Agreement. Once a petition for appraisal has been filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of the Company without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, that such restriction shall not affect the right of any stockholder who has not commenced an appraisal proceeding or has not joined the appraisal proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the Merger Consideration, without interest and less any applicable withholding taxes, within 60 days after the Effective Time. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights.
In view of the complexity of Section 262 of the DGCL, the Company stockholders who may wish to dissent to the Merger and pursue appraisal rights should consult their legal and financial advisors.
To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DCGL will govern.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT
The following table presents information regarding the beneficial ownership of the shares of Company Common Stock as of March 1, 2021 with respect to:
•
each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have or will have sole voting and investment power with respect to all shares of Company Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.
Our calculation of the percentage of beneficial ownership is based on 43,728,620 shares of Company Common Stock outstanding as of March 1, 2021 (which includes 73,994 shares of restricted stock and 110,466 performance shares (based on target performance)).
Company Common Stock subject to vested RSUs or RSUs that will vest within 60 days of March 1, 2021, is deemed to be outstanding for computing the percentage ownership of the person holding these RSUs and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.
Except as otherwise indicated, the address for each stockholder listed below is c/o ProSight Global, Inc., 412 Mt. Kemble Avenue, Suite 300, Morristown, NJ 07960.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Owners
Investment funds affiliated with Goldman Sachs(1)(4)	17,025,242	38.9%
Investment funds affiliated with TPG(2)	16,361,109	37.4%
Officers and Directors
Lawrence Hannon(3)	236,053	*
Anthony Arnold(1)(4)	11,043	*
Eric W. Leathers(5)	11,043	*
Richard P. Schifter(6)	11,043	*
Robert Bailey(7)	124,380	*
Steven Carlsen(8)	99,521	*
Clement S. Dwyer. Jr.(9)	101,730	*
Sheila Hooda(10)	17,311	*
Frank D. Papalia(11)	226,512	*
Anthony S. Piszel(12)	127,434	*
Otha T. Spriggs, III(13)	26,429	*
Anne Waleski (14)	13,947	*
Directors and executive officers as a group (12 persons)(15)	1,006,446	2.3%

*
Less than one percent.

(1)
Shares shown as beneficially owned by investment funds affiliated with Goldman Sachs reflect an aggregate of the following record ownership: (i) 14,821,997 Shares held by ProSight Investment LLC (ii) 2,183,019 shares held by ProSight Parallel Investment LLC (together with Prosight Investment LLC, the “GS Investment Entities”) and (iii) 20,226 vested non-employee director RSUs held by Mr. Arnold and Mr. Helgason for the benefit of Goldman Sachs. ProSight Equity Management Inc. is the managing member of each of the GS Investment Entities, and has voting and investment power over the Company Common Stock owned by the GS Investment Entities. GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P. and GS Capital Partners VI GmbH & Co. are non-managing members of ProSight Investment LLC, and GS Capital Partners VI Parallel, L.P. is a non-managing member of ProSight Parallel Investment LLC (collectively, the “Goldman Sachs Funds”). Mr. Arnold is an officer of ProSight Equity Management Inc. and may be deemed to have shared voting and investment power over, and therefore, may be deemed to have beneficial ownership of, the shares held by the GS Investment Entities. Mr. Arnold disclaims beneficial ownership of the shares of Company Common Stock owned directly or indirectly by ProSight Investment LLC, ProSight Parallel Investment LLC, ProSight Equity Management Inc. and the Goldman Sachs Funds, except to the extent of their pecuniary interest therein, if any. The Goldman Sachs Funds disclaim beneficial ownership of all such shares, except to the extent of their pecuniary interest therein, if any. Goldman Sachs and Goldman Sachs & Co. LLC may be deemed to have beneficial ownership (as determined in accordance with the rules of the SEC) of the shares held by the GS Investment Entities. Goldman Sachs and Goldman Sachs & Co. LLC disclaim beneficial ownership of all such shares, except to the extent of their pecuniary interest therein, if any. The address of the Goldman Sachs Funds, Goldman Sachs and Goldman Sachs & Co. LLC is 200 West Street, New York, NY 10282.

(2)
The TPG Funds beneficially own an aggregate of 16,361,109 shares of Company Common Stock (the “TPG Shares”) consisting of: (i) 11,619,755 shares held by Prosight TPG, L.P., a Delaware limited partnership, (ii) 9,296 shares held by TPG PS 1, L.P., a Cayman limited partnership, (iii) 176,626 shares held by TPG PS 2, L.P., a Cayman limited partnership, (iv) 4,536,684 shares held by TPG PS 3, L.P., a Cayman limited partnership, and (v) 18,748 shares held by TPG PS 4, L.P., a Cayman limited partnership. The general partner of Prosight TPG, L.P. is TPG Advisors VI, Inc., a Delaware corporation. The general partner of each of TPG PS 1, L.P., TPG PS 2, L.P., TPG PS 3, L.P. and TPG PS 4, L.P. is TPG Advisors VI-AIV, Inc., a Cayman corporation. David Bonderman and James G. Coulter are sole stockholders of each of TPG Advisors VI, Inc. and TPG Advisors VI-AIV Inc. and may therefore be deemed to be the beneficial owners of the TPG Shares. Messrs. Bonderman and Coulter disclaim beneficial ownership of the TPG Shares except to the extent of their pecuniary interest therein. The address of each of TPG Advisors VI, Inc., TPG Advisors VI-AIV Inc. and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(3)
Includes 29,206 vested Company RSU Awards, 29,925 unvested shares of underlying Company Restricted Stock Awards over which Mr. Hannon has voting power and 44,664 unvested shares underlying Company Performance Shares (based on target performance) over which Mr. Hannon has voting power.

(4)
Consists of vested Company RSU Awards. Mr. Arnold is a Managing Director of Goldman Sachs and is an officer of ProSight Equity Management Inc. As an officer and director of Prosight Equity Management Inc., Mr. Arnold may be deemed to have shared voting and investment power over, and therefore, may be deemed to have beneficial ownership of, the shares held by the GS Investment Entities. Additionally, Mr. Arnold has an understanding with Goldman Sachs, pursuant to which he holds for the benefit of Goldman Sachs, the Company RSU Awards issued for service as a member of our board of directors. Mr. Arnold disclaims beneficial ownership of all Shares held by the GS Investment Entities and the Company RSU Awards except to the extent of his pecuniary interest therein, if any. The address of Mr. Arnold is c/o Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282. Mr. Helgason resigned as a director of the Company on March 1, 2021.

(5)
Consists of vested Company RSU Awards.

(6)
Consists of vested Company RSU Awards.

(7)
Includes 17,319 vested Company RSU Awards initially granted under the Company’s Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”), 12,501 unvested shares underlying Company

Restricted Stock Awards over which Mr. Bailey has voting power, 18,657 unvested Company Performance Share Awards (based on target performance) over which Mr. Bailey has voting power and 5,347 shares of the Company Common Stock held by Mr. Bailey in an IRA account.
(8)
Includes 46,664 vested RSUs initially granted under the 2010 Plan and 19,868 vested non-employee director RSUs.

(9)
Includes 46,664 vested RSUs initially granted under the 2010 Plan and 16,786 vested Company RSU Awards, in each case, held by the Clement S. Dwyer, Jr. and Martha H. Dwyer 2015 Family Trust.

(10)
Consists of vested Company RSU Awards.

(11)
Includes 114,333 Company RSU Awards, 10,000 unvested shares underlying Company Restricted Stock over which Mr. Papalia has voting power and 14,925 unvested shares underlying Company Performance Share Awards (based on target performance) over which Mr. Papalia has voting power.

(12)
Includes 12,816 vested Company RSU Awards initially granted under the 2010 Plan, 21,588 unvested shares underlying Company Restricted Stock over which Mr. Piszel has voting power and 32,220 unvested shares underlying Company Performance Shares (based on target performance) over which Mr. Piszel has voting power.

(13)
Includes 16,429 vested Company RSU Awards.

(14)
Includes 8,947 vested Company RSU Awards.

(15)
This group does not include the Company’s previous directors Magnus Helgason, who resigned as a director of the Company on March 1, 2021, and Bruce W. Schnitzer, who retired as a director of the Company on February 18, 2021.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other documents with the SEC. These reports contain additional information about the Company. The Company’s SEC filings are made electronically available to the public at the SEC’s website located at www.sec.gov.
Company Website
Stockholders can also obtain free copies of our SEC filings through the “Investor Relations” section of the Company’s website at www.prosightspecialty.com. Our website address is being provided as an inactive textual reference only. The material located on such website is not a part of, or otherwise incorporated into, this information statement.
Incorporation by Reference
The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this information statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement. This information statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this information statement.
The Company incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this information statement and before the Effective Time. The Company also incorporates by reference in this information statement the following documents filed by it with the SEC under the Exchange Act:
ProSight Global, Inc. Filings:	Periods:
Annual Report on Form 10-K	Fiscal Year ended December 31, 2020
Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2020
Quarterly Report on Form 10-Q	Quarterly period ended June 30, 2020
Quarterly Report on Form 10-Q	Quarterly period ended September 30, 2020
The Company undertakes to provide without charge to each person to whom a copy of this information statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this information statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference in the information that this information statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at ProSight Global, Inc., 412 Mt. Kemble Avenue, Suite 300, Morristown, NJ 07960, Attention: Investor Relations Department, Telephone: (973) 532-1900.
Householding of Proxy Materials
The SEC has adopted rules that allow us to deliver a single annual report or any information statement to any household at which two or more stockholders reside who share the same last name or whom we believe to be members of the same family. This procedure is referred to as “householding.”
If you share the same last name and address with one or more stockholders, from now on, unless we receive contrary instructions from you (or from one of these other stockholders), you and all other stockholders who have your last name and live at the same home address will receive only one copy of any of our Annual Report on Form 10-K, any proxy statement or any information statement.
If you object to householding or wish to revoke householding in the future, in order to receive individual copies of these documents, you may contact American Stock Transfer & Trust Company, LLC, Shareholders Services Department, 6201 15th Avenue, Brooklyn, NY 11219, or telephone (800) 937-5449. Registered stockholders may also revoke their consent by contacting the Company’s householding agent by email at info@amstock.com. You can call the same number or write to the same address if you participate in householding but wish to receive a separate copy of these documents or to request householding if stockholders are receiving multiple copies of the annual report, proxy statement or information statement. You may opt out of householding at any time prior to 30 days before the mailing of proxy materials each year, which you can measure by reference to the date that is 30 days before the mailing date of the proxy statement for the prior year’s annual meeting of stockholders. If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. Your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.
Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials. Stockholders residing at the same address and currently receiving multiple copies of this Information Statement may contact the Company at the address or phone number above to request that only a single copy of an Information Statement be mailed in the future. In addition, we have been notified that certain intermediaries, i.e., brokers or banks, will household proxy materials. Beneficial owners can request information about householding from their banks, brokers or other holders of record.
TowerBrook, Further Global, Parent and Merger Sub have supplied, and the Company has not independently verified, the information in this information statement relating to TowerBrook, Further Global, Parent and Merger Sub.
Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this information statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this information statement. This information statement is dated March 4, 2021. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this information statement.

Annex A
AGREEMENT AND PLAN OF MERGER
among
PEDAL PARENT, INC.,
PEDAL MERGER SUB, INC.
and
PROSIGHT GLOBAL, INC.
Dated as of January 14, 2021

A-i

A-ii

Page
ARTICLE VII TERMINATION	A-45
Section 7.1 Termination or Abandonment	A-45
Section 7.2 Effect of Termination	A-46
Section 7.3 Termination Fee	A-46
ARTICLE VIII MISCELLANEOUS	A-47
Section 8.1 No Survival of Representations and Warranties	A-47
Section 8.2 Expenses	A-47
Section 8.3 Counterparts; Effectiveness	A-47
Section 8.4 Governing Law; Jurisdiction	A-48
Section 8.5 Specific Enforcement	A-48
Section 8.6 WAIVER OF JURY TRIAL	A-49
Section 8.7 Notices	A-49
Section 8.8 Assignment; Binding Effect	A-50
Section 8.9 Severability	A-50
Section 8.10 Entire Agreement; No Third-Party Beneficiaries	A-50
Section 8.11 Amendments; Waivers	A-50
Section 8.12 Headings	A-51
Section 8.13 Interpretation	A-51
Section 8.14 Debt Financing Source Matters	A-51
Section 8.15 Definitions	A-52
SCHEDULES
Company Disclosure Schedules
Parent Disclosure Schedules
Schedule 5.12 – Captive Term Sheet
Schedule 5.14(b) – Additional Pre-Closing Actions
ANNEXES
Annex I – Debt Commitment Letter
EXHIBITS
Exhibit A Form of Joint Stockholder Consent
Exhibit B Bylaws of Surviving Corporation
Exhibit C Loss Portfolio Binder
Exhibit D Stockholder Support Agreement
Exhibit E Certificate of Incorporation of Surviving Corporation

A-iii

This AGREEMENT AND PLAN OF MERGER, dated as of January 14, 2021 (this “Agreement”), is entered into among Pedal Parent, Inc., a Delaware corporation (“Parent”), Pedal Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and ProSight Global, Inc., a Delaware corporation (the “Company”). Capitalized terms and certain other terms used in this Agreement have the meanings ascribed to such terms in Section 8.15.
WHEREAS, upon the terms and subject to the conditions of this Agreement, the parties intend that Merger Sub be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent;
WHEREAS, the Board of Directors of the Company has: (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, for the Company to enter into this Agreement; (b) approved the execution, delivery and performance of this Agreement; and (c) resolved to recommend adoption of this Agreement by the stockholders of the Company;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, Goldman Sachs Group, Inc. and TPG Advisors VI, Inc. (collectively, the “Major Stockholders”) have each entered into a voting and support agreement in favor of Parent, dated as of the date hereof, in the form attached hereto as Exhibit D (the “Stockholder Support Agreement”);
WHEREAS, immediately following the execution and delivery of this Agreement, the Major Stockholders will execute and deliver to the Company a joint written consent in the form of Exhibit A (the “Joint Stockholder Consent”), adopting this Agreement and approving the transactions contemplated hereby, including the Merger, in accordance with Delaware Law;
WHEREAS, the respective Boards of Directors of Parent and Merger Sub have approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;
WHEREAS, immediately following the execution and delivery of this Agreement, Parent, as sole stockholder of Merger Sub, will approve this Agreement and the transactions contemplated hereby, including the Merger;
WHEREAS, Parent, Merger Sub and the Company desire to make the representations, warranties, covenants and agreements specified herein;
WHEREAS, immediately prior to the execution of this Agreement, as a condition and material inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, the Company has entered into, and has caused certain of its Subsidiaries to enter into, the Loss Portfolio Binder; and
WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, each of Prime Acquisitions Holdco, LP, TowerBrook Investors V (TE), L.P., TowerBrook Investors V Executive Fund, L.P., TowerBrook Investors V (Onshore), L.P., TowerBrook Investors (892), L.P., TowerBrook Investors V (OS), L.P., TowerBrook Investors V Team Trident, L.P. and TowerBrook V Pedal Co-Investment, L.P., has entered into an equity commitment letter (the “Equity Commitment Letter”) and each of TowerBrook Capital Partners L.P., Further Global Capital Management, L.P. and the Company has entered into a regulatory cooperation letter, each dated as of the date hereof.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:
ARTICLE I
THE MERGER
Section 1.1   The Merger.   On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Delaware Law as the surviving corporation in the Merger (the “Surviving Corporation”).
Section 1.2   Closing.   The closing of the Merger (the “Closing”) shall take place by the remote exchange of electronic documents at 10:00 a.m., Eastern time, on a date (the “Closing Date”) that shall be the fifth Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing; provided that in no event shall the Closing occur prior to February 15, 2021.
Section 1.3   Effective Time.   Subject to the provisions of this Agreement, at the Closing, the Company will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Merger Sub in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).
Section 1.4   Effects of the Merger.   The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.
Section 1.5   Certificate of Incorporation and Bylaws of the Surviving Corporation.   Subject to Section 5.9, at the Effective Time: (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as attached hereto as Exhibit E, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such certificate of incorporation and (b) the bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time (as amended to reflect the name of the Surviving Corporation), as attached hereto as Exhibit B, and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL and such bylaws.
Section 1.6   Directors.   Subject to applicable Law, the directors of Merger Sub as of the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.
Section 1.7   Officers.   The officers of the Company as of the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.
ARTICLE II
CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES
Section 2.1   Effect on Capital Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:
(a)   Conversion of Common Stock.   Each share of common stock, par value $0.01 per share, of the Company (such shares, collectively, the “Common Stock,” and each, a “Share”) outstanding immediately prior to the Effective Time, other than Shares to be cancelled or converted pursuant to Section 2.1(b) and other than Dissenting Shares, shall be converted automatically into and shall thereafter represent the right to receive $12.85 in cash (the “Merger Consideration”). All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist, and the holders of certificates that immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration (less any applicable withholding Taxes).

(b)   Company, Parent and Merger Sub-Owned Shares.   Each Share that is owned directly by the Company or any of its Subsidiaries, Parent or Merger Sub immediately prior to the Effective Time (the “Cancelled Shares”) shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement.
(c)   Conversion of Merger Sub Common Stock.   Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
(d)   Dissenters’ Rights.   Any provision of this Agreement to the contrary notwithstanding, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares) and that are held by holders of such Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 of the DGCL unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses such rights to appraisal, such Dissenting Shares will thereupon be treated as if they had been converted into and had become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, and the Surviving Corporation shall remain liable for payment of the Merger Consideration for such Shares. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company will give Parent (i) prompt written notice of any demands received by the Company for appraisals of Shares, attempted withdrawals of such notices or demands and any other instruments received by the Company relating to rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or compromise or settle any such demands or waive any failure to timely deliver a written demand for appraisal or failure to comply with the provisions under Section 262 of the DGCL.
Section 2.2   Exchange of Certificates.
(a)   Paying Agent.   Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed to act as a paying agent hereunder and approved in advance by the Company in writing (the “Paying Agent”), in trust for the benefit of holders of the Shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares), payable upon due surrender of the certificates that immediately prior to the Effective Time represented Shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or exchange of non-certificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this Article II (such cash being hereinafter referred to as the “Exchange Fund”).
(b)   Payment Procedures.
(i)   As soon as reasonably practicable after the Effective Time, and in any event not later than the fifth Business Day following the Closing Date, the Paying Agent shall mail to each holder of record of a Certificate representing Shares that were converted into the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may mutually agree) and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) in exchange for the Merger Consideration.
(ii)   Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) shall be entitled to promptly receive in exchange therefor an amount in cash equal to the product of (A) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) and (B) the Merger Consideration (less any applicable withholding Taxes). Holders of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal and such Book-Entry Shares shall automatically be exchanged at the Effective Time for the right to receive from the Paying Agent (as promptly as practicable following the Effective Time and in any event not later than the second Business Day following the Closing Date) an amount in cash equal to the product of (x) the number of Book-Entry Shares and (y) the Merger Consideration (less any applicable withholding Taxes). No interest will be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof) or exchange of Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.
(iii)   The Paying Agent, the Company, Parent, Merger Sub, the Surviving Corporation and any other withholding agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement such amounts only to the extent required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. In addition, any compensatory amount, to the extent applicable, payable pursuant to, or as contemplated by, this Agreement shall be paid to the applicable person through regular payroll procedures.
(c)   Closing of Transfer Books.   At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for transfer, they shall be cancelled and exchanged for a check in the proper amount pursuant to this Article II.
(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares for one (1) year after the Closing Date shall be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Section 2.2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.
(e)   No Liability.   Anything herein to the contrary notwithstanding, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(f)   Investment of Exchange Fund.   The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government. Any interest and other income resulting from such investments shall be paid to the

Surviving Corporation pursuant to Section 2.2(d). To the extent that there are losses with respect to any investments made by the Paying Agent of the Exchange Fund, Parent shall promptly replace or restore, or cause the Surviving Corporation to promptly replace or restore, the cash in the Exchange Fund to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to promptly pay the Merger Consideration.
(g)   Lost Certificates.   In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Paying Agent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.
Section 2.3   Treatment of Company Equity Awards.
(a)   Except to the extent different treatment is required pursuant to Section 2.3(a) of the Company Disclosure Schedules, each award of time-vesting restricted stock units that is payable in Shares or whose value is determined with reference to the value of Shares (each, a “Company RSU Award”), whether vested or unvested, that is outstanding immediately prior to the Effective Time, shall, as of the Effective Time, be deemed to be fully vested and non-forfeitable (to the extent not previously vested) and shall be terminated, with the holder thereof becoming entitled to receive an amount in cash equal to the product of (i) the total number of Shares subject to such Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of Company RSU Awards the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Law with respect to the making of such payment, within five (5) Business Days following the Effective Time; provided, that, with respect to any Company RSU Awards that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the Company Stock Plan and applicable award agreement that will not trigger a Tax or penalty under Section 409A of the Code.
(b)   Except to the extent different treatment is required pursuant to Section 2.3(b) of the Company Disclosure Schedules, each award of performance-based restricted stock units that is payable in Shares or whose value is determined with reference to the value of Shares (each, a “Company PSU Award”), whether vested or unvested, that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, be deemed to be fully vested and non-forfeitable (to the extent not previously vested) and shall be terminated, with the holder thereof becoming entitled to receive an amount in cash equal to the product of (i) the number of Shares subject to such Company PSU Award immediately prior to the Effective Time that would become vested based on the higher of target performance and actual performance through the Effective Time as reasonably determined in good faith by the Human Resources Committee of the Board of Directors (the “Human Resources Committee”), multiplied by (ii) the Merger Consideration. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of Company PSU Awards the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Law with respect to the making of such payment, within five (5) Business Days following the Effective Time.
(c)   Except to extent different treatment is required pursuant to Section 2.3(c) of the Company Disclosure Schedules, each award of Shares subject to time-based vesting conditions (each, a “Company Restricted Stock Award”), whether vested or unvested, that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, be deemed to be fully vested and non-forfeitable (to the extent not previously vested) and shall be terminated, with the holder thereof becoming entitled to receive an amount in cash equal to the product of (i) the total number of Shares subject to such Company Restricted Stock Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of Company Restricted Stock Awards the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Law with respect to the making of such payment, within five (5) Business Days following the Effective Time.
(d)   Except to the extent different treatment is required pursuant to Section 2.3(d) of the Company Disclosure Schedules, each award of Shares subject to performance-based vesting conditions (each, a “Company Performance Share Award”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, be deemed to be fully vested and non-forfeitable (to the extent not previously vested) and shall be terminated, with the holder thereof becoming entitled to receive an amount in cash equal to the product of (i) the number of Shares subject to such Company Performance Share Award immediately prior to the Effective Time that would become vested based on the higher of target performance and actual performance through the Effective Time as reasonably determined in good faith by the Human Resources Committee, multiplied by (ii) the Merger Consideration. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of Company Performance Share Awards the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Law with respect to the making of such payment, within five (5) Business Days following the Effective Time.
(e)   Promptly following the date hereof, the Company’s Board of Directors or the Human Resources Committee shall adopt resolutions (subject to reasonable review and comment by Parent) and take all other actions (including obtaining any necessary determinations and, if appropriate, amending the terms of the Company’s 2019 Employee Stock Purchase Plan (the “ESPP”)) that may be necessary or required under the ESPP and applicable Law to ensure that (i) the offering period in progress as of the date hereof shall end no later than the day immediately prior to the Closing Date, (ii) each ESPP participant’s accumulated contributions under the ESPP shall be used to purchase Shares in accordance with the ESPP as of no later than the day immediately prior to the Closing Date, (iii) no further offering period or purchase period will commence pursuant to the ESPP upon or after the date hereof and (iv) no participant may increase such participant’s rate of payroll deductions under the ESPP on or after the date hereof. The Company’s Board of Directors or the Human Resources Committee shall adopt resolutions (subject to reasonable review and comment by Parent) to provide that the ESPP shall terminate on the day immediately prior to the Closing Date, and no further rights shall be granted or exercised under the ESPP thereafter. All Shares purchased under the ESPP prior to the date hereof shall be cancelled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with the terms and conditions of this Agreement.
(f)   Prior to the Effective Time, the Company will adopt such resolutions (subject to reasonable review and comment by Parent) and take any such other actions as may be required to effectuate the treatment of the Company RSU Awards, Company PSU Awards, Company Restricted Stock Awards and Company Performance Share Awards (collectively, the “Company Equity Awards”) as contemplated by this Section 2.3.
Section 2.4   Adjustments.   If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company occurs as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution is declared with a record date during such period, the Merger Consideration will be equitably adjusted to reflect such change.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in the Company SEC Documents (other than any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward-Looking Statements” and any other disclosures contained or referenced therein relating to information, factors or risks that are predictive or cautionary in nature) or in the applicable section of the disclosure schedules delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Schedules”), the Company represents and warrants to Parent and Merger Sub as of the date hereof, and as of the Closing, as follows:

Section 3.1   Qualification, Organization, Subsidiaries, etc.   Each of the Company and its Subsidiaries is (a) a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (b) is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except in the case of clause (b) where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation and bylaws or other equivalent organizational documents of the Company and its Subsidiaries, each as amended through the date hereof.
Section 3.2   Capital Stock.
(a)   The authorized share capital of the Company consists of 200,000,000 Shares and 50,000,000 shares of preferred stock (the “Preferred Stock”). As of December 31, 2020, there were (i) 43,657,099 Shares issued and outstanding (including 110,466 Shares issued in respect of Company Restricted Stock Awards and 110,466 Shares issued in respect of Company Performance Share Awards (based on target performance) and no shares of Preferred Stock issued and outstanding and (ii) 1,741,080 Shares underlying Company RSU Awards and 196,508 Shares underlying Company PSU Awards (based on target performance). All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.
(b)   Except as set forth in subsection (a) above, and except for changes resulting from the vesting and settlement of Company Equity Awards outstanding as of the date hereof, or issued hereunder only as expressly permitted pursuant to Section 5.1(b)(vi), (i) the Company does not have any shares of its capital stock issued or outstanding other than shares of Common Stock that have become outstanding after December 31, 2020, which were reserved for issuance as of December 31, 2020 as set forth in subsection (a) above; (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company or any of the Company’s Subsidiaries is a party obligating the Company or any of the Company’s Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests, or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary; and (iii) the Company has not declared or paid any dividend or distribution in respect of the Common Stock, and has not issued, sold, repurchased, redeemed or otherwise acquired any Common Stock, and its Board of Directors has not authorized any of the foregoing.
(c)   Section 3.2(c) of the Company Disclosure Schedules sets forth as of January 14, 2021, a true, correct and complete list of outstanding Company Equity Awards, including, for each Company Equity Award, to the extent applicable: the (i) holder’s name; (ii) grant date; (iii) Shares subject to such Company Equity Award (including at time of original grant, amount still outstanding, amount vested, amount unvested and, for Company Equity Awards subject to performance-based vesting conditions, the number of Shares that could vest based on target performance); and (iv) vesting schedule. All Company Equity Awards and rights under the ESPP were granted in accordance with the Company Stock Plan, ESPP, all applicable Law, and all applicable securities exchange rules, in each case, in all material respects. All Company Equity Awards are evidenced by written award agreements substantially in the forms that have been made available to Parent prior to the date hereof.
(d)   Except for awards to acquire Shares under the Company Stock Plan or the ESPP, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(e)   Other than the Joint Stockholder Consent and the Stockholder Support Agreements, there are no voting agreements, trusts or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.
Section 3.3   Corporate Authorization; No Violation.
(a)   The Company has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated hereby and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. Upon the valid execution and delivery of the Joint Stockholder Consent by the Major Stockholders, the Company shall have received the Company Stockholder Approval.
(b)   The Board of Directors of the Company at a duly held meeting, upon the recommendation of the Special Committee, has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend that the stockholders of the Company approve the adoption of this Agreement and the transactions contemplated hereby, including the Merger (the “Recommendation”). Except for the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the “Certificate of Merger Filing”), no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally and general principles of equity.
(c)   The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”) or Self-Regulatory Organization, other than: (i) the Certificate of Merger Filing; (ii) the filing of the pre-merger notification report form and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any foreign antitrust filings and related approvals, consents, or clearances as the Company and Parent determine are required to be filed or obtained; (iii) compliance with the applicable requirements of the Exchange Act, including the filing of an Information Statement of the type contemplated by Rule 14c-2 under the Exchange Act containing the information specified in Schedule 14C under the Exchange Act related to the Merger, this Agreement and the Joint Stockholder Consent (the “Information Statement”); (iv) compliance with the rules and regulations of NYSE; (v) compliance with any applicable foreign or state securities or blue sky Laws; (vi) the other Regulatory Approvals and/or Notices set forth on Section 3.3(c) of the Company Disclosure Schedules (collectively, clauses (i) through (vi), the “Company Approvals”); (vii) the filings necessary to receive CFIUS Approval; (viii) the filings, notices and approvals necessary to effect the transactions contemplated by the Loss Portfolio Binder, the Loss Portfolio Contract and Schedule 5.12 (the “Loss Portfolio Approvals”) and (ix) any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   Assuming compliance with the matters referenced in Section 3.3(c) and Section 4.2(b), receipt of the Company Approvals and the receipt of the Company Stockholder Approval, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational or governing documents of the Company or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such contravention, violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.4   SEC Filings and Financial Statements.
(a)   The Company has filed or furnished all forms, reports, statements, certificates and other documents (including all exhibits, schedules, amendments and supplements thereto) required to be filed or furnished prior to the date hereof by it with the SEC since the Company closed its initial public offering on the IPO Date (all such forms, reports, statements, certificates and other documents filed or furnished or incorporated by reference therein since the IPO Date, collectively, the “Company SEC Documents”), each of which, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, as of the date filed with the SEC, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)   The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents (if amended, as of the date of the last such amendment) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with GAAP or SAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).
Section 3.5   Internal Controls and Procedures.
(a)   The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2019, and such assessment concluded that such controls were effective.
(b)   Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and to the Company’s Knowledge, no concerns from any employees of the Company regarding questionable accounting or auditing matters, have been received by the Company.
Section 3.6   No Undisclosed Liabilities.   Except (a) as disclosed, reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2020 (or the notes thereto or as described in the December 31, 2019 audited consolidated balance sheet of the Company and its Subsidiaries or the notes thereto), (b) incurred in the ordinary course of business since the date of such consolidated balance sheet (other than as a result of any material violation of any Law, material infringement, material breach of Contract, material breach of warranty or commission of a tort), (c) as required by this Agreement and (d) for liabilities or obligations that have been discharged or paid in full in the ordinary course of business, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and that would be required by GAAP or applicable SAP to be reflected in a consolidated balance sheet of the Company and its Subsidiaries or the notes thereto that is, or would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
Section 3.7   Compliance with Law; Permits.
(a)   The Company and each of the Company’s Subsidiaries are in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, or agency requirement of any Governmental Entity or Self-Regulatory Organization (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. Anything contained in this Section 3.7(a) to the contrary notwithstanding, no representation or warranty shall be deemed to be made in this Section 3.7(a) in respect of the matters referenced in Section 3.4 or Section 3.5, or in respect of environmental, tax, intellectual property, data privacy and security, employee benefits, labor Law or Insurance Laws, each of which matters is addressed by other sections of this Agreement.
(b)   The Company and each of its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, orders, qualifications, waivers, concessions, registrations, or other similar authorizations of any Governmental Entity or Self-Regulatory Organization necessary for the Company and the Company’s Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted, including applicable authorizations to write excess and surplus lines of insurance as a non-admitted or unlicensed insurance carrier (the “Company Permits”), except where the failure to have any of the Company Permits is not, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. All Company Permits are in full force and effect, except where the failure to be in full force and effect is not, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is in violation of, or default under, any of the Company Permits and none of the Company Permits will be terminated, revoked, suspended, modified or withdrawn as a result of the transactions contemplated hereby, or has received any written notice from any Governmental Entity regarding any of the foregoing, in each case, except where such violation, default, termination, revocation suspension, modification or withdrawal is not, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is relying on any exemption from, or deferral of, any Company Permit that would not be available to the Company and its Subsidiaries immediately after the Closing, except as would not be material to the Company and its Subsidiaries, taken as a whole.
Section 3.8   Environmental Laws and Regulations.
(a)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) from the IPO Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notices, demand letters or written requests for information from any federal, state, local or foreign Governmental Entity alleging that the Company or any of its Subsidiaries is in violation of any Environmental Law; and (iii) to the Knowledge of the Company, there has been no treatment, storage or release of any Hazardous Substance in violation of any applicable Environmental Law from any properties owned or leased by the Company or any of its Subsidiaries as a result of any activity of the Company or any of its Subsidiaries during the time such properties were owned or leased by the Company or any of its Subsidiaries.
(b)   The generality of any other representations and warranties in this Agreement notwithstanding, this Section 3.8 shall be deemed to contain the only representations and warranties in this Agreement with respect to Environmental Law, Hazardous Substances and any other environmental matter.
Section 3.9   Employee Benefit Plans.
(a)   Section 3.9(a) of the Company Disclosure Schedules lists all material Company Benefit Plans. “Company Benefit Plans” means all employee, independent contractor (who is a natural person), or director compensation and/or benefit plans, programs, policies, practices, agreements or other arrangements, including any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement

Income Security Act of 1974, as amended (“ERISA”), and all other bonus, commission, incentive, deferred compensation, vacation or other leave, stock purchase, equity or equity-based compensation, severance or other post-termination, employment, independent contracting, change of control, retention, retirement, welfare, or fringe benefit plans, programs, policies, practices, agreements or other arrangements (other than any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) and any fund or program maintained by any Governmental Entity), in each case, that are sponsored, maintained, contributed to, or required to be contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries is a party or has any liability.
(b)   The Company has made available to Parent true, correct and complete copies of the following documents with respect to each material Company Benefit Plan, as applicable: (i) the plan document, including all amendments thereto (or a written summary of the terms of any unwritten Company Benefit Plan); (ii) the summary plan description and summaries of material modifications; (iii) the most recently filed Annual Report on Form 5500 and accompanying schedules; (iv) the most recent determination, opinion or advisory letter from the Internal Revenue Service; and (v) any material non-routine correspondence to or from any Governmental Entity within the past three years.
(c)   Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) each Company Benefit Plan has been maintained and administered in compliance in all respects with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely upon a favorable opinion or advisory letter issued by the Internal Revenue Service, and, to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan; (iii) all contributions or other amounts payable by the Company or any of its Subsidiaries as of the date hereof with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP (other than with respect to amounts not yet due or required to be, or customarily, accrued); (iv) no Company Benefit Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA) or a plan that has two (2) or more contributing sponsors, at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA; and (v) there are no claims pending or threatened in writing (other than routine claims for benefits in accordance with the terms of the Company Benefit Plans) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto.
(d)   Neither the Company nor any ERISA Affiliate has contributed in the last six (6) years to a plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full (other than with respect to amounts not yet due). No Company Benefit Plan provides medical or other welfare benefits with respect to current or former employees or directors of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law or (ii) benefits under any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA). None of the Company, any of its Subsidiaries, or any ERISA Affiliate contributes to or has any liability with respect to a Multiemployer Plan.
(e)   Except as set forth on Section 3.9(e) of the Company Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event (i) entitle any current or former employee, independent contractor (who is a natural person), or director of the Company or any of its Subsidiaries to severance pay or any other material compensatory payment, except as provided in this Agreement or as required by applicable Law or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any person under, any Company Benefit Plan, except as provided in this Agreement including, without limitation, Section 2.3 hereof. There is no Company Benefit Plan or other obligation which requires the Company or such Subsidiary to pay any Tax gross-up or reimbursement payment to any individual with respect to any Tax-related payments under Section 409A of the Code or Section 4999 of the Code.
(f)   Except as set forth on Section 3.9(f) of the Company Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, result in any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that could reasonably be expected to, individually or in combination or any other payment, constitute an “excess parachute payment” (within the meaning of Section 280G of the Code).
Section 3.10   Absence of Certain Changes or Events.
(a)   From December 31, 2019 through the date of this Agreement, there has not been any event or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Since the date of this Agreement, there has not been any event or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   From September 30, 2020 through the date of this Agreement, the Company has not taken any action that would be prohibited by Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iv), Section 5.1(b)(vi), Section 5.1(b)(vii), Section 5.1(b)(viii), Section 5.1(b)(ix), Section 5.1(b)(x), Section 5.1(b)(xiii), Section 5.1(b)(xiv), Section 5.1(b)(xvi), Section 5.1(b)(xvii), Section 5.1(b)(xviii), Section 5.1(b)(xix), Section 5.1(b)(xx) or Section 5.1(b)(xxii). if taken or proposed to be taken after the date of this Agreement, except for any actions taken or not taken, or any plans, procedures and practices adopted (and compliance therewith) as were reasonably necessary (i) to protect the health and safety of the Company’s or its Subsidiaries’ employees, customers or suppliers and other individuals having business dealings with the Company or any of its Subsidiaries with respect to COVID-19 or (ii) to respond to service disruptions caused by COVID-19 or any COVID-19 Measures in response to COVID-19 or any COVID-19 Measures.
Section 3.11   Investigations; Litigation.
(a)   There is no investigation or review pending or, to the Knowledge of the Company, threatened by any Governmental Entity or Self-Regulatory Organization with respect to the Company or any of the Company’s Subsidiaries or any of their respective assets or properties, that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Other than with respect to claims arising under Insurance Contracts within applicable policy limits, there are no Actions pending, or to the Knowledge of the Company, threatened against or affecting the Company or any of the Company’s Subsidiaries, or any of their respective assets or properties at law or in equity, and there are no orders, judgments or decrees of, or before, any Governmental Entity or Self-Regulatory Organization, that is, or that would reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. There are no Actions that are pending or, to the Knowledge of the Company, threatened against, or otherwise affecting, the Company or any of its Subsidiaries that (i) are class actions (whether or not a class has been certified), mass actions or Actions alleging bad faith or (ii) that question the validity of, or that seek injunctive relief with respect to, this Agreement, in the case of clause (i), that is, or would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.
(b)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has received, at any time since January 1, 2019 any written notice or other written communication from any Governmental Entity commencing any material non-routine investigation or review of (i) the conduct or operation of the Company or any of its Subsidiaries or (ii) any actual, potential or alleged material violation of, or failure on the part of the Company or any of its Subsidiaries to materially comply with, any applicable Law that, in each case, has not been remedied to the satisfaction of such Governmental Entity to the Knowledge of the Company or is no longer being pursued by such Governmental Entity following a response by such person.
(c)   There is no outstanding injunction, order, judgment, ruling, decree or writ imposed upon the Company or any of its Subsidiaries or, to the Knowledge of the Company, any director or officer of the Company or any of its Subsidiaries, in each case, by or before any Governmental Entity that is, or would be expected to be, material to the Company and its Subsidiaries, taken as a whole.
(d)   No director or officer of the Company or any of its Subsidiaries is, or since the IPO Date has been, subject to any material disciplinary action or related order issued in writing by any Governmental Entity.

Section 3.12   Tax Matters.
(a)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file that has been properly obtained) all Tax Returns required to be filed by or in respect of any of them and all such filed Tax Returns are complete and accurate; (ii) the Company and each of its Subsidiaries have timely paid all Taxes (whether or not shown to be due on any Tax Returns) for which the Company or any of its Subsidiaries may be liable, except, in the case of clauses (i) and (ii), with respect to matters contested in good faith and for which adequate reserves have been established in accordance with GAAP; (iii) as of the date of this Agreement, there are not pending or threatened in writing, any audits, examinations, investigations, assessments or other proceedings in respect of Taxes of the Company or any of its Subsidiaries; (iv) no Governmental Entity (whether within or without the United States) in which the Company or any of its Subsidiaries has not filed a particular type of Tax Return has asserted that the Company or such Subsidiary is required to file such Tax Return in such taxing jurisdiction; (v) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns filed by or on behalf of the Company or any of its Subsidiaries have been paid in full or otherwise finally resolved; (vi) there are no liens for Taxes upon any property of the Company or any of its Subsidiaries, except for Permitted Liens; (vii) there are no Tax rulings, requests for rulings, or closing agreements relating to Taxes for which the Company or any of its Subsidiaries may be liable that could affect the Company’s or any of its Subsidiaries’ liability for Taxes for any taxable period ending after the Closing Date; (viii) neither the Company nor any of its Subsidiaries will be required to include or accelerate the recognition of any item in income, or exclude or defer any deduction or other tax benefit, in each case in any taxable period (or portion thereof) after the Closing, as a result of any change in method of accounting, closing agreement, installment sale, the receipt of any prepaid amount, in each case, prior to the Closing, or as a result of any election under Section 965(h) of the Code; (ix) Company has made available to Parent such materials and information as necessary to determine amounts which may be required to include in income after the Closing Date under section 13523(e) of the Tax Cuts and Jobs Act (Public Law No: 115-97), and all such materials and information are true and complete in all material respects; (x) neither the Company nor any of its Subsidiaries has any liability for any Taxes of any person (other than the Company and its Subsidiaries) (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of Tax Law in any jurisdiction) or as a transferee or successor, or by contract or otherwise, or (B) pursuant to any Tax sharing or Tax indemnification agreement or other similar agreement (other than pursuant to leasing, employment, commercial or credit agreements or arrangements that are not primarily related to Taxes); (xi) the Company has not been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code; and (xii) neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code or Treasury Regulation Section 1.6011-4(b).
(b)   As used in this Agreement, (i) “Taxes” means any and all federal, state, local or foreign taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation, net worth, excise, withholding, ad valorem, value added, and unclaimed property or escheat taxes and (ii) “Tax Return” means any return, form, statement, report or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes. It is agreed and understood that no representation or warranty is made in respect of Tax matters in any Section of this Agreement other than in Section 3.4(b), Section 3.9, Section 3.12(a) and Section 3.13.
Section 3.13   Labor Matters.
(a)   Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union or like organization.
(b)   As of the date hereof and at all times since the Applicable Date, except as would not reasonably be expected to be material to the Company or any of its Subsidiaries, taken as a whole, (i) there have been no strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries, (ii) to the

Knowledge of the Company, there is no union organizing effort pending or threatened in writing against the Company or any of its Subsidiaries, (iii) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries and (iv) there is no slowdown, or work stoppage in effect or, to the Knowledge of the Company, threatened in writing with respect to employees of the Company or any of its Subsidiaries.
(c)   As of the date hereof and at all times since the Applicable Date, except as would not reasonably be expected to be material to the Company or any of its Subsidiaries, taken as a whole, the Company and its Subsidiaries have been in compliance with all applicable Laws regarding employment and employment practices, and terms and conditions of employment and wages and hours.
(d)   The Company has provided to Parent a true and correct list of all employees of the Company and its Subsidiaries, containing: (A) their names; (B) work location; (C) their hire or rehire dates; (D) their positions and job titles; (E) their base salaries or base hourly wage; (F) their target bonus rates or target commission rates; (G) their long term incentive plan target opportunities; and (H) designation of whether they are classified as exempt or non-exempt for purposes of the Fair Labor Standards Act.
(e)   Except as would not reasonably be expected to be material to the Company or any of its Subsidiaries, taken as a whole, there are no Actions currently pending, or to the Knowledge of the Company, there have not been since the Applicable Date, any Actions (including Actions threatened in writing) against the Company or any of its Subsidiaries in connection with the employment or engagement of any current or former employee, applicant, contractor, or other service provider of the Company or any of its Subsidiaries, including, without limitation, any claim relating to, employment discrimination, harassment, retaliation, equal pay, wage or hours violations, unpaid wages, misclassification, unpaid commissions, wrongful termination or any other employment-related matter arising under applicable Law.
(f)   At all times since the Applicable Date, neither the Company nor any of its Subsidiaries has any liabilities that have not been satisfied under the Worker Adjustment and Retraining Notification Act of 1998 (the “WARN Act”) or similar state or local Law as a result of any action taken by the Company or any of its Subsidiaries.
(g)   At all times since the Applicable Date, (i) to the Knowledge of the Company, no allegations of harassment, discrimination or sexual misconduct have been made against any officer or director of the Company or any of its Subsidiaries (in his or her capacity as such) and (ii) the Company and its Subsidiaries have not entered into any settlement agreement with, or conducted an investigation regarding allegations of any of the foregoing.
Section 3.14   Title to Assets.   The Company and its Subsidiaries own, and have good and valid title to, or a valid leasehold interest in all assets and properties purported to be owned or used by them, including all assets reflected on the balance sheet of the Company and its Subsidiaries as of December 31, 2019 (except for assets and properties sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet or pursuant to the Legacy Transfer Transaction).
Section 3.15   Intellectual Property.
(a)   Except as has not had, or would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries either own or have a right to use all Intellectual Property as are used to conduct the business of the Company and its Subsidiaries as currently conducted by the Company and its Subsidiaries, (ii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor the operations and business of the Company and its Subsidiaries is infringing, misappropriating, or otherwise violating or has infringed, misappropriated, or otherwise violated any Intellectual Property of any third party since the Applicable Date, (iii) to the Knowledge of the Company, no third party is infringing, misappropriating or otherwise violating, or has since the Applicable Date infringed, misappropriated, or otherwise violated, any Owned Intellectual Property, and (iv) the Company and its Subsidiaries exclusively own all Registered Owned Intellectual Property free and clear of all Liens other than Permitted Liens.

(b)   Section 3.15(b) of the Company Disclosure Schedules contains a true, correct and complete list as of the date of this Agreement of (i) all registered United States, state and foreign trademarks, service marks, logos and trade names and pending applications to register the foregoing, (ii) all United States and foreign patents and patent applications, (iii) all registered United States and foreign copyrights and pending applications to register the same and (iv) all registered domain names, in each case of clauses (i) through (iv), owned by or purported to be owned by the Company or any of its Subsidiaries (collectively, the “Registered Owned Intellectual Property”).
(c)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, there are no Actions pending or, to the Knowledge of the Company, since the Applicable Date, threatened in writing (i) that challenge the Company’s ownership of, or the validity of, any Owned Intellectual Property or the Company’s right to use any other Intellectual Property used by the Company or any of its Subsidiaries or (ii) alleging that the Company or any of its Subsidiaries or the operation of their businesses infringes, misappropriates or otherwise violates the Intellectual Property of any third person (including unsolicited offers to license Intellectual Property).
(d)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have taken reasonable steps to maintain the confidentiality of the trade secrets owned by them.
(e)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has delivered, licensed or made available to any escrow agent or other person any source code for any Company Software except for disclosures to employees and independent contractors for the Company or one of its Subsidiaries that are subject to written confidentiality obligations to maintain the confidentiality of such source code and who have had such access only during the term of their employment by or provision of services to the Company or any of its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Software to any escrow agent or other person.
(f)   No material funding or resources of any Governmental Entity or research or educational institution were used to develop any part of the Owned Intellectual Property.
(g)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, no Contract to which the Company or any of its Subsidiaries is a party would, upon or after Closing, grant or purport to grant to any person any license, covenant not to sue, or other rights under Intellectual Property owned by Parent or any of its Affiliates (other than Merger Sub, the Company and its Subsidiaries).
(h)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the manner in which any material Open Source Material is incorporated into, linked to or called by, or otherwise combined or distributed with any Company Software does not, according to the terms of the license applicable to such Open Source Material, obligate the Company or any of its Subsidiaries to (i) disclose, make available, offer or deliver all or any portion of any source code of any such software product or service or any component thereof to any third party, other than the applicable Open Source Material or (ii) create obligations for the Company or any of its Subsidiaries to grant to any third party any rights or immunities under any material Owned Intellectual Property (including any agreement not to assert patents), or impose any present economic limitations on the Company’s or any of its Subsidiaries’ commercial exploitation thereof.
(i)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the IT Systems are reasonably sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted and (ii) in the past two (2) years, there has been no failure, breakdown or continued unscheduled downtime of any IT Systems that has caused a disruption in the operation of the businesses of the Company and its Subsidiaries.
Section 3.16   Data Privacy and Security.
(a)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company has established an Information Security

Program that is appropriately implemented and maintained, (ii) in the past two (2) years, to the Knowledge of the Company, there have been no violations of such Information Security Program, (iii) the Company has tested its Information Security Program on a no less than annual basis and remediated all critical, high and medium risks and vulnerabilities, (iv) the Information Security Program is compliant with Privacy Requirements, (v) in the past two (2) years, the Company and its Subsidiaries have not (A) suffered a Data Breach or (B) been required to notify any person or Governmental Entity of any Data Breach and (vi) in the past two (2) years, the Company and its Subsidiaries have complied at all times with the Privacy Requirements and Company Privacy Policies.
(b)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the IT Systems currently used by the Company (i) are in good working condition, (ii) to the Knowledge of the Company, do not contain any Malicious Code or defect, and (iii) operate and perform as necessary to conduct the business of the Company. Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Company Data will continue to be available for Processing by the Company and its Subsidiaries following the Closing on substantially the same terms and conditions as existed immediately before the Closing.
(c)   Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the extent required by Privacy Requirements or Company Privacy Policies, (i) Personal Data is Processed by the Company and, to the Knowledge of the Company, its Data Processors, in an encrypted manner and (ii) Personal Data is securely deleted or destroyed by the Company and, to the Knowledge of the Company, its Data Processors.
(d)   Neither the Company nor any of its Subsidiaries, nor any third party acting at the direction or authorization of the Company or any of its Subsidiaries, has paid in the last two (2) years any perpetrator of any actual or threatened Data Breach, including a ransomware attack or a denial-of-service attack. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has received in the last two (2) years a written notice (including any enforcement notice), letter, or complaint from a Governmental Entity or any person alleging noncompliance or potential noncompliance with any Privacy Requirements or Company Privacy Policies and has not been subject to any Action relating to noncompliance or potential noncompliance with Privacy Requirements or the Company’s Processing of Personal Data in any material respect. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company does not transfer Personal Data internationally except where such transfers comply with Privacy Requirements.
Section 3.17   Real Property.   Neither the Company nor any of its Subsidiaries owns any real property. Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Subsidiary of the Company has valid leasehold interests in all of its leased properties, except for properties and assets that have been disposed of in the ordinary course of business since the IPO Date, free and clear of all Liens (except for Permitted Liens and all other title exceptions, changes, defects, easements, restrictions, Liens and other matters, whether or not of record, which do not materially affect the continued use of the applicable property for the purposes for which such property is currently being used by the Company or a Subsidiary of the Company as of the date hereof).
Section 3.18   Opinion of Financial Advisor.   The Special Committee of the Company has received the written opinion (or an oral opinion to be confirmed in writing) of its financial advisor, Barclays Capital Inc. (“Barclays”), dated as of the date of this Agreement, to the effect that, based upon and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, from a financial point of view, the Merger Consideration to be offered to the holders of Common Stock in the Merger is fair to such holders (it being understood and agreed that such written opinion is for the benefit of the Special Committee and may not be relied upon by Parent or Merger Sub).
Section 3.19   Required Vote of the Company Stockholders.   The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is the only vote of holders of securities of the Company which is required to approve the adoption of this Agreement and the transactions contemplated hereby, including the Merger (the “Company Stockholder Approval”). When delivered, the Joint Stockholder Consent will constitute the Company Stockholder Approval.
Section 3.20   Contracts.
(a)   Except for this Agreement, agreements filed as exhibits to the Company SEC Documents, as set forth in Section 3.20(a) of the Company Disclosure Schedules or Company Benefit Plans, and other than Reinsurance Contracts or Insurance Contracts, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or expressly bound by any Contract that:
(i)   is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);
(ii)   relates to any joint venture, partnership, limited liability or other similar agreements or arrangements relating to the formation, creation, operation, management or control of any joint venture or partnership that is material to the business of the Company and the Company Subsidiaries, taken as a whole;
(iii)   is an indenture, credit agreement, loan agreement, or other Contract evidencing indebtedness for borrowed money, purchase money indebtedness, financing lease obligations, and/or letter of credit facilities (other than intercompany indebtedness) in excess of $5,000,000 or grants any Lien to secure any indentures;
(iv)   involves the provision of material third-party insurance policy administration, claims administration, or underwriting of the Insurance Contracts or investment management functions of the Insurance Subsidiaries’ respective businesses as they are now being conducted;
(v)   pertains to any managing general agent or other third-party producer with authority to bind the Insurance Subsidiaries or that otherwise outsources any material function or part of the business of the Company or any of its Subsidiaries;
(vi)   involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such contract of $5,000,000 or more (other than acquisitions or dispositions of inventory in the ordinary course of business);
(vii)   calls for aggregate payment (including royalties) by the Company and its Subsidiaries under such Contract of more than (a) $1,000,000 annually or (b) $5,000,000 over the remaining term of such Contract;
(viii)   under which the Company or any of its Subsidiaries has continuing indemnification, guarantee, “earn- out” or other contingent payment obligations, in each case that are reasonably likely to result in payments in excess of $1,000,000, other than indemnification arrangements arising pursuant to Contracts with customers in the ordinary course of business;
(ix)   obligates the Company or any of its Subsidiaries to make any capital commitment, loan or expenditure in an amount in excess of (a) $1,000,000 annually or (b) $5,000,000 over the remaining term of such Contract;
(x)   is a settlement or similar Contract (A) with any Governmental Entity or (B) which would require the Company or any of its Subsidiaries to pay consideration of more than $2,000,000 after the date of this Agreement, other than with respect to claims arising under Insurance Contracts within applicable policy limits;
(xi)   contains any covenant that materially limits the ability of the Company or any of its Subsidiaries to engage in any line of business, or to compete with any person or operate at any geographic location, or that materially restricts the right of the Company or any of its Subsidiaries in a material manner to sell to or purchase from any person or to hire any person, or that grants the other party or any third person “most favored nation” status or any type of special discount rights;

(xii)   is a Contract between the Company or any of its Subsidiaries, on the one hand, and any other of its Subsidiaries or any Affiliate of the Company, on the other hand;
(xiii)   (A) pursuant to which the Company or any of its Subsidiaries receives any license, covenant not to sue or similar right or immunity under or in connection with any third-party Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, excluding (I) any Contract under which commercially available non-custom “off-the-shelf” software (including software-as-a-service and cloud offerings) is licensed or made available to the Company or any of its Subsidiaries pursuant to standard commercial and (II) Open Source Materials, (B) pursuant to which any third party has developed any material Intellectual Property for or on behalf of the Company or any of its Subsidiaries (other than employee invention assignment agreements and consulting agreements), or (C) is a settlement, co-existence, or similar Contract related to Intellectual Property that is material to the businesses of the Company and any of its Subsidiaries, taken as a whole; or
(xiv)   grants to any person any license under, or otherwise conveys any right or interest in, any Owned Intellectual Property that is material to the businesses of the Company and any of its Subsidiaries, taken as a whole, other than non-exclusive licenses granted in the ordinary course of business.
Each Contract of the type described in this Section 3.20(a) is referred to herein as a “Company Material Contract.”
(b)   Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract except where such breach or default is not, or would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default is, or would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company which is party thereto in all material respects and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally and general principles of equity and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
Section 3.21   Government Loans.
(a)   Neither the Company nor any Subsidiary has applied for or received any loan, exclusion, forgiveness or other item pursuant to any COVID-19 Measures, including but not limited to any “Paycheck Protection Program” loan, “Economic Stabilization Fund” loan or United States Small Business Administration loan.
(b)   Neither the Company nor any Subsidiary has availed itself, or expects to avail itself, of relief pursuant to the CARES Act (including, without limitation, pursuant to Sections 1102 and 1106 (i.e., the Paycheck Protection Program) of, or other similar programs under the CARES Act) or any similar applicable federal, state or local Law (including any deferral of employer payroll Taxes under Section 2302 of the CARES Act or any tax credits under Section 2301 of the CARES Act), in any material respect.
Section 3.22   Finders or Brokers.   Except for Barclays and Goldman Sachs, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.
Section 3.23   Insurance Regulatory.
(a)   Section 3.23(a) of the Company Disclosure Schedules sets forth as of the date hereof (i) a true, correct and complete list, of all the Subsidiaries through which the Company conducts its insurance and reinsurance operations (collectively, the “Insurance Subsidiaries”), together with the jurisdiction of domicile thereof, (ii) a list by Insurance Subsidiary of all jurisdictions in which the Insurance Subsidiaries are licensed or authorized to write or produce insurance business and (iii) all jurisdictions in which the Insurance Subsidiaries are eligible to write or produce insurance business on an excess or surplus lines basis. Since the Applicable Date, each of the Insurance Subsidiaries has timely filed all material reports, annual and quarterly statements, registrations, notices, submissions or other filings, including amendments thereto, together with all material exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with the appropriate Insurance Regulators of the jurisdiction in which it is domiciled on forms prescribed or permitted by such Insurance Regulators (collectively, the “Statements”) and no insurance Governmental Entity has asserted any material deficiency or violation with respect thereto. The Company has made available to Parent true, correct and complete copies of (A) all material examination reports and material market conduct reports of the Insurance Subsidiaries issued by any Insurance Regulator received by the Company or any of its Subsidiaries on or after the Applicable Date, (B) all insurance holding company filings or submissions made by the Insurance Subsidiaries with any Insurance Regulator since January 1, 2019 and (C) all material analyses and reports relating to risk-based capital calculations submitted by the Insurance Subsidiaries to any Insurance Regulator in its state of domicile since the Applicable Date through the date hereof. All material deficiencies or violations noted in the financial and market conduct reports described above have been cured or resolved, to the Company’s Knowledge, to the material satisfaction of the applicable Insurance Regulator that noted such deficiencies or violations. As of the date hereof, there are no material examinations, investigations or written or, to the Company’s Knowledge, oral inquiries by any Insurance Regulator in progress with respect to the Insurance Subsidiaries (other than normal and customary inquiries) nor are any such material examinations, investigations or written or, to the Company’s Knowledge, oral inquiries (other than normal and customary inquiries) pending or scheduled with respect to the Insurance Subsidiaries.
(b)   The financial statements included in the Statements (the “SAP Statements”) were (or with respect to quarterly and annual SAP Statements filed on or after the date hereof and prior to Closing, will be) prepared in conformity in all material respects with SAP, consistently applied for the periods covered thereby, and fairly present, in all material respects, the statutory financial position of the relevant Insurance Subsidiary, as of the respective dates thereof, and the results of operations and changes in capital and surplus and cash flows (or shareholders’ equity, as applicable) of such Insurance Subsidiary for the respective periods set forth therein subject, in the case of the SAP Statements with respect to interim periods, to normal year-end audit adjustments and the absence of footnote disclosures that are not material in amount or effect. No material violation or deficiency has been asserted by any Governmental Entity with respect to any SAP Statements that has not been cured or resolved, to the Company’s Knowledge, to the material satisfaction of the Governmental Entity prior to the date hereof. As of their respective filing dates, the SAP Statements complied with, to the extent in effect at the time of filing or submission, all Insurance Laws, in all material respects.
(c)   The Reserves, as reflected in the SAP Statements of each Insurance Subsidiary, (i) were determined in all material respects in accordance with SAP applied on a consistent basis for the periods presented, (ii) were determined in all material respects in accordance with generally accepted actuarial standards applied on a consistent basis for the periods presented (except as otherwise noted in the financial statements and notes thereto included in such financial statements), (iii) satisfied the requirements of applicable Insurance Laws in all material respects and (iv) were computed in all material respects on the basis of assumptions consistent with those used in computing the corresponding items in the SAP Statements. Neither this Section 3.23(c) nor anything else in this Agreement shall constitute a representation or warranty to the effect that such Reserves will be sufficient or adequate for the purposes for which they were established.
(d)   All the Insurance Contracts are, to the extent required under applicable Insurance Laws, on forms and at premium rates approved by the applicable Insurance Regulator or, to the extent required by applicable Laws, have been filed with and approved or not objected to, as applicable, by such Insurance Regulator within the period provided for objection, except, in each case, as is not, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. All (i) premiums established and charged by the Insurance Subsidiaries conform to such premium rates as filed and approved or not objected to, as applicable, by the applicable Insurance Regulator and (ii) any marketing materials of the Insurance Subsidiaries have been, to the extent required under applicable Law, filed with or submitted to and approved or not objected to by the relevant Governmental Entity within the period provided for objection, in each case, except as is not, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. Such marketing materials and the Insurance Contracts comply with all applicable Insurance Laws and have been administered in accordance therewith, except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)   The Insurance Subsidiaries are not the subject of any voluntary (or to the Knowledge of the Company, involuntary) supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar proceeding, nor, to the Knowledge of the Company, has any Governmental Entity threatened in writing to make the Insurance Subsidiaries the subject of any such proceeding.
(f)   Since the IPO Date, each Insurance Subsidiary has timely paid in all material respects all guaranty fund assessments that have been due, claimed or asserted by, or are the subject of any voluntary contribution commitment to, any state insurance guaranty association, risk sharing plan, joint underwriting association, residual market facility, assigned risk pool or similar arrangement, or any Governmental Entity charged with the supervision of insurance companies in any jurisdiction in which such Insurance Subsidiary does business.
(g)   Except as required by any Insurance Laws of general applicability and the Company Permits maintained by the Insurance Subsidiaries, there are no written agreements, memoranda of understanding or commitment letters between any of the Insurance Subsidiaries, on the one hand, and any Governmental Entity, on the other hand. There are no material orders or directives by, or supervisory letters or cease-and-desist orders from, any Governmental Entity that materially restricts the conduct of the business of the Insurance Subsidiaries, limits in any material respect the ability of any Insurance Subsidiary to pay dividends or in any manner relates to their capital adequacy, credit or risk management policies or management.
(h)   None of the Insurance Subsidiaries utilizes any accounting practice in connection with the SAP Statements that departs from the accounting practices and procedures applicable to property and casualty insurance companies in the jurisdiction of their applicable domicile.
(i)   None of the Insurance Subsidiaries is commercially domiciled in any U.S. jurisdiction or is otherwise treated as domiciled in a jurisdiction other than its jurisdiction of organization.
Section 3.24   Reinsurance.
(a)   As of the date of this Agreement, the Company has made available to Parent true, correct and complete copies of all reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements to which any Insurance Subsidiary is a party as of the date hereof (the “Reinsurance Contracts”). A true, correct and complete list of all reinsurance or retrocession treaties is set forth in Section 3.24(a) of the Company Disclosure Schedules.
(b)   Each Reinsurance Contract is valid and binding on the applicable Insurance Subsidiary that is a party thereto, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except, in each case, as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally and general principles of equity, and except where the failure to be valid, binding or in full force and effect is not, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. None of the Insurance Subsidiaries or, to the Knowledge of the Company, any ceding company or reinsurer that is a party to any Reinsurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding and the financial condition of any such Insurance Subsidiary, ceding company or reinsurer is not impaired to the extent that a default thereunder is reasonably anticipated, except as is not, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. The applicable Insurance Subsidiary that is a party to any Reinsurance Contract, and to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Reinsurance Contract, except where such noncompliance would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Since the IPO Date, (i) there has not been any dispute with respect to any amounts recoverable or payable by the Insurance Subsidiaries pursuant to any Reinsurance Contract, other than disputes in the ordinary course for which adequate loss reserves have been established, (ii) no reinsurer party to a Reinsurance Contract has denied coverage or disputed the amount of such with respect to any current or prospective claim and (iii) no ceding party under a Reinsurance Contract has disputed the denial of or the amount of coverage afforded with respect to any current or prospective claim, in each case, except as is not, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. No reinsurer or ceding company, as applicable, under any Reinsurance Contract has the right, as a result of the consummation of the transactions contemplated by this Agreement, to terminate or modify the price or other terms of such Reinsurance Contract. Each of the Insurance Subsidiaries was entitled under SAP to take full financial statement credit for all amounts for which such financial statement credit was taken in the SAP Statements as at and since the IPO Date for any amounts recoverable by such company pursuant to any Reinsurance Contract to which it was a party.
Section 3.25   Other Regulatory Provisions.
(a)   To the Knowledge of the Company, since the IPO Date none of the Company or any of its Subsidiaries nor any director, officer, agent, employee, controlled Affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense, (ii) made or taken an act in furtherance of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption Law. The Company and its Subsidiaries and controlled Affiliates conduct their business in compliance with applicable anti-corruption Laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such Laws.
(b)   To the Knowledge of the Company, since the IPO Date, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering Laws, including the Bank Secrecy Act of 1970, as amended, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering Laws of the various jurisdictions in which the Company and its Subsidiaries conduct business (collectively, the “Anti-Money Laundering Laws”) and no Action by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened.
(c)   Since the IPO Date none of the Company nor any of its Subsidiaries nor any director, officer, agent, employee or controlled Affiliate of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State (including the designation as a “specially designated national” or “blocked person”), the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”) or is located, organized, or resident in a country or territory that is the subject of Sanctions, including Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. To the Knowledge of the company, since the IPO Date the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country in a manner that would violate any Sanctions.
(d)   The Company and its Subsidiaries (i) do not, individually or collectively, produce, design, test, manufacture, fabricate, or develop any critical technologies as that term is defined in 31 C.F.R. § 800.215; (ii) do not, individually or collectively, perform the functions as set forth in column 2 of appendix A to 31 C.F.R. Part 800 with respect to covered investment critical infrastructure, as that term is defined in 31 C.F.R. § 800.212; and (iii) while they collect and maintain identifiable data within one or more categories described in 31 C.F.R. § 800.241(a)(1)(ii), they do not, individually or collectively, maintain or collect such data on greater than one million individuals and have no demonstrated business objective to do so in the future, and, therefore, neither the Company nor any of its Subsidiaries is a “TID U.S. business” as defined in 31 C.F.R. § 800.248.
Section 3.26   Legacy Transfer Transaction.   Immediately prior to the execution of this Agreement, the Company has entered into, and has caused each of New York Marine and General Insurance Company, Southwest Marine and General Insurance Company and Gotham Insurance Company to enter into, that certain loss portfolio binder, dated as of the date hereof, a true, correct and complete copy of which is attached hereto as Exhibit C (the “Loss Portfolio Binder”).
Section 3.27   Investment Assets.   On or prior to the date of this Agreement, the Company has made available to Parent a list of all Investment Assets held by the Insurance Subsidiaries as of June 30, 2020 that is true, correct and complete in all material respects. Each of the Insurance Subsidiaries has good and valid title to all of the material Investment Assets held by such entity, in each case free and clear of all Liens other than Permitted Liens.
Section 3.28   Producers.   Since the IPO Date, any Affiliates and employees of the Company and its Subsidiaries and, to the Knowledge of the Company, each other person, who, in each of the foregoing, is performing or has, since the IPO Date, performed the duties of an Insurance Producer on behalf of the Insurance Subsidiaries (each, an “Insurance Representative”), at the time such Insurance Representative offered sold, solicited, negotiated or produced any insurance business or otherwise performed services for or on behalf of the Insurance Subsidiaries, was duly licensed as required by applicable Insurance Laws to perform such duties and performed such duties in compliance with applicable Insurance Laws, except as is not, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.
Section 3.29   Third-Party Administrators.   Since the IPO Date, each third-party administrator, insurance claims adjuster or managing general agent that managed, adjusted or administered the business for the Insurance Subsidiaries (whether or not Affiliates thereof) at the time such person managed, adjusted or administered the business, to the Knowledge of the Company, was duly licensed as required by applicable Insurance Law (for the type of business managed or administered on behalf of the Insurance Subsidiaries), and to the Knowledge of the Company, no such third-party administrator, adjuster or managing general agent has been since the IPO Date, or is, in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any applicable Insurance Law applicable to the administration, adjusting or management of insurance business for the Insurance Subsidiaries, except as is not, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.
Section 3.30   Ratings.   As of the date hereof, A.M. Best has not announced or notified the Company that the ratings of the Company or any of its Subsidiaries are under negative watch (other than any surveillance or review arising solely out of the transactions contemplated by this Agreement). To the Knowledge of the Company, as of the date hereof, there are no conditions (financial or otherwise) relating to the Company or any of its Subsidiaries that would reduce, or would reasonably be expected to reduce, the A.M. Best rating currently held by the Company or any of its Subsidiaries.
Section 3.31   Solvency.   Immediately prior to the consummation of the transactions contemplated hereby, each of the Company and its Subsidiaries, shall be solvent and shall: (i) be able to pay its debts as they become due; (ii) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (iii) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Parent, the Company or any of its Subsidiaries.
Section 3.32   No Other Representations or Warranties.   Except for the representations and warranties contained in this Article III or any certificate delivered pursuant to this Agreement, neither the Company nor any other person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in the disclosure schedules delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Schedules”), Parent and Merger Sub jointly and severally represent and warrant to the Company as of the date hereof, and as of the Closing, as follows:
Section 4.1   Qualification, Organization, Subsidiaries, etc.   Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, prevent or materially delay the Closing or prevent or materially delay or materially impair the ability of Parent or Merger Sub to satisfy the conditions precedent to the Merger, to obtain financing for the Merger, or to consummate the Merger and the other transactions contemplated by this Agreement (a “Parent Material Adverse Effect”). Parent has made available to the Company prior to the date of this Agreement a true, correct and complete copy of the certificates of incorporation and bylaws or other equivalent organizational documents of Parent and Merger Sub, each as amended through the date hereof.
Section 4.2   Corporate Authority Relative to This Agreement; No Violation.
(a)   Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and by Parent, as the sole stockholder of Merger Sub, and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally and general principles of equity.
(b)   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger by Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity or Self-Regulatory Organization, other than (i) the filing of the Certificate of Merger, (ii) the filing of the pre-merger notification report form and clearance under the HSR Act and any foreign antitrust filings and related consents, approvals or clearances as the Company and Parent determine are required to be filed or obtained, (iii) compliance with the applicable requirements of the Exchange Act, including the filing of the Information Statement (iv) compliance with any applicable foreign or state securities or blue sky Laws (v) compliance with the rules and regulations of NYSE, (vi) the other Regulatory Approvals and/or Notices set forth on Section 4.2(b) of the Parent Disclosure Schedules and (vii) the filings necessary to receive CFIUS Approval (collectively, clauses (i) through (vii) the “Parent Approvals”), and (viii) any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not have, or would not reasonably be expected to have, individually or in the aggregate, have a Parent Material Adverse Effect. As of the date hereof, Parent has a reasonable basis to believe that the Parent Approvals will be obtained prior to the End Date.
(c)   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational or governing documents of Parent or any of its Subsidiaries, (ii) assuming compliance with the matters referenced in Section 3.3(c) and Section 4.2(b)

and receipt of the Parent Approvals, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such contravention, violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.3   Investigations; Litigation.   As of the date hereof, (a) there is no investigation or review pending (or, to the Knowledge of Parent, threatened) by any Governmental Entity or Self-Regulatory Organization with respect to Parent or any of its Subsidiaries which would have, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (b) there are no Actions pending (or, to the Knowledge of Parent, threatened) against or affecting Parent or its Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity or Self-Regulatory Organization, in each case which would have, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.4   Information Statement; Other Information.   None of the information provided by Parent or its Subsidiaries to be included in the Information Statement will, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 4.5   Financing.
(a)   Parent has received and accepted an executed commitment letter dated as of the date hereof and attached as Annex I (as may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof, the “Debt Commitment Letter”) from the lenders party thereto (collectively, the “Lenders”) pursuant to which the Lenders have agreed, subject to the terms and conditions thereof, to provide the debt amounts set forth therein. The debt financing contemplated by the Debt Commitment Letter is collectively referred to in this Agreement as the “Debt Financing.”
(b)   Parent has received and accepted the Equity Commitment Letter (together with the Debt Commitment Letter, the “Commitment Letters”) from certain persons (collectively, the “Equity Investors”) pursuant to which the Equity Investors have agreed, subject to the terms and conditions thereof, to invest in Parent the cash amounts set forth therein. The Equity Commitment Letter provides that the Company is a third-party beneficiary thereof. The cash equity committed pursuant to the Equity Commitment Letter is collectively referred to in this Agreement as the “Cash Equity.” The Cash Equity and the Debt Financing are collectively referred to as the “Financing.” Parent has delivered to the Company true, correct and complete copies of the executed Commitment Letters and any fee letters related thereto (with respect to such related fee letters, redacted for provisions related to fees, the economic terms of any “securities demand” and “market flex” provisions; provided that none of the redacted provisions would reasonably be expected to adversely affect the conditionality, availability or amount of the Financing).
(c)   Except as expressly set forth in the Commitment Letters, as of the date hereof, there are no conditions precedent to the obligations of the Lenders and the Equity Investors to provide the Financing or any contingencies that would permit the Lenders or the Equity Investors to reduce the total amount of the Financing (other than by operation of any “market flex” provisions). As of the date hereof, assuming the accuracy of the representations and warranties set forth in Article III, the performance by the Company of its obligations under Article V and the satisfaction of the conditions set forth in Section 6.1 and Section 6.3, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis all conditions to be satisfied by it in any of the Commitment Letters on or prior to the Closing Date, nor does Parent have Knowledge that any of the Lenders or Equity Investors will not perform its obligations thereunder.

(d)   The Financing, when funded in accordance with the Commitment Letters, shall provide Parent with cash proceeds on the Closing Date in an amount sufficient for the payment of the Merger Consideration, the refinancing of any indebtedness of the Company and its Subsidiaries under the Existing Credit Agreement, and the payment of any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation in connection with the foregoing (such amount, the “Financing Amount”).
(e)   As of the date hereof, the Commitment Letters are in full force and effect and are the valid and binding obligations of Parent and, to the Knowledge of Parent, the other parties thereto, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity and assuming the accuracy of the representations and warranties set forth in Article III, the performance by the Company of its obligations under Article V and the satisfaction of the conditions set forth in Section 6.1 and Section 6.3, no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of Parent under the terms and conditions of the Commitment Letters. Parent has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Commitment Letters on or before the date of this Agreement, and will pay in full any such amounts due on or before the Closing Date. None of the Commitment Letters has been modified, amended or altered as of the date hereof, none of the Commitment Letters will be amended, modified or altered at any time through the Closing, except as permitted by Section 5.11(a), as of the date hereof, and none of the respective commitments under any of the Commitment Letters have been withdrawn or rescinded in any respect.
(f)   In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent or any of its Affiliates or any other financing be a condition to any of Parent’s or Merger Sub’s obligations hereunder.
(g)   Parent and Merger Sub acknowledge and agree that it is not a condition to the Closing that Parent and Merger Sub obtain financing for or relating to the transactions contemplated hereby.
Section 4.6   Limited Guarantees.   Concurrently with the execution of this Agreement, Parent has delivered to the Company limited guarantees in favor of the Company from Prime Acquisitions Holdco, LP, TowerBrook Investors V (TE), L.P., TowerBrook Investors V Executive Fund, L.P., TowerBrook Investors V (Onshore), L.P., TowerBrook Investors (892), L.P., TowerBrook Investors V (OS), L.P., and TowerBrook Investors V Team Trident, L.P. (the “Sponsors”) with respect to certain obligations of Parent and Merger Sub under this Agreement as more particularly set forth therein (collectively, the “Limited Guarantees”). Each Limited Guarantee is valid and in full force and effect and constitutes the valid and binding obligation of the applicable Sponsor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other laws affecting creditors’ rights generally and general principles of equity.
Section 4.7   Solvency.   Immediately after the consummation of the transactions contemplated hereby, assuming (a) the accuracy of the representations and warranties set forth in Article III, (b) that the Company has complied with and satisfied all of its covenants, agreements and obligations hereunder and (c) all conditions to Closing have been satisfied without waiver thereof, each of Parent, the Company and its Subsidiaries, shall be solvent and shall: (i) be able to pay its debts as they become due; (ii) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (iii) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred by Parent or Merger Sub in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Parent, the Company or any of its Subsidiaries.
Section 4.8   Capitalization of Merger Sub.   The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any person other than Parent may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.
Section 4.9   No Vote of Parent Stockholders.   No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by any applicable Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Parent or the applicable rules of any exchange on which securities of Parent are traded, in order for Parent to consummate the transactions contemplated hereby.
Section 4.10   Finders or Brokers.   Except for Piper Sandler & Co., neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.
Section 4.11   No Additional Representations.
(a)   Parent acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company which it and its Representatives have desired or requested to review, and that it and its Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company.
(b)   Parent acknowledges that neither the Company nor any person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent and its Representatives except as expressly set forth in Article III (which includes the Company Disclosure Schedules and the Company SEC Documents, as applicable), and the certificates delivered hereunder, and neither the Company, its directors, officers, employees, agents or other representatives, nor any other person shall be subject to any liability to Parent or any other person resulting from the Company’s making available to Parent or Parent’s use of such information, or any information, documents or material made available to Parent in the due diligence materials provided to Parent, including in any data room, management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company makes no representation or warranty to Parent with respect to any business or financial projection or forecast relating to the Company or any of its Subsidiaries, whether or not included in the data room or any management presentation. Parent, on its behalf and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters, except for Fraud.
Section 4.12   Investment.   None of Parent or any of its Subsidiaries or controlled Affiliates has an interest greater than 5% in a person that owns, controls, or operates in the United States a business that derives a substantial portion of its revenues from a line of business within the Company’s principal lines of business.
Section 4.13   Ownership of Common Stock.   Except as set forth on Section 4.13 of the Parent Disclosure Schedules, none of Parent, its Subsidiaries or controlled Affiliates beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any shares of Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Common Stock or any securities of any Subsidiary of the Company and none of Parent, its Subsidiaries or controlled Affiliates has any rights to acquire, directly or indirectly, any shares of Common Stock except pursuant to this Agreement. None of Parent, Merger Sub or any of their controlled “affiliates” or controlled “associates” is, or at any time during the last 3 years has been, an “interested stockholder” of the Company, in each case as such term is defined in Section 203 of the DGCL.
ARTICLE V
COVENANTS AND AGREEMENTS
Section 5.1   Conduct of Business by the Company and Parent.
(a)   From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (iii) as may be required by this Agreement, the Loss Portfolio Binder or Loss Portfolio Contract, (iv) for actions taken or not taken as were reasonably necessary (A) to protect the health and safety of the Company’s or its Subsidiaries’ employees, customers or suppliers and other individuals having business dealings with the Company or any of its Subsidiaries or (B) to respond to service disruptions caused by COVID-19 or any COVID-19 Measures in response to COVID-19, in each case of clause (A) and (B), subject to reasonable prior consultation with Parent to the extent reasonably practicable or (v) as set forth in Section 5.1(a) of the Company Disclosure Schedules, the Company covenants and agrees with Parent that it shall conduct the business of the Company and its Subsidiaries in all material respects in the ordinary course of business, and, to the extent consistent therewith, shall use and cause each of its Subsidiaries to use its reasonable best efforts to maintain its and its Subsidiaries’ respective relations and goodwill with Governmental Entities, customers, suppliers, licensors, licensees, distributors, creditors, lessors, employees, agents and business associates.
(b)   Without limiting the generality of the foregoing, the Company agrees with Parent, on behalf of itself and its Subsidiaries, that between the date hereof and the Effective Time, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company and its Subsidiaries:
(i)   shall not authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or any of its Subsidiaries) (other than dividends or distributions by wholly-owned Subsidiaries to the Company or between wholly-owned Subsidiaries);
(ii)   shall not split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly-owned Subsidiary of the Company which remains a wholly-owned Subsidiary after consummation of such transaction;
(iii)   except as required by any Company Benefit Plan, or as otherwise required by applicable Law, shall not (A) except with respect to increases in base salary in the ordinary course of business, increase the compensation or other benefits payable or provided to the Company’s directors, executive officers, employees or independent contractors, (B) hire or retain the services of, or offer to hire or retain the services of, any individual to be an employee or independent contractor with an annual base salary or fees in excess of $150,000, (C) terminate the employment or services of any employee or independent contractor who is a natural person with an annual base salary or fees in excess of $150,000 (except for cause), (D) enter into any employment, change of control, severance or retention agreement (which agreement shall for this purpose include becoming a participant in any change of control, severance or retention plan) with any individual (except for employment agreements terminable without notice or penalty), or (E) establish, adopt, enter into, terminate, amend or provide discretionary benefits under any Company Benefit Plan or any arrangement that would have been a Company Benefit Plan had it been in effect as of the date of this Agreement (except as otherwise permitted pursuant to clause (D) of this Section 5.1(b)(iii));
(iv)   shall not materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by concurrent changes in GAAP, SAP, applicable Law or guidelines or policies of any Governmental Entity;
(v)   shall not adopt any amendments to its certificate of incorporation or bylaws or similar applicable charter documents;
(vi)   except for transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, shall not purchase, redeem, acquire, issue, sell, pledge, dispose of or encumber, or authorize the purchase, redemption, acquisition, issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in the Company or any Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities, other than (A) issuances of shares of Common Stock in respect of any settlement of any Company Equity Awards outstanding on the date hereof and disclosed pursuant to Section 3.2(c) or as may be granted after the date hereof to the extent permitted under this Section 5.1(b)(vi), (B) the acquisition of shares of Common Stock from a holder of a Company Equity Award in satisfaction of withholding obligations or due to the forfeiture of a Company Equity Award pursuant to the terms of such Company Equity Award and (C) the pledging or encumbrance of any shares of capital stock or other ownership interest in the Subsidiaries or any securities convertible into or exchangeable for such shares or ownership interests, or any other rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities, in each case to secure indebtedness of the Company or any of its Subsidiaries in existence on the date hereof or not prohibited by clause (x) below;
(vii)   shall not incur, assume, guarantee, or otherwise become liable for, or repay or prepay any indebtedness for borrowed money (including capitalized lease obligations and/or purchase money indebtedness), other than (A) indebtedness incurred under the Existing Credit Agreement in the ordinary course of business, subject to Section 6.3(e), (B) any indebtedness among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, and (C) guarantees by the Company or any of its Subsidiaries of indebtedness of the Company or any of its wholly-owned Subsidiaries which is (1) in existence on the date hereof or (2) incurred in compliance with this Section 5.1(b)(vii);
(viii)   except for transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, shall not sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber, or subject to any Lien (other than Permitted Liens) or otherwise dispose of any material portion of its material properties or assets, including the capital stock of Subsidiaries, except (A) pursuant to existing agreements in effect prior to the execution of this Agreement and that have been disclosed pursuant to Section 3.20, or (B) investment portfolio transactions in the ordinary course of business;
(ix)   except for transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, shall not sell, license, transfer, mortgage or otherwise encumber any of material Owned Intellectual Property, except for non-exclusive licenses granted in the ordinary course of business;
(x)   shall not authorize any material capital expenditures except as expressly provided for in the Company’s capital expenditure budget set forth on Section 5.1(b)(ix) of the Company Disclosure Schedules;
(xi)   shall not (A) enter into any Contract that would have been a Company Material Contract if in force on the date of this Agreement other than in the ordinary course of business or (B) modify, amend, terminate or waive any rights under any Company Material Contract in any material respect in a manner which is or would reasonably be expected to be adverse to the Company;
(xii)   shall not compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby), or consent to the same, other than compromises, settlements or agreements (A) with respect to the Company’s claims activity in the ordinary course of business or (B) that involve only the payment of money damages by the Company or any of its Subsidiaries (I) not in excess of $1,000,000 individually or in the aggregate or (II) consistent with the reserves reflected in the Company’s balance sheet at September 30, 2020;
(xiii)   shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or convert or otherwise change its form of legal entity;
(xiv)   shall not (A) prepare or file any material Tax Return inconsistent with past practice, (B) make, change or revoke any material Tax election, (C) file any amended Tax Return with respect to any material Tax, (D) make a material change in any method of Tax accounting, (E) settle or compromise any material Tax proceeding, (F) enter into any closing agreement or voluntary disclosure agreement with any Governmental Authority relating to Taxes, (G) surrender any right to claim a material Tax refund, offset or other reduction in Tax liability or (H) request any ruling with respect to Taxes;
(xv)   shall not amend, modify or terminate any Reinsurance Contract in such a way as to materially reduce the expected business or economic benefits thereof, or, other than in the ordinary course of business, enter into any Contract that would constitute a Reinsurance Contract if in effect as of the date hereof, other than the Loss Portfolio Contract;
(xvi)   shall not enter into any material Contract or material commitment with any Insurance Regulator;
(xvii)   shall not change in any material respect any material products or any material operating or enterprise risk management policies, in each case, except (i) as required by Law or by policies imposed by a Governmental Entity and (ii) for ordinary course modifications to product coverage;
(xviii)   shall not enter into any new lines of business or withdraw from, or put into “run off”, any existing material lines of business;
(xix)   shall not make any filing with any Governmental Entity relating to (1) the withdrawal or surrender of any material Company Permit held by the Company or any of its Subsidiaries or (2) the withdrawal by any of the Companies or its Subsidiaries from any lines of business;
(xx)   shall not seek approval from the applicable Governmental Entity for the use of any accounting practices in connection with the SAP Statements that depart from the accounting practices prescribed or permitted by applicable insurance Laws of the applicable domiciliary jurisdiction;
(xxi)   shall not reduce or strengthen any reserves, provisions for losses, or other liability amounts in respect of Insurance Contracts or Reinsurance Contracts, except in the ordinary course of business or as may be required by SAP or GAAP, or as required by Law or by policies imposed by a Governmental Entity;
(xxii)   shall not materially alter or materially amend any existing (1) insurance or reinsurance underwriting, reserving, claims handling, loss control, policy retention or conservation, except as required by Law or by policies imposed by a Governmental Entity, (2) business lines and (3) actuarial practice guidelines or policies of the Company or the Insurance Subsidiaries or any material assumption underlying any reserves or actuarial practice or policy, except as may be required under GAAP or SAP or as required by Law or by policies imposed by a Governmental Entity; and
(xxiii)   shall not agree, in writing or otherwise, to take any of the foregoing actions.
(c)   Between the date hereof and the Effective Time, Parent and Merger Sub shall not, and shall not permit any of their Subsidiaries or controlled Affiliates to, take or agree to take any action (including entering into agreements with respect to any acquisitions, mergers, consolidations or business combinations) which would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.
(d)   Notwithstanding anything in this Section 5.1 to the contrary, none of the actions contemplated in Section 5.14(a) shall require the Company to seek any consent from Parent.
Section 5.2   Access.
(a)   Subject to compliance with applicable Laws, the Company shall afford to Parent and to its officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, “Representatives”) reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time and the Termination Date, to the Company’s and its Subsidiaries’ properties (subject to COVID-19 Measures), contracts, commitments, books and records, all financial, operating, Tax and other data and to their respective senior management, auditors, actuaries and advisors. The foregoing notwithstanding, the Company shall not be required to afford such access if it would (i) unreasonably disrupt the operations of the Company or any of its Subsidiaries, (ii) cause a violation of any Contract to which the Company or any of its Subsidiaries is a party, (iii) cause a risk of a loss of privilege or trade secret protection to the Company or any of its Subsidiaries (including as relates to the negotiation and execution of this Agreement) or (iv) constitute a violation of any applicable Law. In the event that the Company does not provide access or information in reliance on the preceding sentence, it shall notify Parent that it is withholding information based on this Section 5.2(a) and shall use its reasonable best efforts to allow Parent access to such information to the fullest extent reasonably practicable under the circumstances. Notwithstanding anything to the contrary contained herein or otherwise, prior to the Closing, without the prior written consent of the Company, Parent and Merger Sub shall not contact any vendor or customer of the Company or any of its Subsidiaries.
(b)   Parent hereby agrees that all information provided to it or any Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be “Confidential Information,” as such term is used in, and shall be treated in accordance with, the confidentiality agreement, dated as of July 7, 2020, between the Company and TowerBrook Capital Partners L.P. (as amended, the “Confidentiality Agreement”).
Section 5.3   No Solicitation.
(a)   Subject to the provisions of this Section 5.3, the Company agrees that neither it nor any Subsidiary of the Company shall, and the Company shall use its reasonable best efforts to cause its Representatives (to the extent acting on its behalf) not to, directly or indirectly, (i) solicit, initiate or knowingly encourage any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal, (ii) participate in any negotiations regarding an Acquisition Proposal with, or furnish any nonpublic information regarding an Acquisition Proposal to, any person with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist (A) an Acquisition Proposal or (B) any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions regarding an Acquisition Proposal with any person that has made or, to the Company’s Knowledge, is considering making an Acquisition Proposal, except to notify such person as to the existence of this Agreement and the provisions of this Section 5.3, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or agreement in principle or any agreement providing for any Acquisition Proposal (except for confidentiality agreements permitted under Section 5.3(b)).
(b)   Notwithstanding anything in this Section 5.3 to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. Eastern time on the day that is thirty (30) calendar days following the date of this Agreement:
(i)   if the Company receives an Acquisition Proposal that did not result from a breach of Section 5.3(a) and that the Board of Directors of the Company determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel (A) constitutes a Superior Proposal or (B) could reasonably be expected to lead to a Superior Proposal (provided that the Acquisition Proposal is for a per Share consideration to the Company’s stockholders of at least $14.13), and, in each case, if the failure to take such action would be inconsistent with the Board of Director’s fiduciary duties under applicable Law, the Company may take the following actions: (1) furnish nonpublic information to the third party making such Acquisition Proposal, if, and only if, (x) prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement having provisions as to confidential treatment of information that are substantially similar to the confidentiality provisions of the Confidentiality Agreement (it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making or amendment of any Acquisition Proposal) and (y) the Company provides Parent, prior to or substantially concurrently with the time such information is provided or made available to such third party, any nonpublic information furnished to such third party that was not previously furnished to Parent and (2) engage in discussions or negotiations with the third party with respect to the Acquisition Proposal;
(ii)   the Company shall promptly (and in any event within twenty-four (24) hours) notify Parent of the Company’s or any of its Affiliates’ or its or their respective Representatives’ receipt of any Acquisition Proposal, any proposals or inquiries that would reasonably be expected to lead to an Acquisition Proposal, or any inquiry or request for nonpublic information relating to the Company or any of its Subsidiaries by any person who has made or would reasonably be expected to make any Acquisition Proposal. Such notice shall indicate the identity of the person making the Acquisition Proposal, inquiry or request, and the material terms and conditions of any such proposal or offer or the nature of the information requested pursuant to such inquiry or request, including unredacted copies of all written requests, proposals, correspondence or offers, including proposed agreements received by the Company or its Representatives relating to such Acquisition Proposal or, if such Acquisition Proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof. Without limiting the Company’s other obligations under this Section 5.3, the Company shall keep Parent reasonably informed on a prompt and timely basis of the status and material terms (including any amendments or proposed amendments to such material terms) of any such Acquisition Proposal or potential Acquisition Proposal and keep Parent reasonably informed on a prompt and timely basis as to the nature of any information requested of the Company with respect thereto and promptly (and in any event within twenty-four (24) hours) provide to Parent copies of all proposals, offers and proposed agreements relating to an Acquisition Proposal received by the Company or its Representatives or, if such information or communication is not in writing, a reasonably detailed written description of the material contents thereof. Without limiting the foregoing, the Company shall promptly (and in any event within twenty-four (24) hours after such determination) inform Parent in writing if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.3(b). The Company agrees that it will not, directly or indirectly, enter into any agreement with any person which directly or indirectly prohibits the Company from providing any information to Parent in accordance with, or otherwise complying with, this Section 5.3;
(iii)   in response to an Acquisition Proposal that did not result from a breach of this Section 5.3 and is not withdrawn, subject to compliance with Section 5.3(b)(iv) below, the Board of Directors of the Company may terminate this Agreement pursuant to Section 7.1(f), but only if (A) prior to such action the Board of Directors of the Company determines in good faith after consultation with its financial advisors and outside legal counsel that such Acquisition Proposal is a Superior Proposal (taking into account any adjustment to the terms and conditions of the Merger proposed by Parent in response to such Acquisition Proposal), (B) the failure to take such action would be inconsistent with the Board of Directors’ fiduciary duties under applicable Law, and (C) prior to or concurrently with such action the Company has paid to Parent the Company Termination Fee in immediately available funds; and
(iv)   prior to the Company taking any action permitted under Section 5.3(b)(iii), the Company shall provide Parent with four (4) Business Days’ prior written notice advising Parent that the Board of Directors intends to terminate this Agreement in accordance with the terms of Section 5.3 and specifying, in reasonable detail, the reasons therefor, and during such four (4) Business Day period, the Company shall cause its Representatives to negotiate in good faith (to the extent Parent desires to negotiate) any proposal by Parent to amend the terms and conditions of this Agreement such that any third party’s Acquisition Proposal would no longer constitute a Superior Proposal and at the end of such four (4) Business Day period the Company shall not take any action permitted under Section 5.3(b)(iii) unless the Board of Directors again makes the determination under Section 5.3(b)(iii) that, after in good faith taking into account the amendments proposed by Parent, and after consultation with the Company’s financial advisors and outside legal counsel, that the third party’s Acquisition Proposal remains a Superior Proposal with respect to Parent’s revised proposal. With respect to Section 5.3(b)(iii), if there is any material amendment, revision or change to the terms of any such Superior Proposal (including any revision to the amount, form or mix of consideration the stockholders of the Company would receive as a result of the Superior Proposal), then the Company shall notify Parent of such amendment, revision or change in compliance and the applicable four (4) Business Day period shall be extended until at least three (3) Business Days after the time that Parent receives notification from the Company of such amendment, revision or change, and the Board of Directors shall not take any such action permitted under Section 5.3(b)(iii) prior to the end of any such period as so extended in accordance with the terms of this Section 5.3(b)(iv).
(c)   Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the Board of Directors of the Company determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board of Directors of the Company to make such disclosure would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary obligations to the Company’s stockholders under applicable Law; provided that nothing in this Section 5.3(c) shall permit the Company to make any statement inconsistent with the terms of Section 5.3(a) and (b) above.
(d)   As used in this Agreement:
(i)   “Acquisition Proposal” means any offer, inquiry, indication of interest or proposal from a third party concerning (A) a merger, consolidation or other business combination transaction or series of related transactions involving the Company, (B) any direct or indirect sale, lease or other disposition by merger, consolidation, business combination, share exchange, joint venture, recapitalization, spin-off or otherwise, of assets of the Company (including equity interests of any Subsidiary of the Company) or its Subsidiaries representing 25% or more of the consolidated assets of the Company and its Subsidiaries, based on their fair market value as determined in good faith by the Board of Directors of the Company, (C) any acquisition by any person or group (as defined under Section 13 of the Exchange Act), resulting in, or any proposal, offer, inquiry or indication of interest that if consummated would result in, any person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, any class of equity securities of the Company representing 25% or more of the voting power or Shares of the Company, or (D) any combination of the foregoing (in each case, other than the Merger).
(ii)   “Superior Proposal” means a bona fide written Acquisition Proposal (except the references therein to “25%” shall be replaced by “50%”) that did not result from a breach by the Company of this Section 5.3 that provides for per Share consideration to the Company’s stockholders of at least $14.13, and that the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside counsel, is reasonably likely to be consummated in accordance with its terms taking into account all legal, regulatory and financing aspects of the proposal and, if consummated, would be more favorable from a financial point of view to the Company’s stockholders than the Merger (taking into account (A) any proposed changes to this Agreement made or proposed in writing by Parent in accordance with Section 5.3(b) and (B) all legal, regulatory, financial (including any termination fee amounts and conditions), timing, financing and other aspects of such proposal).
Section 5.4   Filings.   The Company shall prepare and, immediately following the day that is thirty (30) days following the date of this Agreement, file with the SEC the Information Statement, which shall, subject to Section 5.3, include the Recommendation, and shall use its reasonable best efforts to respond to any comments by the SEC staff in respect of the Information Statement. Parent and Merger Sub shall provide to the Company such information as the Company may reasonably request for inclusion in the Information Statement. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Information Statement each time before it is filed with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by Parent and its counsel. No amendment or supplement to the Information Statement shall be made by the Company without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Company shall provide Parent and its counsel with (i) a copy of any written comments or other communications or reasonable summary of any oral comments or other communications, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Information Statement promptly after receipt of any such comments or other communications and (ii) a reasonable opportunity to participate in the Company’s response to any such comments and to provide comments on any such response (to which reasonable and good faith consideration shall be given by the Company), including by participating with the Company or its counsel in any discussions or meetings with the SEC. The Company shall use its reasonable best efforts to promptly provide responses to the SEC with respect to any and all comments received on the Information Statement from the SEC. The Information Statement will not, at the time it is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will cause the Information Statement to comply as to form in all material respects with the requirements of the Exchange Act applicable thereto as of the date of such filing. No representation is made by the Company with respect to statements made in the Information Statement based on information supplied, or required to be supplied, by or on behalf of Parent, Merger Sub or any of their Affiliates specifically for inclusion or incorporation by reference therein. The Company shall mail the Information Statement to its stockholders as promptly as reasonably practicable after being informed by the SEC staff that the SEC will have no comments or no further comments on the Information Statement.
Section 5.5   Employee Matters.
(a)   For a period of one year following the Effective Time, Parent shall provide, or shall cause to be provided, to each employee of the Company and its Subsidiaries at the Effective Time who continues to remain employed with the Company or any of its Subsidiaries immediately after the Effective Time (a “Company Employee”) (i) an annual base salary or wage rate that is no less favorable than the annual base salary or wage rate provided to the Company Employee immediately prior to the Effective Time, (ii) target annual cash incentive compensation opportunities that are no less favorable than those provided to the Company Employee immediately before the Effective Time, and (iii) all other compensation and benefits (excluding defined benefit pension plan benefits, severance, nonqualified deferred compensation, retiree welfare benefits and equity or equity based compensation) that are substantially similar in the aggregate as were provided to the Company Employee immediately before the Effective Time. Notwithstanding the foregoing, Parent shall provide, or shall cause to be provided, severance payments and benefits to each Company Employee whose employment is terminated during the 12 months following the Effective Time under such circumstances as would entitle such Company Employee to severance (i) under the applicable Company Benefit Plan that provides for severance payments and benefits, without modification (the “Company Severance Plan”), which Company Severance Plans are set forth on Section 5.5(a) of the Company Disclosure Schedules, and that provides for severance payments and benefits, without modification, or (ii) as set forth on Section 5.5(a) of the Company Disclosure Schedules.
(b)   For all purposes (including for purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employee after the Effective Time, each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. Subject to the terms of the applicable employee benefit plan of Parent and its Subsidiaries in which a Company Employee is eligible to participate in immediately after the Effective Time (each such plan, a “New Plan”), Parent shall cause (i) each Company Employee to be immediately eligible to participate, without any waiting time, each New Plan to the extent such Company Employee was eligible to participate immediately prior to the Effective Time in a Company Benefit Plan providing analogous benefits (such Company Benefit Plan, collectively, an “Old Plan”), (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for each Company Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plans, and (iii) any eligible expenses incurred by each Company Employee and his or her covered dependents during the portion of the plan year of each Old Plan ending on the date such Company Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(c)   Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Company Benefit Plans will occur at or prior to the Effective Time, as applicable.
(d)   If the Company has not paid annual bonuses in respect of calendar year 2020 (the “2020 Annual Bonuses”) prior to the Effective Time, then, no later than the Closing Date, the Company shall pay, or shall cause to be paid, to each Company Employee who is employed by the Company or any of its Subsidiaries immediately prior to the Effective Time and who participates in a Company Benefit Plan that provides the opportunity to earn an annual bonus or other incentive payment in respect of calendar year 2020. The 2020 Annual Bonus shall be determined prior to the Effective Time by the Company in accordance with past practice, and based on the performance of the Company and each Company Employee, provided that the aggregate pool for 2020 Annual Bonuses shall be funded at a level that is not less than seventy-five percent (75%) of target.
(e)   Nothing contained in this Agreement is intended to (1) be treated as an amendment of any particular Company Benefit Plan, (2) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans in accordance their terms, (3) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Company Employee, or (4) create any third-party beneficiary rights in any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Company Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain.
Section 5.6   Efforts.
(a)   Subject to the terms and conditions set forth in this Agreement, each of the parties shall, and shall cause their respective Subsidiaries and controlled Affiliates to, use their reasonable best efforts to fulfill all conditions to Closing applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including (i) using reasonable best efforts to (A) obtain all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, including the Company Approvals and the Parent Approvals, from applicable Governmental Entities and Self-Regulatory Organizations and (B) make all necessary registrations and filings and use reasonable best efforts to take all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an Action by, any Governmental Entity or Self-Regulatory Organization, (ii) the obtaining of all necessary consents, approvals or waivers from third parties (other than Governmental Entities or Self-Regulatory Organizations) and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall the Company or any of its controlled Affiliates be required to (A) pay prior to the Effective Time any fee, penalty or other consideration to any third party for any consent or approval under any contract or agreement required for the consummation of the transactions contemplated by this Agreement or (B) agree to any material term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed, required or requested by any Governmental Entity in connection with its grant of any nonactions, waivers, consents, clearances, approvals with respect to the transactions contemplated by this Agreement, including the Company Approvals and Parent Approvals, unless such term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed is binding on the Company or any of its controlled Affiliates only in the event that the Closing occurs.
(b)   Subject to the terms and conditions herein provided (including, for the avoidance of doubt, the proviso in the first sentence of Section 5.6(a)) and without limiting the foregoing, the Company, Parent and Merger Sub shall, and shall cause their respective Subsidiaries and controlled Affiliates to (i) promptly, but in no event later than ten (10) Business Days after the date hereof, file any and all required Notification and Report Forms under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement, and use reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, (ii) use reasonable best efforts to obtain the Regulatory Approvals (and in the case of the Company and its applicable Insurance Subsidiaries, the Loss Portfolio Approvals), (iii) promptly, but in no event later than twenty-five (25) Business Days after the date hereof give, file or make the Notices specified on Section 6.1(c) of the Company Disclosure Schedules (other than Biographical Affidavits, fingerprints and financial information regarding any individuals, which shall be filed within thirty (30) Business Days after the date hereof), (iv) in the case of the Company, promptly, but in no event later than thirty (30) Business Days after the date hereof, file or make the Loss Portfolio Approvals, (v) use reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any third parties or other Governmental

Entities or Self-Regulatory Organizations in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) promptly as reasonably practicable making all such filings and timely obtaining all such consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods, (vi) supply to the relevant Governmental Entity or Self-Regulatory Organization as promptly as reasonably practicable any additional information or documents that may be required by any Law or reasonably requested by such Governmental Entity or Self-Regulatory Organization and in the case of Parent, promptly as reasonably practicable provide, or cause to be provided, all information, including copies of all agreements, documents and instruments, as well as affidavits, statements or other information, that may be required or reasonably requested by any Governmental Entity relating to Parent (including any of its directors, officers, employees, partners, members or shareholders) and all persons who will “control” Parent or Merger Sub within the meaning of applicable Insurance Laws (including any of their respective directors, officers, employees, partners, members or shareholders), or its or their structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members or shareholders, and (vii) use reasonable best efforts to take all actions that are necessary or reasonably advisable or as may be required by any Governmental Entity to consummate the transactions contemplated by this Agreement as soon as reasonably possible, including the prompt use of its reasonable best efforts to avoid the entry of, or to effect the dissolution of, any permanent, preliminary or temporary injunction or other order that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement. All filings and presentations made available to the public or to third parties (including Governmental Entities) that are made by or on behalf of Parent or any of its control persons under applicable Law in connection with the transactions contemplated by this Agreement that include or require a description of, or an attachment of, any plans for the business, operations or management of the Company or any of its Subsidiaries after the Closing shall be consistent in all material respects with the summary business plan provided by Parent to the Company on January 14, 2021 (the “Summary Business Plan”). Nothing herein shall require Parent or Merger Sub or any of their respective controlled Affiliates or any of Parent’s direct or indirect equity holders to initiate, defend, maintain, or participate in any Action in connection with the transactions contemplated hereby or their respective obligations set forth herein.
(c)   Without limitation to the foregoing, Parent shall not, and shall cause its controlled Affiliates not to, directly or indirectly (whether by merger, consolidation or otherwise), acquire, purchase, lease or license (or agree to acquire, purchase, lease or license) any business, corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, consents, approvals, authorizations or waivers of Governmental Entities necessary, proper or advisable to consummate the transactions contemplated by this Agreement and secure the expiration or termination of any applicable waiting period under the HSR Act; (ii) materially increase the probability of any Governmental Entity entering an order prohibiting the consummation of the transactions contemplated by this Agreement; (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) otherwise impair or delay the ability of Parent and Merger Sub to perform their material obligations under this Agreement.
(d)   Notwithstanding anything to the contrary contained in this Agreement, Parent shall not be obligated to (i) take, or refrain from taking, and no party shall agree to Parent, any Investor, the Company or any of its Subsidiaries or any of their respective controlled Affiliates taking or refraining from taking, any action, or (ii) permit or suffer to exist any condition, limitation, restriction, or requirement that, individually or in the aggregate, with any other actions, conditions, limitations, qualifications, restrictions or requirements (each, a “Condition”) that would constitute a Burdensome Condition. A “Burdensome Condition” shall mean any Condition imposed by a Governmental Entity on its grant of any consent, authorization, order, approval, expiration or termination of waiting periods or exemption set forth in Section 6.1(c) that, individually or in the aggregate with all such Conditions would or would reasonably be expected to: (i) require the contribution of capital or the provision of any guarantee, keep-well or capital or surplus maintenance agreement, or pledge of assets or similar arrangement by Parent or any Investor (other than any capital requirements set forth in the Summary Business Plan); (ii) restrict the payment or declaration of dividends or distributions by any Insurance Subsidiary (other than restrictions or conditions on extraordinary dividends set forth in the applicable Laws in the state of domicile of the relevant Insurance

Subsidiary that are generally applicable to similarly situated insurance companies domiciled in the relevant state) for a period greater than two (2) years from the Closing Date; (iii) be adverse to a material extent to the business, assets, liabilities, results of operations or condition (financial or otherwise) of Parent and its Subsidiaries (including the Company and its Subsidiaries), taken as a whole, after the Closing; (iv) materially increase the amount of capital required to implement in all material respects the Summary Business Plan as compared to the capital set forth in the Summary Business Plan; (v) require any modification or amendment of the Loss Portfolio Binder, the Loss Portfolio Contract or the Reinsurance Agreement or require the termination of any of the foregoing, in each case, that would have a non-de minimis adverse impact on Parent and its Subsidiaries (including the Company and its Subsidiaries), taken as a whole, after the Closing; (vi) require any modification or amendment of, or any adverse deviation, in each case, in any material respect from the Summary Business Plan; or (vii)(A) restrict the operations of business or use of properties of any Investor after the Closing Date, other than restrictions on the businesses or assets of the Company, Parent, or their respective Subsidiaries, (B) prohibit any Investor from engaging in, investing in or acquiring any type or line of business or (C) require any Investor to divest or dispose of any business or assets. Without limiting and in furtherance of the parties’ obligations otherwise set forth in this Section 5.6, prior to Parent being entitled to invoke a Burdensome Condition, the parties and their respective controlled Affiliates and Representatives shall promptly confer in good faith in order to (1) exchange and review their respective views and positions as to any Burdensome Condition or potential Burdensome Condition; (2) discuss in good faith potential approaches that would avoid such Burdensome Condition or mitigate its impact including with respect to further discussions with or analyses or other information to be provided to any Governmental Entity; and (3) negotiate in good faith with respect to any potential modification of the terms of this Agreement or the other agreements or transactions contemplated hereby, on mutually acceptable terms and on an equitable basis, in a way that would substantially eliminate any such Burdensome Condition or sufficiently mitigate its adverse effect so that it would no longer constitute a Burdensome Condition hereunder; provided that none of the Company, the Parent or Merger Sub shall be required to enter into an amendment or modification of this Agreement or any of the agreements or transactions contemplated hereby pursuant to the process set forth in this sentence.
(e)   Upon the terms and subject to the conditions of this Agreement, Parent and the Company shall each reasonably cooperate with the other and use (and shall cause their respective Representatives and controlled Affiliates to use) their respective reasonable best efforts to do, or cause to be done, all things necessary to obtain the CFIUS Approval. Such reasonable best efforts shall include, (i) as promptly as practicable after the date of this Agreement (but no later than ten (10) Business Days following the execution of this Agreement or such other date as the parties may agree), preparing and submitting a CFIUS Declaration; (ii) in the event that CFIUS requests that Parent and the Company submit a CFIUS Notice pursuant to 31 C.F.R. § 800.407(a)(1), promptly preparing and submitting to CFIUS a pre-filing draft of a CFIUS Notice and, as promptly as practicable after the resolution of all questions and comments received from CFIUS staff on the draft CFIUS Notice (or receipt of confirmation that the CFIUS staff have no such questions or comments), submitting the final CFIUS Notice to CFIUS pursuant to 31 C.F.R. Part 800 Subpart E; (iii) providing any information requested by CFIUS or any other agency or branch of the U.S. government in connection with the CFIUS assessment, review, or investigation of the Merger, within the time periods specified in the applicable regulations or otherwise specified by the CFIUS staff; and (iv) ensuring that any information furnished pursuant to the foregoing clauses (i)  — (iii) is true, correct and complete in all material respects.
(f)   The Company and Parent shall reasonably cooperate and consult with each other, acting in good faith, in connection with the making of all registrations, filings, notifications, communications, submissions, and any other material actions pursuant to this Section 5.6, and subject to applicable legal limitations and the instructions of any Governmental Entity or Self-Regulatory Organization, the Company and Parent shall keep each other apprised of the status of matters relating to the completion of the Merger and transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or controlled Affiliates, from any Governmental Entity or Self-Regulatory Organization with respect to the Merger and other transactions contemplated by this Agreement. Subject to applicable Law relating to the exchange of information, the Company and Parent shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views and comments of the other party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any Governmental Entity or Self-Regulatory Organization in connection with the transaction contemplated by this Agreement; provided, however, that materials may be redacted to remove references concerning the valuation of the businesses of the Company and its Subsidiaries proposals from third parties with respect thereto, and that the Biographical Affidavits or any other document including non-public personal or financial information regarding any individuals, may be withheld by either party. Each of the Company and Parent agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity or Self-Regulatory Organization in connection with the transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity or Self-Regulatory Organization, gives the other party reasonable notice the opportunity to attend and participate.
(g)   Without limiting the generality of anything contained in this Section 5.6, the Company and Parent shall, in connection with the efforts to obtain the CFIUS Approval, (i) reasonably cooperate in all respects and consult with each other in connection with the CFIUS Declaration and, if filed, the CFIUS Notice, including by allowing the other parties to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) promptly inform the other parties of any communication received by such parties from, or given by such parties to, CFIUS, by promptly providing copies to the other parties of any such written communications, except for any exhibits to such communications providing personal identifying information and subject to redactions to preserve business confidential information; and (iii) permit the other parties to review in advance any communication that it gives to, and consult with each other in advance of any meeting, telephone call or conference with CFIUS, and to the extent not prohibited by CFIUS, give the other parties the reasonable opportunity to attend and participate in any telephonic conferences or in-person meetings with CFIUS, in each of clauses (i), (ii) and (iii) of this Section 5.6(g) subject to confidentiality considerations contemplated by the DPA or required by CFIUS.
(h)   If Parent and the Company receive a written notice from CFIUS that it has determined, pursuant to 31 C.F.R. § 800.407(a)(2), that it is not able to conclude action pursuant to the CFIUS Declaration but does not request the submission of a CFIUS Notice, and Parent determines that it nevertheless wishes to file a notice pursuant to 31 C.F.R. Part 800 Subpart E, then the Company shall cooperate with Parent at all times prior to the Closing and shall use (and shall cause its Representatives to use) its reasonable best efforts as provided in clauses (ii) and (iii) of Section 5.6(g) to obtain written notice from CFIUS that it has concluded all action under the DPA with respect to the Merger.
(i)   Notwithstanding any other provision of this Agreement, if CFIUS notifies the parties in writing that CFIUS (i) has completed its review or investigation or has determined that it requires no more time to review or investigate; and (ii) intends to send a CFIUS Report recommending that the President act to suspend or prohibit the transactions contemplated by this Agreement, none of the parties shall have any further obligation to seek CFIUS Approval.
Section 5.7   Takeover Statutes.   If any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company, Parent and Merger Sub and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.
Section 5.8   Public Announcements.   The Company and Parent will consult with and provide each other reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with or the applicable rules and regulations of any national securities exchange or as may be requested by a Governmental Entity. Parent and the Company agree to issue a joint press release announcing this Agreement.
Section 5.9   Indemnification and Insurance.
(a)   Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or any of its Subsidiaries as provided in their respective certificates of incorporation or bylaws or other organizational documents or in any agreement shall survive the Merger and shall continue in full force and effect. For a period of 6 years from the Effective Time, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any Company Subsidiary’s certificates of incorporation and bylaws or similar organizational documents as in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or any of its Subsidiaries with any of their respective directors, officers or employees as in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim. From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.9.
(b)   Each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, officer or employee of the Company or any of its Subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law; provided that any Indemnified Party to whom expenses are so advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication by the applicable court presiding over such action that such Indemnified Party is not entitled to such advanced expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries or a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or any of its Subsidiaries and (including in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Time). In the event of any such Action, Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Action.
(c)   For a period of six (6) years from the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. At the Company’s option, the Company may purchase, prior to the Effective Time, a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby. If such “tail” prepaid policy has been obtained by the Company prior to the Effective Time, Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder.
(d)   Parent shall pay, subject to a receipt of an undertaking from any applicable Indemnified Party to whom expenses are advanced that such Indemnified Party will repay all such advances if it is ultimately determined by final judicial decision from which there is no further right to appeal that such Indemnified Party is not entitled to be indemnified or entitled to such advanced expenses, all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.9.
(e)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificates of incorporation or bylaws or other organization documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.
(f)   In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9.
Section 5.10   Control of Operations.   Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
Section 5.11   Financing.
(a)   Parent shall use its reasonable best efforts to take (taking into account the expected timing for Closing), or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain, no later than the Closing Date, the proceeds of the Financing on the terms and conditions described in the Commitment Letters, including (i) maintaining in effect the Commitment Letters in accordance with and subject to the terms and conditions set forth therein (it being understood that the Commitment Letters may be replaced or amended as provided below), (ii) negotiating definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) substantially consistent with the terms and conditions contained in the Debt Commitment Letter (including, as necessary, any “market flex” provisions contained in any related fee letter), (iii) satisfying on a timely basis (or obtaining a waiver of) all conditions in the Debt Commitment Letter and the Definitive Agreements applicable to Parent or its Affiliates that are within their control and (iv) comply with the covenants applicable to it in the Commitment Letters and in the Definitive Agreements for the Financing that are within its control to the extent the failure to comply with such covenants could adversely impact the amount, certainty or timing of the Financing or the availability of the Financing at the Closing. In the event that all conditions contained in the Commitment Letters (other than, with respect to the Debt Financing, the availability of the Cash Equity) have been satisfied, Parent shall use its reasonable best efforts to cause the Lenders and Equity Investors to fund the Financing at Closing (including by promptly taking enforcement action in the event of a material breach by the Lenders or Equity Investors of their obligations under the Commitment Letters or Definitive Agreements (it being understood that a breach consisting of a refusal to fund in accordance with the terms of the Commitment Letters or Definitive Agreements, as applicable, will be considered a material breach for purposes hereof)). Other than amendments, modifications or supplements to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties to the Debt Commitment Letter, Parent shall not, without the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed) permit any amendment or modification to, or any waiver of any material provision or remedy under, the Commitment Letters or Definitive Agreements if such amendment, modification, waiver or remedy (A) adds new (or expands or adversely modifies any existing) conditions to the consummation of the Financing in a manner that would reasonably be expected to (x) prevent or delay the Closing or (y) make the timely funding of the Financing, or the satisfaction of the conditions to obtaining the Financing, less likely to occur in any respect, (B) reduces the amount of the Financing to an amount that would be less than the amount that would be required to pay the Financing Amount (unless, in the case of a reduction to the Debt Financing, the Cash Equity is increased by the amount of any such reduction), (C) adversely affects the ability of Parent to enforce its rights against other parties to the Commitment Letters or the Definitive Agreements, (D) waive any remedy available to Parent or its Affiliates thereunder or adversely affect the ability of Parent or its Affiliates to enforce or cause the enforcement of its rights under the Financing,

(E) allow for the early termination of the Debt Commitment Letter or (F) could reasonably be expected to prevent, impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement. In the event that any portion of the Debt Financing becomes unavailable, or Parent reasonably expects may become unavailable, on the terms and conditions in the Debt Commitment Letter (unless the Equity Financing is increased by a corresponding amount), regardless of the reason therefor (other than Parent has the right to terminate this Agreement pursuant to Section 7.1 hereof), Parent will (i) use its reasonable best efforts to obtain alternative debt financing (in an amount, when taken together with the Cash Equity, at least equal to the Financing Amount) from the same or other sources on terms and conditions that are not materially less favorable in the aggregate to Parent than those contained in the Debt Commitment Letter assuming any “flex” rights have been exercised (the “Alternative Debt Financing”) and (ii) promptly notify the Company of such unavailability and the reason therefor. For the purposes of this Agreement (other than as expressly provided otherwise), the term “Debt Financing” shall be deemed to include any Alternative Debt Financing arranged in compliance herewith, and the term “Debt Commitment Letter” and “Definitive Agreement” shall be deemed to include any commitment letter (or similar agreement) or definitive agreement with respect to any such Alternative Debt Financing; provided, that, notwithstanding anything to the contrary herein, in no event shall any Alternative Financing or amendment with respect to the Debt Commitment Letter be deemed to adversely expand the obligations set forth in this Section 5.11 of the Company and its Subsidiaries.
(b)   Parent shall promptly notify the Company in writing (i) of any breach or default by any party to any Commitment Letter, (ii) of the receipt by any of Parent or Merger Sub or any of their Affiliates of any written notice from any Debt Financing Source with respect to any actual or threatened breach, dispute, termination or repudiation by any party to any Commitment Letter (but excluding in each case, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing or any Definitive Agreement with respect thereto) (iii) if for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Financing necessary to fund the Financing Amount (taking into account the Equity Financing) on the terms, in the manner or from the sources contemplated by the Commitment Letters at or prior to the time that the Closing is required to occur pursuant to the terms hereof and (iv) of the termination or expiration of the Debt Commitment Letter or Definitive Agreement. Upon the request of the Company, Parent shall keep the Company reasonably informed (and provide information reasonably requested by the Company) including, without limitation, relating to any circumstance referred to in clause (i), (ii), (iii) or (iv) of the immediately preceding sentence; provided that Parent shall not be obligated to provide any information that would jeopardize any attorney-client privilege) on a reasonably current basis of the status of its efforts to consummate the Financing. Notwithstanding the foregoing, compliance by Parent with this Section 5.11(b) shall not relieve Parent of its obligation to consummate the transactions contemplated by this Agreement, whether or not the Financing is available; provided that any breach by Parent of this Section 5.11(b) shall not cause the condition in Section 6.2(b) to fail to be satisfied if Parent obtains the Financing in the amount equal to the Financing Amount at or prior to the Closing Date.
(c)   Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to provide, and shall use its reasonable best efforts to cause its Representatives to provide, all cooperation reasonably requested by Parent in connection with the arrangement of the Debt Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries; it being understood and agreed that the actions set forth in clauses (i) through (viii) of this Section 5.11(c) do not so unreasonably interfere), including using reasonable best efforts to, upon Parent’s request:
(i)   participate in a reasonable number of virtual meetings, conference calls, presentations, road shows, due diligence sessions and sessions with arrangers, potential lenders and/or rating agencies, at reasonable times and locations mutually agreed, and upon reasonable notice;
(ii)   assist Parent with the preparation of customary rating agency presentations, bank information memoranda, offering memoranda, confidential information memoranda, private placement memoranda, prospectuses and similar marketing documents and investor and lender presentations (including a customary authorization letter) required in connection with the Debt Financing;

(iii)   assist Parent in connection with the preparation of (but not executing prior to the Closing) any loan agreement, guarantees, pledge and security documents and other definitive financing documents as may be reasonably requested by Parent or the Lenders and otherwise reasonably cooperating with Parent and the Lenders in facilitating the pledging of collateral and the granting of security interests relating to the collateral if required by the Debt Commitment Letter, it being understood that such documents will not take effect until the Closing;
(iv)   provide or obtain customary closing, solvency and perfection certificates and insurance, in each case, as reasonably requested by Parent provided that they are contingent on the completion of the Debt Financing;
(v)   take all corporate and other customary actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Debt Financing;
(vi)   obtain from the Company’s existing banking lenders customary payoff letters, lien releases and instruments of termination or discharge, if applicable;
(vii)   as promptly as practicable, furnish Parent with (x) the Required Information and (y) such other pertinent historical consolidated financial statements and other pertinent historical financial information regarding the Company as may be reasonably requested by Parent for the consummation of the Debt Financing and provide Parent with information reasonably requested by Parent in connection with (but not be responsible for) Parent’s preparation of customary pro forma financial information and pro forma financial statements; and
(viii)   at least three (3) Business Days prior to the Closing Date, provide all documentation and other information about the Company and each of its Subsidiaries as is reasonably requested in writing by Parent at least ten (10) Business Days prior to the Closing Date that relates to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and customary beneficial ownership certifications.
The foregoing notwithstanding, nothing in this Section 5.11(c) or otherwise shall require (i) any persons who are directors of the Company or any of its Subsidiaries prior to the Closing Date to pass resolutions or consents to approve or authorize any aspect of the Debt Financing to the extent they are not continuing in the same role following the Closing Date; (ii) the Company and its Subsidiaries to pass resolutions or consents to approve or authorize any aspect of the Debt Financing prior to the Closing that is not contingent on the occurrence of the Closing; (iii) the Company or any of its Subsidiaries or any of their respective Representatives to enter into any agreement (other than customary authorization letters and KYC/beneficial ownership certification documentation) or undertake any obligation which becomes effective prior to the Closing and that is not contingent on the occurrence of the Closing; (iv) the Company or any of its Subsidiaries to pay any commitment or other similar fee or incur any other cost or expense, in each case prior to the Closing that is not contingent on the occurrence of the Closing; (v) the Company, any Subsidiary or any Representative thereof to deliver any opinion; (vi) the Company or any of its Subsidiaries to take any action that could reasonably be expected to (A) conflict with, or result in any violation or breach of, or default under, the organizational documents thereof, any applicable Law, or any material contract to which it is a party; (B) result in the waiver of any legal privilege or (C) cause any condition to the Closing set forth in Article VI to not be satisfied; (viii) any Representative of the Company to deliver any certificate or take any other action in any personal capacity; (ix) the preparation of quarterly or annual financial statements for the Company with a different fiscal quarter or fiscal year end than the Company’s current fiscal quarter and fiscal year end dates; or (x) the Company or any of its Subsidiaries to provide or cause to be provided any Excluded Information.
(d)   Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonably attorneys’ fees) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the cooperation contemplated by this Section 5.11(d) (other than the preparation of its normal quarterly and annual financial statements). Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs, charges or expenses (including reasonable attorneys’ fees), suffered or incurred by them (A) in connection with (i) the Debt Financing

(including the arrangement or obtaining thereof), (ii) any action taken by them pursuant to this Section 5.11(d), or (iii) any information utilized in connection with the Debt Financing except with respect to any historical financing statements or other information provided by or on behalf of the Company or any of its Subsidiaries in writing specifically for use in connection with any Debt Financing or (B) to the extent any of the foregoing are attributable to the bad faith, willful misconduct or Fraud of the Company or its Representatives.
(e)   Notwithstanding anything to the contrary, the Company shall be deemed to have complied with Section 5.11(c) for all purposes of this Agreement (including Article IV) unless the Debt Financing has not been obtained primarily as a result of the Company’s breach of its obligations under Section 5.11(c). For the avoidance of doubt, the parties acknowledge and agree that the provisions contained in Section 5.11(c) represent the sole obligation of the Company and its Subsidiaries and their respective Representatives with respect to cooperation in connection with the arrangement of the Financing, and no other provision of this Agreement (including the exhibits and schedules hereto) shall be deemed to expand or modify such obligations.
(f)   All non-public or otherwise confidential information regarding the Company or any of its Subsidiaries obtained by Parent or its Representatives pursuant to this Section 5.11(f) shall be kept confidential in accordance with the Confidentiality Agreement; it being understood that Parent and its Representations may disclose such information to its Debt Financing Sources in accordance with customary confidentiality practices for syndicated debt facilities. The Company hereby consents to the reasonable and customary use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of the Subsidiaries or the reputation or goodwill of the Company or any of the Subsidiaries.
Section 5.12   Legacy Transfer Transaction.   The Loss Portfolio Contract and the Legacy Transfer Transaction shall be treated by the parties hereto for U.S. federal income tax purposes as a transaction occurring on the Closing Date that is properly allocable (based on, among other relevant factors, the factors set forth in Treasury Regulations section 1.1502-76(b)(1)(ii)(B)) to the portion of the Closing Date after the Closing. The Company shall, and shall cause its applicable Subsidiaries to, use their respective reasonable best efforts to (i) comply with their respective obligations under the Loss Portfolio Binder and Schedule 5.12 and (ii) not waive any of their respective rights under the Loss Portfolio Binder, or any of the counterparty’s obligations thereunder, in either case, without the consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Company shall promptly provide to Parent any notice or communication relating to the Loss Portfolio Binder, the Loss Portfolio Contract or the transactions contemplated by Schedule 5.12, including keeping Parent reasonably informed of any oral conversations in connection therewith. The Company shall, and shall cause its applicable Subsidiaries to, use their respective reasonable best efforts to consummate the Legacy Transfer Transaction with effect as of immediately after the Closing. From and after the date hereof, the Company shall not, and shall cause its applicable Subsidiaries not to, terminate, amend or otherwise modify (or agree to terminate, amend or otherwise modify) the Loss Portfolio Binder without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).
Section 5.13   Third-Party Consents.   Separate and apart from the obligations set forth in Section 5.6, the Company shall be solely responsible for and shall use its, and shall cause its Subsidiaries to use their respective, reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary or advisable on its part under this Agreement and applicable Law to give, obtain and/or effect (as the case may be) as promptly as practicable following the date of this Agreement all notices, acknowledgments, waivers, consents, amendments, supplements or other modifications required under any Contract to which Company or any of its Subsidiaries is a party to or bound (the “Third-Party Consents”) and that are necessary or advisable to be given, obtained and/or effected in order to consummate the transactions contemplated hereby, and in connection therewith, neither the Company nor any of its Subsidiaries shall (a) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or concede anything of value, (b) amend or otherwise modify any such Contract or (c) agree or commit to do any of the foregoing, in each case for the purposes of giving, obtaining and/or effecting any Third-Party Consents without the prior consent of Parent (not to be unreasonably withheld, conditioned or delayed); provided, however, that Parent can compel the Company to

(and to cause the Company’s Subsidiaries to) take any such actions so long as the effectiveness of such action is contingent on the Closing.
Section 5.14   Additional Pre-Closing Actions.
(a)   The Company shall use its reasonable best efforts to repay the Borrowings under the Revolving Credit Facility (each term as defined in the Existing Credit Agreement).
(b)   From and after the date hereof and prior to the Closing Date, the Company and Southwest Marine and General Insurance Company shall use their respective reasonable best efforts to undertake the actions set forth on Schedule 5.14(b).
(c)   On or prior to the Closing, the Company shall obtain and deliver to Parent customary payoff letters in connection with the repayment of the indebtedness under the Existing Credit Agreement and any related definitive agreements (the “Payoff Letter”), which Payoff Letter shall include language (i) stating that, upon receipt of the applicable payoff amount, such indebtedness and all related loan documents shall be terminated and (ii) providing that all Liens (if any) and all guarantees in connection therewith relating to the assets and properties of the Company or any Company Subsidiary securing such obligations shall be released and terminated upon the payment of the applicable payoff amount; it being understood that subject to receipt of the Payoff Letter by Parent, the funds to pay the payoff amount set forth therein (subject to the Company’s compliance with Section 6.3(e)(ii), which the for the avoidance of doubt shall include payment by the Company of accrued and unpaid interest on the amount of the amount so prepaid under such Section) shall be provided by or on behalf of Parent at the Closing.
ARTICLE VI
CONDITIONS TO THE MERGER
Section 6.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable Law, waiver by Parent and the Company) at or prior to the Effective Time of the following conditions:
(a)   The Company Stockholder Approval shall have been obtained;
(b)   No injunction or similar order by any court of competent jurisdiction which prohibits the consummation of the Merger shall have been entered and shall continue to be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal or otherwise restrains the consummation of the Merger.
(c)   Any applicable waiting period under the HSR Act (and any extension thereof) relating to the Merger shall have expired or been earlier terminated and the Regulatory Approvals and Notices and the Insurance Regulatory Approvals and Notices specified on Section 6.1(c) of the Company Disclosure Schedules shall have been obtained or made, as the case may be.
(d)   The Information Statement shall have been mailed to the Company’s stockholders entitled thereto in accordance with Section 5.4 at least twenty (20) days prior to the Closing Date.
Section 6.2   Conditions to Obligation of the Company to Effect the Merger.   The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) of the following conditions:
(a)   The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to any qualifications or exceptions as to materiality or Parent Material Adverse Effect contained in such representations and warranties) would not have, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)   Parent and Merger Sub shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.
(c)   Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
Section 6.3   Conditions to Obligations of Parent and Merger Sub to Effect the Merger.   The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) of the following conditions:
(a)   (i) The representations and warranties of the Company set forth in Section 3.2(a), Section 3.2(b) and Section 3.22 shall be true and correct in all respects (other than de minimis inaccuracies in Section 3.2(a) or Section 3.2(b)) both when made and at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) the representation and warranty of the Company set forth in Section 3.10(b) shall be true and correct in all respects both when made and at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) the other representations and warranties of the Company set forth in Article III shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without regard to any qualifications or exceptions contained as to materiality or Company Material Adverse Effect contained in such representations and warranties) would not have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   The Company shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.
(c)   The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
(d)   (i) The Company shall have complied with its obligations under (x) Section 1 of Schedule 5.12 in all respects, and (y) solely to the extent the Company determines to effect the Captive Alternative after consultation with Parent, clause (A) of Section 2 and Section 5 of Schedule 5.12 in all respects, (ii) all actions necessary to consummate the Legacy Transfer Transaction with effect immediately after the Closing shall have been completed, (iii) the Company shall have delivered to Parent a written confirmation from the third-party reinsurer that is a party to the Loss Portfolio Contract that such third-party reinsurer is ready, willing and able to execute the Loss Portfolio Contract immediately following the Closing, and (iv) all Loss Portfolio Approvals shall have been obtained.
(e)   Immediately prior to the Closing, (i) the Company shall have paid all Transaction Expenses, (ii) the Borrowings under the Revolving Credit Facility (each as defined in the Existing Credit Agreement) shall not be in excess of $15,000,000, and (iii) except as set forth in Section 6.3(e) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries shall have any outstanding obligations (contingent or otherwise) under or in respect of indebtedness for borrowed money (other than any indebtedness among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries), letters of credit, capital leases or purchase money debt.
(f)   After the date of this Agreement, there shall not have occurred any event, change, occurrence or effect that would have, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 6.4   Frustration of Closing Conditions.   Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement.

ARTICLE VII
TERMINATION
Section 7.1   Termination or Abandonment.   Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval by the stockholders of the Company of the matters presented in connection with the Merger:
(a)   by the mutual written consent of the Company and Parent;
(b)   by either the Company or Parent if (i) the Effective Time shall not have occurred on or before the date that is two (2) Business Days before the first (1st) anniversary of the date hereof (the “End Date”); and (ii) the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have primarily contributed to the failure to consummate the Merger on or before such date, including if such breach has caused any condition in Section 6.1, Section 6.2 or Section 6.3 not being satisfied;
(c)   by either the Company or Parent if any court of competent jurisdiction shall have issued or entered an injunction or similar order shall have been entered permanently enjoining or otherwise prohibiting the consummation of the Merger and such injunction shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall have used such efforts as may be required by Section 5.6 to prevent, oppose and remove such injunction or similar order;
(d)   by the Company, if Parent or Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 to be satisfied or a failure of the Closing to occur and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty (30) days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(d) and the basis for such termination, provided that the Company is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;
(e)   by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 to be satisfied and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty (30) days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(e)(ii) and the basis for such termination, provided that Parent or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;
(f)   by the Company, in accordance with Section 5.3(b); provided, that prior to or concurrently with such termination the Company shall tender payment to Parent of the Company Termination Fee in immediately available funds pursuant to Section 7.3; and
(g)   by the Company, if (i) all the conditions set forth in Section 6.1 and Section 6.3 have been and remain fully satisfied or waived in writing (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to such conditions being capable of being satisfied at the Closing as of such date) and Parent fails to consummate the transactions contemplated hereby on the date on which the Closing should have occurred pursuant to Section 1.2, (ii) the Company has thereafter confirmed by written and irrevocable notice delivered to Parent (x) its intention to terminate this Agreement pursuant to this Section 7.1(g) if Parent does not consummate the Closing within five (5) Business Days of receipt of such notice, and (y) that the Company will consummate the Closing in accordance with the terms of this Agreement; and (iii) Parent fails to consummate the transactions contemplated hereby within five (5) Business Days after receipt of such notice.

Section 7.2   Effect of Termination.   In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates, except that Section 5.11(f), and Section 5.2(b), this Section 7.2, Section 7.3 and Article VIII will survive the termination hereof.
Section 7.3   Termination Fee.   Any provision in this Agreement to the contrary notwithstanding,
(a)   In the event that after the date of this Agreement, (i) (A) any Acquisition Proposal (substituting 50% for the 25% threshold set forth in the definition of “Acquisition Proposal”) (a “Qualifying Transaction”) is publicly proposed or publicly disclosed and Parent or the Company shall have validly terminated this Agreement pursuant to Section 7.1(b), and (B) concurrently with or within six (6) months after such termination, the Company shall have entered into a definitive agreement providing for, or consummated, a Qualifying Transaction; (ii) Parent shall have validly terminated this Agreement pursuant to Section 7.1(e); or (iii) the Company shall have validly terminated this Agreement pursuant to Section 7.1(f), then in any such event the Company shall pay to Parent a fee in cash equal to the sum of (x) $23,435,669 plus (y) all reasonable and documented fees and expenses of Parent and Merger Sub and their Representatives incurred with respect to this Agreement or any transactions contemplated hereby plus (z) all reasonable and documented fees and expenses incurred in any Action required to enforce this Section 7.3; provided, that in no event shall the Company be required to pay more than $5,000,000 for the fees and expenses set forth in the preceding clause (y) (clauses (x), (y) and (z), collectively, the “Company Termination Fee”). The Company Termination Fee shall not constitute a penalty but is liquidated damages and, following receipt by Parent of the Company Termination Fee, the Company shall have no further liability with respect to this Agreement or the transactions contemplated hereby to Parent or its stockholders and none of Parent, Merger Sub, any of their respective Affiliates or any other person shall be entitled to bring or maintain any Action against the Company arising out of this Agreement, or any of the transactions contemplated hereby (including the failure thereof to be consummated) or any matters forming the basis for such termination, whether in law, in contract, in tort, or otherwise. Such payment shall be made, in the case of a termination referenced in clause (i) above, upon consummation of the Qualifying Transaction, in the case of clause (ii) above, within three (3) Business Days of such termination or, in the case of clause (iii) prior to the termination by the Company pursuant to Section 7.1(f). For the avoidance of doubt, in no circumstances or event shall the Company be required to (x) pay the Company Termination Fee on more than one occasion or (y) pay the Company Termination Fee under more than one of clauses (i), (ii) or (iii) above.
(b)   In the event that (i) the Company shall have validly terminated this Agreement pursuant to Section 7.1(d) or Section 7.1(g) and either (A) the conditions to the funding of the Debt Commitment Letter have been satisfied and the Lenders thereto are prepared to fund the Debt Financing on the terms and conditions thereof or (B) Parent or Merger Sub have committed a Willful Breach that resulted in the facts giving rise to the termination of this Agreement, Parent shall pay or cause to be paid to the Company a reverse termination fee of (1) $41,512,421 in cash plus (2) all reasonable and documented fees and expenses incurred in any Action required to enforce this Section 7.3; or (ii) the Company shall have validly terminated this Agreement pursuant to either (x) Section 7.1(d) and (A) the Insurance Regulatory Approvals and Notices specified on Section 6.1(c) of the Company Disclosure Schedules (the “Insurance Regulatory Approvals and Notices”) have not been obtained or made to the extent or as a result of Parent’s breach of Section 5.6, as the case may be and (B) all other conditions set forth in Section 6.1 and Section 6.3 have been and remain fully satisfied or waived in writing (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to such conditions being capable of being satisfied at the Closing as of such date), or (y) Section 7.1(g) under circumstances where clause (i) of this sentence does not apply, Parent shall pay or cause to be paid to the Company a termination fee in cash equal to the sum of (1) $29,794,586 in cash plus (2) all reasonable and documented fees and expenses incurred in any Action required to enforce this Section 7.3 (either such fee in clauses (i) and (ii), the “Parent Termination Fee”), by wire transfer of same-day funds to one or more accounts designated by the Company, such payment to be made no later than three (3) Business Days after such termination. For the avoidance of doubt, in no circumstances or event shall Parent be required to (x) pay the Parent Termination Fee on more than one occasion or (y) pay the Parent Termination Fee under both clause (i) and clause (ii) above. The Parent Termination Fee shall not constitute a penalty but is liquidated damages and following receipt by the Company of the applicable Parent Termination Fee in accordance with this Section 7.3, Parent shall have no further liability with respect to this Agreement or the transactions contemplated hereby to the Company and none of Company nor any of its Affiliates or any other person shall be entitled to bring or maintain any Action against the Parent, Merger Sub, any Investor, any Sponsor or any of their Affiliates arising out of this Agreement, or any of the transactions contemplated hereby (including the failure thereof to be consummated) or any matters forming the basis for such termination, whether in law, in contract, in tort, or otherwise.
(c)   If either party fails to timely pay an amount due pursuant to this Section 7.3, the defaulting party shall pay the non-defaulting party interest on such amount at the U.S. prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.
(d)   In the event Parent and/or Merger Sub fail to effect the Closing or otherwise breach this Agreement or fail to perform hereunder, then, except for an order of specific performance as and only to the extent expressly permitted by Section 8.5, the Company’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against Parent or its Affiliates in respect of this Agreement, any contract or agreement executed in connection herewith (including the Debt Commitment Letter, the Equity Commitment Letter and the Limited Guarantees) and the transactions contemplated hereby and thereby shall be to terminate this Agreement in accordance with this Article VII and collect, if due, (i) the applicable Parent Termination Fee and (ii) any interest payable pursuant to Section 7.3(c), and upon receipt by the Company of such amounts in accordance with this Section 7.3, except in connection with an order of specific performance as and only to the extent expressly permitted by Section 8.5, (A) neither Parent, any of its Affiliates nor the Lenders shall have any further liability or obligation relating to or arising out of this Agreement, any contract or agreement executed in connection herewith (including the Debt Commitment Letter, the Equity Commitment Letter and the Limited Guarantees) or any of the transactions contemplated hereby or thereby and (B) neither the Company nor its Representatives shall be entitled to bring or maintain any Action against Parent or its Affiliates arising out of or in connection with this Agreement, any contract or agreement executed in connection herewith (including the Debt Commitment Letter, the Equity Commitment Letter and the Limited Guarantees) or any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall the Company nor its Representatives be entitled to receive both the Parent Termination Fee pursuant to Section 7.3(b) and specific performance under Section 8.5 to cause the consummation of the transactions or the performance of any actions or obligations of Parent or Merger Sub pursuant this Agreement.
ARTICLE VIII
MISCELLANEOUS
Section 8.1   No Survival of Representations and Warranties.   None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.
Section 8.2   Expenses.   Except as set forth in Section 7.3 and the Expense Coverage Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except that expenses incurred in connection with the printing, filing and mailing of the Information Statement (including applicable SEC filing fees) and all fees paid in respect of any HSR Act, CFIUS, or other regulatory filing in connection with this Agreement shall be borne by Parent.
Section 8.3   Counterparts; Effectiveness.   This Agreement may be executed in two or more consecutive counterparts (including by electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 8.4   Governing Law; Jurisdiction.   Subject to Section 8.14, this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, subject to Section 8.14, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Subject to Section 8.14 each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Subject to Section 8.14, each of the parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.4, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 8.5   Specific Enforcement.
(a)   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.
(b)   Notwithstanding anything in this Agreement to the contrary, the parties hereby acknowledge and agree that the Company shall be entitled to seek specific performance to cause Parent to draw down the full proceeds of the Cash Equity pursuant to the terms and conditions of the Equity Commitment Letter and to seek to cause Parent to effect the Closing in accordance with Section 1.2, in each case, only if (i) all conditions in Section 6.1 and Section 6.3 have been satisfied (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions), (ii) the Debt Financing (or Alternative Debt Financing in accordance with Section 5.11) has been funded or will be funded on the date the Closing is required to have occurred pursuant to Section 1.2 upon delivery of a drawdown notice by Parent and/or notice from Parent that the Cash Equity will be funded at such date, (iii) Parent and/or Merger Sub fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2 and (iv) the Company has confirmed in writing that it is ready, willing and able to effect the Closing concurrently with the funding of the Cash Equity and Debt Financing if specific performance is granted and the Cash Equity and Debt Financing are funded and such confirmation remains accurate through such date.
(c)   Each party further agrees that (i) it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy at law or in equity and (ii) no other party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 8.6   WAIVER OF JURY TRIAL.   SUBJECT TO SECTION 8.14, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE DEBT FINANCING. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.6.
Section 8.7   Notices.   Any notice required to be given hereunder shall be sufficient if in writing, and sent by electronic mail (provided that telephone confirmation of any electronic transmission is obtained, if applicable; and provided, further, that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:
To Parent or Merger Sub:
c/o TowerBrook Capital Partners L.P.
Park Avenue Tower
65 East 55th Street, 19th Fl
New York, New York 10022
Attention: Glenn Miller, General Counsel, North America
Facsimile: (917) 591-4789
Email:
glenn.miller@towerbrook.com

with a copy to:
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention:
Brien Wassner
Perry J. Shwachman
John Butler

Telephone:
(212) 839-6042
(312) 853-7061
(212) 839-8513

Email:
bwassner@sidley.com
pshwachman@sidley.com
john.butler@sidley.com

To the Company:
ProSight Global, Inc.
412 Mt. Kemble Avenue, Suite 300
Morristown, NJ 07960
Attention:
Frank D. Papalia, Chief Legal Officer

with a copy to:
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
Attention:
Julie H. Jones
Marko Zatylny

Telephone:
(617) 951-7294
(617) 951-7980

Email:
julie.jones@ropesgray.com
marko.zatylny@ropesgray.com

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:
C. Andrew Gerlach
Robert G. DeLaMater

Telephone:
(212) 558-4789
(212) 558-4788

Email:
gerlacha@sullcrom.com
delamaterr@sullcrom.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later.
Section 8.8   Assignment; Binding Effect.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Notwithstanding anything to the contrary contained herein, Parent shall have the right, without the prior written consent of any of the other parties, to assign all or any portion of its rights, interests, and obligations under this Agreement to (i) any Affiliate (so long as Parent remains fully liable for all of its obligations hereunder) and/or (ii) any agent for the Debt Financing Sources (so long as Parent remains fully liable for all of its obligations hereunder) for purposes of creating a security interest herein or otherwise assigning collateral in respect of any Debt Financing.
Section 8.9   Severability.   Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
Section 8.10   Entire Agreement; No Third-Party Beneficiaries.   Except as provided in Section 8.14, this Agreement (including the exhibits and schedules hereto), the Confidentiality Agreement and the Expense Coverage Agreement constitute the entire agreement, and supersede all other agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except for the provisions of Article II (which, from and after the Effective Time, shall be for the benefit of holders of the Common Stock or Company RSU Awards that are validly entitled to receive the Merger Consideration, solely to the extent of enforcing the right to receive such Merger Consideration as provided in Section 2.3) and Section 5.9 (which shall be for the benefit of the Indemnified Parties), is not intended to and shall not confer upon any person other than the parties any rights or remedies hereunder, provided that the Lenders shall be third-party beneficiaries of the proviso to Section 1.2 and Section 8.14.
Section 8.11   Amendments; Waivers.   Except as provided in Section 8.14, at any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of NYSE require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the requisite approval of the stockholders of the Company. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.12   Headings.   Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 8.13   Interpretation.   When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “through” when used in this Agreement in the context of a period of time shall mean “to and including.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. When used herein, “ordinary course” and “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary course of the Company’s and its Subsidiaries’ business consistent with past practice. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
Section 8.14   Debt Financing Source Matters.   Notwithstanding anything herein to the contrary, Company, on behalf of itself and its Subsidiaries, hereby (a) agrees that the Debt Financing Sources will not have any liability (whether in contract or in tort, in law or in equity, or granted by statute or otherwise) for any claims, causes of action, obligations or any related losses, costs or expenses arising under, out of, in connection with or related in any manner to this Agreement or any of the transactions contemplated hereby or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach (provided, that nothing in this Section 8.14 will limit the liability or obligations of the Debt Financing Sources party to the Debt Commitment Letter to Parent (and its successors and assigns) or the other parties to the Debt Commitment Letter), (b) agrees that the Debt Commitment Letter, the Definitive Agreements and/or the Debt Financing and any dispute arising under, out of, in connection with or related in any manner to the Debt Commitment Letter, the Definitive Agreements and/or Debt Financing will be governed by and construed in accordance with the Laws of the State of New York to the extent specified therein, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Law, (c) irrevocably and unconditionally waives, to the fullest extent permitted by Law, any right it may have to a trial by jury in respect of any ligation directly or indirectly arising out of the Debt Commitment Letter, the Definitive Agreements and/or the Debt Financing or the performance of services in respect thereof or thereunder and (d) agrees (without limiting the foregoing clause (a)) not to bring any suit, action or proceeding against the Debt Financing Sources or which may arise pursuant to the Debt Commitment Letter, the Definitive Agreements and/or the Debt Financing or the performance of services in respect thereof or thereunder in any forum other than the United States District Court for the Southern District of New York located in the Borough of Manhattan or any New York State court sitting in the Borough of Manhattan, and the Company on behalf of itself and its Subsidiaries irrevocably consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and agrees that it will not, and will not support any of its Affiliates in bringing, any suit, action or proceeding in any other court. Notwithstanding anything to the contrary contained herein, any modification, waiver or termination of (i) Section 8.4,

(ii) Section 8.6, (iii) Section 8.11, (iv) the proviso of Section 8.10 or (v) this Section 8.14 or the definition of “Debt Financing Sources” (or any other provision of this Agreement to the extent such modification, waiver or termination would modify the substance of such Sections or such definition) that is adverse to any Debt Financing Sources or of the proviso to Section 1.2 will not be effective without the prior written consent of the Lenders. This Section 8.14 will, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary. The provisions of this Section 8.14 will survive any termination of this Agreement.
Section 8.15   Definitions.   For purposes of this Agreement, the following terms will have the following meanings when used herein:
“2020 Annual Bonuses” has the meaning set forth in Section 5.5(d).
“Acquisition Proposal” has the meaning set forth in Section 5.3(d)(i).
“Action” has the meaning set forth in Section 5.9(b).
“Affiliate” means, with respect to any person, any other person that, directly or indirectly, controls, or is controlled by, or is under common control with, such person, as of the date on which, or at any time during the period for which the determination of affiliation is being made. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Alternative Debt Financing” has the meaning set forth in Section 5.11(a).
“A.M. Best” means A.M. Best Company, Inc.
“Anti-Money Laundering Laws” has the meaning set forth in Section 3.25(b).
“Applicable Date” means January 1, 2019.
“Barclays” has the meaning set forth in Section 3.18.
“Biographical Affidavits” means all biographical affidavits, using the form established by the National Association of Insurance Commissioners (NAIC), that are required to be submitted to Governmental Entities in connection with the Notices.
“Book-Entry Shares” has the meaning set forth in Section 2.2(a).
“Burdensome Condition” has the meaning set forth in Section 5.6(d).
“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York are closed.
“Cancelled Shares” has the meaning set forth in Section 2.1(b). “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. No. 116-136 (H.R. 748)) and all regulations and guidance issued by any Governmental Entity with respect thereto, as in effect from time to time, including subsequent legislation in effect as of the date of this Agreement amending paragraph 36 of Section 7(a) of the Small Business Act.
“Captive Alternative” has the meaning set forth in Schedule 5.12.
“Cash Equity” has the meaning set forth in Section 4.5(b).
“Certificate of Merger” has the meaning set forth in Section 1.3.
“Certificate of Merger Filing” has the meaning set forth in Section 3.3(b).
“Certificates” has the meaning set forth in Section 2.2(a).

“CFIUS” means the Committee on Foreign Investment in the United States, or any member agency thereof acting in its capacity as a member agency.
“CFIUS Approval” means (a) Parent and the Company have received written notice from CFIUS that CFIUS has determined that the Merger is not a “covered transaction” and is not subject to review under the DPA; (b) Parent and the Company have received a written notice from CFIUS that it has concluded all action under the DPA with respect to the Merger; or (c) Parent and the Company have received a written notice from CFIUS that it has determined, pursuant to 31 C.F.R. § 800.407(a)(2), that it is not able to conclude action pursuant to the CFIUS Declaration but has not requested the submission of a CFIUS Notice; or (d) if Parent and the Company have submitted a CFIUS Notice and CFIUS has sent a report (the “CFIUS Report”) to the President of the United States (“POTUS”) requesting POTUS’s decision, then POTUS has (i) announced a decision not to take any action to suspend or prohibit the Merger or (ii) not taken any action to suspend or prohibit the Merger after fifteen (15) days from the date of receipt of the CFIUS Report.
“CFIUS Declaration” means a short-form declaration filing with respect to the Merger submitted to CFIUS by Parent and the Company pursuant to 31 C.F.R. Part 800 Subpart D.
“CFIUS Notice” means a notice with respect to the Merger submitted to CFIUS by Parent and the Company pursuant to 31 C.F.R. Part 800 Subpart E in response to a request from CFIUS staff pursuant to 31 C.F.R. § 800.407(a)(1).
“Closing” has the meaning set forth in Section 1.2.
“Closing Date” has the meaning set forth in Section 1.2.
“Code” has the meaning set forth in Section 2.2(b)(iii).
“Commitment Letters” has the meaning set forth in Section 4.5(b).
“Common Stock” has the meaning set forth in Section 2.1(a).
“Company” has the meaning set forth in the Preamble.
“Company Approvals” has the meaning set forth in Section 3.3(c).
“Company Benefit Plans” has the meaning set forth in Section 3.9(a).
“Company Data” means all confidential data, information, and data compilations contained in the IT Systems or any databases of the Company or any of its Subsidiaries, including Personal Data, that are used by the Company or any of its Subsidiaries.
“Company Disclosure Schedules” has the meaning set forth in Article III.
“Company Employee” has the meaning set forth in Section 5.5(a).
“Company Equity Awards” has the meaning set forth in Section 2.3(f).
“Company Material Adverse Effect” means any event, change, development, circumstance, act or effect that, individually or in the aggregate (a) has a materially adverse effect on the business, financial condition, properties, assets, liabilities (contingent or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and, in each case, whether known or unknown as of the date of this Agreement or (b) would prevent, materially delay or materially impair the ability of the Company or any its Subsidiaries to complete the Closing or consummate or satisfy the conditions precedent to the Merger under this Agreement on a timely basis; provided, that with respect to the preceding clause (a), no event, change, development, circumstance, fact or effect relating to or resulting from any of the following, either individually or in the aggregate, shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (i) global or national economic, monetary, financial or political conditions or the securities, credit or financial markets, including prevailing interest rates or exchange rates; (ii) any changes in the market price or trading volume of the Common Stock, any changes in the ratings or ratings outlook for the Company and its Subsidiaries or any changes in any analyst recommendations or ratings with respect to the Company and its Subsidiaries; provided that any event, change, development, circumstance, fact or effect underlying any such change or decline may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur; (iii) events, changes or developments generally affecting the industries in which the Company or any of its Subsidiaries operate; (iv) changes in Law or regulation or the interpretation thereof by any Governmental Entities after the date of this Agreement; (v) any loss of, or adverse event, change, development, circumstance, fact or effect caused by the execution and delivery of this Agreement or the public announcement or pendency of the Merger or other transactions contemplated hereby or the identity of Parent or any of its Affiliates as the acquiror of the Company, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, advisors, suppliers, business partners or regulators; provided, that, for the avoidance of doubt, the exceptions in this clause (v) shall not apply with respect to references to “Company Material Adverse Effect” in any representation or warranty set forth in Section 3.3; (vi) any actions required to be taken by the Company or any of its Subsidiaries or its or their respective Representatives pursuant this Agreement, the Loss Portfolio Binder or Loss Portfolio Contract (except for any obligation to operate in the ordinary course of business under Section 5.1) or any actions taken by the Company or any of its Subsidiaries or its or their respective Representatives at Parent’s written request or any action required not to be taken by the Company or any of its Subsidiaries or its or their respective Representatives pursuant to this Agreement, the Loss Portfolio Binder or Loss Portfolio Contract or any action not taken by the Company or any of its Subsidiaries or its or their respective Representatives at Parent’s written request; (vii) the commencement, occurrence, continuation or escalation of any armed hostilities, war or acts of terrorism, any hurricane, tornado, flood, earthquake or other weather events, natural disasters, pandemics or epidemics (including COVID-19 and any variants/mutations thereof) or any COVID-19 Measures, acts of God or other comparable events; (viii) changes in GAAP, any SAP or other applicable accounting principles, or changes to the enforcement or interpretation thereof by any Governmental Entities after the date of this Agreement; (ix) any loss of investment income as a result of the consummation of the Legacy Transfer Transaction; or (x) any litigation brought by one or more shareholders of the Company (including any derivative suits brought on behalf of the Company) relating to this Agreement or the transactions contemplated hereby; or (xi) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the facts or events underlying such failure, subject to the exclusions in clauses (i)-(ix), shall not be excluded); provided further that, with respect to clauses (i), (ii), (iii), (iv), (vi), (vii), and (viii) of this definition, such events, changes, developments, circumstances, facts or effects (as the case may be) shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur if they disproportionately affect the Company and its Subsidiaries (taken as a whole) relative to other companies of similar size operating in the geographic markets or industries in which the Company or any of its Subsidiaries operate or their products or services are sold (but only the incremental disproportionate effect will be taken into account).
“Company Material Contract” has the meaning set forth in Section 3.20(a).
“Company Performance Share Award” has the meaning set forth in Section 2.3(d).
“Company Permits” has the meaning set forth in Section 3.7(b).
“Company Privacy Policies” means all (a) publicly-facing data protection, data usage, data privacy and security policies of the Company and (b) official public statements and Contractual commitments relating to privacy, security or the Processing of Personal Data.
“Company PSU Award” has the meaning set forth in Section 2.3(b).
“Company Restricted Stock Award” has the meaning set forth in Section 2.3(c).
“Company RSU Award” has the meaning set forth in Section 2.3(a).
“Company SEC Documents” has the meaning set forth in Section 3.4(a).
“Company Severance Plan” has the meaning set forth in Section 5.5(a).
“Company Software” means all software that is Owned Intellectual Property.

“Company Stock Plan” means the Company’s 2019 Equity Incentive Plan.
“Company Stockholder Approval” has the meaning set forth in Section 3.19.
“Company Termination Fee” has the meaning set forth in Section 7.3(a).
“Condition” has the meaning set forth in Section 5.6(d).
“Confidentiality Agreement” has the meaning set forth in Section 5.2(b).
“Contract” means any note, bond, mortgage, indenture, contract, arrangement, undertaking, purchase order, bid, agreement, lease, license or other instrument or obligation (whether written or oral), together with all amendments, supplements and modifications thereto (other than a Company Benefit Plan).
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive or guideline promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or any variants/mutations thereof.
“Data Breach” means any unauthorized Processing of Personal Data, or unauthorized access to IT Systems, or any other data security incident, in each case, requiring notification to any person or Governmental Entity under Privacy Requirements.
“Data Processor” means a natural or legal person, public authority, agency or other body that Processes Personal Data on behalf of, at the direction of, or while providing services to, the Company or any of its Subsidiaries.
“Debt Commitment Letter” has the meaning set forth in Section 4.5(a).
“Debt Financing” means the debt financing contemplated under the Debt Commitment Letter.
“Debt Financing Sources” means the Lenders and/or any other persons that have committed to provide, or have otherwise entered into agreements in connection with, the Debt Financing or any Alternative Debt Financing in connection with the transactions contemplated hereby, together with their respective Affiliates, and the respective officers, directors, employees, partners, trustees, shareholders, controlling persons, agents and representatives of the foregoing, and their respective successors and assigns.
“Definitive Agreements” has the meaning set forth in Section 5.11(a).
“DGCL” has the meaning set forth in Section 1.1.
“Dissenting Shares” has the meaning set forth in Section 2.1(d).
“DPA” means Section 721 of Title VII of the Defense Production Act of 1950, as amended, including the regulations promulgated thereunder, codified at 31 C.F.R. Part 800, et seq.
“Effective Time” has the meaning set forth in Section 1.3.
“End Date” has the meaning set forth in Section 7.1(b).
“Environmental Law” means any Law relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as in effect at the date hereof.
“Equity Commitment Letter” has the meaning set forth in the Recitals.
“Equity Investors” has the meaning set forth in Section 4.5(b).

“ERISA” has the meaning set forth in Section 3.9(a).
“ERISA Affiliate” means any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its Subsidiaries or that is a member of the same “controlled group” as the Company or any of its Subsidiaries pursuant to Section 4001(a)(14) of ERISA.
“ESPP” has the meaning set forth in Section 2.3(e).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Fund” has the meaning set forth in Section 2.2(a).
“Excluded Information” means (a) any description of capital structure, including descriptions of indebtedness or equity of Parent or any of its Affiliates on or after the Closing Date, (b) any information customarily provided by a lead arranger in a customary information memorandum for a bank financing, including sections customarily drafted by a lead arranger, such as those regarding confidentiality, timelines, syndication process and limitations of liability, (c) any segment reporting financial information to the extent not otherwise prepared by the Company, (d) without limitation of the Company’s obligations under Section 5.11(c)(vii), any pro forma, projected or forward-looking information, (e) any information relating to transactions anticipated by Parent or Merger Sub (but not by the Company or its Subsidiaries) to occur after the Closing Date and (f) any information with respect to any person other than (i) the Company and its Subsidiaries and (ii) officers of the Company or any of its Subsidiaries who will remain in such capacity after the Closing Date.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of June 12, 2020, by and among the Company, the several banks and other financial institutions and lenders from time to time party thereto and Truist Bank, in its capacity as administrative agent for the lenders.
“Expense Coverage Agreement” means that certain Expense Coverage Agreement by and between TowerBrook Capital Partners L.P. and the Company, dated September 12, 2020, as amended.
“Financing” has the meaning set forth in Section 4.5(b).
“Financing Amount” has the meaning set forth in Section 4.5(d).
“Fraud” means intentional fraud, committed with actual knowledge (as opposed to any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory), with respect to the representations and warranties expressly set forth in this Agreement.
“GAAP” means United States generally accepted accounting principles.
“Governmental Entity” has the meaning set forth in Section 3.3(c).
“Hazardous Substance” means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Entity or any Environmental Law including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos, or asbestos-containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.
“HSR Act” has the meaning set forth in Section 3.3(c).
“Human Resources Committee” has the meaning set forth in Section 2.3(b).
“Indemnified Party” has the meaning set forth in Section 5.9(b).
“Information Security Program” means a written information security program that when appropriately implemented and maintained would constitute reasonable security procedures and practices appropriate to the nature of Personal Data and IT Systems, and that includes, as applicable: (a) policies and procedures regarding Personal Data, and the Processing thereof; (b) administrative, technical and physical safeguards to protect the security, confidentiality, and integrity of any Personal Data owned or Processed by the Company or any third-party operating on behalf of or at the direction of the Company; (c) disaster recovery, business continuity, incident response, and security plans, procedures and facilities; and (d) protections against Data Breaches, Malicious Code, and against loss, misuse or unauthorized access to and Processing of Company Data and IT Systems.
“Information Statement” has the meaning set forth in Section 3.3(c).
“Insurance Contract” means any insurance policy, binder, slip or contract issued by an Insurance Subsidiary.
“Insurance Laws” means all Laws applicable to the business of insurance or the regulation of insurance holding companies, whether domestic or foreign, and all applicable orders of Governmental Entities and Insurance Regulators.
“Insurance Producer” means any insurance agent, insurance broker, insurance intermediary, general agent, managing general agent, excess or surplus lines broker or insurance agency currently responsible for soliciting, selling, negotiating, offering, marketing or producing Insurance Contracts.
“Insurance Regulator” means, with respect to any jurisdiction, the Governmental Entity charged with the supervision of an Insurance Subsidiary in such jurisdiction. For the avoidance of doubt, “Insurance Regulator” also includes any applicable semi-governmental or self-regulatory organization, including supervisory colleges and any related body.
“Insurance Regulatory Approvals and Notices” has the meaning set forth in Section 7.3(b).
“Insurance Representative” has the meaning set forth in Section 3.28.
“Insurance Subsidiaries” has the meaning set forth in Section 3.23(a).
“Intellectual Property” means all intellectual property rights, in any and all jurisdictions worldwide (whether or not capable of registration, registered or not registered), including all (a) patents, utility models, inventions and discoveries, statutory invention registrations, and invention disclosures; (b) trademarks, service marks, Internet domain names, corporate names, uniform resource locators, trade dress, assumed, fictional business and trade names, geographical indications and other identifiers of source or goodwill, including the goodwill symbolized thereby or associated therewith; (c) works of authorship (including software) and copyrights, and moral rights, design rights and database rights therein and thereto; (d) confidential and proprietary information, including trade secrets, know-how and invention rights; (e) registrations, applications, renewals, continuations, continuations-in-part, reissues and extensions for any of the foregoing in (a)-(d), and (f) any and all other proprietary rights.
“Investment Assets” means any interest in any bonds, notes, debentures, mortgage loans, real estate, instruments of indebtedness, stocks and all other equity interests, certificates issued by or interests in trusts or derivatives, in each case, acquired or held specifically for investment or hedging purposes.
“Investors” means, collectively, TowerBrook Capital Partners L.P., or any of its Affiliates, Further Global Capital Management, L.P., or any of its Affiliates, and any other investors that will acquire equity securities of Pedal Topco, L.P., a Delaware limited partnership or any of its Subsidiaries prior to, at, or immediately after the Closing.
“IPO Date” means July 29, 2019.
“IT Systems” mean the hardware, software, firmware, middleware, equipment, electronics, platforms, servers, workstations, routers, hubs, switches, interfaces, network and telecommunications equipment, wide area network and other data communications or information technology equipment, owned or leased by the Company or any of its Subsidiaries in the operation of their businesses.
“Joint Stockholder Consent” has the meaning set forth in the Recitals.
“Knowledge” means (a) with respect to Parent, the actual knowledge of any one or more individuals listed on Section 8.15(a) of the Parent Disclosure Schedules and (b) with respect to the Company, the actual knowledge of any one or more individuals listed on Section 8.15(b) of the Company Disclosure Schedules, in each case after reasonable inquiry of their respective direct reports.
“Law” or “Laws” has the meaning set forth in Section 3.7(a).
“Legacy Transfer Transaction” means the transaction to be effected pursuant to the Loss Portfolio Binder, the Loss Portfolio Contract and Schedule 5.12.
“Lenders” has the meaning set forth in Section 4.5(a).
“Lien” means any lien, claim, mortgage, encumbrance, pledge, security interest, or charge of any kind.
“Limited Guarantees” has the meaning set forth in Section 4.6.
“Loss Portfolio Approvals” has the meaning set forth in Section 3.3(c).
“Loss Portfolio Binder” has the meaning set forth in Section 3.26.
“Loss Portfolio Contract” means the loss portfolio contract or contracts to be entered into immediately following the Closing (x) if the Captive Alternative is effected, between the Captive and the Third Party Reinsurer, or (y) if the Permitted Practices Alternative is effected, between each Specified Subsidiary and the Third Party Reinsurer, in each case the form of which is attached as Exhibit A to the Loss Portfolio Binder.
“made available to,” with respect to documents required to be provided by the Company to Parent or Merger Sub, includes documents filed or furnished by the Company with the SEC that are publicly available in the Electronic Data Gathering, Analysis and Retrieval Database of the SEC, and documents made available for review by Parent or its Representatives in the electronic data room maintained by the Company in connection with the transactions contemplated by this Agreement, in each case, at least two (2) Business Days prior to the date hereof.
“Major Stockholders” has the meaning set forth in the Recitals.
“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (a) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (b) damaging or destroying any data or file without the user’s consent.
“Merger” has the meaning set forth in the Recitals.
“Merger Consideration” has the meaning set forth in Section 2.1(a).
“Merger Sub” has the meaning set forth in the Preamble.
“Multiemployer Plan” has the meaning set forth in Section 3.9(a).
“New Plan” has the meaning set forth in Section 5.5(b).
“Notices” means all notices, filings and acknowledgements other than with respect to an antitrust or competition Law that are required to be filed with or provided to any Governmental Entity in order to the consummate the transactions contemplated hereby.
“NYSE” means the New York Stock Exchange.
“OFAC” has the meaning set forth in Section 3.25(c).
“Old Plan” has the meaning set forth in Section 5.5(b).
“Open Source Materials” means software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution terms, including any license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses.

“Owned Intellectual Property” means all Intellectual Property owned by or purported to be owned by the Company or any of its Subsidiaries.
“Parent” has the meaning set forth in the Preamble.
“Parent Approvals” has the meaning set forth in Section 4.2(b).
“Parent Disclosure Schedules” has the meaning set forth in Article IV.
“Parent Material Adverse Effect” has the meaning set forth in Section 4.1.
“Parent Termination Fee” has the meaning set forth in Section 7.3(b).
“Paying Agent” has the meaning set forth in Section 2.2(a).
“Payoff Letter” has the meaning set forth in Section 5.14(c).
“Permitted Lien” means a Lien (a) for Taxes or governmental assessments, charges or claims of payment not yet due and payable, or which are being contested in good faith and, in each case, for which adequate accruals or reserves have been established in accordance with GAAP, (b) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business, (c) that is a zoning, entitlement or other land use or environmental regulation by any Governmental Entity, (d) that is disclosed on the most recent consolidated balance sheet of the Company or notes thereto (or securing liabilities reflected on such balance sheet), (e) that was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of the Company, (f) relating to such imperfections or irregularities of title as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (g) any license, covenant to sue or other similar rights or immunities with respect to Intellectual Property granted in the ordinary course of business, or (h) securing indebtedness of the Company or any Subsidiary thereof, which indebtedness is in existence on the date hereof or is not otherwise prohibited by this Agreement.
“Permitted Practice Alternative” has the meaning set forth in Schedule 5.12.
“person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a Governmental Entity, and any permitted successors and assigns of such person.
“Personal Data” means information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including: (a) a natural person’s name, street address or specific geolocation information, photograph, date of birth, telephone number, email address, online contact information, biometric data, Social Security number, driver’s license number, passport number, tax identification number, any government-issued identification number, financial account number, credit card number, any information that would permit access to a financial account, a user name and password that would permit access to an online account, health information, insurance account information, any persistent identifier such as customer number held in a cookie, an Internet Protocol address, a processor or device serial number, or a unique device identifier; or (b) “personal data,” “personal information,” “protected health information,” “nonpublic personal information,” or other similar terms as defined by Privacy Requirements.
“Preferred Stock” has the meaning set forth in Section 3.2(a).
“Privacy Requirements” means any and all applicable Laws, industry requirements, and Contracts relating to the Processing of Personal Data, including: (a) each Law relating to the protection or Processing of Personal Data that is applicable to the Company, including as applicable, the Federal Trade Commission Act, 15 U.S.C. § 45; the CAN-SPAM Act of 2003, 15 U.S.C. § 7701, et seq.; the Telephone Consumer Protection Act, 47 U.S.C. § 227; the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); the Health Information Technology for Economic and Clinical Health Act (“HITECH”); the Fair Credit Reporting Act, 15 U.S.C. § 1681; the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801, et seq.; the Electronic Communications Privacy Act, 18 U.S.C. §§ 2510-22; the Stored Communications Act, 18 U.S.C. §§ 2701-12;

the California Consumer Privacy Act, Cal. Civ. Code § 1798.100, et seq.; California Online Privacy Protection Act, Cal. Bus. & Prof. Code § 22575, et seq.; the New York Department of Financial Services Cybersecurity Regulation, 23 NYCRR § 500, et seq.; and the South Carolina Privacy of Consumer Financial and Health Information Regulation, South Carolina Code § 69-58; Massachusetts Gen. Law Ch. 93H, 201 C.M.R. 17.00; Nev. Rev. Stat. 603A; Cal. Civ. Code § 1798.82; N.Y. Gen. Bus. Law § 899-aa, et seq.; N.Y. Gen. Bus. Law § 899-bb, et seq.; 11 NYCRR 420 et seq.; 11 NYCRR 421 et seq.; the Illinois Biometric Information Privacy Act, 740 ILCS 14 et seq.; the European Union’s Directive on Privacy and Electronic Communications (2002/58/EC); the General Data Protection Regulation (2016/679); Laws requiring notification to any person or Governmental Entity in the event of a Data Breach; and all implementing regulations and requirements, and other similar Laws; (b) each Contract relating to the Processing of Personal Data applicable to the Company; and (c) each applicable rule, code of conduct, or other requirement of self-regulatory bodies and applicable industry standards, including, to the extent applicable, the Payment Card Industry Data Security Standard (“PCI-DSS”).
“Processing”, “Process” or “Processed”, with respect to Company Data, means any collection, access, acquisition, storage, protection, use, recording, maintenance, operation, dissemination, re-use, disposal, disclosure, re-disclosure, destruction, transfer, modification, or any other processing (as defined by Privacy Requirements) of such Company Data.
“Qualifying Transaction” has the meaning set forth in Section 7.3(a).
“Recommendation” has the meaning set forth in Section 3.3(b).
“Registered Owned Intellectual Property” has the meaning set forth in Section 3.15(b).
“Reinsurance Agreement” has the meaning set forth in Schedule 5.12.
“Regulatory Approvals” means all registrations, licenses, permits, approvals, membership agreements, exemptive orders and regulatory or judicial orders (including those applicable to directors, officers, principals, employees and agents) other than with respect to any antitrust or competition Law issued by any Governmental Entity or Self-Regulatory Organization required under applicable Laws to permit the consummation of the Merger. For the avoidance of doubt, the term “Regulatory Approvals” includes CFIUS Approval.
“Reinsurance Contracts” has the meaning set forth in Section 3.24(a).
“Representatives” has the meaning set forth in Section 5.2(a).
“Required Information” means the financial statements required by Section 3.01 of Exhibit B to the Debt Commitment Letter.
“Reserves” means the reserves, funds or provisions of any Insurance Subsidiary, as applicable, for losses, claims, premiums, policy benefits and expenses, including unearned premium reserves, reserves for incurred losses, technical reserves, incurred loss adjustment expenses, incurred but not reported losses and loss adjustment expenses, in respect of an Insurance Contract or insurance policies reinsured or assumed by any Insurance Subsidiary.
“Sanctioned Country” has the meaning set forth in Section 3.25(c).
“Sanctions” has the meaning set forth in Section 3.25(c).
“SAP” means, as to any Insurance Subsidiary, the statutory accounting practices and procedures prescribed or permitted by the applicable Insurance Regulator in the jurisdiction in which the Insurance Subsidiary is domiciled, consistently applied by such Insurance Subsidiary.
“SAP Statements” has the meaning set forth in Section 3.23(b).
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Self-Regulatory Organization” means any U.S. or foreign commission, board, agency or body that is not a Governmental Entity but is charged with regulating its own members through the adoption and enforcement of financial, sales practice and other requirements for brokers, dealers, securities underwriting or trading, stock exchanges, swap execution facilities, commodity exchanges, commodity intermediaries, electronic communications networks, insurance companies or agents, investment companies or investment advisers.
“Share” has the meaning set forth in Section 2.1(a).
“Special Committee” means the Independent Special Committee of the Board of Directors of the Company.
“Specified Subsidiary” has the meaning set forth in Schedule 5.12.
“Sponsors” has the meaning set forth in Section 4.6.
“Statements” has the meaning set forth in Section 3.23(a).
“Subsidiaries” means, with respect to any party, any corporation, partnership, association, trust or other form of legal entity of which (a) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party or (b) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership); provided that when used in respect of Parent shall only include Subsidiaries of Parent prior to the Closing.
“Summary Business Plan” has the meaning set forth in Section 5.6(b).
“Superior Proposal” has the meaning set forth in Section 5.3(d)(ii).
“Surviving Corporation” has the meaning set forth in Section 1.1.
“Tax Return” has the meaning set forth in Section 3.12(b).
“Taxes” has the meaning set forth in Section 3.12(b).
“Termination Date” has the meaning set forth in Section 5.1(a).
“Third-Party Consents” has the meaning set forth in Section 5.13.
“Third-Party Reinsurer” has the meaning set forth in Schedule 5.12.
“Transaction Expenses” means all costs, fees and expenses incurred by the Company and its Subsidiaries or incurred by any officer, director, manager, shareholder or Representative of the Company or its Subsidiaries and charged to, or paid, payable or reimbursed by, or otherwise accounted for by the Company or any of its Subsidiaries in connection with the authorization, preparation, negotiation, execution and consummation of the transactions contemplated by this Agreement or the Legacy Transfer Transaction, including (a) non-ordinary course of business bonuses or any success fees payable to any person by the Company or its Subsidiaries in connection with the consummation of the transactions contemplated hereby and (b) any costs, fees, expenses or disbursements of attorneys, actuaries, investment bankers, accountants or other professional advisors.
“WARN Act” has the meaning set forth in Section 3.13(f).
“Willful Breach” means with respect to any representation, warranty, agreement or covenant expressly set forth in this Agreement, a knowing and intentional deliberate action or omission (including a failure to cure circumstances) where the individual taking such action (or failing to take such action) on behalf of the breaching party knows such action or omission would cause or constitute or would reasonably be expected to result in a material breach of such representation, warranty, agreement or covenant.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.
PEDAL PARENT, INC.
By:
/s/ Glenn F. Miller

Name:
Glenn F. Miller

Title:
Vice President and Secretary

PEDAL MERGER SUB, INC.
By:
/s/ Glenn F. Miller

Name:
Glenn F. Miller

Title:
Vice President and Secretary

PROSIGHT GLOBAL, INC.
By:
/s/ Larry Hannon

Name:
Larry Hannon

Title:
President and Chief Executive Officer

[Signature Page to the Agreement and Plan of Merger]

Annex B
STOCKHOLDER SUPPORT AGREEMENT
This Stockholder Support Agreement (this “Agreement”), dated as of January 14, 2021, is made by and among Pedal Parent, Inc., a Delaware corporation (“Parent”), GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P. GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Parallel, L.P., ProSight TPG, L.P., TPG PS 1, L.P., TPG PS 2, L.P., TPG PS 3, L.P. and TPG PS 4, L.P. (the “Stockholders” and each a “Stockholder”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below), each as in effect on the date hereof.
WHEREAS, immediately prior to the execution and delivery of this Agreement, Parent, Pedal Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and ProSight Global, Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which, among other things, provides Merger Sub be merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);
WHEREAS, each Stockholder is entering into this Agreement with respect to all of the Shares that such Stockholder owns as of the date of this Agreement, and any additional Shares that such Stockholder may hereafter acquire prior to the termination of this Agreement in accordance with its terms;
WHEREAS, the Stockholders are the beneficial owners, and have sole or shared voting power, with respect to the number of Shares set out in Annex A hereto, and together constituting approximately 76.82% of the voting power of the outstanding shares of the Common Stock (together with any additional Shares with respect to which the Stockholders acquire (a) beneficial ownership or (b) sole or shared voting power, in either case after the date hereof and prior to the termination of this Agreement in accordance with its terms, collectively the “Subject Shares” and the amount thereof so owned or acquired by either Stockholder, its “Attributed Subject Shares”); and
WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, Parent has required that the Stockholders enter into this Agreement promptly following the execution of the Merger Agreement.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
SECTION 1.   Agreement to Consent and Approve.
1.1   Delivery of Written Consent.   Each Stockholder agrees that, immediately following the execution and delivery of the Merger Agreement, such Stockholder will execute and deliver to the Company a joint written consent substantially in the form attached hereto as Annex B, adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger, in accordance with Delaware Law. Any such written consent shall be given in accordance with such procedures relating thereto (a) required by any relevant brokerage or other intermediary with respect to the applicable Subject Shares and (b) required by Section 228 of the DGCL.
1.2   Voting Agreement.   Each Stockholder hereby agrees that, from the date of this Agreement until the termination of this Agreement in accordance with its terms (the “Covered Period”), such Stockholder shall appear (in person or by proxy) at any meeting of the Company’s stockholders, however called, and at every adjournment or postponement thereof, and cause all of its Attributed Subject Shares to be counted as present thereat for purposes of calculating a quorum and shall affirmatively vote (or cause to be voted) all of its Attributed Subject Shares in favor of, or, solely in the case of clause (a) if action is to be taken by written consent in lieu of a meeting of the Company’s Stockholders, deliver to the Company a duly executed affirmative written consent in favor of (to the extent applicable), (a) the adoption of the Merger Agreement, (b) any proposal to adjourn any meeting of the Company’s stockholders to solicit additional proxies in favor of the adoption of the Merger Agreement and the approval of the Merger if there are not sufficient votes to adopt the Merger Agreement and approve the Merger on the date on which any such Company’s Stockholders meeting is held, and (c) any other action, proposal, transaction or agreement the approval of which is included in any proxy statement soliciting proxies for the approval of the Merger; provided that such Stockholders shall have no obligation to consent to or vote in favor of any action, proposal, transaction or agreement pursuant to this clause (c) if the underlying action or transaction is not conditioned upon the occurrence of the Closing.
1.3   No Inconsistent Voting Agreements; Votes.   From the date hereof until the termination of this Agreement in accordance with its terms, neither Stockholder shall enter into any tender, voting or other agreement or arrangement with any other person, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of its Attributed Subject Shares in any manner that is inconsistent with this Agreement, or take any other action with respect to its Attributed Subject Shares that would reasonably be expected to materially restrict, limit or interfere with the performance by each Stockholder of its obligations hereunder or the transactions contemplated hereby, including the approval of the adoption of the Merger Agreement. Each Stockholder agrees that, from the date hereof until the termination of this Agreement in accordance with its terms, it shall vote or cause to be voted (including by written consent) its Attributed Subject Shares against (a) the adoption or approval of (i) prior to the termination of the Merger Agreement by the Company pursuant to Section 5.3(b) and Section 7.1(f) of the Merger Agreement, any Alternative Proposal (and any transaction contemplated thereby), including any Alternative Proposal that is a Superior Proposal (which adoption or approval is in writing), and (ii) any action, omission, proposal, transaction or agreement to be taken, consummated or entered into by the Company that, if so taken, consummated or entered into by the Company would, or would reasonably be expected to, result in (A) a breach by the Company of any covenant, representation, warranty or other obligation of the Company set forth in the Merger Agreement or (B) the failure of any of the conditions to the obligations of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement set forth in Section 6.3 of the Merger Agreement and (b) any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected to, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement. For the avoidance of doubt, nothing in this Agreement shall prohibit or impede each Stockholder from voting in favor of a Superior Proposal provided that, prior to such vote, the Company has terminated the Merger Agreement pursuant to and in compliance with the terms and conditions of Section 5.3(b) and Section 7.1(f) of the Merger Agreement.
1.4   Other Agreements.
(a)   No Solicitation or Negotiation.   Each Stockholder hereby agrees that, during the Covered Period, it shall not, and shall cause its directors, officers and employees not to, and shall instruct and use its commercially reasonable efforts to cause its Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal, (ii) participate in any negotiations regarding an Acquisition Proposal with, or furnish any nonpublic information regarding an Acquisition Proposal to, any person with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist (A) an Acquisition Proposal or (B) any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions regarding an Acquisition Proposal with any person that has made or, to the Company’s Knowledge, is considering making an Acquisition Proposal, except to notify such person as to the existence of this Agreement and the provisions of this Section 1.4, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or agreement in principle or any agreement providing for any Acquisition Proposal.
(b)   Waiver of Appraisal Rights.   Unless this Agreement is terminated due to the termination of the Merger Agreement in accordance with its terms or pursuant to Section 5.1(a) hereof, in which case this clause (a) shall be void and of no effect, each Stockholder hereby irrevocably waives and agrees not to exercise any statutory rights of appraisal or rights to dissent that may accrue with respect to its Attributed Subject Shares, or that may arise, under the Merger Agreement, the DGCL or otherwise, with respect to the Merger Agreement or the Merger.

(c)   No Subsequent Limitations.   Each Stockholder agrees not to enter into any agreement or commitment with any person the effect of which would violate or prevent such Stockholder from performing its obligations under this Section 1.
(d)   Notwithstanding anything in this Agreement to the contrary, in the event that the Company receives an Acquisition Proposal that the Board of Directors of the Company determines in good faith could reasonably be expected to lead to a Superior Proposal pursuant to Section 5.3(b)(i) of the Merger Agreement, the Stockholders and their directors, officers, employees and Representatives shall be entitled to engage in any discussions or negotiations that the Company is permitted to engage in pursuant to Section 5.3(b) of the Merger Agreement with a third party with respect to such Acquisition Proposal.
1.5   No Limitations on Actions; No Ownership Interest.
(a)   Notwithstanding anything to the contrary herein, Parent expressly acknowledges that the Stockholders are entering into this Agreement solely in their capacity as the beneficial owners of the Subject Shares and this Agreement shall not limit or otherwise affect (or require the Stockholders to attempt to limit or otherwise affect) the actions or fiduciary duties of the Stockholders, or any affiliate, officer, partner, trustee, beneficiary, settlor, employee or designee of the Stockholder or any of their affiliates (collectively, the “Stockholder Affiliates”) in their capacity, if applicable, as a member of the board of directors of the Company, any committee thereof or other fiduciary of the Company, and Parent shall not, and shall cause its affiliates not to, and shall use its commercially reasonable efforts to cause its other Representatives not to, assert any claim that any action taken by a Stockholder or any of the Stockholder Affiliates in its capacity, if applicable, as a member of the board of directors of the Company, any committee thereof or other fiduciary of the Company violates this Agreement.
(b)   Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Subject Shares, except as provided herein.
SECTION 2.   Representations and Warranties of the Stockholders.   Each Stockholder hereby represents and warrants to Parent as follows:
2.1   Organization.   Such Stockholder has been duly formed, is validly existing and is in good standing, in each case, in the jurisdiction in which it is organized.
2.2   Subject Shares.   As of the date hereof, other than such Stockholder’s Attributed Subject Shares, such Stockholder neither holds nor controls any other equity interests entitled to vote on any matter submitted to a vote of the stockholders of the Company generally. As of the date hereof, such Stockholder has sole power to vote (or cause to be voted) and to deliver (or cause to be delivered) written consents in respect of, to issue or cause to be issued instructions with respect to the matters set forth in this Agreement and to agree to all of the matters applicable to such Stockholder set forth in this Agreement, in each case, with respect to all of its Attributed Subject Shares. Such Stockholder beneficially owns all of its Attributed Subject Shares, free and clear of any and all claims, Liens, encumbrances or restrictions on the right to vote its Attributed Subject Shares, except as may exist by reason of this Agreement. Other than such consents as have already been obtained, no consent of any person is required for such Stockholder to execute and deliver this Agreement.
2.3   Authority Relative to this Agreement.   Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder. The execution and delivery of this Agreement by such Stockholder and the performance of its obligations hereunder have been duly and validly authorized by all necessary and appropriate action on behalf of such Stockholder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights or by general equitable principles (whether considered in a proceeding at law or in equity).
2.4   No Conflict.   None of the execution, delivery or performance of this Agreement by such Stockholder will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any Law applicable to such Stockholder, except as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby. None of the execution, delivery or performance of this Agreement by such Stockholder will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any provision of the charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents or instruments of such Stockholder. Assuming the accuracy of the representations of Parent and Merger Sub set forth in the Merger Agreement, none of the execution, delivery or performance of this Agreement by such Stockholder will (with or without notice or lapse of time, or both), directly or indirectly, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on such Subject Shares, directly or indirectly, except as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.
2.5   Absence of Other Voting Agreements.   Except as provided in this Agreement, such Stockholder is not a party to, and its Attributed Subject Shares are not otherwise subject to, any agreement, arrangement or other understanding (a) that would constitute a breach of Section 1.1 if entered into during the Covered Period or (b) that would reasonably be expected to materially delay, impair or restrict such Stockholder’s ability to perform its obligations under this Agreement.
2.6   No Litigation.   There is no action, suit, investigation, complaint or other proceeding pending against such Stockholder or, to the knowledge of such Stockholder, any other person, or, to the knowledge of such Stockholder, threatened against such Stockholder or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Stockholder of its obligations under this Agreement.
SECTION 3.   Representations and Warranties of Parent.   Parent hereby represents and warrants to the Stockholders as follows:
3.1   Organization.   Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
3.2   Authority Relative to this Agreement.   Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder have been duly and validly authorized by all necessary and appropriate corporate action by Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights or by general equitable principles (whether considered in a proceeding at law or in equity).
3.3   No Conflict.   None of the execution, delivery or performance of this Agreement by Parent will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any Law applicable to Parent, except as could not reasonably be expected, either individually or in the aggregate, to impair the ability of Parent to perform its obligations hereunder. None of the execution, delivery or performance of this Agreement by Parent will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any provision of the Certificate of Incorporation of Parent, dated December 18, 2020, the Bylaws of Parent, dated December 18, 2020, or the organizational or governing documents of Merger Sub. None of the execution, delivery or performance of this Agreement by Parent will (with or without notice or lapse of time, or both), directly or indirectly, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any Contract binding on Parent or any of its Subsidiaries, except as could not reasonably be expected, either individually or in the aggregate, to impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby.
3.4   No Litigation.   There is no action, suit, investigation, complaint or other proceeding pending against Parent or, to the knowledge of Parent, any other person, or, to the knowledge of Parent, threatened against Parent or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by Parent of its obligations under this Agreement.
SECTION 4.   Additional Agreements.
4.1   Additional Shares.   In the event of a share split, dividend or distribution, or any other change in the Shares by reason of any share split, dividend, distribution, subdivision, recapitalization, reclassification, consolidation, conversion or the like, including the exchange of any securities convertible into or exercisable for any Shares, or any other acquisition of (or acquisition of control of) Shares after the date hereof, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.
4.2   Transfer or Encumbrance.   Other than a Permitted Transfer, during the Covered Period, neither Stockholder shall permit or allow any of its Attributed Subject Shares to be, and shall cause its Attributed Subject Shares not to be, directly or indirectly, (a) Transferred, and shall not make any offer or enter into any agreement providing for a Transfer of any of its Attributed Subject Shares and shall not commit to do, consent to, or otherwise facilitate any of the foregoing, or (b) deposited into a voting trust or become subject to a voting agreement or arrangement or a grant of a proxy or power of attorney (other than pursuant to this Agreement). Any Transfer or encumbrance or attempted Transfer or encumbrance in violation of this Agreement shall be void ab initio. No Permitted Transfer shall relieve the transferring Stockholder from its obligations under this Agreement, other than with respect to Shares transferred in accordance with the requirements for a Permitted Transfer.
SECTION 5.   Termination.
5.1   This Agreement, and all of the rights and obligations set forth herein, shall terminate and be of no further force or effect upon the earliest to occur of the following:
(a)   the Expiration Time;
(b)   any amendment to the Merger Agreement is effected, or any waiver of the Company’s rights under the Merger Agreement is granted by the Company upon the request of Parent, in each case, without the Stockholders’ prior written consent, that (i) diminishes the Merger Consideration payable with respect to Attributed Subject Shares, (ii) changes the form of Merger Consideration payable to the Stockholders, (iii) extends the Termination Date (but, for the avoidance of doubt, excluding any extension contemplated by the express terms of the Merger Agreement) or imposes any additional conditions or obligations that would reasonably be expected to prevent or materially impair the ability of the parties hereto to consummate the Merger or (iv) otherwise would reasonably be expected to materially and adversely impact the rights or obligations of the Stockholders in connection with the Merger; and
(c)   the mutual written consent of the parties hereto.
5.2   Notwithstanding Section 5.1, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for such party’s Willful Breach of any of the terms of this Agreement prior to such termination. The provisions of this Section 5.2 and Section 6 hereof shall survive the termination of this Agreement.

SECTION 6.   Miscellaneous.
6.1   Expenses.   Subject to any other agreement among the parties hereto, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring or required to incur such expenses. If a formal legal proceeding is instituted by a party hereto to enforce that party’s rights under this Agreement, the parties prevailing in the proceeding shall be reimbursed by the other parties for all reasonable costs incurred thereby, including but not limited to reasonable attorneys’ fees.
6.2   Entire Agreement; No Third Party Beneficiaries.   This Agreement (including the annexes hereto) constitutes the entire agreement, and supersedes all other agreements and understandings, both written and oral, between the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.
6.3   Assignment; Binding Effect.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
6.4   Amendment.   Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by each of the parties hereto.
6.5   Waiver.
(a)   Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party hereto against whom the waiver is to be effective.
(b)   No failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
6.6   Severability.   Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
6.7   Notices.   Any notice required to be given hereunder shall be sufficient if in writing, and sent by electronic mail (provided that telephone confirmation of any electronic transmission is obtained, if applicable; and provided, further, that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:
To Parent:
c/o TowerBrook Capital Partners L.P.
Park Avenue Tower
65 East 55th Street, 19th Fl
New York, New York 10022
Attention:
Glenn Miller, General Counsel, North America

Facsimile:
(917) 591-4789

Email:
glenn.miller@towerbrook.com

with a copy to:
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention:
Brien Wassner
Perry J. Shwachman
John Butler

Telephone:
(212) 839-6042
(312) 853-7061
(212) 839-8513

Email:
bwassner@sidley.com
pshwachman@sidley.com
john.butler@sidley.com

To ProSight TPG, L.P., TPG PS 1, L.P., TPG PS 2, L.P., TPG PS 3, L.P. and TPG PS 4, L.P.:
c/o TPG Partners VI, L.P.
301 Commerce Street
Suite 3300
Fort Worth, TX 76102
Attention:
Michael Guo

Email:
mguo@tpg.com

with a copy to:
Ropes & Gray LLP
Three Embarcadero Center
San Francisco, CA 94111
Attention:
Jason Freedman

Email:
jason.freedman@ropesgray.com

To GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P. GS Capital Partners VI GmbH & Co. KG, and GS Capital Partners VI Parallel, L.P.:
c/o The Goldman Sachs Group, Inc.
200 West St
New York, NY 10282
Attention:
Anthony Arnold

Email:
anthony.arnold@gs.com

with a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:
Christopher Machera

Email:
chris.machera@weil.com

or to such other address as any party hereto shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later.
6.8   Governing Law; Jurisdiction.
(a)   This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the

State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(b)   Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.8(b), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
6.9   Specific Enforcement.
(a)   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party hereto agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.
(b)   Each party hereto further agrees that (i) it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other party hereto has an adequate remedy at law or an award of specific performance is not an appropriate remedy at law or in equity and (ii) no other party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.9, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
6.10   Interpretation.
(a)   Headings of the Sections and Paragraphs of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. When a reference is made in this Agreement to a Section or Paragraph, such reference shall be to a Section or Paragraph of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “through” when used in this Agreement in the context of a period of time shall mean “to and including.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.
(b)   If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.
6.11   Counterparts; Effectiveness.   This Agreement may be executed in two or more consecutive counterparts (including by electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by telecopy or otherwise) to the other parties.
6.12   No Recourse.   Notwithstanding any other provision of this Agreement, (a) this Agreement may be enforced only against, and any claim based upon, arising out of or related to a breach of this Agreement by either Stockholder may be made only against, such Stockholder in accordance with the terms hereof, including without limitation Section 5.2, (b) none of the Stockholder Affiliates or the Stockholders’ or Stockholder Affiliates’ respective current, former or future directors, officers, employees, agents, partners, managers, members, general partners or limited partners, or representatives (collectively, the “Stockholder Related Parties”) shall have any liability for the performance of any obligations of such Stockholder, for any claims (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith and (c) Parent shall have no rights of recovery in respect of this Agreement against any Stockholder Related Party, whether by or through attempted piercing of the corporate veil, by or through any claim (whether in tort, contract or otherwise) by or on behalf of such Stockholder against any Stockholder Related Party, by the enforcement of any judgment, fine or penalty or by virtue of any statute, regulation or other applicable requirements of Law, or otherwise. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Stockholder Related Party.
6.13   Other Stockholder Parties.   Notwithstanding anything in this Agreement to the contrary, Parent acknowledges that certain of the Stockholders’ affiliates and other platforms trade securities and syndicated bank debt and originate loans (including the provision of debt financing for transactions similar to the transactions contemplated by the Merger Agreement) and nothing herein shall restrict the ability of such affiliates (other than the Stockholders) or platforms to trade securities (including Shares) and syndicated bank debt and originate loans in the ordinary course of business.
6.14   Certain Definitions.
(a)   “beneficial ownership” means, with respect to any securities, the ownership of such security by any “beneficial owner” as such term is defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The terms “beneficial owner,” “beneficially own,” “beneficially owned” and similar terms shall have a correlative meaning.
(b)   “Constructive Disposition” means, with respect to any Subject Shares, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.
(c)   “Expiration Time” means the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

(d)   “Permitted Transfer” shall mean any Transfer of Subject Shares by a Stockholder to a Stockholder Affiliate, so long as such Stockholder Affiliate, in connection with such Transfer, executes a customary joinder to this Agreement in a form reasonably acceptable to Parent pursuant to which such Stockholder Affiliate agrees to become a party to this Agreement in the same manner as the transferring Stockholder and be subject to the restrictions applicable to such Stockholder.
(e)   “Transfer” means any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition, tender, exchange, gift or other transfer or disposition (by operation of Law or otherwise, including, without limitation, by way of Constructive Disposition), either voluntary or involuntary, of any Subject Shares (or any securities convertible or exchangeable into Subject Shares) or interest in any Subject Shares, excluding entry into this Agreement; but in each case excluding (i) pledges and other security interest grants and (ii) any transaction that does not result in a Stockholder no longer retaining the right to direct the voting of the Subject Shares, in the case of any of the foregoing, if such transactions are with one or more counterparties that are nationally recognized reputable banking organizations and solely to the extent (A) such transactions do not have the intention or purpose of circumventing the transfer or other restrictions contained in this Agreement and (B) such transactions would not reasonably be expected to impair the ability of the applicable Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.
(f)   “Willful Breach” means with respect to any representation, warranty, agreement or covenant expressly set forth in this Agreement, a knowing and intentional deliberate action or omission (including a failure to cure circumstances) where the individual taking such action (or failing to take such action) on behalf of the breaching party knows such action or omission would cause or constitute or would reasonably be expected to result in a material breach of such representation, warranty, agreement or covenant.
[Rest of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.
PEDAL PARENT, INC.:
By:
/s/ Glenn F. Miller

Name: Glenn F. Miller
Title:   Vice President and Secretary
GS CAPITAL PARTNERS VI FUND, L.P.:
By: GSCP VI Advisors, L.L.C., its General Partner
By:
/s/ Anthony Arnold

Name: Anthony Arnold
Title:   Vice President
GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.:
By: GSCP VI Offshore Advisors, L.L.C., its General Partner
By:
/s/ Anthony Arnold

Name: Anthony Arnold
Title:   Vice President
GS CAPITAL PARTNERS VI PARALLEL, L.P.:
By: GS Advisors VI, L.L.C., its General Partner
By:
/s/ Anthony Arnold

Name: Anthony Arnold
Title:   Vice President
[Signature Page to Support Agreement]

GS CAPITAL PARTNERS VI GMBH & CO. KG:
By: GS Advisors VI, L.L.C., its Managing Limited Partner
By:
/s/ Anthony Arnold

Name: Anthony Arnold
Title:   Vice President
PROSIGHT TPG, L.P.:
By: TPG Advisors VI, Inc., its general partner
By:
/s/ Michael LaGatta

Name: Michael LaGatta
Title:   Vice President
TPG PS 1, L.P.:
By: TPG Advisors VI-AIV, Inc., its general partner
By:
/s/ Michael LaGatta

Name: Michael LaGatta
Title:   Vice President
TPG PS 2, L.P..:
By: TPG Advisors VI-AIV, Inc., its general partner
By:
/s/ Michael LaGatta

Name: Michael LaGatta
Title:   Vice President
[Signature Page to Support Agreement]

TPG PS 3, L.P.:
By: TPG Advisors VI-AIV, Inc., its general partner
By:
/s/ Michael LaGatta

Name: Michael LaGatta
Title:   Vice President
TPG PS 4, L.P.:
By: TPG Advisors VI-AIV, Inc., its general partner
By:
/s/ Michael LaGatta

Name: Michael LaGatta
Title:   Vice President
[Signature Page to Support Agreement]

Annex C
745 Seventh Avenue New York, NY 10019 United States
January 14, 2021
Independent Special Committee of the Board of Directors
ProSight Global, Inc.
412 Mt. Kemble Avenue, Suite 300
Morristown, NJ 07960
Members of the Independent Special Committee of the Board of Directors:
We understand that ProSight Global, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Pedal Parent, Inc., a Delaware corporation (“Parent”), and Pedal Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Parent, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. We further understand that, at the effective time of the Merger, among other things, each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) outstanding immediately prior to the effective time of the Merger, other than any Cancelled Shares or Dissenting Shares (each as defined in the Agreement (as defined below)) will be converted into the right to receive $12.85 in cash (the “Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement, dated as of January 14, 2021, among Parent, Merger Sub and the Company (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement. All capitalized terms used in this opinion but not otherwise defined herein will have the meanings set forth in the Agreement.
We have been requested by the Independent Special Committee of the Board of Directors of the Company (the “Special Committee”) to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s or the Special Committee’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration to be offered to the stockholders of the Company in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.
In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the “Company Projections”); (4) certain sensitivities discussed with management of the Company and the Special Committee which resulted in adjustments to the Company Projections (“Sensitivities”) that were reviewed and approved by management of the Company and the Special Committee for use in our analyses; (5) a trading history of the Company’s common stock from July 29, 2019 to January 13, 2021 and a comparison of that trading history with those of other companies that we deemed relevant; (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (8) the Loss Portfolio Binder and the form of Loss Portfolio Contract; (9) the results of efforts to solicit indications of interest from third parties with respect to a sale of the Company both before and after the

Company’s July 2019 initial public offering (the “IPO”); and (10) published estimates of independent research analysts with respect to the future financial performance and price targets of the Company. In addition, we have had discussions with the management of the Company, as well as with members of the Special Committee, concerning the Company’s business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the Special Committee and management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon your advice and the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In addition, we have discussed the Sensitivities with the management of the Company and you, and both the Company and you have agreed with the appropriateness of the use of the Sensitivities in performing our analysis and approved them for such use and, at the Company’s and your direction, we have relied upon the Sensitivities in arriving at our opinion and assumed that the Sensitivities are reasonable. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Furthermore, we are not actuaries and our services did not include actuarial determinations or evaluations by us or an attempt to evaluate actuarial assumptions. We express no opinion or view as to the potential effects of volatility experienced in the credit, financial and stock markets on the Company or the Proposed Transaction. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.
We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon your advice and the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company and the Special Committee have each obtained such advice as it deemed necessary from qualified professionals. Furthermore, we do not express any opinion on the Loss Portfolio Binder, the form of Loss Portfolio Contract or any of the terms and conditions of either thereof.
Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.
We have acted as financial advisor to the Special Committee in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Special Committee has agreed that the Company will reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have performed the following investment banking and financial services: acted as an active bookrunner on the Company’s IPO.
In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to GS Capital Partners VI LP (“GS”), TPG Capital, LP (“TPG”), Towerbrook Capital Partners L.P. (“Towerbrook”), Further Global Capital Management, L.P. (“Further

Global”) and certain of their respective affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to GS, TPG, Towerbrook, Further Global and certain of their respective portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for GS, TPG, Towerbrook, Further Global and certain of their respective portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by GS, TPG, Towerbrook, Further Global and certain of their respective portfolio companies and affiliates.
Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, GS, TPG, Towerbrook and Further Global and certain of the portfolio companies and/or affiliates of GS, TPG, Towerbrook and Further Global for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.
This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is solely for the use and benefit of the Special Committee and the members of the Board of Directors not affiliated with Towerbrook or Further Global and is rendered to the Special Committee in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or otherwise act with respect to the Proposed Transaction.
Very truly yours,

/s/ Barclays Capital Inc.

BARCLAYS CAPITAL INC.

Annex D
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)   Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)   The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.